UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

EasyLink Services Corporation
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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33 Knightsbridge Road
Piscataway, New Jersey 08854

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of EasyLink Services Corporation (“EasyLink”) in lieu of the 2007 annual meeting of stockholders (the “Special Meeting”) to be held on August 16, 2007 at 9:00 a.m., local time, at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, New Jersey 08854.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2007, among Internet Commerce Corporation, a Delaware corporation (“ICC”), Jets Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ICC (“Sub”), and EasyLink, among other matters. The Merger Agreement provides that Sub will merge with and into EasyLink, upon the terms and subject to the conditions set forth in the Merger Agreement.

     If the Merger Agreement is adopted by EasyLink’s stockholders and the merger is completed, you, as a stockholder, will be entitled to receive $5.80, in cash, without interest and less any applicable withholding tax, for each share of Class A Common Stock, par value $0.01 per share, of EasyLink (the “Common Stock”) owned by you as of the time the merger becomes effective. In addition, if the merger is completed, EasyLink will continue as the surviving corporation and will succeed to and assume all the rights and obligations of Sub in accordance with the General Corporation Law of the State of Delaware. Each share of Common Stock that is owned by EasyLink, any subsidiary of EasyLink, ICC, Sub or any other subsidiary of ICC automatically will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     A special committee of EasyLink’s board of directors unanimously approved the Merger Agreement and determined the merger advisable, fair to and in the best interests of EasyLink and EasyLink’s unaffiliated stockholders. The special committee consists entirely of directors who are not officers or employees of EasyLink and who will not have an economic interest in EasyLink following the merger. EasyLink’s board of directors, acting upon the recommendation of the special committee, has approved and declared advisable the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and has unanimously determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, EasyLink and EasyLink’s unaffiliated stockholders. The board of directors recommends that EasyLink’s stockholders vote “FOR” the adoption of the Merger Agreement. Only stockholders of record at the close of business on July 10, 2007 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

     The proxy statement attached to this letter provides you with information about the Special Meeting and the proposed merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. You are encouraged to read the proxy statement carefully and in its entirety. You may also obtain more information about EasyLink from documents that EasyLink has filed with the Securities and Exchange Commission.

     Your vote is very important, regardless of the number of shares of Common Stock that you own. EasyLink cannot complete the merger unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on it. If you fail to vote on the Merger Agreement, the effect will be the same as a vote against the adoption of the Merger Agreement.

     Regardless of whether you plan to attend the Special Meeting in person, please complete, date, sign and return, as promptly as possible, the enclosed proxy card or submit a proxy through the Internet as described in the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

     Thank you for your cooperation and continued support.

Sincerely,

THOMAS F. MURAWSKI Chairman, President and Chief Executive Officer

Piscataway, New Jersey
July 13, 2007

     Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the merger, or passed upon the adequacy or accuracy of the enclosed proxy statement. Any representation to the contrary is a criminal offense.

THE PROXY STATEMENT IS DATED JULY 13, 2007
AND IS FIRST BEING SENT TO STOCKHOLDERS ON OR ABOUT JULY 13, 2007.

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33 Knightsbridge Road
Piscataway, New Jersey 08854
(888) 825-6385
____________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 16, 2007
____________________

To the Stockholders of EasyLink Services Corporation:

     A special meeting of stockholders of EasyLink Services Corporation, a Delaware corporation (“EasyLink”), in lieu of the 2007 annual meeting of stockholders (the “Special Meeting”), will be held on August 16, 2007, at 9:00 a.m., local time, at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, New Jersey 08854, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 3, 2007 (as it may be amended from time to time, the “Merger Agreement”), among Internet Commerce Corporation, a Delaware corporation (“ICC”), Jets Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ICC (“Sub”), and EasyLink. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Sub will merge with and into EasyLink, and, upon the merger becoming effective, each outstanding share of EasyLink’s Class A common stock, par value $0.01 per share (the “Common Stock”) (other than those shares owned directly by EasyLink or ICC or their respective subsidiaries and dissenting shares), will be converted into the right to receive $5.80 per share, in cash, without interest and less any applicable withholding tax, as described in the accompanying proxy statement;

2.	To elect eight directors;

3.	To ratify the selection by the audit committee of Grant Thornton LLP as EasyLink’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

4.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement; and

5.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only EasyLink stockholders of record on July 10, 2007, the record date of the Special Meeting, are entitled to notice of and to vote at the Special Meeting and at any adjournment of the Special Meeting.

     Your vote is very important, regardless of the number of shares of Common Stock that you own. The merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on it. If you fail to vote on the Merger Agreement, the effect will be the same as a vote against the adoption of the Merger Agreement. The election of directors will be determined by a plurality of the votes cast. The ratification of the selection of the independent registered public accounting firm and the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies each requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

     Regardless of whether you expect to attend the Special Meeting, please sign and return your proxy promptly. Even if you plan to attend the Special Meeting in person, please complete, sign, date and return the enclosed proxy or submit a proxy through the Internet as described in the enclosed proxy card prior to the Special Meeting and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

     If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement, in favor of each of the nominees for director, in favor of the ratification of the selection of the independent registered public accounting firm and in favor of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card or fail to submit a proxy through the Internet as described in the enclosed proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the adoption of the Merger Agreement, but will not affect the outcome of the vote regarding the election of directors, the ratification of the selection of the independent registered public accounting firm or the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies. If you are a stockholder of record and do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

     EasyLink stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they deliver a written demand for appraisal to EasyLink before the vote is taken on the Merger Agreement and they comply with the other requirements of Delaware law, which are summarized in the accompanying proxy statement.

By Order of the Board of Directors,

THOMAS F. MURAWSKI Chairman, President and Chief Executive Officer

July 13, 2007

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Employee Benefits	58
Conditions to the Merger	58
Termination	60
Termination Fees	60
Amendment and Waiver	61
THE VOTING AGREEMENTS	62
PROPOSAL 2: ELECTION OF DIRECTORS	63
Nominees	63
Executive Officers	65
Certain Relationships and Related Transactions	66
Section 16(a) Beneficial Ownership Reporting Compliance	67
Corporate Governance	68
Code of Business Conduct and Ethics	68
Director Nomination Process	68
Communications with EasyLink’s Board of Directors	69
Director Independence	69
Meetings and Committees of EasyLink’s Board of Directors	69
Audit Committee	70
Compensation Committee	70
Compensation Discussion and Analysis	70
Compensation Committee Report	79
Compensation of Directors in Fiscal Year 2006	89
Special Meeting	91
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	92
Fees Paid to the Independent Auditor	92
Change in Principal Accountant During 2005	93
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS	94
MARKET PRICES AND DIVIDEND INFORMATION	95
STOCKHOLDER PROPOSALS	96
HOUSEHOLDING	96
OTHER MATTERS	96
WHERE YOU CAN FIND MORE INFORMATION	97

ANNEX A: AGREEMENT AND PLAN OF MERGER
ANNEX B: OPINION OF AMERICA’S GROWTH CAPITAL, LLC
ANNEX C: OPINION OF PHARUS ADVISORS, LLC
ANNEX D: SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
ANNEX E: FORM OF VOTING AGREEMENT
ANNEX F: INFORMATION ABOUT ICC
ANNEX G: ANNUAL REPORT
ANNEX H: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, EasyLink encourages you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain copies of the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information”.

     In this proxy statement, the term EasyLink refers to EasyLink Services Corporation and, where appropriate, its subsidiaries. In this proxy statement, Internet Commerce Corporation, a Delaware corporation, is referred to as ICC, and Jets Acquisition Sub, Inc., a Delaware corporation, is referred to as Sub.

     EasyLink intends to first send this proxy statement and the enclosed proxy card to its stockholders on or about July 13, 2007.

THE PARTIES INVOLVED

EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, New Jersey 08854
(888) 825-6385

     EasyLink Services Corporation (NasdaqCM: EASY), headquartered in Piscataway, New Jersey at the principal executive offices set forth above, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable and flexible means of conducting business electronically. For more information, visit www.easylink.com.

Internet Commerce Corporation
6025 The Corners Parkway
Suite 100
Norcross, GA 30092
(678) 533-8000

     Internet Commerce Corporation (NasdaqCM: ICCA), headquartered in Norcross, Georgia, is a leader in providing business-to-business e-commerce solutions. Thousands of customers rely on ICC’s comprehensive line of solutions, in-depth expertise and unmatched customer service to help balance cost, fit and function required to meet unique requirements for trading partner compliance, coordination and collaboration. With its software solutions, network services, hosted web applications, managed services and consulting services, ICC is the trusted provider of e-commerce solutions for businesses, regardless of size and level of technical sophistication, to connect them with their trading communities. Certain financial and other information about ICC, including financial statements and related data in respect of ICC’s two most recent fiscal years and certain fiscal periods since ICC’s most recent fiscal year, are attached to this proxy statement as Annex F and are incorporated by reference into this proxy statement. ICC currently owns 2,293,515 shares of Common Stock, representing approximately 20.8% of the Common Stock outstanding as of the record date. As a result of the voting agreements described herein and its direct ownership of shares of Common Stock, ICC may be deemed to have sole or shared ownership of an aggregate of 42.9% of the Common Stock outstanding as of the record date (giving effect to the exercise of certain options). For more information about ICC, visit www.icc.net.

Jets Acquisition Sub, Inc.
6025 The Corners Parkway
Suite 100
Norcross, GA 30092
(678) 533-8000

     Jets Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ICC, was formed solely for the purpose of facilitating ICC’s acquisition of EasyLink. Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon completion of the proposed merger, Sub will merge with and into EasyLink and will cease to exist, with EasyLink continuing as the surviving corporation.

     See “Parties Involved in the Merger”.

THE MERGER AND RELATED MATTERS

The Merger

     You are being asked to vote to adopt the Merger Agreement providing for the acquisition of EasyLink by ICC. The Merger Agreement provides that Sub will merge with and into EasyLink, with EasyLink as the entity surviving the merger, sometimes referred to in this proxy statement as the surviving corporation, and a wholly owned subsidiary of ICC. See “Proposal 1: The Merger Agreement”. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Purposes and Reasons for the Merger

     The purpose of the merger for EasyLink is to enable its stockholders (other than ICC or EasyLink or their respective subsidiaries or dissenting stockholders) to realize immediately the value of their investment in EasyLink through their receipt of the per share merger price of $5.80, in cash, without interest. With the acquisition of EasyLink, ICC will gain:

  a team of dedicated and talented employees;

  over 1,000,000 transactions per day from more than 15,000 customers;

  an integrated suite of document capture and management services, including a market-leading fax-to-EDI capability; and

  a high-performance file transfer service complemented with desktop and enterprise-class software to enable end-to-end management of high-volume file-transfers.

Effect of the Merger on EasyLink

     The merger will have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware, which is referred to in this proxy statement as the DGCL. See “Special Factors—Certain Effects of the Merger”.

Merger Consideration

     If the merger is completed, each EasyLink stockholder (other than ICC or EasyLink or their respective subsidiaries or dissenting stockholders) will be entitled to receive $5.80, in cash, without interest, for each share of Class A Common Stock, par value $0.01 per share, owned as of the time the merger becomes effective. EasyLink’s Class A Common Stock, par value $0.01 per share, is referred to in this proxy statement as the Common Stock, and the time the merger becomes effective is referred to in this proxy statement as the Effective Time.

TREATMENT OF OUTSTANDING OPTIONS AND CERTAIN RESTRICTED STOCK

Treatment of Outstanding Options

     At the Effective Time, each EasyLink director holding an option to acquire shares of Common Stock with an exercise price per share that is less than $5.80 (whether or not vested) will be entitled to receive an amount in cash equal to the amount by which $5.80 exceeds the exercise price per share of Common Stock subject to the option for each share subject to the option, less any applicable withholding tax. All other outstanding options not held by EasyLink directors will be replaced by ICC with a substitute option to purchase shares of Class A common stock of ICC. Each substitute option will be subject to, and exercisable and vested on, comparable terms and conditions as applied to the option being replaced immediately prior to the Effective Time (provided, however, that vesting will be accelerated if the option holder’s employment is terminated for any reason other than for cause), except that each substitute option will be exercisable for that number of shares of Class A common stock of ICC equal to the number of shares of Common Stock subject to that option multiplied by an Exchange Ratio (as defined in the Merger Agreement). See “Proposal 1: The Merger Agreement—Treatment of Common Stock, Stock Options and Certain Restricted Stock”.

Treatment of Certain Restricted Stock

     Certain grants of restricted shares of Common Stock to EasyLink executives will be converted into restricted shares of Class A common stock of ICC, equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by that executive, divided by (ii) a Volume Weighted Average Price (as defined in the Merger Agreement). Each such share of restricted stock of ICC replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to those restricted shares of Common Stock immediately prior to the Effective Time (provided, however, that vesting restrictions will lapse if the restricted stock holder’s employment is terminated for any reason other than for cause). See “Proposal 1: The Merger Agreement—Treatment of Common Stock, Stock Options and Certain Restricted Stock”.

FAIRNESS OF THE MERGER

Special Committee

     EasyLink’s board of directors formed a special committee, referred to in this proxy statement as the special committee, to evaluate the merger and related transactions and to solicit and evaluate other proposed transactions to acquire all or a substantial portion of EasyLink’s stock or assets. In addition, the special committee was charged with recommending action to EasyLink’s full board of directors with respect to the merger and other proposals. The special committee consists entirely of directors who are not officers or employees of EasyLink and who will not have an economic interest in EasyLink following the merger. The special committee acted with the advice and assistance of outside legal and financial advisors. The special committee unanimously approved the Merger Agreement and determined the merger advisable, fair to and in the best interests of EasyLink and its unaffiliated stockholders. The special committee unanimously recommended that EasyLink’s board of directors approve the Merger Agreement and the merger and that EasyLink’s board of directors submit the Merger Agreement to EasyLink’s stockholders and recommend that EasyLink’s stockholders adopt the Merger Agreement. See “Special Factors—Background of the Merger”, “Special Factors—Recommendations of the Special Committee and EasyLink’s Board of Directors” and “Special Factors—Reasons for the Special Committee’s Recommendation”.

Board Recommendation

     After careful consideration, EasyLink’s board of directors, acting upon the recommendation of the special committee, unanimously determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of EasyLink and its unaffiliated stockholders, approved the Merger Agreement and determined to recommend that EasyLink’s stockholders vote “FOR” the adoption of the Merger Agreement. See “Special Factors—Recommendations of the Special Committee and EasyLink’s Board of Directors” and “Special Factors—Reasons for the Board’s Recommendation”.

Fairness Opinions

     In connection with the merger, America’s Growth Capital, LLC, referred to in this proxy statement as AGC, delivered a written opinion to EasyLink’s board of directors as to the fairness, from a financial point of view, to the holders of Common Stock (other than ICC or EasyLink or their respective subsidiaries or dissenting stockholders) of the merger consideration to be received by those holders. The full text of AGC’s written opinion, dated May 1, 2007, is attached to this proxy statement as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. AGC’s opinion was provided to EasyLink’s board of directors in connection with its evaluation of the merger consideration from a financial point of view, does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to any matters relating to the merger. See “Special Factors—Fairness Opinions—Fairness Opinion of AGC” and Annex B.

     In connection with the merger, Pharus Advisors, LLC, referred to in this proxy statement as Pharus, also delivered a written opinion to EasyLink’s board of directors as to the fairness, from a financial point of view, to the holders of Common Stock (other than ICC or EasyLink or their respective subsidiaries or dissenting stockholders) of the merger consideration to be received by those holders. The full text of Pharus’ written opinion, dated May 1, 2007, is attached to this proxy statement as Annex C. You are encouraged to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Pharus’ opinion was provided to EasyLink’s board of directors in connection with its evaluation of the merger consideration from a financial point of view, does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to any matters relating to the merger. See “Special Factors—Fairness Opinions—Fairness Opinion of Pharus” and Annex C.

Interests of EasyLink’s Directors and Executive Officers in the Merger

     In considering the recommendation of EasyLink’s board of directors with respect to the merger, you should be aware that EasyLink’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of EasyLink’s stockholders generally. These interests may present these individuals with actual or potential conflicts of interest, and these interests, to the extent material, are described in “Special Factors—Certain Effects of the Merger—Interests of EasyLink’s Directors and Executive Officers in the Merger”. EasyLink’s board of directors was aware of these interests and considered them, among other matters, in approving the merger and the Merger Agreement and recommending that EasyLink’s stockholders vote in favor of adopting the Merger Agreement.

     Pursuant to the terms of the Employment Agreement between EasyLink and its Chairman, President and Chief Executive Officer, Thomas Murawski, dated February 1, 2002, as amended by Amendment No. 1 dated as of August 8, 2003 and as further amended by Amendment No. 2 dated February 16, 2007, collectively referred to in this proxy statement as the Murawski Employment Agreement, in connection with the transactions contemplated by the Merger Agreement, Mr. Murawski will be entitled to receive at the Effective Time a cash payment equal to 2.5% of the consideration received by the holders of Common Stock pursuant to the sale of EasyLink. If any of the payments to Mr. Murawski would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, which is referred to in this proxy statement as the Code, Mr. Murawski is entitled to receive a gross-up payment that would entitle him to retain, after payment of all additional taxes on the gross-up payment, an amount equal to the amount of the excise tax.

OTHER MATTERS RELATING TO THE MERGER

Interests of Certain Persons in the Merger

     Members of the special committee have interests in the merger that are different from, or in addition to, the interests of EasyLink’s stockholders. No EasyLink director received compensation for his service as a member of the special committee. As described above, EasyLink’s directors, including the members of the special committee, will be entitled to receive the amount, if any, by which $5.80 exceeds the applicable per share exercise price for each stock option to acquire shares of Common Stock held by them, regardless of whether those options are vested or exercisable, less any applicable withholding tax. See “Special Factors—Certain Effects of the Merger—Interests of EasyLink’s Directors and Executive Officers in the Merger”.

Financing

     The total amount of funds required to complete the merger and the related transactions, including payment of fees and expenses in connection with the merger, is anticipated to be approximately $67,000,000. This amount is expected to be provided through debt financing totaling approximately $70,000,000, referred to in this proxy statement as the bank financing. See “Special Factors—Financing”.

Material U.S. Federal Income Tax Consequences of the Merger

     In general, your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted basis in the shares surrendered. However, the tax consequences of the merger to you will depend upon your own particular circumstances. You should consult your own tax advisor in order to understand fully how the merger will affect you. See “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”.

Regulatory Approvals

     The merger is not subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement as the HSR Act.

No Solicitation of Transactions

     The Merger Agreement restricts EasyLink’s ability to, among other things, solicit, initiate or encourage any discussions or negotiations with a third party regarding specified transactions involving EasyLink or its subsidiaries and its board of directors’ ability to change or withdraw its recommendation in favor of the Merger Agreement. However, under certain circumstances specified in the Merger Agreement, in order to comply with its fiduciary duties under applicable law, EasyLink’s board of directors may respond to certain unsolicited competing proposals or terminate the Merger Agreement and enter into an agreement with respect to a superior competing proposal or withdraw its recommendation in favor of the adoption of the Merger Agreement. See “Proposal 1: The Merger Agreement—No Solicitation of Transactions”.

Conditions to the Merger

     Before the merger can be completed, a number of conditions must be satisfied or waived (to the extent permitted by law). These include:

Conditions to Each Party’s Obligations

  Adoption of the Merger Agreement by EasyLink’s stockholders;

  The absence of any law, injunction, order or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity that restricts, prevents or prohibits completion of the merger, so long as each of the parties has used reasonable efforts to prevent the entry of such injunction or other order and to appeal as promptly as possible such injunction or other order that may be entered;

  ICC’s stockholders having approved and adopted the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock; and

  The expiration or earlier termination of any applicable waiting period under the HSR Act.

Conditions to Obligations of ICC and Sub

  EasyLink’s representations and warranties set forth in the Merger Agreement must be true and correct as of the Effective Time;

  EasyLink must have performed, in all material respects, its covenants and obligations in the Merger Agreement;

  EasyLink must have provided ICC with evidence that all of EasyLink’s stock option plans and options have been terminated and canceled;

  Since the date of the Merger Agreement, there shall have occurred no Material Adverse Effect (as defined in the Merger Agreement) on EasyLink; and

  Dissenting Shares (as defined in the Merger Agreement) represent not more than 15% of the outstanding Common Stock.

Conditions to EasyLink’s Obligations

  The representations and warranties of ICC and Sub set forth in the Merger Agreement must be true and correct as of the Effective Time;

  ICC and Sub must have performed, in all material respects, their respective covenants and obligations in the Merger Agreement;

  ICC must have provided EasyLink with evidence of the availability of the substitute options and substitute restricted stock required by the Merger Agreement; and

  ICC must have obtained all of the consents, approvals and waivers of third parties or any regulatory body or authority required under the Merger Agreement.

     No party to the Merger Agreement may rely on the failure of any of these conditions to be satisfied if that failure was caused by that party’s failure to use reasonable efforts to complete the merger. See “Proposal 1: The Merger Agreement—Conditions to the Merger”.

Termination of the Merger Agreement

     EasyLink and ICC may terminate the Merger Agreement by mutual consent at any time prior to the Effective Time (including after EasyLink’s stockholders have adopted the Merger Agreement). In addition, either EasyLink or ICC may terminate the Merger Agreement at any time before the Effective Time:

  if the merger has not been completed by August 31, 2007, so long as the terminating party’s failure to satisfy a material obligation under the Merger Agreement did not cause, or result in, the failure of the merger to occur on or before such date;

  if any court of competent jurisdiction or other governmental entity has issued a final non-appealable order or taken any other final non-appealable action that has the effect of restricting, preventing or prohibiting completion of the merger, so long as the terminating party has used its reasonable efforts to remove or lift that order or other action;

  if the Merger Agreement has been submitted to EasyLink’s stockholders for adoption and the required vote has not been obtained; or

  if ICC’s stockholders fail to approve and adopt the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock.

     EasyLink may also terminate the Merger Agreement if:

  prior to the Effective Time, EasyLink’s board of directors has received a superior proposal, notified ICC of the determination that the proposal is a superior proposal, provided ICC a four business day period to revise the terms of the Merger Agreement, determined after that four business day period that the proposal continues to be a superior proposal and paid the Termination Fee as further described under “Proposal 1: The Merger Agreement—No Solicitation of Transactions”, “Proposal 1: The Merger Agreement—Termination” and “Proposal 1: The Merger Agreement—Termination Fees”; or

  ICC or Sub has materially breached or failed to perform any of its representations, warranties, covenants or other agreements and that breach or failure is not cured by ICC or Sub within 10 days after written notice from EasyLink describing that breach or failure.

     ICC may also terminate the Merger Agreement if:

  EasyLink’s board of directors or any committee of EasyLink’s board of directors has withdrawn or materially modified its approval or recommendation of the Merger Agreement or the merger, approved or recommended a superior proposal or resolved to effect any of these matters; or

  EasyLink has materially breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement where that breach or failure would result in the failure of a closing condition and cannot be cured by EasyLink within 30 days after written notice from ICC describing that breach or failure.

     See “Proposal 1: The Merger Agreement—Termination”.

Termination Fees

     If EasyLink terminates the Merger Agreement due to the receipt of a third party acquisition proposal or the commencement of a tender or exchange offer for shares of Common Stock that EasyLink’s board of directors concludes that, if consummated, would be a superior proposal (within the meaning of the Merger Agreement), EasyLink will be required to pay to ICC a termination fee of $2,500,000, which is referred to in this proxy statement as the Termination Fee. EasyLink will also be required to pay the Termination Fee to ICC if the Merger Agreement is terminated because the required vote of EasyLink stockholders has not been obtained and, before the meeting for the purpose of obtaining stockholder adoption of the Merger Agreement has occurred, EasyLink receives a third party acquisition proposal, or a third party commences a tender or exchange offer for shares of Common Stock, and that proposal or tender or exchange offer has not been rejected, withdrawn or terminated prior to the meeting of EasyLink’s stockholders called to adopt the Merger Agreement. See “Proposal 1: The Merger Agreement—Termination”.

     ICC will be required to pay the Termination Fee to EasyLink if the Merger Agreement is terminated due to ICC’s failure to obtain the approval of ICC’s stockholders of the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock.

Market Price of Common Stock

     The Common Stock is currently listed on The Nasdaq Capital Market under the trading symbol “EASY”. On May 3, 2007, which was the last trading day before the announcement of the execution of the Merger Agreement, the Common Stock closed at $5.24 per share. On July 9, 2007, the Common Stock closed at $5.79 per share. See “Market Prices and Dividend Information”.

Anticipated Closing of Merger

     The merger will be completed after all of the conditions to completion of the merger are satisfied or waived, including the adoption of the Merger Agreement by EasyLink’s stockholders, the approval by ICC’s stockholders of the issuance of shares of ICC’s common stock and the amendment to ICC’s certificate of incorporation contemplated by the bank financing for the merger, and the absence of legal prohibitions to the merger. EasyLink currently expects the merger to be completed in the third quarter of 2007, although EasyLink cannot assure completion by any particular date, if at all. EasyLink will issue a press release and send a letter of transmittal to you for your stock certificates once the merger has been completed.

THE SPECIAL MEETING AND RELATED MATTERS

Date, Time and Place

     The special meeting of stockholders of EasyLink in lieu of the 2007 annual meeting of stockholders, which is referred to in this proxy statement as the Special Meeting, will be held at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, New Jersey 08854 on August 16, 2007 at 9:00 a.m., local time.

Purpose of the Special Meeting

     At the Special Meeting, you will be asked to consider and vote upon proposals to adopt the Merger Agreement, to elect eight directors to serve on EasyLink’s board of directors, to ratify the selection of EasyLink’s independent registered public accounting firm, to adjourn the meeting, if necessary or appropriate, to permit the further solicitation of proxies, and to act on other matters and transact other business as may properly come before the meeting.

Record Date and Voting

     You are entitled to vote at the Special Meeting if you owned shares of Common Stock at the close of business on July 10, 2007, the record date for the Special Meeting. Each outstanding share of Common Stock on the record date entitles the holder to one vote on each matter submitted to stockholders for approval at the Special Meeting. As of the record date, there were 11,042,833 shares of Common Stock entitled to vote. See “The Special Meeting—Record Date, Quorum and Voting Power”.

Stockholder Vote Required to Adopt the Merger Agreement

     The adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on it. See “The Special Meeting—Required Vote”. EasyLink’s board of directors recommends that you vote “FOR” the adoption of the Merger Agreement.

Share Ownership of Directors and Executive Officers

     As of the record date, (i) EasyLink’s directors held and were entitled to vote in the aggregate 135,326 shares of Common Stock, or approximately 1.2% of the outstanding shares of Common Stock, and (ii) EasyLink’s executive officers held and were entitled to vote in the aggregate 101,125 shares of Common Stock, or approximately 1.0% of the outstanding shares of Common Stock. Mr. Murawski’s shares of Common Stock are included in both clause (i) and clause (ii) of the preceding sentence, as he is both a director and executive officer of EasyLink.

     Concurrently with the execution of the Merger Agreement, all of EasyLink’s directors and executive officers and Federal Partners, L.P. entered into separate voting agreements with ICC. These parties beneficially hold (i) outstanding shares of Common Stock that, as of the record date, represented approximately 19.0% of Common Stock outstanding, and (ii) options exercisable for Common Stock that, as of the record date, represented approximately 5.1% of Common Stock outstanding upon exercise. Pursuant to each of these voting agreements, these parties have agreed, among other things, to vote his or its shares of Common Stock “FOR” the adoption of the Merger Agreement. As a result of the voting agreements and its direct ownership of shares of Common Stock, ICC may be deemed to have sole or shared beneficial ownership of an aggregate of 42.9% of the Common Stock outstanding. See “The Voting Agreements”. In addition, all of EasyLink’s directors and executive officers have informed EasyLink that they intend to vote all of their shares of Common Stock “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. See “The Special Meeting—Voting by Directors and Executive Officers”.

Appraisal Rights

     Under Delaware law, if you do not vote for the adoption of the Merger Agreement and prior to the adoption of the Merger Agreement at the Special Meeting you make a written demand and you strictly comply with the other statutory requirements of the DGCL, you may elect to receive, in cash, in lieu of the $5.80 per share merger consideration, the fair value of your shares of Common Stock as determined by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration.

     In order to exercise appraisal rights, a holder must demand and perfect the rights in accordance with Section 262 of the DGCL, the full text of which is set forth in Annex D to this proxy statement. Your failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights”.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following questions and answers briefly address some commonly asked questions about the Special Meeting and the merger. They may not include all of the information that may be important to you. You are urged to read carefully this entire proxy statement, including the annexed documents and the other documents referred to and incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information”.

Q: Why am I receiving these materials?

A: You are receiving this proxy statement and the enclosed proxy card because you own shares of Common Stock. EasyLink’s board of directors is providing these proxy materials to give you information for use in determining how to vote in connection with the Special Meeting.

Q: What matters will I be asked to vote on at the Special Meeting?

A: You will be asked to vote on the following proposals:

  to adopt the Merger Agreement;

  to elect eight directors;

  to ratify the appointment of EasyLink’s independent registered public accounting firm for 2007;

  to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement; and

  to transact such other business as may properly come before the Special Meeting.

Q: Who is entitled to vote at the Special Meeting?

A: EasyLink’s board of directors has set July 10, 2007 as the record date for the Special Meeting. If you were a stockholder of record, as shown on EasyLink’s stock transfer books, at the close of business on the record date, you are entitled to notice of and to vote at the Special Meeting or any adjournment of the Special Meeting. On the record date, there were 11,042,833 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the Special Meeting.

Q: How many shares must be present to hold the Special Meeting?

A: The holders of a majority of the outstanding shares of Common Stock as of the record date must be present, in person or represented by proxy, at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

Q: What vote of stockholders is required to adopt the Merger Agreement?

A: The adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on it.

Q: What vote of stockholders is required to approve the other proposals at the Special Meeting?

A: The election of directors will be determined by a plurality of the votes cast at the Special Meeting. The ratification of the selection of EasyLink’s independent registered public accounting firm and the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies each requires the affirmative vote of a majority of the shares present and entitled to vote.

Q: How does EasyLink’s board of directors recommend that I vote on the adoption of the Merger Agreement and the other proposals?

A: EasyLink’s board of directors recommends that you vote:

  “FOR” the adoption of the Merger Agreement;

  “FOR” the election of each of the nominees for director;

  “FOR” ratification of the selection of Grant Thornton LLP as EasyLink’s independent registered public accounting firm for 2007; and

  “FOR” adjournment, if necessary or appropriate, to permit the further solicitation of proxies.

Q: What vote of stockholders is required to approve the Special Meeting adjournment proposal?

A: Approval of the Special Meeting adjournment proposal will require the affirmative vote of a majority of the votes cast on the proposal.

Q: How does EasyLink’s board of directors recommend that I vote on the Special Meeting adjournment proposal?

A: EasyLink’s board of directors recommends that you vote “FOR” the approval of the Special Meeting adjournment proposal.

Q: How many votes do I have?

A: You have one vote for each share of Common Stock that you owned as of the record date.

Q: How do I vote my shares?

A: In order to vote your shares, you may attend the Special Meeting and vote in person, or you may vote by proxy. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank, trustee or other nominee) and you wish to vote at the Special Meeting, you will need to contact your broker, bank, trustee or other nominee regarding how to vote at the Special Meeting. If you are a registered stockholder (that is, if your stock is registered in your name), you may vote by proxy by completing and signing the enclosed proxy card and returning that card in the postage-paid envelope that has been provided to you or submitting a proxy through the Internet as described in the enclosed proxy card. If you hold your shares through a broker, bank, trustee or other nominee, that institution or nominee will send you separate instructions describing the procedure for voting your shares.

Q: What if I do not specify how I want my shares voted?

A: If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

  “FOR” the adoption of the Merger Agreement; and

  “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. (However, no proxy voted against the proposal to adopt the Merger Agreement will be voted in favor of any adjournment of the Special Meeting to solicit additional proxies).

Q: What if I fail to instruct my broker?

A: Without instructions, your broker will not vote any of your shares held in “street name”.

Q: How are my votes counted?

A: For the proposal to adopt the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal to adopt the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it has the same effect as if you vote against the adoption of the Merger Agreement.

     For the election of directors, you may vote FOR all of the nominees or you may WITHHOLD your vote for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for the purpose of determining whether a quorum is present. As a result, if you withhold your vote, it has no effect on the outcome of the vote to elect directors.

     For the proposal to ratify the selection by the audit committee of EasyLink’s independent registered public accounting firm, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal to ratify the selection of EasyLink’s independent registered public accounting firm, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it has the same effect as if you vote against ratification of the selection of EasyLink’s independent registered public accounting firm.

     For the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal to adjourn the Special Meeting, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it has the same effect as if you vote against adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

     If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the Merger Agreement, “FOR” each of the nominees for director, “FOR” ratification of the selection of Grant Thornton LLP as EasyLink’s independent registered public accounting firm, “FOR” adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendations of EasyLink’s board of directors on any other matters properly brought before the Special Meeting for a vote.

Q: What does it mean if I receive more than one proxy card?

A: If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or submit each proxy through the Internet as described in the enclosed proxy card.

Q: What do I need to do now?

A: You are urged to read carefully this entire proxy statement, including the annexed documents and the other documents referred to and incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information”. In addition, you should indicate your vote on your proxy card and sign and mail your proxy card in the enclosed return envelope or submit a proxy through the Internet as described in the enclosed proxy card as soon as possible so that your shares may be represented at the Special Meeting.

Q: Can I change my vote after submitting my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by one of three ways:

  you can send a written notice stating that you would like to change or revoke your proxy to EasyLink’s Corporate Secretary at the address given below;

  you can request a new proxy card, complete it and send it to EasyLink’s Corporate Secretary at the address given below or submit a new proxy via the Internet after the date of the proxy you wish to revoke; or

  you can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Special Meeting.

     You should send any written notice or request for a new proxy card to the attention of EasyLink’s Corporate Secretary, at EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854, Attn: Corporate Secretary. The last vote received will supersede any prior vote.

     If you hold your shares in “street name”, you must contact your broker, bank, trustee or other nominee regarding how to change your vote.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, you will receive, shortly after the Effective Time, a letter of transmittal to complete and return to American Stock Transfer and Trust Co., the paying agent. In order to receive the $5.80 per share merger consideration as soon as reasonably practicable following the completion of the merger, you must send to the paying agent your properly completed letter of transmittal together with your EasyLink stock certificates as instructed in the separate mailing. Once you have submitted your properly completed letter of transmittal, EasyLink stock certificates and other required documents to the paying agent, the paying agent will send to you the $5.80 per share merger consideration. If your shares are held in “street name” by your broker, you will receive instructions from your broker as to how to effect the surrender of your “street name” shares and receive cash for those shares. You should not send in your stock certificates now.

Q: I do not know where my stock certificate is—how will I get my cash?

A: The materials that the paying agent will send to you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The surviving corporation may also require that you provide a bond at your expense to the surviving corporation in order to cover any potential loss.

Q: Who pays for the cost of the solicitation of proxies?

A: EasyLink will bear the cost of this solicitation. In addition to solicitation by mail, EasyLink’s officers, directors or employees may also solicit proxies by telephone, facsimile or in person, without additional compensation. Upon request, EasyLink will pay the reasonable expenses incurred by record holders of Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material to the beneficial owners of the shares that they hold of record. In addition, Morrow & Co., Inc. will provide solicitation services for EasyLink for a fee of approximately $6,500 plus out-of-pocket expenses.

Q: Who can answer further questions?

A: If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the merger, you should contact EasyLink’s Investor Relations at (732) 652-3819.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This proxy statement, the annexes attached to this proxy statement and the documents incorporated by reference in this proxy statement may contain statements of a forward-looking nature relating to future events or financial results of EasyLink. Investors are cautioned that such statements are only predictions, and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated in such forward-looking statements.

     Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These include: EasyLink’s ability to manage business growth effectively; changes in customer relationships; the ability to attract additional customers or to expand services sold to existing customers; the ability to implement EasyLink’s business strategy successfully; and significant competition. These factors are discussed in greater detail in EasyLink’s Form 10-K for the year ended December 31, 2006, as amended by Form 10-K/A, and Form 10-Q for the quarter ended March 31, 2007, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information”.

     Statements about the expected timing, completion and effects of the proposed merger also constitute forward-looking statements. EasyLink may not be able to complete the proposed merger on the terms described in this proxy statement or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval, ICC’s failure to obtain the necessary financing for the merger or the failure to satisfy other closing conditions. In addition, the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  the actual terms and availability of the financing that must be obtained for completion of the merger;

  substantial indebtedness incurred in connection with the completion of the merger;

  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the payment of the Termination Fee by EasyLink or ICC;

  the outcome of any legal proceedings that may be instituted against EasyLink and others following announcement of the Merger Agreement;

  the failure of the merger to close for any other reason;

  the amount of the costs, fees, expenses and charges relating to the merger;

  the risk of unforeseen material adverse changes to EasyLink’s business or operations; and

  the disruption of current plans and operations caused by the pending merger.

     These forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements. You should not place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

     Except to the extent required under U.S. federal securities laws, EasyLink does not intend to update or revise the forward-looking statements. In the event of any material change in any of the information previously disclosed, EasyLink will, where relevant and if and to the extent required under applicable law, update such information through a supplement to this proxy statement.

     All information contained in this proxy statement concerning ICC, Sub and their respective affiliates and designees has been supplied by ICC and has not been independently verified by EasyLink.

PARTIES INVOLVED IN THE MERGER

EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, New Jersey 08854
(888) 825-6385

     EasyLink Services Corporation (NasdaqCM: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable and flexible means of conducting business electronically. For more information, visit www.easylink.com.

Internet Commerce Corporation
6025 The Corners Parkway
Suite 100
Norcross, GA 30092
(678) 533-8000

     Internet Commerce Corporation (NasdaqCM: ICCA), headquartered in Norcross, Georgia, is a leader in providing business-to-business e-commerce solutions. Thousands of customers rely on ICC’s comprehensive line of solutions, in-depth expertise and unmatched customer service to help balance cost, fit and function required to meet unique requirements for trading partner compliance, coordination and collaboration. With its software solutions, network services, hosted web applications, managed services and consulting services, ICC is the trusted provider of e-commerce solutions for businesses, regardless of size and level of technical sophistication, to connect them with their trading communities. Certain financial and other information about ICC, including financial statements and related data in respect of ICC’s two most recent fiscal years and certain fiscal periods since ICC’s most recent fiscal year, are attached to this proxy statement as Annex F and are incorporated by reference into this proxy statement. ICC currently owns 2,293,515 shares of Common Stock, representing approximately 20.8% of the Common Stock outstanding as of the record date. As a result of the voting agreements described herein and its direct ownership of shares of Common Stock, ICC may be deemed to have sole or shared ownership of an aggregate of 42.9% of the Common Stock outstanding as of the record date (giving effect to the exercise of certain options). For more information about ICC, visit www.icc.net.

Jets Acquisition Sub, Inc.
6025 The Corners Parkway
Suite 100
Norcross, GA 30092
(678) 533-8000

     Jets Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ICC, was formed solely for the purpose of facilitating ICC’s acquisition of EasyLink. Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon completion of the proposed merger, Sub will merge with and into EasyLink and will cease to exist, with EasyLink continuing as the surviving corporation.

THE SPECIAL MEETING

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

     This proxy statement is being furnished to EasyLink’s stockholders as part of the solicitation of proxies by EasyLink’s board of directors for use at the Special Meeting to be held at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, New Jersey 08854 on August 16, 2007 at 9:00 a.m., local time, or at any adjournment thereof. The purpose of the Special Meeting is for EasyLink’s stockholders to consider and vote upon proposals to adopt the Merger Agreement, to elect eight directors to serve on EasyLink’s board of directors, to ratify the selection of EasyLink’s independent registered public accounting firm, to adjourn the Special Meeting, if necessary or appropriate, to permit the further solicitation of proxies, and to act on other matters and transact other business as may properly come before the Special Meeting.

     A copy of the Merger Agreement is attached to this proxy statement as Annex A. In the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, stockholders may also be asked to vote upon a proposal to adjourn the Special Meeting to solicit additional proxies.

RECORD DATE, QUORUM AND VOTING POWER

     EasyLink has fixed the close of business on July 10, 2007 as the record date for the Special Meeting, and only holders of record of Common Stock on the record date are entitled to receive notice of, and to vote at, the Special Meeting. On the record date, there were 11,042,833 shares of Common Stock outstanding, with each share entitled to one vote.

     The holders of a majority of the outstanding shares of Common Stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to hold the Special Meeting. In the absence of a quorum, the holders of Common Stock present or represented may, by majority vote, adjourn the meeting from time to time until a quorum shall be so present or represented. Shares of its own capital stock belonging on the record date to EasyLink or to another corporation of which a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by EasyLink, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit EasyLink’s right to vote stock, including its own stock, held by it in a fiduciary capacity.

REQUIRED VOTE

     The adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on it. The election of directors will be determined by a plurality of the votes cast at the Special Meeting. The ratification of the selection of EasyLink’s independent registered public accounting firm and the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies each requires the affirmative vote of a majority of the shares present and entitled to vote. In order for your shares of Common Stock to be included in the vote, if you are a stockholder of record, you must complete, sign and return the enclosed proxy card by mail, submit a proxy through the Internet or vote in person at the Special Meeting.

VOTING BY DIRECTORS AND EXECUTIVE OFFICERS

     As of the record date:

  EasyLink’s directors held and were entitled to vote in the aggregate 135,326 shares of Common Stock, or approximately 1.2% of the outstanding shares of Common Stock; and

  EasyLink’s executive officers held and were entitled to vote in the aggregate 101,125 shares of Common Stock, or approximately 1.0% of the outstanding shares of Common Stock.

     Mr. Murawski’s shares of Common Stock are included in both of the preceding bullet points, as he is both a director and executive officer of EasyLink.

     All of EasyLink’s directors and executive officers have informed EasyLink that they intend to vote all of their shares of Common Stock “FOR” the adoption of the Merger Agreement and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

     All of EasyLink’s directors and executive officers entered into voting agreements with ICC, each dated as of May 3, 2007, pursuant to which such parties agreed, among other things and subject to certain conditions, to vote all of their beneficially owned Common Stock in favor of the adoption of the Merger Agreement. See “The Voting Agreements”.

HOW YOU CAN VOTE

     You may vote your shares as follows:

  Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  Voting in Person. You can also vote by appearing and voting in person at the Special Meeting.

  Voting by Internet. If you choose to vote by Internet, have your proxy card in hand when you access the website (www.proxyvote.com) and follow the instructions to obtain your records and to create an electronic voting instruction form.

     If you vote your shares of Common Stock by submitting a proxy, your shares will be voted at the Special Meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of Common Stock will be voted “FOR” the adoption of the Merger Agreement, the election of directors, the ratification of the selection of EasyLink’s independent registered public accounting firm and any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. However, no proxy voted against the proposal to adopt the Merger Agreement will be voted in favor of any adjournment of the Special Meeting to solicit additional proxies. You should return a properly completed proxy by mail or submit a proxy through the Internet as described in the enclosed proxy card even if you plan to attend the Special Meeting in person and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

HOW YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE

     If you are a stockholder of record and submit a proxy by the Internet or by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate on your proxy card or by such other method. If you sign your proxy card but no voting instructions are indicated, your shares of Common Stock will be voted “FOR” the adoption of the Merger Agreement, the election of directors, the ratification of the selection of EasyLink’s independent registered public accounting firm and any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

     If your shares are held in “street name” by your broker, bank, trustee or other nominee, you should instruct your nominee how to vote your shares using the instructions provided by them. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank, trustee or other nominee for directions on how to vote your shares. Under applicable rules, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the proposal for adoption of the Merger Agreement, and thus, without specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the adoption of the Merger Agreement (that is, “broker non-votes”). Shares of Common Stock held by persons attending the Special Meeting but not voting, or shares for which EasyLink has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists and will not affect the outcome of the vote regarding the election of directors, the ratification of the selection of EasyLink’s independent registered public accounting firm or the adjournment, if necessary or appropriate, to permit further solicitation of proxies, but will have the same effect as a vote “AGAINST” adoption of the Merger Agreement.

     Failure to vote your proxy or to vote in person will have the same effect as a vote “AGAINST” adoption of the Merger Agreement, but will not affect the outcome of the vote regarding the election of directors, the ratification of the selection of EasyLink’s independent registered public accounting firm or the adjournment, if necessary or appropriate, to permit further solicitation of proxies.

     You may revoke your proxy or change your vote at any time before the vote is taken at the Special Meeting. To revoke your proxy, you must advise EasyLink’s Corporate Secretary, in writing, at EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854, Attn: Corporate Secretary, or submit a proxy by the Internet or by mail dated after the date of the proxy you wish to revoke, or attend the Special Meeting and vote your shares in person. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     Please note that if you have instructed your broker, bank, trustee or other nominee to vote your shares, the options for revoking your proxy or changing your vote described in the paragraph above do not apply and instead you must follow the directions provided by your broker, bank, trustee or other nominee to change those instructions.

EXPENSES OF PROXY SOLICITATION

     EasyLink will pay the costs of soliciting proxies for the Special Meeting. EasyLink’s officers, directors and employees may solicit proxies by telephone, mail, facsimile or in person. However, they will not be paid for soliciting proxies. Upon request, EasyLink will pay the reasonable expenses incurred by record holders of Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials to the beneficial owners of the shares they hold of record. Morrow & Co., Inc. has been retained by EasyLink to assist in the solicitation of proxies, using the means referred to above, and will receive a fee of $6,500 plus reimbursement of out-of-pocket expenses.

ADJOURNMENTS

     Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is for not more than 30 days) other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of EasyLink’s stockholders necessary to adopt the Merger Agreement, EasyLink does not anticipate that it will adjourn the Special Meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of U.S. federal securities laws. Any signed proxies received by EasyLink in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow EasyLink’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

APPRAISAL RIGHTS

     Under Delaware law, if you do not vote for the adoption of the Merger Agreement and prior to the adoption of the Merger Agreement at the Special Meeting you make a written demand and you strictly comply with the other statutory requirements of the DGCL, you may elect to receive, in cash, in lieu of the $5.80 per share merger consideration, the fair value of your shares of Common Stock as determined by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration.

     In order to exercise appraisal rights, a holder must demand and perfect the rights in accordance with Section 262 of the DGCL, the full text of which is set forth in Annex D to this proxy statement. Your failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights”.

SPECIAL FACTORS

     This discussion of the merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully, as it is the legal document that governs the merger.

BACKGROUND OF THE MERGER

     EasyLink’s board of directors and management regularly review EasyLink’s business and operations, as well as strategic alternatives available to maximize stockholder value, including, among others, continuing to operate as an independent public company, making acquisitions or being acquired by a strategic or financial acquirer. Over the course of the last several years, EasyLink’s management has engaged in discussions with various companies in its market seeking strategic arrangements, none of which resulted in discussions that progressed beyond the preliminary stage or purchase proposals.

     In this context, Mr. Murawski had high level discussions with Thomas Stallings, the chief executive officer of ICC, and his representative regarding the historical performance of their respective businesses, their vision for the industry and potential synergies of combining Electronic Data Interchange (“EDI”) service offerings.

     On October 13, 2006, ICC delivered to EasyLink’s board of directors a written proposal to acquire all of EasyLink’s outstanding Common Stock for $4.75 per share in an all-stock transaction. The proposal contemplated a 30-day exclusivity period for ICC to complete due diligence. On October 20, 2006, EasyLink’s board of directors met to discuss this proposal and decided that Mr. Murawski, along with independent directors Mr. Duff and Mr. Holzer, should meet with ICC.

     On November 17, 2006, representatives of ICC, including representatives of ICC’s financial advisor, Oppenheimer & Co., met with Messrs. Murawski, Duff and Holzer to discuss ICC’s proposal.

     At a meeting on December 4, 2006, EasyLink’s board of directors met and unanimously resolved to form a special committee composed of independent directors to make recommendations to the full board of directors as to whether (1) EasyLink should continue to pursue its current business strategy or should pursue a strategic transaction, and (2) any proposed strategic transaction (including the ICC proposal) was in the best interests of EasyLink and its stockholders. EasyLink’s board of directors appointed Messrs. Petrillo (who would serve as Chairman), Holzer and Raney to serve on the special committee.

     In early December 2006, the special committee engaged Pillsbury Winthrop Shaw Pittman LLP (“PWSP”), EasyLink’s regular outside corporate counsel, to serve as legal adviser to the special committee. Over the first two weeks of December, the special committee met several times (with representatives of PWSP in attendance) to discuss various organizational matters, including the proposed process for making recommendations and the desirability of hiring a financial adviser. On December 22, 2007, EasyLink’s board of directors engaged AGC to act as EasyLink’s financial advisor in connection with evaluating strategic alternatives for EasyLink, including any business combination of EasyLink.

     Over the next several weeks, AGC conducted meetings with EasyLink’s management and gathered financial and operating information about EasyLink and market information with a view to providing feedback on ICC’s proposal and generally advising as to the matters within the special committee’s mandate. Shortly thereafter, AGC contacted ICC and several other parties that had previously approached EasyLink and expressed an interest in acquiring all or part of the business and notified them that it had been retained by EasyLink to assist it in evaluating its strategic alternatives, including a potential sale.

     On January 11, 2007, the special committee met with representatives of AGC and PWSP to discuss the status of AGC’s work. AGC made a general presentation regarding various strategic and financial alternatives for EasyLink. The presentation considered the relative price performance of the Common Stock over historical periods, certain valuation metrics, a comparable company overview, comparable operating and valuation statistics and comparable valuation analyses. Based on this analysis, AGC recommended that EasyLink initiate a process whereby potential strategic and financial purchasers would be contacted to determine their interest in pursuing a potential business combination with EasyLink. The special committee resolved to recommend this course of action to EasyLink’s full board of directors.

     On January 12, 2007, EasyLink’s board of directors (other than Mr. Murawski) met with AGC and PWSP and approved the special committee’s recommendation that a sale process be initiated.

     The following week, AGC initiated discussions with third parties, including ICC, regarding a potential business combination with EasyLink. Upon the execution of a confidentiality and standstill agreement (the “NDA”) parties were sent a confidential information memorandum describing EasyLink, its historical performance and its business prospects, and given the opportunity to meet with EasyLink’s management. The standstill provisions of the NDA provided, among other things, that the party would not acquire, directly or indirectly, any securities or property of EasyLink (subject to certain exceptions) unless EasyLink’s board of directors approved such acquisition.

     On January 19, 2007, EasyLink received an unsolicited letter from ICC dated January 18, 2007, publicly proposing to acquire all of the outstanding Common Stock for $5.00 per share in ICC stock or cash (with the cash portion of the offer capped at $13.75 million). The offer was to be kept open until 5:00 p.m. on January 23, 2007 and contemplated entering into a 30-day exclusivity period.

     The special committee and then the full board of directors met to consider the ICC offer. The special committee and EasyLink’s full board of directors unanimously concluded that given the early stage in the sale process that they had recently initiated and the lack of liquidity of ICC common stock, it would be premature to enter into exclusive discussions with ICC relating to ICC’s most recent offer, and that they would continue to pursue all interested parties in order to maximize value for EasyLink’s stockholders. AGC contacted ICC to notify them of the decision and to suggest that ICC sign the NDA to receive confidential, non-public information that could potentially impact their offer. ICC declined to sign the NDA or meet with EasyLink management.

     On January 23, 2007, the proposal set forth in ICC’s January 18, 2007 letter expired.

     On January 31, 2007, EasyLink received an unsolicited letter from J2 Global Communications, Inc. (“J2”) publicly proposing to acquire all of the outstanding Common Stock for $4.50 per share in cash. That letter also stated that J2 objected to the standstill language in the NDA and therefore would not sign it.

     Over the next two weeks, representatives of AGC and EasyLink were in regular contact with a number of parties to advance the due diligence process and to negotiate other aspects of a proposed transaction.

     On February 7, 2007, PWSP provided to AGC a draft acquisition agreement to be reviewed and commented upon by the third parties in the sale process. On February 5, 2007, AGC contacted parties who had expressed an interest in acquiring EasyLink and requested that they submit preliminary indications of interest by February 15, 2007. The draft agreement was circulated with the bid request letter.

     On February 12, 2007, ICC signed the NDA, received the confidential information memorandum and began its due diligence review.

     At a meeting of EasyLink’s board of directors on February 16, 2007, AGC presented an overview of the initial indications of interest received from third parties. AGC reported that it had contacted or had been contacted by 77 potential strategic and financial parties and that numerous third parties had expressed interest in potentially evaluating an acquisition of EasyLink. Twenty-eight parties had signed NDAs and received EasyLink’s confidential information memorandum. Eleven parties had meetings or conferences with EasyLink’s management. As a result of this preliminary process, EasyLink received seven bids to acquire all or parts of EasyLink. Four of the parties, including ICC, were invited to the second round. The parties were chosen based, among other things, on their stated interest in EasyLink, past history of completing transactions, their comments on a merger agreement and the terms of their initial indications of interest, including price, form of consideration, financing contingencies and ability to finance the transaction, required approvals and conditions and timeline to closing. PWSP advised EasyLink’s board of directors as to its fiduciary duties under Delaware law. EasyLink’s board of directors discussed the benefits of hiring, and authorized the special committee to engage, a second investment banking firm to deliver a fairness opinion in connection with any proposed transaction that resulted from the sale process.

     Over the following week, representatives of AGC contacted each of the four parties that were invited to participate in the second round to negotiate additional matters in their indications of interest. Over the course of their involvement in the bidding process, each of the parties conducted further financial, legal and operational due diligence during the following weeks through various meetings and conference calls with EasyLink’s management and AGC, as well as the review of documents in the data room or as requested by the parties.

     AGC provided updates on February 21 and February 23, 2007 to the special committee and on February 27, 2007 to EasyLink’s board of directors on the ongoing diligence process by the four bidders, including proposed timing for completing a transaction.

     On March 3, 2007, the special committee discussed the terms of ICC’s preliminary offer, particularly the financing structure and commitment. PWSP advised the special committee that the proposed financing structure would almost certainly require a vote of ICC’s stockholders under current Nasdaq rules, potentially extending the timeline for completing a transaction beyond the other proposals and creating additional risk that ICC stockholders would not approve the financing structure.

     At a meeting of EasyLink’s board of directors held on March 9, 2007, AGC provided an update on the ongoing process. Two of the bidders had withdrawn from the process. AGC compared the preliminary offers that EasyLink had received from the two remaining bidders, including ICC and a second bidder (“Bidder 1”). AGC compared the amount and form of consideration, payment of transaction expenses, financing structure, employee benefits provisions, conditions to closing and timing to execution of a definitive merger agreement with each bidder. AGC also reported that both bidders refused to continue the process beyond this point without the execution of an exclusivity agreement. EasyLink’s board of directors, upon recommendation by the special committee, concluded that the offer from Bidder 1 was superior to ICC’s offer and unanimously approved the signing of an exclusivity agreement until March 20, 2007 with Bidder 1.

     From March 9 to March 19, 2007, EasyLink’s management, PWSP, AGC, Bidder 1’s management and Bidder 1’s legal counsel negotiated the legal and business terms of a merger agreement.

     At a meeting of EasyLink’s board of directors held on March 19, 2007, EasyLink’s management discussed that Bidder 1 had agreed to the terms of a merger agreement and that it was substantially complete. However, Bidder 1 had requested that the exclusivity agreement be extended for an additional week because Bidder 1 needed additional time to create the documentation for the financing of the transaction. EasyLink’s board of directors, upon recommendation by the special committee, unanimously approved extending the exclusivity agreement for up to one additional week. PWSP gave a presentation on the terms of the proposed merger agreement and the board of directors’ fiduciary duties under Delaware law. AGC and Pharus made financial presentations to the board of directors reviewing the work they had completed to assess the fairness of the proposed transaction and the assumptions made in the course of their respective analyses. AGC and Pharus delivered their respective oral opinions subsequently confirmed by delivery of written opinions to the effect that, as of that date, based upon and subject to the considerations set forth in such opinions, the consideration to be received by EasyLink’s stockholders pursuant to the Merger Agreement was fair from a financial point of view to EasyLink’s stockholders. The special committee unanimously concluded that it recommend to EasyLink’s board of directors the proposed merger agreement with Bidder 1. EasyLink’s board of directors then agreed to reconvene within one week as it considered the special committee’s recommendation and as Bidder 1 finalized its financing documentation.

     On March 26, 2007, at a meeting of EasyLink’s board of directors, EasyLink’s management discussed that Bidder 1 had contacted management to inform them that as a result of the proposed transaction Bidder 1 would need to completely recapitalize its debt structure. Accordingly, Bidder 1 had advised that its financing documentation was taking longer than anticipated and it would require an additional ten-day period of exclusivity. EasyLink’s board of directors discussed and deliberated their options, including the alternative of approaching ICC. AGC discussed that approaching ICC at this point likely would not speed up the process or improve the offer for EasyLink because (i) ICC would require that EasyLink sign an exclusivity agreement with ICC, which in effect would require EasyLink to stop the process with Bidder 1, (ii) ICC’s proposed offer and terms were not as favorable as Bidder 1’s, and (iii) ICC’s lenders, York Capital Management, LLC (“York”), would also have to perform diligence in order to complete the financing. EasyLink’s board of directors further deliberated and decided that management should have a discussion with Bidder 1’s management directly to address the board of directors’ concerns and request that Bidder 1 reaffirm its commitment to the transaction by including new terms to the proposed merger agreement that would compensate EasyLink in the event Bidder 1 could not obtain financing for the transaction.

     The special committee met twice on March 30, 2007 to deliberate over discussions with Bidder 1’s management, including the proposal to add new terms to the proposed merger agreement that would compensate EasyLink if Bidder 1’s financing did not materialize. EasyLink’s management updated the special committee that Bidder 1 had communicated to them that day that they were still working on finalizing the terms of their financing and would require at a minimum an additional two weeks before they could sign a definitive merger agreement. In addition, Bidder 1 would not agree to sign the proposed merger agreement with new terms or enter into a modified form of exclusivity agreement before they could sign a definitive merger agreement. The special committee considered the new information and unanimously approved that it recommend to EasyLink’s board of directors that EasyLink re-approach ICC about a possible transaction.

     At a meeting of EasyLink’s board of directors held on March 30, 2007, the special committee provided the board of directors with the information that had been discussed at the special committee meetings of the same date. AGC communicated that ICC had sent an unsolicited email to them stating that ICC had not seen any transaction involving EasyLink announced in the press and ICC was still interested in a possible transaction. Upon discussion and deliberation of the new information, EasyLink’s board of directors unanimously approved the special committee’s recommendation to re-approach ICC. AGC then approached ICC and requested it to re-submit an offer.

     On April 4, 2007, EasyLink received a revised written proposal from ICC. AGC updated the special committee on the terms of ICC’s written proposal and indicated that there was no new information concerning Bidder 1’s ability to secure financing necessary to consummate a transaction. The special committee decided to continue the negotiation process with ICC, and directed AGC and PWSP to negotiate better terms with ICC including a higher price.

     Over the course of the next week, EasyLink’s management, AGC, PWSP and ICC negotiated the terms of the proposed transaction. Among other things, ICC indicated that the execution of a voting agreement by each officer and director of EasyLink and by Federal Partners, L.P. (EasyLink’s largest stockholder) agreeing to vote in favor of the proposed ICC transaction would be a requirement of any ICC offer. The special committee met on April 6, 2007 (with representatives of AGC, PWSP and Mr. Murawski) to discuss the ICC offer. The special committee indicated that the minimum working capital provisions that ICC had proposed were unacceptable.

     On April 10, 2007, the special committee (with representatives of AGC, PWSP and Mr. Murawski present) discussed the status of Bidder 1’s financing. Based on Bidder 1’s likely timing for receiving a financing commitment, the special committee recommended that EasyLink enter into a limited exclusivity period with ICC. EasyLink’s board of directors met the same day and approved the special committee’s recommendation to move forward with ICC and to seek to improve the terms of their offer, and authorized the special committee to do so.

     On April 11, 2007, EasyLink received an updated offer from ICC. The special committee met with representatives of PWSP, AGC and Mr. Murawski to discuss the current status of the ICC offer. Based on the updated terms, the special committee approved EasyLink’s entering into an exclusivity agreement granting ICC exclusivity until April 26, 2007 pursuant to the terms of ICC’s updated offer. The exclusivity agreement was executed later that day.

     On April 13, 2007, PWSP furnished to ICC and ICC’s counsel a draft of the Merger Agreement and the voting agreement.

     On April 17 and 18, 2007, ICC and representatives of Oppenheimer & Co. and AGC attended due diligence presentations at EasyLink’s headquarters in New Jersey. At these sessions, representatives of ICC discussed EasyLink’s business with various members of EasyLink’s management, including Mr. Murawski and Michael Doyle, EasyLink’s Vice President and Chief Financial Officer. Over the following two weeks, EasyLink’s management, PWSP, AGC, ICC’s management and ICC’s legal counsel negotiated the legal and business terms of the Merger Agreement. During the same time period, York also conducted due diligence in connection with the financing of the transaction.

     On April 26, 2007, AGC provided an update to EasyLink’s board of directors on ICC’s proposal, including that ICC expected to finalize the financing commitment from York but that neither EasyLink nor its advisors had seen any documentation pertaining to the financing commitment. Since the exclusivity agreement with ICC had lapsed, AGC was able to verify that Bidder 1 was still in the process of its recapitalization and, though Bidder 1 was still interested in a possible business combination with EasyLink, until the recapitalization was completed, Bidder 1 could not consider a business combination. EasyLink’s board of directors discussed the financing status for both Bidder 1 and ICC and concluded that ICC was further along in the process. The board of directors decided that EasyLink’s management and AGC would request the financing documentation from York and authorized the special committee to extend the exclusivity period with ICC if the special committee determined that such action was appropriate.

     On April 26, 2007, the special committee approved extending the exclusivity agreement with ICC until April 30, 2007, and such extension was executed by EasyLink and ICC.

     At a regularly scheduled meeting of EasyLink’s board of directors held on May 1, 2007, PWSP gave a presentation on the terms of the Merger Agreement and the board of directors’ fiduciary duties under Delaware law. AGC and Pharus made financial presentations to EasyLink’s board of directors, reviewing the work they had completed to assess the fairness of the proposed transaction and the assumptions made in the course of their respective analyses. AGC and Pharus delivered their respective oral opinions, which were subsequently confirmed by delivery of written opinions dated May 1, 2007, to the effect that, as of that date, based upon and subject to the considerations set forth in such opinions, the consideration to be received by EasyLink’s stockholders pursuant to the Merger Agreement was fair from a financial point of view to EasyLink’s stockholders. Upon discussion and deliberation, EasyLink’s board of directors, on the recommendation of the special committee, unanimously adopted resolutions that, among other things, approved and declared the Merger Agreement and the transactions contemplated thereby to be advisable and in the best interests of EasyLink and its stockholders, authorized and approved the Merger Agreement and the transactions contemplated thereby, recommended that EasyLink’s stockholders adopt the Merger Agreement and authorized EasyLink’s management to execute the Merger Agreement, subject to the finalization of the Merger Agreement and review of the financing documentation from York.

     From May 1 to May 3, 2007, EasyLink’s management, PWSP, ICC’s management and ICC’s legal counsel finalized the remaining non-material items in the Merger Agreement. ICC’s counsel provided draft and final copies of the financing documentation from York. On May 3, 2007, EasyLink and ICC executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, EasyLink’s directors and executive officers and Federal Partners, L.P. entered into separate voting agreements with ICC.

     On May 3, 2007, EasyLink and ICC issued a joint press release publicly announcing the execution of the Merger Agreement and, on May 4, 2007, EasyLink filed a Form 8-K with the Securities and Exchange Commission (the “SEC”), including the press release, the Merger Agreement and a form of the voting agreement as exhibits.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND EASYLINK’S BOARD OF DIRECTORS

     EasyLink’s board of directors formed the special committee to evaluate the merger and related transactions and to solicit and evaluate other proposed transactions to acquire all or a substantial portion of EasyLink’s stock or assets. In addition, the special committee was charged with recommending action to EasyLink’s full board of directors with respect to the merger and other proposals. The special committee consists entirely of directors who are not officers or employees of EasyLink and who will not have an economic interest in EasyLink following the merger. The special committee acted with the advice and assistance of outside legal and financial advisors.

     The special committee unanimously approved the Merger Agreement and determined the merger advisable, fair to and in the best interests of EasyLink and its unaffiliated stockholders. The special committee unanimously recommended that EasyLink’s board of directors approve the Merger Agreement and the merger and that EasyLink’s board of directors submit the Merger Agreement to its stockholders and recommend that its stockholders adopt the Merger Agreement. The special committee considered a number of factors, as more fully described above under “—Background of the Merger” and below under “—Reasons for the Special Committee’s Recommendation”, in determining to recommend that EasyLink’s board of directors approve the merger and the Merger Agreement.

     After careful consideration, EasyLink’s board of directors, acting upon the recommendation of the special committee, unanimously:

  determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of EasyLink and its unaffiliated stockholders;

  approved the merger and the Merger Agreement; and

  resolved to recommend that EasyLink’s stockholders vote “FOR” the adoption of the Merger Agreement.

REASONS FOR THE SPECIAL COMMITTEE’S RECOMMENDATIONS

     In reaching its conclusions described above, the special committee considered the factors set forth below, each of which the special committee believes supported its conclusions, but none of which is listed in any relative order of importance:

  the current and historical market prices of the Common Stock, including the market price of the Common Stock relative to those of peer industry participants and general equity markets indices, and the fact that the merger consideration represented a premium of 44% over the 180-day trading average on May 1, 2007;

  its belief that the merger was the best alternative to EasyLink’s unaffiliated stockholders and EasyLink, taking into account the uncertain returns to such stockholders in light of EasyLink’s business operations, financial condition, strategy and prospects, as well as the risks of achieving those returns, the nature of EasyLink’s industry and general economic and market conditions;

  the potential value to EasyLink’s stockholders that might result from other strategic alternatives available to EasyLink, including, among other things, remaining a company with publicly traded common stock, entering or acquiring strategically complementary businesses or acquiring other businesses in its existing business lines and the execution risks associated with those alternatives, compared to the risks and benefits of the merger;

  the financial presentations of AGC and Pharus, including their respective opinions, each dated May 1, 2007, to EasyLink’s board of directors as to the fairness, from a financial point of view and as of the date of each such opinion, to the unaffiliated holders of the Common Stock of the merger consideration to be received by such holders, as more fully described below under “Fairness Opinions”, in the full text of AGC’s written opinion attached as Annex B to this proxy statement and in the full text of Pharus’ written opinion attached as Annex C to this proxy statement;

  the fact that the merger consideration to be received by EasyLink’s unaffiliated stockholders is all cash, so that the merger allows EasyLink’s unaffiliated stockholders to realize immediately a fair value, in cash, for their investment and provides certainty of value to EasyLink’s unaffiliated stockholders for their shares;

  the special committee’s belief that the terms of the Merger Agreement were favorable to EasyLink’s unaffiliated stockholders, noting in particular:

    the fact that, subject to compliance with the terms and conditions of the Merger Agreement, EasyLink is permitted to terminate the Merger Agreement, prior to stockholder adoption of the Merger Agreement, in order to enter into a permitted alternative acquisition agreement that EasyLink’s board of directors believes in good faith constitutes a superior proposal, upon the payment to ICC of the Termination Fee of $2,500,000 (representing approximately 3.9% of the total enterprise value of the transaction), which amount was viewed by the special committee as reasonable in light of the benefits of the merger to EasyLink’s stockholders and the sale process conducted on EasyLink’s behalf;

    the obligation of ICC, subject to the terms and conditions of the Merger Agreement, to pay to EasyLink the Termination Fee of $2,500,000 (representing approximately 3.9% of the total enterprise value of the transaction) if ICC fails to complete the merger as and when required by the Merger Agreement; and

    the limited number and nature of the conditions to ICC’s obligation to complete the merger and the limited risk of non-satisfaction of such conditions; and

  ICC’s delivery to EasyLink of a debt commitment letter from York that represented sufficient cash to pay the merger consideration.

     The special committee also believed the process by which EasyLink entered into the Merger Agreement was fair. In reaching that conclusion, the special committee considered, in addition to the factors described above, the following:

  the fact that the negotiation of the transaction was conducted entirely under the oversight of the special committee, which:

    consists entirely of directors who are not officers or employees of EasyLink and who will not have an economic interest in EasyLink following the merger;

    was given authority to, among other things, consider, negotiate and evaluate the terms of any proposed transaction, including the Merger Agreement, and any alternative; and

    had ultimate authority to decide whether to proceed with a transaction, subject to approval of the Merger Agreement by EasyLink’s board of directors.

  the fact that the special committee was advised by legal and financial advisors who assisted the special committee in evaluating and negotiating the merger;

  the fact that the terms and conditions of the Merger Agreement were the product of negotiations between the special committee and its advisors, on the one hand, and ICC and its advisors, on the other hand;

  the fact that the Merger Agreement requires the adoption by a majority of the votes cast by all of EasyLink’s stockholders; and

  the absence of any bid competitive with ICC’s proposal despite EasyLink’s public announcement that it had received such a proposal and a sale process during which 77 potential strategic and financial buyers were contacted and 28 of such potential buyers were provided with a confidential information memorandum inviting the submission of a competing bid.

     For the reasons discussed above, the special committee believes that the merger is procedurally fair to EasyLink’s unaffiliated stockholders despite the fact that the special committee did not retain an unaffiliated representative to act solely on behalf of EasyLink’s unaffiliated stockholders. In light of the factors described above, and the fact that the use of a special committee of independent and disinterested directors is a mechanism well-recognized to ensure fairness in transactions of this type, the special committee did not consider it necessary to (and therefore did not) retain an unaffiliated representative to act solely on behalf of EasyLink’s unaffiliated stockholders.

     The special committee also took into account a number of potentially adverse factors concerning the merger, including, without limitation, the following:

  the risk that the merger might not close in a timely manner or at all, including the risk that the merger will not occur if ICC fails to obtain the approval of its stockholders for the issuance of shares of ICC’s common stock and the amendment to ICC’s certificate of incorporation as contemplated by the bank financing for the merger, as well as the costs of a failure to complete the merger, including employee attrition and potential negative effects on customer relationships;

  the fact that EasyLink is entering into the Merger Agreement with a newly-formed corporation with essentially no assets;

  the merger consideration consists of cash and will therefore be taxable to EasyLink’s stockholders for U.S. federal income tax purposes;

  the opportunities for growth and the potential for increased stockholder value if EasyLink were to remain an independent company with publicly traded equity securities and the fact that EasyLink’s unaffiliated stockholders will not participate in any future appreciation of EasyLink’s value;

  the fact that, in order for EasyLink to terminate the Merger Agreement to accept a superior proposal, EasyLink must, in addition to complying with certain other terms and conditions of the Merger Agreement, pay the Termination Fee to ICC;

  the restrictions placed on EasyLink’s activities prior to closing of the merger as a result of the restrictive covenants included in the Merger Agreement, which may prevent EasyLink from capitalizing on business opportunities that may arise before completion of the merger;

  the fact that EasyLink’s directors and executive officers have interests in the merger that are different from those of EasyLink’s other stockholders generally; and

  the disruption to EasyLink’s business operations and diversion of management focus and resources from other strategic opportunities because of the pending merger.

     The special committee did not consider EasyLink’s net book value, which is an accounting concept, to be a factor in determining the substantive fairness of the transaction to EasyLink’s unaffiliated stockholders because the special committee believed that net book value is not a material indicator of the value of EasyLink’s equity but rather an indicator of historical costs. The special committee also did not consider the liquidation value of EasyLink’s assets as indicative of its value primarily because of its belief that the liquidation value would be significantly lower than EasyLink’s value as an ongoing business and that, due to the fact that EasyLink is being sold as an ongoing business, the liquidation value is irrelevant to a determination as to whether the merger is fair to EasyLink’s unaffiliated stockholders.

     The foregoing discussion of the information and factors considered by the special committee, while not exhaustive, includes the material considerations discussed by the special committee. In view of the wide variety of factors considered by the special committee and the complexity of these matters, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual members of the special committee may have given different weights to different factors. The special committee approved and recommended that EasyLink’s board of directors approve the merger based upon its belief that the positive factors relating to the merger outweigh the negative factors, in light of the totality of information presented to and considered by it.

FAIRNESS OPINIONS

Fairness Opinion of AGC

     On December 22, 2006, EasyLink engaged AGC to act as its financial advisor in evaluating potential strategic alternatives, including a potential sale of EasyLink. On May 1, 2007, AGC rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated May 1, 2007) to EasyLink’s board of directors that, as of that date, and based on and subject to the matters stated in the opinion, the consideration to be offered to EasyLink’s stockholders in the merger was fair, from a financial point of view, to such stockholders.

     The full text of the written opinion, dated May 1, 2007, which sets forth the assumptions made, matters considered and limitations on the opinion undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. This opinion does not constitute a recommendation as to how any stockholder should vote in connection with the Merger Agreement or any other matter related thereto. The following is a summary of AGC’s opinion and the methodology it used to render its opinion. You should read this opinion in its entirety.

     AGC’s opinion and analyses were only one of many factors considered by EasyLink’s board of directors in its evaluation of the offer and should not be viewed as determinative of the views of EasyLink’s board of directors with respect to the offer.

     AGC’s advisory services and opinion were provided for the information and assistance of EasyLink’s board of directors, and its special committee, in connection with their respective considerations of the merger. AGC was not asked to, and did not, express any opinion as to whether EasyLink should engage in the transactions contemplated by the Merger Agreement on the terms set forth therein. AGC’s opinion does not address the underlying business decision to enter into the Merger Agreement or the relative merits of the Merger Agreement as compared to other business strategies available to EasyLink.

     In arriving at its opinion, AGC reviewed and considered the following financial and other information and other matters it deemed relevant, among other things:

  The Merger Agreement, including the financial terms of the merger;

  EasyLink’s Annual Reports on Form 10-K for the three fiscal years ended December 31, 2006, 2005 and 2004;

  Certain interim reports to stockholders and EasyLink’s Quarterly Reports on Form 10-Q;

  Certain business, financial and other information regarding EasyLink that was publicly available or furnished to AGC by EasyLink’s management; and

  Certain internal financial forecasts regarding EasyLink furnished to AGC by EasyLink’s management (the “EasyLink Forecasts”).

     In addition, AGC took the following actions:

  Held discussions with EasyLink’s management concerning EasyLink’s business, past and current operations, financial condition and future prospects, including discussions with EasyLink’s management concerning the EasyLink Forecasts and the risks and uncertainties of EasyLink continuing to pursue an independent strategy;

  Compared EasyLink’s historical performance to management’s historical forecasts;

  Participated in discussions and negotiations among representatives of EasyLink, ICC and their respective financial and legal advisors;

  Prepared an analysis of EasyLink’s discounted cash flows;

  Compared EasyLink’s historical and present financial condition with those of other companies that AGC deemed relevant;

  Compared the proposed financial terms of the Merger Agreement with the financial terms of certain other business combinations and transactions that AGC deemed relevant;

  Considered bids received from third parties to acquire all or part of EasyLink and the results of AGC’s extensive efforts to solicit indications of interest and definitive proposals with respect to a sale of EasyLink;

  Reviewed the stock price and trading history of the Common Stock;

  Considered the qualified opinion of EasyLink‘s auditors in 2000, 2001, 2002, 2003, 2004 and 2005 that stated that EasyLink has a working capital deficiency and an accumulated deficit that raised doubt about its ability to continue as a going concern;

  Considered other information and analyses to the extent deemed relevant by AGC; and

  Conducted discussions with certain members of EasyLink’s board of directors.

     In conducting its review and arriving at its opinion, AGC assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by EasyLink or that was publicly available. AGC did not undertake any responsibility for the accuracy, completeness or reasonableness of, or attempt to independently verify, such information. In addition, AGC did not conduct nor did it assume any obligation to conduct any physical inspection of EasyLink’s properties or facilities. AGC further relied upon the assurance of EasyLink’s management that management was unaware of any facts that would make such information incomplete or misleading in any respect. For the purposes of the analyses described below, certain of the estimated data for EasyLink were based on the internal estimates of EasyLink’s management. AGC, with EasyLink’s consent, assumed that the financial forecasts that it examined were reasonably prepared by EasyLink’s management on bases reflecting the best currently available estimates and good faith judgments of such management as to EasyLink’s future performance.

     In preparing its opinion, AGC performed a variety of financial and comparative analyses as described below. In arriving at its opinion, AGC did not ascribe a specific range of values to EasyLink, but rather made its determination as to the fairness, from a financial point of view, to EasyLink’s stockholders of the consideration to be offered to such stockholders in the merger on the basis of financial and comparative analyses.

     The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, a fairness opinion is not easily summarized. Furthermore, in arriving at its opinion, AGC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, AGC believes that its analyses must be considered as a whole and that considering any portion without considering all analyses and factors as a whole could create a misleading or incomplete view of the process underlying its opinion.

     The following is a summary of the material financial analyses performed by AGC in connection with the delivery of its opinion to EasyLink. In order to fully understand AGC’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of AGC’s financial analyses.

Other Bids Received in EasyLink’s Public Auction Process

     AGC considered bids received from third parties to acquire all or part of EasyLink and the results of AGC’s extensive efforts to solicit indications of interest and definitive proposals with respect to a sale of EasyLink. AGC directly contacted or was contacted by 77 potential buyers of EasyLink and received a number of alternative bids for EasyLink. In addition, the public announcement of offers to buy EasyLink by ICC on January 19, 2007 and by J2 on February 1, 2007, along with a press release issued by EasyLink on January 19, 2007 stating that EasyLink’s board of directors had formed a committee of independent directors to review strategic alternatives, including possible mergers, ensured that all potential buyers of EasyLink were aware of the process undertaken by EasyLink’s board of directors and were provided an opportunity to bid on EasyLink. The public auction process yielded alternative bids to acquire all of the Common Stock for prices ranging from $4.50 to $6.00 per share in cash. Prior to entering into the Merger Agreement, EasyLink had been in advanced negotiations with a bidder offering $6.00 per share in cash. EasyLink elected to abandon these negotiations when it became clear that the bidder had not secured adequate financing to enable it to consummate its bid. After abandoning these negotiations and prior to entering into the Merger Agreement, EasyLink again approached the bidder, at which time the bidder re-confirmed that it still had not successfully arranged adequate financing.

Premiums Paid Analysis

     AGC reviewed the premiums paid by acquirers in 113 public technology M&A transactions involving U.S.-based targets announced between January 1, 2006 and April 30, 2007.

     AGC compared the premiums with regard to the share prices at one day, 30 days, 60 days and 90 days before the announcement of the selected transactions with the premiums implied by the merger consideration of $5.80, to EasyLink share prices at similar time periods prior to January 19, 2007, the date on which ICC publicly announced it had submitted to EasyLink’s board of directors an unsolicited proposal to acquire EasyLink.

     The table below indicates that the selected precedent premiums for one day, 30 days, 60 days and 90 days before the announcement of the selected transactions since 2006 range between 22% and 31%. AGC selected premiums observed in transactions since 2006 in order to reflect the current level of premiums in its considerations. These precedent premiums compare to the premiums observed for the merger consideration relative to EasyLink’s share price at similar periods in time as indicated in the table below.

Premium As Of	Median of Selected Transactions	EasyLink
1 day prior to announcement	22%	60%
30 days prior to announcement	27%	103%
60 days prior to announcement	30%	102%
90 days prior to announcement	31%	80%

     AGC noted that the per share merger consideration of $5.80 was above the range implied by the foregoing analysis.

Precedent Transaction Analysis

     Using publicly available information and estimates, AGC reviewed and compared the purchase prices and multiples paid in nine acquisitions that AGC, based on its experience, deemed relevant to arriving at its opinion. The selected transactions were:

Target	Acquirer
BISYS Group, Inc. (Information Services Group)	Open Solutions Inc.
Carreker Corporation	CheckFree Corporation
Click Commerce Inc.	Illinois Tool Works Inc.
Docucorp International, Inc.	Skywire Software
G International Inc. (IBM’s EDI & BES Businesses)	GXS, Inc.
Print, Inc.	Pitney Bowes, Inc.
ProQuest Company (Business Solutions Segment)	Snap-on Incorporated
QRS Corporation	Inovis, Inc.
SOURCECORP, Inc.	Apollo Management L.P.

     AGC calculated the transaction value (defined as target equity market capitalization at announcement of transaction plus debt minus cash) to the last 12 months (“LTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples of the selected transactions.

     The table below presents the results of the analysis:

Multiple	Median of Selected Transactions	EasyLink
Transaction Value to LTM EBITDA	8.1x	9.3x

     Based on the median multiple of 8.1x transaction value to LTM EBITDA, AGC calculated an implied per share equity value of $4.94 for EasyLink. AGC noted that the per share merger consideration of $5.80 was above the value implied in the foregoing analysis.

Comparable Company Analysis

     Using publicly available information, AGC reviewed and compared specific financial and operating data relating to EasyLink with selected companies that AGC deemed comparable to EasyLink. AGC selected publicly traded business services companies based on their general similarity to EasyLink in the mix and characteristics of their businesses. AGC included in the review of comparable companies the following companies:

  Crawford & Company

  Genesys S.A.

  Internet Commerce Corporation

  Premiere Global Services, Inc.

  StarTek, Inc.

  TRX, Inc.

     AGC calculated and compared each comparable company’s enterprise value (defined as equity value plus net debt plus minority interest and preferred stock) as a multiple of its LTM EBITDA and as a multiple of its adjusted operating income (defined as operating income excluding extraordinary and non-recurring items). AGC calculated these multiples based on closing market prices on April 30, 2007. Using publicly available information and projections provided by EasyLink’s management, AGC also calculated and analyzed these multiples for EasyLink using the merger consideration of $5.80 per share.

     The table below presents the results of this analysis:

Median of Comparable
Multiple	Companies	EasyLink
Enterprise Value to LTM EBITDA	7.2x	9.3x
Enterprise Value to LTM Operating Income	18.4x	29.7x

     Based on a median LTM EBITDA multiple of the selected companies as set out above of 7.2x, AGC calculated a per share equity value of $4.34, and, based on a median LTM adjusted operating income multiple of 18.4x, AGC calculated a per share equity value of $3.51. AGC noted that the per share merger consideration of $5.80 was above the range implied by the foregoing.

Discounted Cash Flows Analysis

     Using financial projections provided by EasyLink’s management, AGC calculated the net present value of the unlevered, after-tax free cash flows that EasyLink’s business is forecasted to generate for the financial years 2007 through 2011 plus the present value of the terminal value of EasyLink’s business at the end of the financial year 2011. To estimate the terminal values of EasyLink at the end of the forecasted period, AGC applied a range of EBITDA multiples of 4.0x to 6.0x to projected 2011 EBITDA and a range of terminal growth rates of 3.0% to 5.0%. AGC discounted the after-tax cash flows through financial year 2011 and the terminal value back to December 31, 2007, using discount rates between 30.0% and 33.0%. This range was based on an analysis of EasyLink’s weighted average cost of capital and took into account macro-economic assumptions, the risks associated with EasyLink’s relative size, historical performance relative to management forecasts and other appropriate factors.

     Based on the implied present value of the free cash flows and the implied present value of terminal value indications, adjusted for the net debt as of March 31, 2007, AGC estimated a range of per share value of $3.78 to $5.70 for EasyLink. AGC noted that the per share merger consideration of $5.80 was above the range implied by the foregoing analysis.

Limitations of Financial and Comparative Analyses

     AGC employed several analytical methodologies, and no one method of analysis should be regarded as critical to the overall conclusion reached by AGC. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by AGC was based on all analyses and factors taken as a whole and also on application of AGC’s experience and judgment, which may involve significant elements of subjective judgment and qualitative analyses. Due to the inherent differences between businesses, operations and prospects, and the reasons for and the circumstances surrounding each transaction, no company, transaction or business used in the foregoing analyses as a comparison is identical to EasyLink or the proposed transaction, and an evaluation of those analyses cannot rely solely on the quantitative results. Rather, AGC’s analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. In its analyses, AGC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond EasyLink’s control. None of EasyLink, AGC or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein.

     For its services provided to EasyLink, AGC will be paid a total fee of $2,015,126 or 3.1% of the aggregate merger consideration, of which $300,000 has been received to date with the balance of the total fee to be paid to AGC at the time of the closing of the merger. In addition, EasyLink agreed to reimburse AGC for all reasonable out-of-pocket expenses incurred by AGC on EasyLink’s behalf, provided expenses of AGC’s legal counsel do not exceed $25,000 without EasyLink’s prior consent. EasyLink also agreed to indemnify AGC against certain liabilities, including any that may arise under the federal securities laws.

Fairness Opinion of Pharus

     EasyLink’s board of directors also retained Pharus to evaluate the fairness, from a financial point of view, to the public holders of the Common Stock of the consideration to be received by such holders in the merger. On May 1, 2007, EasyLink’s board of directors met to review the proposed merger and the terms of the Merger Agreement. During this meeting, Pharus reviewed with EasyLink’s board of directors certain financial analyses as described below and rendered its oral opinion to EasyLink’s board of directors, which opinion was confirmed by delivery of a written opinion, dated May 1, 2007, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the public holders of the Common Stock.

     The full text of Pharus’ written opinion, dated May 1, 2007, to EasyLink’s board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Pharus in rendering its opinion, is attached as Annex C and is incorporated into this proxy statement by reference in its entirety. Holders of the Common Stock are encouraged to read this opinion carefully in its entirety. Pharus’ opinion was provided to EasyLink’s board of directors and its special committee for their information in connection with their respective evaluations of the merger consideration and relates only to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Common Stock, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger. The summary of Pharus’ opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Pharus, among other things:

  reviewed a draft of the Merger Agreement dated April 25, 2007;

  reviewed EasyLink’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, the Amendment to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, its internal financial statements for the fiscal quarter ended March 31, 2007 and its Current Reports on Form 8-K filed since February 7, 2006;

  reviewed certain operating and financial information relating to EasyLink’s business and prospects, including internal budgets for the four years ending December 31, 2007, interim management reports, and projections for the five years ending December 31, 2011, all as prepared and provided to it by EasyLink’s management;

  spoke with certain members of EasyLink’s management regarding EasyLink’s operations, financial condition, future prospects and projected operations and performance and regarding the merger, and spoke with representatives of AGC and EasyLink’s counsel regarding EasyLink, the merger and related matters;

  participated in discussions with the special committee and its counsel regarding EasyLink’s projected financials results, among other matters;

  reviewed certain business, financial and other information regarding EasyLink that was furnished to it by EasyLink through its management or was publicly available;

  reviewed the historical market prices and trading volume for EasyLink’s publicly traded securities;

  reviewed certain other publicly available financial data for certain companies that Pharus deemed relevant for purposes of its analysis and publicly available transaction prices and premiums paid in other transactions that it deemed relevant for purposes of its analysis;

  performed a discounted cash flow analysis based on the projected financial information provided by EasyLink’s management; and

  conducted such other financial studies, analyses and inquiries as it deemed appropriate.

     In connection with its review, Pharus relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, EasyLink’s management advised Pharus, and Pharus assumed, that EasyLink’s projected financial information provided to Pharus was reasonably prepared on bases reflecting the best currently available estimates and judgments of EasyLink’s future financial results and condition. Pharus expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based. Pharus also relied upon and assumed, without independent verification, that there has been no material change in EasyLink’s assets, liabilities, financial condition, results of operations, business or prospects since the date of the most recent financial statements provided to Pharus, and that there is no information or facts that would make the information reviewed by Pharus incomplete or misleading. Pharus also assumed that neither EasyLink nor ICC is party to any material pending transaction, including, without limitation, any external financing (other than in connection with the merger), recapitalization, acquisition or merger, divestiture or spin-off (other than the merger or other publicly disclosed transactions).

     Pharus relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to each such agreement, document or instrument will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the completion of the merger will be satisfied without waiver thereof and (d) the merger will be completed in a timely manner in accordance with the terms described in the agreements provided to Pharus, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Pharus also relied upon and assumed, without independent verification, that all governmental, regulatory and other consents and approvals necessary for the completion of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed.

     Pharus was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of EasyLink, ICC or any other party. Furthermore, Pharus did not undertake independent analysis of any potential or actual litigation, governmental investigation, regulatory action, possible unasserted claims or other contingent liabilities to which EasyLink or ICC is a party or may be subject.

     Pharus’ opinion addressed only the fairness, from a financial point of view, of the merger consideration to be received by the public holders of the Common Stock and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Pharus’ opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Pharus’ opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to EasyLink, nor did it address EasyLink’s underlying business decision to proceed with the merger. Except as described above, EasyLink’s board of directors imposed no other limitations on Pharus with respect to the investigations made or procedures followed in rendering the opinion.

     In preparing its opinion to EasyLink’s board of directors, Pharus performed a variety of financial and comparative analyses, including those described below that were the material financial analyses reviewed with EasyLink’s board of directors in connection with Pharus’ opinion. The summary of Pharus’ analyses described below is not a complete description of such analyses underlying Pharus’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Pharus arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Pharus believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Pharus considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond EasyLink’s control. No company, transaction or business used in Pharus’ analyses as a comparison is identical to EasyLink or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Pharus’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Pharus’ analyses are inherently subject to substantial uncertainty.

     Pharus was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined between EasyLink and ICC, and the decision to enter into the merger was solely that of the special committee and EasyLink’s board of directors. Pharus’ opinion and financial analyses were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee, EasyLink’s board of directors or EasyLink’s management with respect to the merger or the merger consideration.

     The following is a summary of the material financial analyses reviewed with EasyLink’s board of directors in connection with Pharus’ opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Pharus’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Pharus’ financial analyses.

Review of Sales Process

     Pharus reviewed the sale process undertaken by Easylink. Pharus was advised that AGC contacted a total of 77 potential strategic and financial buyers. Of these potential buyers, 28 executed confidentiality agreements and received confidential evaluation materials, 11 participated in one or more meetings with EasyLink’s management and four submitted final written bids.

Comparison of Merger Consideration to Historical Stock Prices

     Pharus reviewed the merger consideration of $5.80 in cash per share to be received by the holders of the Common Stock to EasyLink’s historical stock prices. The following table summarizes this analysis:

     Premium of the Merger Consideration Relative to Stock Price as of April 30, 2007:

Stock Price as of April 30, 2007 of $5.14	12.8%
52-Week High as of April 30, 2007 of $5.45	6.4%
52-Week Low as of April 30, 2007 of $2.45	136.7%
30-Day Average Stock Price as of April 30, 2007 of $5.11	13.5%
90-Day Average Stock Price as of April 30, 2007 of $5.01	15.7%

     Pharus also compared the merger consideration to EasyLink’s closing stock price on January 12, 2007, one week prior to the announcement made by EasyLink regarding the board of directors’ decision to explore strategic alternatives. The following table summarizes this analysis:

     Premium of the Merger Consideration Relative to Stock Price as of January 12, 2007:

Stock Price as of January 12, 2007 of $3.07	88.9%
52-Week High as of January 12, 2007 of $4.45	30.3%
52-Week Low as of January 12, 2007 of $2.52	130.2%
30-Day Average Stock Price as of January 12, 2007 of $2.80	107.1%
90-Day Average Stock Price as of January 12, 2007 of $3.02	92.1%

Premium Paid Analysis

     Pharus compared the premium being offered to EasyLink’s stockholders in the merger to the premiums (discounts) paid in 17 merger and acquisition transactions involving publicly-traded companies in the business services sector completed between January 1, 2005 and April 30, 2007 with implied transaction equity consideration between $20,000,000 to $250,000,000. Pharus derived the high and low and the mean and median premiums (discounts) paid over the targets’ stock prices one, seven, ten, 30 and 90 trading day(s) before the transaction announcement from the available data. The premiums (discounts) for these merger and acquisition transactions were compared to the merger consideration and to EasyLink’s closing stock price on April 30, 2007 and January 12, 2007. The following table summarizes the results of this analysis and also compares these results with the premium implied by the merger consideration.

	Merger Consideration Premium		Precedent Transaction Premium / Discount
	Current	Price Before
	Price (1)	Announcement (2)	Low	High	Mean	Median
Premium as of the Date	12.8%	88.9%
Premium Based on Prior to the Date
1-Day	13.7%	92.1%	2.1%	106.2%	36.6%	30.1%
7-Days	12.2%	90.8%	0.6%	114.3%	37.8%	28.0%
10-Days	12.6%	100.7%	1.4%	106.5%	37.6%	26.2%
30-Days	14.4%	116.4%	(2.0)%	103.4%	41.1%	37.5%
90-Days	30.0%	47.2%	5.0%	150.0%	54.4%	50.4%
____________________

(1)	As of April 30, 2007

(2)	As of January 12, 2007

Discounted Cash Flow Analysis

     Pharus utilized the projected financial information prepared by EasyLink’s management to derive debt-free cash flows for conducting a discounted cash flow analysis. The discounted cash flow analysis involved determining EasyLink’s value at the end of the projection period. To calculate EasyLink’s value at the end of the projection period, Pharus applied the Gordon Growth Perpetuity Model utilizing a range of risk-adjusted discount rates of 22% to 24% and a range of long-term growth rates of 2.0% to 3.0%. The risk-adjusted discount rates applied to discount the debt-free cash flows were based on a weighted average cost of capital analysis.

     The discounted cash flow analysis resulted in a share price range for the Common Stock of $5.10 to $5.81, which includes the value of EasyLink’s net operating losses.

Comparable Companies Analysis

     Pharus reviewed and analyzed selected historical and projected information about EasyLink provided by management and compared this information to certain financial information of six publicly traded companies that Pharus deemed to be reasonably comparable to EasyLink (the “Comparable Companies”) for purposes of its analysis:

  Advant-E Corp.;

  Descartes Systems Group Inc.;

  Dicom Group plc;

  Genesys SA;

  Internet Commerce Corp.; and

  Premiere Global Services, Inc.

     Pharus reviewed, among other things, the Comparable Companies’ enterprise value as a multiple of (i) actual LTM EBITDA and (ii) estimated EBITDA for each Comparable Company’s fiscal year ending in 2007. The LTM was performed using the 12 months ended December 31, 2006 for Advant-E Corp., Descartes Systems Group Inc., Dicom Group plc, Genesys SA and Premiere Global Services, Inc., and the 12 months ended January 31, 2007 for Descartes Systems Group Inc. and Internet Commerce Corp. The following table summarizes the results of the analysis.

Enterprise Value / EBITDA
Projected Fiscal
	Actual LTM	Year 2007
Mean	9.7x	9.1x
Median	11.1x	10.3x
High	17.9x	13.3x
Low	4.6x	8.5x

     For the purpose of the analysis, Pharus derived EasyLink’s enterprise value using this methodology by multiplying selected multiples to EasyLink’s LTM EBITDA ended March 31, 2007 and projected fiscal year 2007 EBITDA and taking the average of the two results. A comparative risk analysis between EasyLink and the Comparable Companies formed the basis for the selection of appropriate risk-adjusted multiples. The risk analysis incorporated both quantitative and qualitative risk factors, relating to, among other things, the nature of the industry in which EasyLink and the Comparable Companies are engaged, and EasyLink’s relative performance against the Comparable Companies. Based on its analysis, Pharus calculated an EBITDA multiple range of 10.2x to 11.3x for EasyLink’s March 31, 2007 EBITDA and a multiple range of 7.8x to 8.6x for projected Fiscal Year 2007 EBITDA.

     The Comparable Companies analysis resulted in a share price range for the Common Stock of $5.80 to $6.54, which includes the value of EasyLink’s net operating losses.

Comparable Transactions Analysis

     Pharus reviewed and analyzed selected historical information about EasyLink provided by management and compared this information to the multiples exhibited in eight announced control acquisitions that Pharus deemed to be reasonably comparable for purposes of its analysis. The selected transactions differ significantly from the merger based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated. The transactions reviewed as part of the analysis included:

Acquirer	Target
Apollo Management	Sourcecorp
Inovis	QRS
Open Solutions	Bisys Information Services
Quadrangle Group and Thomas H. Lee Partners	West Corporation
Skywire Software	Docucorp International
Snap-on	ProQuest Business Solutions
TransWorks Information Services	Minacs Worldwide
Vertical Communications	Vodavi Technology

     Pharus calculated, among other information, the enterprise value implied by the purchase price in each selected transaction as a multiple of the target’s actual LTM EBITDA based on publicly available information. The following table summarizes the results of this analysis.

Transaction Enterprise Value / LTM EBITDA

Mean	Median	High	Low
9.1x	9.3x	11.8x	5.8x

     The comparable transactions methodology involves multiplication of EBITDA by appropriate transaction multiples. Pharus derived EasyLink’s enterprise value using this methodology by multiplying the selected multiples by EasyLink’s actual LTM EBITDA. Based on its analysis, Pharus calculated a range of EasyLink’s enterprise values to LTM EBITDA of 8.5x to 10.5x.

     This analysis resulted in a share price range for the Common Stock of $4.16 to $5.09.

Valuation of Net Operating Losses

     Pharus performed a valuation of EasyLink’s net operating losses, based on a utilization schedule and the projected financial results provided by EasyLink’s management. Pharus calculated the estimated present value of the after-tax cash flows that would be realized as a result of reduced future cash tax payments. The analysis resulted in the net present value of net operating loss tax benefits at $3,600,000 to $3,800,000. The present value of the after-tax cash flows was computed based on a range of discount rates of 22% to 24%, which corresponded to EasyLink’s estimated weighted average cost of capital.

EasyLink’s Hiring of Pharus

     EasyLink’s board of directors selected Pharus based on Pharus’ qualifications, experience and reputation and its familiarity with EasyLink and EasyLink’s business. Pharus is an investment banking firm regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

     Prior to this engagement, Pharus had not provided financial advisory or investment banking services to Easylink. For its services provided to EasyLink, Pharus was paid a total fee of $375,000. In addition, EasyLink agreed to reimburse Pharus for all reasonable out-of-pocket expenses incurred by Pharus on EasyLink’s behalf, provided such expenses do not exceed $25,000 without EasyLink’s prior consent. EasyLink also agreed to indemnify Pharus against certain liabilities, including any that may arise under the federal securities laws.

REASONS FOR THE BOARD’S RECOMMENDATION

     In reaching its conclusion regarding the fairness of the merger and its decision to approve the Merger Agreement and recommend the adoption of the Merger Agreement by EasyLink’s stockholders, EasyLink’s board of directors relied on the special committee’s recommendations and the factors examined by the special committee as described above. In view of the wide variety of factors considered in connection with its evaluation of the merger, EasyLink’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of EasyLink’s board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. Rather, EasyLink’s board of directors viewed its position as being based on the totality of the information considered by it. As part of its determination with respect to the merger, EasyLink’s board of directors adopted the conclusion of the special committee and the analyses underlying the conclusion, based upon its view as to the reasonableness of such conclusion and analyses.

     In light of the factors described above, and the fact that the use of a special committee of independent and disinterested directors is a mechanism well-recognized to ensure fairness in transactions of this type, EasyLink’s board of directors did not consider it necessary to (and therefore did not) retain an unaffiliated representative to act solely on behalf of EasyLink’s unaffiliated stockholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger.

     Based on the factors outlined above, EasyLink’s board of directors determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of EasyLink and its unaffiliated stockholders.

PURPOSES AND REASONS FOR THE MERGER AND PLANS FOR EASYLINK AFTER THE MERGER

     The purpose of the merger for EasyLink is to enable EasyLink’s stockholders (other than ICC or EasyLink or their respective subsidiaries or dissenting stockholders) to realize immediately the value of their investment in EasyLink through their receipt of the per share merger price of $5.80, in cash, without interest, representing a premium of approximately 11% to the closing market price of the Common Stock on May 3, 2007, the last trading day before the announcement of the execution of the Merger Agreement. In this respect, the special committee and EasyLink’s board of directors believed that the merger was more favorable to such stockholders than any other alternative reasonably available to EasyLink and its stockholders because of the uncertain returns to such stockholders in light of EasyLink’s business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, and general industry, economic and market conditions, both on a historical and on a prospective basis. For these reasons, and the reasons discussed under “—Reasons for the Board’s Recommendation” above, EasyLink’s board of directors determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of EasyLink and its unaffiliated stockholders.

     EasyLink’s board of directors decided to proceed with the Merger Agreement at this time because it believes that the merger is more favorable to EasyLink’s unaffiliated stockholders than any other alternative reasonably available to EasyLink and its stockholders, including remaining as a stand-alone public company.

     After completion of the merger, it is anticipated that EasyLink will continue its current operations, except that it will be a wholly owned subsidiary of ICC. ICC has advised EasyLink that ICC does not have any current plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving EasyLink’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. ICC and EasyLink’s management expect continuously to evaluate and review its business and operations following the merger and may develop new plans and proposals that they consider appropriate to maximize the value of EasyLink. ICC expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

CERTAIN EFFECTS OF THE MERGER

Effect on Outstanding EasyLink Equity

     As of the Effective Time, by virtue of the Merger Agreement and without any action on the part of any holder of shares of Common Stock, each issued and outstanding share of capital stock of Sub will be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the surviving corporation.

     Each share of Common Stock that is owned by EasyLink, ICC or any of their respective subsidiaries will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     Except as set forth below with respect to restricted stock owned by EasyLink’s executive officers, upon completion of the merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares owned directly by ICC or EasyLink or their respective subsidiaries or dissenting stockholders) will be converted into the right to receive from the surviving corporation $5.80, in cash, without interest (the “Merger Consideration”). See “Proposal 1: The Merger Agreement—Treatment of Common Stock, Stock Options and Certain Restricted Stock”. As of the Effective Time, all shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any Common Stock (a “Certificate”) and each holder of Common Stock not represented by a Certificate (an “Uncertificated Share”) will cease to have any rights with respect thereto, except the right, as provided in the Merger Agreement, to receive the Merger Consideration.

     ICC will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of Common Stock outstanding immediately prior to the Effective Time such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Common Stock outstanding immediately prior to the Effective Time in respect of which such deduction and withholding was made.

Treatment of Outstanding Options and Certain Restricted Stock

     At the Effective Time, each EasyLink director holding an option to acquire shares of Common Stock with an exercise price per share that is less than $5.80 (whether or not vested) will be entitled to receive an amount in cash equal to the amount by which $5.80 exceeds the exercise price per share of Common Stock subject to the option for each share subject to the option, less any applicable withholding tax. All other outstanding options not held by EasyLink directors will be replaced by ICC with a substitute option to purchase shares of Class A common stock of ICC. Each substitute option will be subject to, and exercisable and vested on, comparable terms and conditions as applied to the option being replaced immediately prior to the Effective Time (provided, however, that vesting will be accelerated if the option holder’s employment is terminated for any reason other than for cause), except that each substitute option will be exercisable for that number of shares of Class A common stock of ICC equal to the number of shares of Common Stock subject to that option multiplied by an Exchange Ratio (as defined in the Merger Agreement). Certain grants of restricted shares of Common Stock to EasyLink executives will be converted into restricted shares of Class A common stock of ICC equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by that executive, divided by (ii) a Volume Weighted Average Price (as defined in the Merger Agreement). Each such share of restricted stock of ICC replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to such restricted shares of Common Stock immediately prior to the Effective Time (provided, however, that vesting restrictions will lapse if the restricted stock holder’s employment is terminated for any reason other than for cause). See “Proposal 1: The Merger Agreement—Treatment of Common Stock, Stock Options and Certain Restricted Stock”.

     The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is quoted on The Nasdaq Capital Market under the symbol “EASY”. As a result of the merger, EasyLink will no longer be a publicly traded company, and there will be no public market for the Common Stock. After the merger, the Common Stock will cease to be quoted on The Nasdaq Capital Market, and price quotations with respect to sales of shares of Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to EasyLink. After completion of the merger, EasyLink will also no longer be required to file periodic reports with the SEC on account of the Common Stock.

Effect on EasyLink’s Organization and Management

     The officers of EasyLink immediately prior to the Effective Time will be the officers of the surviving corporation, until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

     The directors of Sub immediately prior to the Effective Time will be the directors of the surviving corporation, until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

     EasyLink’s certificate of incorporation will be amended in the merger to be the same as the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, except that the corporate name of EasyLink will remain the corporate name of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

     The bylaws of Sub as in effect immediately prior to the Effective Time will become the bylaws of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

Interests of EasyLink’s Directors and Executive Officers in the Merger

     EasyLink is a party to employment agreements with each of Thomas Murawski (EasyLink’s Chairman, President and Chief Executive Officer), Michael Doyle (EasyLink’s Vice President and Chief Financial Officer), Richard Gooding (EasyLink’s Executive Vice President and General Manager), Gary MacPhee (EasyLink’s Executive Vice President and General Manager) and Frank Graziano (EasyLink’s Senior Vice President of Corporate Development). All of these persons are referred to in this proxy statement as EasyLink’s “executive officers”. In addition, EasyLink is a party to a severance and change of control agreement with each of its executive officers other than Mr. Murawski (whose change of control arrangements are set forth in the Murawski Employment Agreement).

     The Murawski Employment Agreement provides that, in the event of Mr. Murawski’s termination of employment by EasyLink for any reason other than death, disability or “cause” (as defined in the Murawski Employment Agreement) or by Mr. Murawski for “good reason” (as defined in the Murawski Employment Agreement), Mr. Murawski will be entitled to receive either (i) continuation of his base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures) and participation in EasyLink’s standard health insurance and 401(k) plans for 12 months after the date of termination, or (ii) a lump sum equal to 12 months’ base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures). In addition, if EasyLink terminates Mr. Murawski’s employment without cause within three months before or six months after the Effective Time, or if Mr. Murawski terminates his employment for good reason within six months after the Effective Time, then all of Mr. Murawski’s outstanding stock options and other equity-based awards granted under EasyLink’s equity incentive plans or pursuant to individual agreements with EasyLink will become fully vested and exercisable. Further, if the Effective Time occurs before the termination of Mr. Murawski’s employment or within three months after a termination of his employment without cause or within three months after Mr. Murawski terminates his employment for good reason, he will be entitled to receive upon the Effective Time a cash payment equal to 2.5% of the consideration received by the holders of the Common Stock pursuant to the merger. If any of the payments to Mr. Murawski under the Murawski Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Murawski will be entitled to receive a gross-up payment that would entitle him to retain, after payment of all additional taxes on the gross-up payment, an amount equal to the amount of the excise tax.

     The severance and change of control agreements with EasyLink’s executive officers other than Mr. Murawski provide for severance pay in the amount of six months’ salary upon termination of such executive officer’s employment without “cause” (as defined in the relevant agreement) at any time, or if such executive officer terminates his employment for “good reason” (as defined in the relevant agreement) within six months after a “change of control” (as defined in the relevant agreement) provided that such executive officer signs a waiver and release of claims. If EasyLink terminates such executive officer’s employment without cause within three months before or six months after a change of control, or if such executive officer terminates his employment for good reason within six months after a change of control, then all of such executive officer’s outstanding equity-based awards will fully vest. The completion of the merger will constitute a change of control for purposes of the severance and change of control agreements.

Effect on Ownership Interest in EasyLink After the Merger; Beneficial and Detrimental Effects

     In considering the recommendation of EasyLink’s board of directors with respect to the Merger Agreement, holders of shares of Common Stock should be aware that EasyLink’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of EasyLink’s stockholders generally. These interests may create potential conflicts of interest. EasyLink’s board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that EasyLink’s stockholders vote in favor of adopting the Merger Agreement.

Stock Holdings and Stock Options

     At the Effective Time, each EasyLink director holding an option to acquire shares of Common Stock with an exercise price per share that is less than $5.80 (whether or not vested) will be entitled to receive an amount in cash equal to the amount by which $5.80 exceeds the exercise price per share of the Common Stock subject to the option for each share subject to the option, less any applicable withholding tax. All other outstanding options not held by EasyLink directors will be replaced by ICC with a substitute option to purchase shares of Class A common stock of ICC. Each substitute option will be subject to, and exercisable and vested on, comparable terms and conditions as applied to the option being replaced immediately prior to the Effective Time (provided, however, that vesting will be accelerated if the option holder’s employment is terminated for any reason other than for cause), except that each substitute option will be exercisable for that number of shares of Class A common stock of ICC equal to the number of shares of Common Stock subject to that option multiplied by an Exchange Ratio (as defined in the Merger Agreement).

     The table below sets forth, as of July 10, 2007, for each of EasyLink’s directors:

  the number of shares of Common Stock currently held;

  the amount of cash that will be paid in respect of such shares upon completion of the merger;

  the number of options entitled to payment, whether or not vested;

  the amount of cash that will be paid in respect of cancellation of such option upon completion of the merger; and

  the total amount of cash that will be received by such person in respect of such shares and options upon completion of the merger.

     All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholding. In each case with respect to options owned by directors, the payment is calculated by multiplying the number of shares subject to each option by the amount, if any, by which $5.80 exceeds the exercise price of the option. The Merger Agreement requires EasyLink’s board of directors to take all actions necessary to cause all outstanding stock options to be canceled as of the Effective Time.

	Common Stock Owned		Options Subject to
	as of July 10, 2007		Being Cashed Out
					Total
Name	Shares	Consideration	Shares	Consideration	Consideration
Thomas Murawski	40,657	$206,131	80,600	$118,890	$325,021
Peter J. Holzer	32,258	$163,548	6,000	$8,500	$172,048
Eric J. Zahler	20,000	$101,400	6,000	$8,500	$109,900
John C. Petrillo	16,129	$81,774	6,000	$8,500	$90,274
George Knapp	8,064	$40,884	10,000	$21,100	$61,984
Robert Casale	6,451	$32,707	10,000	$21,100	$53,807
Dennis Raney	8,700	$44,109	10,000	$21,100	$65,209
Steve Duff	3,065	$15,540	8,000	$20,300	$35,840

     The table below sets forth, as of July 10, 2007, for each of EasyLink’s executive officers:

  the number of shares of Common Stock currently held;

  the amount of cash that will be paid in respect of such shares upon completion of the merger; and

  the number of options that will be replaced by ICC with a substitute option to purchase shares of Class A common stock of ICC.

     All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholding. The Merger Agreement requires EasyLink’s board of directors to take all actions necessary to cause all outstanding stock options to be canceled as of the Effective Time.

	Common Stock Owned		Options That Will be Replaced by
	as of July 10, 2007		ICC With Substitute Options
Name (1)	Shares	Consideration	Shares
Gary MacPhee	10,289	$59,676	61,000
Richard Gooding	8,750	$50,750	45,100
Michael Doyle	18,319	$106,250	36,000
Frank Graziano	23,110	$134,038	40,716
____________________

(1)	Thomas Murawski is both a director and executive officer of EasyLink. Pursuant to the terms of the Merger Agreement, his options will be treated the same as EasyLink’s other directors, as detailed in the previous table.

     No current EasyLink stockholder will, directly or indirectly, have any ownership interest in, or be a stockholder of, EasyLink immediately following the Effective Time. As a result, immediately following the merger, EasyLink’s current unaffiliated stockholders will not benefit from any increase in EasyLink’s value, nor will they bear the risk of any decrease in EasyLink’s value. Following the merger, ICC will directly benefit from any increase in EasyLink’s value and also will bear the risk of any decrease in EasyLink’s value.

     In addition, the detriments of the merger to EasyLink’s unaffiliated stockholders include that the receipt of the payment for their shares of Common Stock will be a taxable transaction for federal income tax purposes. See “—Material U.S. Federal Income Tax Consequences of the Merger” below.

Shares of Restricted Stock

     Certain grants of restricted shares of Common Stock to EasyLink executives will be converted into restricted shares of Class A common stock of ICC, equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by that executive, divided by (ii) a Volume Weighted Average Price (as defined in the Merger Agreement). Each such share of restricted stock of ICC replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to such restricted shares of Common Stock immediately prior to the Effective Time (provided, however, that vesting restrictions will lapse if the restricted stock holder’s employment is terminated for any reason other than for cause).

     The table below sets forth, as of July 9, 2007, for each of EasyLink’s executive officers, the number of restricted shares of Common Stock that will be converted into restricted shares of Class A common stock of ICC as a result of the merger.

	Shares that will convert into
	restricted shares as a result
Name	of the merger	Market Value
Thomas Murawski	29,560	$171,152
Michael Doyle	14,976	$86,711
Gary MacPhee	13,509	$78,217
Richard Gooding	12,958	$75,027
Frank Graziano	12,824	$74,251

Benefits Accruing Prior to or Upon the Merger

     The Merger Agreement provides that EasyLink’s directors and officers will be indemnified in respect of their past service and that ICC will maintain EasyLink’s current directors’ and officers’ liability insurance, subject to certain conditions. See “Proposal 1: The Merger Agreement—Indemnification of Directors and Officers; Insurance”.

Benefits Accruing After the Merger

     EasyLink’s current executive officers will be the officers of the surviving corporation immediately after the Effective Time. It is anticipated that the service of EasyLink’s directors will end at the Effective Time. Immediately after the Effective Time, the directors of Sub immediately prior to the Effective Time will become the directors of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

EFFECTS ON EASYLINK IF THE MERGER IS NOT COMPLETED

     In the event that the Merger Agreement is not adopted by EasyLink’s stockholders or if the merger is not completed for any other reason, EasyLink’s stockholders will not receive any payment for their shares of Common Stock in connection with the merger. Instead, EasyLink will remain an independent public company and the Common Stock will continue to be listed on The Nasdaq Capital Market. In addition, if the merger is not completed, EasyLink expects that management will operate the business in a manner similar to that in which it is being operated today and that EasyLink’s stockholders will continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of Common Stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of the Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price of the Common Stock reflects a market assumption that the merger will be completed. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of the Common Stock. If the merger is not completed for any reason, EasyLink’s board of directors will evaluate and review from time to time EasyLink’s business operations, properties, dividend policy and capitalization to, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the Merger Agreement is not adopted by EasyLink’s stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to EasyLink will be offered or that EasyLink’s business, prospects or results of operations will not be adversely impacted.

     Under certain circumstances, if the merger is not completed, EasyLink will be obligated to pay the Termination Fee to ICC. In addition, under certain circumstances, if the merger is not completed, ICC will be obligated to pay the Termination Fee to EasyLink. See “Proposal 1: The Merger Agreement—Termination Fees”.

FINANCING

     ICC’s obligations to complete the merger are subject to the approval of ICC’s stockholders in connection with the bank financing for the merger. See “Proposal 1: The Merger Agreement—Conditions to the Merger”. The total amount of funds required to complete the merger and the related transactions, including repaying EasyLink’s existing debt and payment of fees and expenses in connection with the merger, is anticipated to be approximately $67,000,000. This amount is expected to be provided through a combination of:

  Between $20,000,000 and $30,000,000 (as determined by ICC) of Series A Senior Secured Convertible Notes (the “Series A Notes”);

  $30,000,000 Series B Senior Secured Convertible Notes (the “Series B Notes”);

  a possible $10,000,000 of additional Series A Notes if the purchaser of such notes elects to exercise additional investment rights to acquire additional notes on the same terms as the Series A Notes (the “Additional Investment Rights”);

  $10,000,000 of Senior Secured Convertible Bridge Notes which will be converted into additional Series A Notes and Series B Notes (the “Bridge Notes”); and

  cash on hand at the Effective Time.

     Concurrently with execution of the Merger Agreement, ICC entered into a securities purchase agreement with certain accredited institutional investors affiliated with York, pursuant to which ICC will issue to such investors, in a private placement, the Series A Notes, the Series B Notes, warrants to purchase shares of ICC’s class A common stock (the “ICC Warrants”) and the Additional Investment Rights, all as more fully described in such securities purchase agreement, for an aggregate purchase price between $50,000,000 and $60,000,000, depending on the amount of Series A Notes that ICC elects to issue.

     The Series A Notes will bear interest at the prime rate plus 75 basis points less an interest factor based on the performance of ICC’s Class A common stock, as more fully described in the Series A Notes, and interest will be payable quarterly. The Series B Notes will bear interest at the prime rate plus 300 basis points less an interest factor based on the performance of ICC’s Class A common stock, as more fully described in the Series B Notes, and interest will be payable quarterly. Both the Series A Notes and the Series B Notes will have a term of four years, will be repayable in 30 equal monthly installments of principal beginning 18 months after issuance and may be prepaid subject to a 25% prepayment penalty and certain other conditions, provided that ICC may prepay up to $15,000,000 of the Series B Notes from the proceeds of sales of assets subject to a 12.5% prepayment penalty.

     The ICC Warrants will entitle the investors thereof to acquire an aggregate number of shares of ICC’s Class A common stock equal to 30% of the principal amount of the Series B Notes divided by the least of (i) the arithmetic average of the volume weighted average price (as defined in such securities purchase agreement) for the 10 trading days prior to the closing of the merger, (ii) the closing price on the trading day immediately preceding the Effective Time, and (iii) $2.53. The ICC Warrants will be exercisable from the Effective Time until the fifth anniversary of the date a registration statement covering the resale of the shares issuable upon exercise of the ICC Warrants is declared effective by the SEC. The Additional Investment Rights will entitle the investors thereof to purchase additional notes having terms similar to the Series A Notes in an aggregate principal amount up to $10,000,000.

     Under such securities purchase agreement, ICC is subject to certain limitations, including limitations on its ability to incur additional debt or sell assets, make certain investments and acquisitions, grant liens and pay dividends and distributions. ICC is also subject to financial covenants on a quarterly basis, which include minimum requirements for recurring revenue, EBITDA and the ratio of EBITDA to interest expense. Such securities purchase agreement contains certain events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other contractual obligations, change of control and non-compliance with covenants.

     The issuance and sale of the securities pursuant to such securities purchase agreement will occur at the Effective Time, at which time ICC’s subsidiaries will enter into guaranty agreements whereby each such subsidiary will guarantee the repayment of the Series A Notes and the Series B Notes and will provide a senior security interest in all or substantially all of their assets as collateral to secure such guarantees. At the Effective Time, ICC will also provide a senior security interest in all or substantially all of its assets, including the pledge of its shares of capital stock in its subsidiaries. All of the proceeds from such securities purchase agreement will be used to finance the merger.

     On July 2, 2007, ICC entered into an additional securities purchase agreement with certain accredited institutional investors affiliated with York, pursuant to which ICC issued an aggregate of $10,000,000 in principal amount of the Bridge Notes to the investors.  The proceeds from the sale of the Bridge Notes are to be used for working capital purposes and to acquire shares of EasyLink’s Common Stock.

     The Bridge Notes bear interest at the prime rate and, shall mature as of the earliest of (i) the consummation of the merger, (ii) the termination of the Merger Agreement, or (iii) September 1, 2007.  Any interest payable shall be payable quarterly in arrears in cash beginning on September 30, 2007.  On July 12, 2007, and in accordance with their terms, the investors notified ICC of their intention to convert the Bridge Notes into additional Series A Notes and Series B Notes, divided pro rata among Series A Notes and Series B Notes according to the proportion of Series A Notes and Series B Notes purchased by each investor under the earlier securities purchase agreement, at the closing of the other transactions contemplated by the earlier securities purchase agreement.

     Please refer to ICC’s Current Reports on Form 8-K filed on May 9, 2007, July 9, 2007 and July 10, 2007 for further information on such securities purchase agreements.

REMEDIES

     EasyLink cannot seek specific performance to require ICC to complete the merger, and, if ICC fails to complete the merger in the circumstances described under “The Merger Agreement—Termination Fees and Expenses”, ICC will be obligated to pay the Termination Fee to EasyLink. EasyLink’s right to receive payment of the Termination Fee from ICC pursuant to the Merger Agreement does not limit EasyLink’s remedies against ICC or Sub for any damages in excess of the Termination Fee suffered by EasyLink as a result of the failure of ICC or Sub to obtain the financing necessary to complete the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of the material U.S. federal income tax consequences of the merger relevant to beneficial holders of Common Stock whose shares are converted into cash in the merger. This discussion is based on the provisions of the Code, existing, temporary and proposed U.S. Treasury Regulations, judicial authority and administrative rulings and practice in effect as of the date of this proxy statement, all of which are subject to changes that could materially affect the tax consequences discussed in the Merger Agreement, possibly on a retroactive basis.

     This discussion applies only to beneficial holders of Common Stock that hold those shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to you in light of your particular circumstances or that may apply to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, stockholders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, stockholders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements (including holders of outstanding stock options or restricted stock) or stockholders who will hold (actually or constructively) an equity interest in ICC after the merger). In addition, the discussion does not address tax considerations to holders under state, local or non-U.S. tax law. No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein. Accordingly, there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

     The U.S. federal income taxes of a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding Common Stock will depend on the status of the partner and the activities of the partnership (or other entity treated as a partnership for U.S. federal income tax purposes). Partners in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding shares of Common Stock should consult their own tax advisors.

     For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

  a citizen or individual resident of the U.S.;

  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

  a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  an estate the income of which is subject to U.S. federal income tax regardless of its source.

     The term “non-U.S. holder” means a beneficial owner of Common Stock that is, for U.S. federal income tax purposes, neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Tax Treatment to U.S. Holders

     The receipt of cash by U.S. holders in exchange for Common Stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of Common Stock who receives cash in exchange for Common Stock in the merger will recognize gain or loss equal to the difference between:

  the amount of cash received in exchange for such Common Stock, and the U.S. holder’s adjusted tax basis in such Common Stock.

     Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder of Common Stock surrendered in the merger has held such stock for greater than one year as of the date of the merger. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code.

     Certain U.S. holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. If you acquired different blocks of Common Stock at different times and different prices, you must calculate your gain or loss and determine your adjusted tax basis and holding period separately with respect to each block of Common Stock.

Tax Treatment to Non-U.S. Holders

     A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless one of the following applies:

  the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business within the U.S. and, if a tax treaty applies, the gain is attributable to a non-U.S. holder’s U.S. permanent establishment; in such case, the non-U.S. holder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the merger at regular graduated U.S. federal income tax rates and, in the case of a foreign corporation, may also be subject to the branch profits tax; or

  a non-U.S. holder who is an individual holds Common Stock as a capital asset, is present in the U.S. for 183 or more days in the taxable year of the merger and certain other conditions are met; in such a case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by certain U.S. capital losses.

Backup Withholding

     Certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (i) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form, (ii) provides a certification of foreign status on Form W-8 or successor form or (iii) is otherwise exempt from backup withholding.

Treatment of Merger to EasyLink

     Under general U.S. federal income tax principles, the merger should not be a taxable event to EasyLink, and no gain or loss should be recognized by EasyLink for U.S. federal income tax purposes.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH BENEFICIAL OWNER OF SHARES SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, HER OR IT, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

REGULATORY APPROVALS

     The merger is not subject to the filing requirements of the HSR Act.

DELISTING AND DEREGISTRATION OF COMMON STOCK

     If the merger is completed, the Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act, and EasyLink will no longer file periodic reports with the SEC on account of the Common Stock.

FEES AND EXPENSES

     In general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. If the Merger Agreement is terminated, EasyLink or ICC will, in specified circumstances, be required to pay the Termination Fee. See “Proposal 1: The Merger Agreement—Termination Fees”. Fees and expenses incurred or to be incurred by EasyLink in connection with the merger and the related financings and other transactions contemplated by the Merger Agreement are estimated at this time to be as follows:

Description	Amount
Financial advisory, legal and accounting fees	$3,215,126.00
SEC filing fees	$2,056.90
Printing, proxy solicitation and mailing costs	$56,500.00
Total	$3,273,682.90

     These expenses will not reduce the Merger Consideration to be received by EasyLink’s unaffiliated stockholders.

APPRAISAL RIGHTS

     Under the DGCL, you have the right to demand appraisal of your Common Stock and to receive, in lieu of the Merger Consideration, payment in cash for the fair value of your Common Stock as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment of the merger, together with a fair rate of interest. Stockholders electing to exercise appraisal rights must strictly comply with the provisions of Section 262 of the DGCL in order to perfect their rights.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement.

     Section 262 of the DGCL requires that stockholders be notified that appraisal rights will be available not less than 20 days before the Special Meeting to vote on the adoption of the Merger Agreement. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes EasyLink’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex D, since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  you must be a holder of record of shares of Common Stock on the date that the written demand for appraisal is made, and you must continue to hold the shares of record through the Effective Time;

  you must deliver to EasyLink a written demand for appraisal of your shares before the vote with respect to the Merger Agreement is taken at the Special Meeting, which written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement (voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL); and

  you must not vote in favor of the adoption of the Merger Agreement (a vote in favor of the adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal).

     If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Common Stock. A proxy card that is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the Merger Agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal. If the written demand for appraisal is made in accordance with the requirements of Delaware law, failure to vote against the proposal to adopt the Merger Agreement (that is, abstaining) will not operate as a waiver of your appraisal rights.

     All demands for appraisal should be in writing and addressed to EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854, Attention: Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform EasyLink of the identity of the stockholder and the intention of the stockholder to demand appraisal of such holder’s shares.

     To be effective, a demand for appraisal by a holder of Common Stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). The demand should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the holder intends thereby to demand appraisal of the holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to EasyLink. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

     If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

     Within 10 days after the Effective Time, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for such stockholder’s shares of Common Stock. Within 120 days after the Effective Time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. Within 120 days after the Effective Time, any holder of Common Stock who has complied with the requirements for exercise of appraisal rights under Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be sent to such holder within 10 days after a written request for the statement has been received by the surviving corporation.

     If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and, if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc. (“Weinberger”), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but that rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more, the same or less than the value that you are entitled to receive under the terms of the Merger Agreement.

     Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the Effective Time; however, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the Effective Time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for such holder’s shares of Common Stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the Effective Time may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery.

     Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

PROPOSAL 1: THE MERGER AGREEMENT

     The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this document. This summary may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read carefully the Merger Agreement in its entirety.

EFFECTIVE TIME OF THE MERGER

     The Effective Time will occur at the time that ICC and EasyLink file a certificate of merger with the Secretary of State of the State of Delaware or other appropriate documents as provided in Section 251 of the DGCL (or at such later time as is specified in the certificate of merger) on the closing date of the merger. Unless otherwise agreed to by ICC and EasyLink, the closing date of the merger will take place no later than the second business day after satisfaction or waiver of the conditions set forth in the Merger Agreement.

STRUCTURE

     At the Effective Time, Sub will merge with and into EasyLink. Upon completion of the merger, Sub will cease to exist as a separate entity, and EasyLink will continue as the surviving corporation and a wholly owned subsidiary of ICC. All of EasyLink’s and ICC’s rights and obligations will become those of the surviving corporation. Following the completion of the merger, the Common Stock will be delisted from The Nasdaq Capital Market, deregistered under the Exchange Act and no longer publicly traded.

TREATMENT OF COMMON STOCK, STOCK OPTIONS AND CERTAIN RESTRICTED STOCK

Common Stock

     At and after the Effective Time, each EasyLink stockholder (other than ICC or EasyLink or their respective subsidiaries or dissenting stockholders) will be entitled to receive $5.80, in cash, without interest, for each share of Common Stock owned as of the Effective Time.

     Each share of Common Stock that is owned by ICC, EasyLink or any of their respective subsidiaries (including Sub) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

EasyLink Stock Options

     At the Effective Time, each EasyLink director holding an option to acquire shares of Common Stock with an exercise price per share that is less than $5.80 (whether or not vested) will be entitled to receive an amount in cash equal to the amount by which $5.80 exceeds the exercise price per share of the Common Stock subject to the option for each share subject to the option, less any applicable withholding tax. All other outstanding options not held by EasyLink directors will be replaced by ICC with a substitute option to purchase shares of Class A common stock of ICC. Each substitute option will be subject to, and exercisable and vested on, comparable terms and conditions as applied to the option being replaced immediately prior to the Effective Time (provided, however, that vesting will be accelerated if the option holder’s employment is terminated for any reason other than for cause), except that each substitute option will be exercisable for that number of shares of Class A common stock of ICC equal to the number of shares of Common Stock subject to that option multiplied by an Exchange Ratio (as defined in the Merger Agreement).

     Except as may be otherwise agreed to by ICC or Sub and EasyLink, EasyLink’s stock option plans will terminate as of the Effective Time, and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of EasyLink’s capital stock will be terminated as of the Effective Time.

Certain Shares of Restricted Stock

     Certain grants of restricted shares of Common Stock to EasyLink executives will be converted into restricted shares of Class A common stock of ICC, equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by that executive divided by (ii) a Volume Weighted Average Price (as defined in the Merger Agreement). Each such share of restricted stock of ICC replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to such restricted shares of Common Stock immediately prior to the Effective Time (provided, however, that vesting restrictions will lapse if the restricted stock holder’s employment is terminated for any reason other than for cause).

No Further Ownership Rights

     After the Effective Time, each outstanding certificate of Common Stock will represent only the right to receive a cash amount equal to the product of the per share Merger Consideration multiplied by the number of shares so represented. After the Effective Time, no holder of an EasyLink stock option or shares of restricted stock will have any right to acquire any capital stock or any interest in respect of any capital stock of the surviving corporation.

EXCHANGE AND PAYMENT PROCEDURES

     At the Effective Time, the surviving corporation will deposit with American Stock Transfer and Trust Co. (the “paying agent”) an amount of cash sufficient to pay the Merger Consideration to each holder of shares of Common Stock. Promptly after the Effective Time, the paying agent will mail a letter of transmittal to you and EasyLink’s other stockholders. The letter of transmittal will tell you how to surrender your Common Stock certificates in exchange for the Merger Consideration.

     You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

     You will not be entitled to receive the Merger Consideration until you surrender your Common Stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal or, in the case of uncertificated shares of Common Stock, such other documents as the paying agent may require. The Merger Consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the reasonable satisfaction of the surviving corporation that such stock transfer taxes have been paid or are not applicable.

     If you have lost a certificate, or if it has been stolen or destroyed, then you will be required to make an affidavit of that fact before you will be entitled to receive the Merger Consideration. In addition, if required by the surviving corporation, you will have to post a bond at your expense in a reasonable amount determined by the surviving corporation indemnifying the surviving corporation against any claims made against it with respect to the lost, stolen or destroyed certificate.

     No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the paying agent and the surviving corporation will be entitled to deduct and withhold any applicable taxes from the Merger Consideration and pay such withholding amount over to the appropriate taxing authority.

     At the Effective Time, EasyLink’s share transfer books will be closed, and there will be no further registration of transfers of outstanding shares of Common Stock. If, after the Effective Time, certificates are presented to the surviving corporation or the paying agent for transfer or any other reason, they will be canceled and exchanged for the Merger Consideration.

     Any portion of the Merger Consideration deposited with the paying agent that remains unclaimed by holders of Common Stock one year after the Effective Time will be delivered to the surviving corporation. Holders of Common Stock who have not surrendered their certificates within one year after the Effective Time may only look to the surviving corporation for the payment of the Merger Consideration. No party to the Merger Agreement will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or other applicable law.

CERTIFICATE OF INCORPORATION AND BYLAWS

     EasyLink’s certificate of incorporation will be amended in the merger to be the same as the certificate of incorporation of Sub as in effect immediately prior to the Effective Time, except that the corporate name of EasyLink will remain the corporate name of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

     The bylaws of Sub as in effect immediately prior to the Effective Time will become the bylaws of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

DIRECTORS AND OFFICERS

     The directors of Sub immediately prior to the Effective Time will be the directors of the surviving corporation, until their respective successors are duly elected or appointed or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. The officers of EasyLink immediately prior to the Effective Time will be the officers of the surviving corporation, until their respective successors are duly elected or appointed or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties that EasyLink, ICC and Sub made to one another as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and may be subject to important qualifications and limitations set forth in the Merger Agreement and the disclosure schedules thereto. Moreover, certain representations and warranties are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between EasyLink and ICC rather than establishing matters as facts. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of EasyLink, ICC or their respective subsidiaries.

     EasyLink’s representations and warranties relate to, among other things:

  EasyLink’s and its subsidiaries’ proper organization, good standing and corporate power to operate their respective businesses;

  EasyLink’s capitalization, including in particular the number of shares of Common Stock, stock options and shares of restricted stock owned by executive officers and warrants that are outstanding;

  EasyLink’s corporate power and authority to enter into the Merger Agreement and to complete the transactions contemplated by the Merger Agreement;

  the approval and recommendation by EasyLink’s board of directors of the Merger Agreement and the merger;

  the required vote of EasyLink’s stockholders in connection with the adoption of the Merger Agreement;

  the enforceability of the Merger Agreement against EasyLink;

  the absence of any conflict with or violation of EasyLink’s and its subsidiaries’ organizational documents, certain agreements or applicable law as a result of entering into the Merger Agreement and completing the merger;

  required consents and approvals of governmental entities as a result of entering into the Merger Agreement and completing the merger;

  EasyLink’s SEC filings since December 31, 2004, the financial statements described in the Merger Agreement and EasyLink’s disclosure controls and procedures and internal control over financial reporting;

  the absence of liabilities that would have a material adverse effect on EasyLink, other than liabilities reflected in EasyLink’s financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2006, as amended, liabilities incurred in connection with the merger or ordinary course liabilities incurred since December 31, 2006;

  affiliate contracts and affiliated transactions;

  the absence of certain changes and events since December 31, 2006, including the absence of a material adverse effect;

  accuracy of written information supplied by EasyLink for inclusion in the proxy statement ICC sends to its stockholders to approve the matters contemplated by the financing for the merger;

  employee benefit plans;

  litigation or outstanding orders against EasyLink;

  EasyLink’s possession of and compliance with licenses and permits necessary to conduct its business;

  EasyLink’s compliance with applicable laws;

  tax matters;

  the inapplicability of any anti-takeover statute to the merger;

  the absence of undisclosed brokers’ fees;

  EasyLink’s receipt of fairness opinions;

  EasyLink’s intellectual property;

  labor matters;

  change of control matters;

  environmental matters;

  certain contracts to which EasyLink or its subsidiaries are a party;

  real property leased by EasyLink and its subsidiaries;

  title to EasyLink’s assets;

  EasyLink’s insurance policies; and

  EasyLink’s customers and suppliers.

     For the purposes of the Merger Agreement, “material adverse effect” means any change, development, event, occurrence or effect that, individually or in the aggregate, has or would reasonably be expected to have a material and adverse effect on:

  the business, liabilities (including contingent liabilities), financial condition, results of operations or assets of EasyLink and its subsidiaries, taken as a whole; or

  EasyLink’s ability to perform its obligations under the Merger Agreement or to complete the merger or the other transactions contemplated by the Merger Agreement.

     Notwithstanding the foregoing, none of the following will constitute a “material adverse effect”:

  any adverse change resulting from the merger or the announcement of or pendency of any costs or expenses associated with the merger, including a decline in the trading price of the Common Stock;

  any adverse changes in general market and economic conditions;

  any adverse changes affecting EasyLink’s industry generally;

  any adverse regulatory or legislative changes affecting EasyLink or companies in general;

  any adverse change relating to changes in generally accepted accounting principles in the U.S.; and

  hurricanes, earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof.

     The Merger Agreement also contains representations and warranties made by ICC and Sub relating to, among other things:

  their proper organization, good standing and corporate power to operate their respective businesses;

  their corporate power and authority to enter into the Merger Agreement and to complete the transactions contemplated by the Merger Agreement;

  the approval by ICC’s and Sub’s respective boards of directors of the Merger Agreement;

  the required vote of ICC’s stockholders to approve the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock;

  the enforceability of the Merger Agreement as against ICC and Sub;

  the absence of any conflict with or violation of their organizational documents, certain agreements or applicable law as a result of entering into the Merger Agreement and completing the merger;

  required consents and approvals of governmental entities as a result of entering into the Merger Agreement and completing the merger;

  accuracy of the written information supplied by ICC or Sub for inclusion in this proxy statement;

  the lack of prior operations of Sub;

  the financing commitment received by ICC; and

  the absence of undisclosed brokers’ fees.

     The representations and warranties of each of the parties to the Merger Agreement will expire upon completion of the merger or the termination of the Merger Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

     Under the Merger Agreement, EasyLink agreed that, subject to certain exceptions, between May 3, 2007 and the Effective Time, EasyLink and its subsidiaries will:

  conduct their respective operations according to their ordinary and usual course of business consistent with past practice;

  use their commercially reasonable efforts to preserve intact their current business organization, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them; and

  preserve goodwill.

     EasyLink also agreed that, during the same time period, and again subject to certain exceptions or unless ICC gives its consent, EasyLink and its subsidiaries will not:

  adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock purchase, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee, except in the ordinary course of business consistent with past practice;

  increase in any manner the compensation or fringe benefits of any director, officer or employee, except in the ordinary course of business consistent with past practice (the ordinary course including normal annual increases and executive incentive opportunities);

  pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee, except in the ordinary course of business consistent with past practice;

  incur any indebtedness for borrowed money in excess of EasyLink’s current line of credit;

  expend funds for capital expenditures in excess of $100,000 individually or $1,000,000 in the aggregate for any 12-month period commencing after May 3, 2007;

  sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of EasyLink’s properties or assets, other than immaterial properties or assets, except in the ordinary course of business consistent with past practice;

  declare, set aside or pay dividends on, or make any other distributions in respect of, any capital stock;

  split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

  purchase, redeem or otherwise acquire any of EasyLink’s capital stock or other securities, or any rights, warrants or options to acquire any such securities;

  except for shares of Common Stock issuable pursuant to EasyLink’s stock options or shares of restricted stock outstanding on the date of the Merger Agreement, or in connection with matching contributions under EasyLink’s 401(k) plan, authorize for issuance, issue, deliver, sell, modify or amend, or agree or commit to issue, sell, deliver, pledge or otherwise encumber, any shares of capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including stock appreciation rights);

  amend the certificate of incorporation or bylaws or other organizational documents of EasyLink or any of its subsidiaries;

  acquire or agree to acquire any assets material to EasyLink, except for acquisitions of equipment or services in the ordinary course of business consistent with past practice or pursuant to purchase orders entered into in the ordinary course of business consistent with past practice that do not call for payments in excess of $100,000 individually;

  settle or compromise any stockholder derivative suits arising out of the transactions contemplated by the Merger Agreement or any other material litigation or settle, pay or compromise any material claims not required to be paid;

  adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of EasyLink or any of its subsidiaries or otherwise permit the corporate organization of EasyLink or any of its subsidiaries to be suspended, lapsed or revoked;

  directly or indirectly, sell, lease, sell and leaseback, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of EasyLink’s material properties or assets or any interest therein, other than:

    the sale or distribution of personal property (including intangibles) held for such sale or distribution to customers in the ordinary course of business consistent with past practice;

    pursuant to existing contracts or commitments;

    any liens for taxes not yet due and payable or being contested in good faith; and

    such mechanics’ and similar liens, if any, as do not materially detract from the value of any such properties or assets;

  repurchase, prepay or incur any indebtedness (other than pursuant to EasyLink’s existing line of credit facility), assume, guarantee or endorse any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any of EasyLink’s debt securities;

  make any loan, advance or capital contribution to, or investment in, any person, other than loans or advances to, or investments in, EasyLink or its wholly owned subsidiaries in the ordinary course of business consistent with past practice;

  enter into, modify, amend or terminate, or waive, release or assign any material right under, any contract, except for any new contracts or any modifications, amendments or terminations of, or waivers, releases or assignments to, existing contracts in the ordinary course of business consistent with past practice that would not:

    impair in any material respect EasyLink’s ability to perform its obligations under the Merger Agreement; or

    prevent or delay the consummation of the transactions contemplated by the Merger Agreement;

  except as otherwise contemplated by the Merger Agreement or as required to comply with applicable law or any existing contract or benefit plans, waive any of EasyLink’s material rights under, or grant or pay any material benefit not provided for as of May 3, 2007 under, any contract or benefit plan, except as specifically provided in the Merger Agreement, enter into, modify, amend or terminate any benefit plan or adopt or enter into any collective bargaining agreement or other labor union contract;

  permit to be canceled or terminated, or cancel or terminate, any insurance policy naming EasyLink as a beneficiary or loss payee, unless such policy is replaced by a policy with comparable coverage, or otherwise fail to maintain insurance at less than current levels or otherwise in a manner consistent with past practice in all material respects;

  other than as required by generally accepted accounting principles, revalue any material assets or make any material changes in accounting methods, principles or practices;

  except in the ordinary course of business consistent with past practice, disclose to any party (other than ICC’s representatives) that is not subject to a non-disclosure agreement any material trade secret;

  except in the ordinary course of business consistent with past practice, transfer, modify or terminate any agreement pursuant to which EasyLink has licensed intellectual property rights from any party, except those that would be immaterial to its business;

  disclose any source code to any third party, except in the ordinary course of business consistent with past practice and only if such third party has executed an enforceable non-disclosure and invention assignment agreement;

  enter into any material strategic alliance, material joint development or joint marketing agreement or any agreement pursuant to which ICC, the surviving corporation, any subsidiary of ICC, EasyLink or any of EasyLink’s subsidiaries will be subject to any exclusivity, non-competition, non-solicitation, most favored nation or other similar restriction or requirement on their respective businesses following the Effective Time;

  commence any litigation, except for actions commenced in the ordinary course of business against third parties or pursuant to or in connection with the Merger Agreement;

  except in the ordinary course of business consistent with past practice or as required by applicable law, seek a judicial order or decree, except pursuant to or in connection with the Merger Agreement;

  take any action that would make any of EasyLink’s representations or warranties under the Merger Agreement inaccurate in any material respect or omit to take any action necessary to prevent any such representations or warranties from being inaccurate in any respect;

  make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended tax returns or claims for material tax refunds, enter into any closing agreement, settle any tax claim, audit or assessment or surrender any right to claim a material tax refund or offset or other material reduction in tax liability; or

  fail to file any material federal or state income tax return or an extension thereof.

     EasyLink also agreed that it would not take any action that would, or that could reasonably be expected to, result in:

  any of its representations and warranties set forth in the Merger Agreement that are qualified as to materiality becoming untrue;

  any of such representations and warranties that are not so qualified becoming untrue in any material respect; or

  the merger not being completed (subject to EasyLink’s right to take actions specifically permitted by the Merger Agreement).

AGREEMENT TO TAKE FURTHER ACTION AND TO USE REASONABLE EFFORTS

     Subject to the terms and conditions of the Merger Agreement, each of EasyLink and ICC agreed to use reasonable efforts to take, or cause to be taken, all actions necessary to make such filings and registrations and comply promptly with all legal requirements imposed on it with respect to the merger and to obtain any consent, authorization, order, approval or exemption required in connection with the merger.

     ICC agreed to use its commercially reasonable efforts to arrange and complete the bank financing for the transactions contemplated by the Merger Agreement on terms substantially the same as described in its commitment letter, including to negotiate definitive agreements and to satisfy all conditions with respect thereto.

     ICC agreed to keep EasyLink informed at all times with respect to the status of ICC’s efforts to arrange and complete the bank financing for the transactions contemplated by the Merger Agreement, including with respect to the occurrence of any event that ICC believes may have a materially adverse effect on its ability to obtain the bank financing.

     In addition, EasyLink agreed to use its reasonable best efforts to assist ICC to arrange and complete the bank financing, at ICC’s sole cost and expense.

NOTICE OF CERTAIN EVENTS

     EasyLink and ICC agreed to give prompt written notice to each other of:

  any notice or other communication from any person alleging that such person’s consent is or may be required in connection with the transactions contemplated by the Merger Agreement;

  any notice or communication from any governmental entity in connection with the transactions contemplated by the Merger Agreement;

  any actions, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party, which would reasonably be expected to have a material adverse effect on EasyLink;

  an administrative or other order or notification relating to any material violation or claimed material violation of law;

  the occurrence or non-occurrence of any event that would cause any representation or warranty contained in the Merger Agreement to be untrue or inaccurate in any material respect; or

  such party’s material failure to comply with or satisfy any obligation to be complied with or satisfied by it under the Merger Agreement.

NO SOLICITATION OF TRANSACTIONS

     EasyLink agreed that neither it nor any of its subsidiaries or representatives will:

  solicit, initiate or encourage or take any action in furtherance of any discussions or negotiations with any person, entity or group, other than ICC, concerning any offer or proposal that constitutes or is reasonably likely to lead to any acquisition proposal (as defined below); or

  furnish any non-public information to any person, entity or group regarding EasyLink or an acquisition proposal.

     For purposes of the Merger Agreement, “acquisition proposal” means any inquiry, proposal or offer from any person, entity or group (other than ICC) relating to any direct or indirect acquisition or purchase of any shares of any class of equity securities of EasyLink constituting 50% or more of the outstanding equity securities of EasyLink, any tender offer or exchange offer that if consummated would result in any person, entity or group beneficially owning 50% or more of any class of equity securities of EasyLink, or any merger, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving EasyLink, other than the transactions contemplated by the Merger Agreement.

     Notwithstanding the foregoing, EasyLink may furnish information with respect to EasyLink to any person, entity or group making such acquisition proposal and participate in discussions or negotiations regarding such acquisition proposal in response to an unsolicited acquisition proposal received subsequent to May 3, 2007 if EasyLink’s board of directors determines in the good-faith exercise of its fiduciary duties that such acquisition proposal is reasonably likely to result in a Superior Proposal (as defined below). Any information furnished to any person, entity or group in connection with an acquisition proposal shall be provided pursuant to a confidentiality agreement in customary form.

     For purposes of the Merger Agreement, “Superior Proposal” means any written proposal made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction that would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the shares of Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of EasyLink and its subsidiaries, taken as a whole, and otherwise on terms that EasyLink’s board of directors determines to be more favorable to EasyLink’s stockholders, from a financial point of view, than the transactions contemplated by the Merger Agreement. In reaching such determination, EasyLink’s board of directors shall give consideration to all the terms and conditions, including whether any such third party proposal includes definitive financing, the likelihood of completion of such proposed transactions and applicable fees payable to ICC under the Merger Agreement and the financial, regulatory, legal and other aspects of such proposal for which financing, to the extent required, is then fully committed or reasonably determined by EasyLink’s board of directors to be available.

     The Merger Agreement does not prohibit EasyLink from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to EasyLink’s stockholders if, in the good faith judgment of EasyLink’s board of directors, failure so to disclose would be inconsistent with its obligations under applicable law.

     EasyLink agreed that it would promptly (but any event within 24 hours after its receipt thereof) notify ICC orally and in writing if any proposal is made, or any information is requested by any person, entity or group, with respect to any acquisition proposal or that could lead to an acquisition proposal and provide ICC the material terms of any such acquisition proposal in writing.

     Upon having received an acquisition proposal that EasyLink’s board of directors concludes, if consummated, would be a Superior Proposal, EasyLink’s board of directors will promptly notify ICC in writing of such determination and, four business days following ICC’s receipt of such notification, may withdraw or modify its approval or recommendation of the Merger Agreement or the merger, approve or recommend the Superior Proposal or terminate the Merger Agreement; provided, that, during such four business day period, at the option of ICC, EasyLink negotiates with ICC in good faith to make adjustments to the terms and conditions of the Merger Agreement as would enable EasyLink to proceed with the merger on such adjusted terms.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

     ICC and EasyLink agreed that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing in favor of any current or former director or officer, including as provided in EasyLink’s certificate of incorporation or bylaws, will survive the merger and will continue in full force and effect.

     The Merger Agreement also requires that, for a period of six years after the Effective Time, the surviving corporation will maintain EasyLink’s current directors’ and officers’ liability insurance (or policies of at least substantially the same coverage and amounts containing terms that are no less advantageous to the insured parties) covering directors and officers who are currently covered by EasyLink’s directors’ and officers’ liability insurance policies.

     The obligations described above concerning indemnification and directors’ and officers’ liability insurance must be assumed by any successor entity to the surviving corporation as a result of any consolidation, merger or transfer of all or substantially all of its properties and assets.

EMPLOYEE BENEFITS

     EasyLink and ICC agreed that, until December 31, 2007, ICC will maintain or cause the surviving corporation to maintain the benefit plans currently maintained by EasyLink and its subsidiaries. Thereafter, should any of such benefit plans be terminated, ICC will include the affected employees in the corresponding benefit plan of ICC or its subsidiaries on substantially the same basis and terms as ICC’s similarly situated employees. Severance agreements will remain in full force and effect on and after December 31, 2007, pursuant to their respective terms.

     After the Effective Time, past service with EasyLink will be recognized for purposes of eligibility and vesting generally. All vacation, holiday, sickness and personal days accrued as of the Effective Time will be honored. With respect to any life, health or long-term disability insurance plan, all limitations as to pre-existing conditions, exclusions and waiting periods will be waived, credit for any co-payments and deductibles with respect to any health insurance plan paid prior to the Effective Time in satisfying any deductible or similar requirements will be waived and any medical certification required under any life or long-term disability plan will be waived.

CONDITIONS TO THE MERGER

     The obligations of the parties to complete the merger are subject to the following mutual conditions:

  the Merger Agreement must be adopted by a majority of holders of the Common Stock;

  the absence of any law, injunction, order or other legal prohibition issued by any court of competent jurisdiction or other governmental entity that restricts, prevents or prohibits the completion of the merger; provided, however, that each of the parties has used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered;

  ICC’s stockholders having approved and adopted the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock; and

  the expiration or earlier termination of any applicable waiting period under the HSR Act and the completion or termination of any stay or application process as may be required under any foreign anti-trust or competition law or regulation.

     None of the foregoing conditions may be asserted by any party if such party’s failure to use reasonable efforts to complete the merger was the cause of such condition not being satisfied.

     The obligations of ICC and Sub to complete the merger are subject to the following additional conditions:

  EasyLink’s representations and warranties set forth in the Merger Agreement that are qualified as to materiality being true and correct, and EasyLink’s representations and warranties set forth in the Merger Agreement that are not so qualified being true and correct in all material respects;

  EasyLink must have performed in all material respects the obligations required to be performed by it under the Merger Agreement on or prior to the Effective Time and must have delivered a certificate signed by a senior executive officer to such effect;

  EasyLink must have delivered to ICC a good standing certificate relating to EasyLink from the Secretary of State of the State of Delaware and each other jurisdiction in which EasyLink is qualified to conduct its business;

  EasyLink must have delivered to ICC a certificate signed by EasyLink’s Corporate Secretary attesting to incumbency and execution of certain documents;

  EasyLink must have provided ICC with evidence, reasonably satisfactory to ICC, that all stock option plans and all options have been terminated and canceled as of the Effective Time;

  the absence of any material adverse effect;

  EasyLink must have delivered to ICC a certification to the effect that EasyLink is not nor has it been within five years a “United States real property holding corporation” as defined in Section 897 of the Code; and

  Dissenting Shares (as defined in the Merger Agreement) represent not more than 15% of the outstanding Common Stock.

     None of the foregoing conditions may be asserted by ICC or Sub if such party’s failure to use reasonable efforts to complete the merger was the cause of such condition not being satisfied.

     EasyLink’s obligation to complete the merger is subject to the following additional conditions:

  the representations and warranties of ICC and Sub set forth in the Merger Agreement that are qualified as to materiality being true and correct, and the representations and warranties of ICC and Sub set forth in the Merger Agreement that are not so qualified being true and correct in all material respects;

  each of ICC and Sub must have performed in all material respects the obligations required to be performed by it under the Merger Agreement on or prior to the Effective Time and must have delivered a certificate signed by a senior executive officer to such effect;

  each of ICC and Sub must have delivered to EasyLink a certificate signed by its respective secretary attesting to incumbency and execution of certain documents;

  ICC must have provided EasyLink with evidence, reasonably satisfactory to EasyLink, of the availability of the substitute options and the substitute restricted stock; and

  ICC must have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority required to be obtained by it under the Merger Agreement.

     None of the foregoing conditions may be asserted by EasyLink if EasyLink’s failure to use reasonable efforts to complete the merger was the cause of such condition not being satisfied.

TERMINATION

     The Merger Agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval has been obtained, as follows:

  by mutual written consent of EasyLink and ICC;

  by ICC or EasyLink, if any governmental entity determines not to take any action required under the Merger Agreement and all appeals of such determination have been taken and have been unsuccessful, or any court of competent jurisdiction or other governmental entity issues any order, decree or ruling, or takes any other action, that has the effect of making the completion of the merger illegal or that otherwise prohibits completion of the merger, and such order has become final and non-appealable, so long as the terminating party has used its reasonable efforts to remove or lift such order, decree, ruling or other action;

  by ICC or EasyLink, if the Effective Time shall not have occurred on or before August 31, 2007, so long as the failure to complete the merger is not the result of the terminating party’s failure to satisfy any material obligation under the Merger Agreement;

  by ICC or EasyLink, if the special meeting of ICC’s stockholders is held and ICC’s stockholders fail to approve and adopt the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock;

  by ICC, if, prior to the Effective Time, there has been a material violation or breach by EasyLink of any representation, warranty, covenant or agreement contained in the Merger Agreement that would give rise to the failure of certain conditions set forth in the Merger Agreement or cannot be cured by EasyLink within 30 days after written notice reasonably describing such breach;

  by EasyLink, if, prior to the Effective Time, there has been a material violation or breach by ICC or Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement, which violation or breach is not cured by ICC or Sub within 10 days after written notice reasonably describing such breach;

  by ICC, if EasyLink’s board of directors, or any committee thereof, withdraws or materially modifies its approval or recommendation of the Merger Agreement or the merger, approves or recommends a Superior Proposal or resolves to take any of the foregoing actions;

  by EasyLink, upon receipt of a proposal relating to an acquisition proposal or upon the commencement of a tender or exchange offer for shares of Common Stock, in each case where EasyLink’s board of directors concludes that such proposal or tender or exchange offer, if consummated, would be a Superior Proposal; and

  by ICC or EasyLink, if EasyLink fails to obtain stockholder approval of the adoption of the Merger Agreement at the Special Meeting (or any reconvened meeting after any adjournment).

TERMINATION FEES

     EasyLink has agreed to pay the Termination Fee of $2,500,000 to ICC if:

  EasyLink has terminated the Merger Agreement due to a proposal relating to an acquisition proposal or due to the commencement of a tender or exchange offer for shares of Common Stock, in each case where EasyLink’s board of directors concludes that such proposal or tender or exchange offer, if consummated, would be a Superior Proposal; or

  ICC or EasyLink has terminated the Merger Agreement due to the Special Meeting having been held but EasyLink’s stockholders fail to adopt the Merger Agreement.

     ICC has agreed to pay the Termination Fee to EasyLink if ICC or Sub has terminated the Merger Agreement due to the special meeting of ICC’s stockholders having been held but ICC’s stockholders fail to approve and adopt the issuance of shares of ICC’s common stock issuable upon conversion of the convertible notes contemplated by the bank financing for the merger and the amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC’s common stock. EasyLink’s right to receive payment of the Termination Fee from ICC pursuant to the Merger Agreement does not limit EasyLink’s remedies against ICC or Sub for any damages in excess of the Termination Fee suffered by EasyLink as a result of the failure of ICC or Sub to obtain the financing necessary to complete the merger.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended prior to the Effective Time by mutual agreement of the parties; however, after the Merger Agreement has been adopted by EasyLink’s stockholders, no amendment may be made that under applicable law requires further approval by EasyLink’s stockholders without so obtaining such further stockholder approval. The Merger Agreement also provides that, at any time prior to the Effective Time, any party may extend the time for the performance of any obligations or other acts of another party, waive any inaccuracies in the representations and warranties of another party or waive compliance with any agreement of another party or any condition to its own obligations contained in the Merger Agreement.

THE VOTING AGREEMENTS

     Concurrently with the execution of the Merger Agreement, EasyLink’s directors and executive officers and Federal Partners, L.P. entered into separate voting agreements with ICC, each dated as of May 3, 2007, which are referred to in this proxy statement as the “voting agreements”, pursuant to which such parties agreed, among other things and subject to certain conditions, to vote all of their beneficially owned Common Stock in favor of the adoption of the Merger Agreement, against any competing takeover proposal that may be submitted by EasyLink for a vote of its stockholders, against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement, against any dissolution of EasyLink and against any change in EasyLink’s capital structure not contemplated by the Merger Agreement.

     As of July 10, 2007, the record date, the parties signing the voting agreements beneficially owned approximately 24.1% of the Common Stock outstanding, in the aggregate (assuming exercise of certain options). The voting agreements will terminate upon the occurrence of certain events, including if the Merger Agreement is terminated.

     A copy of the form of voting agreement is attached to this proxy statement as Annex E and is incorporated by reference into this proxy statement. The summary of the voting agreements in the preceding paragraphs does not purport to be complete and may not contain all of the information about the voting agreements.

PROPOSAL 2: ELECTION OF DIRECTORS

NOMINEES

     At the Special Meeting, EasyLink’s stockholders will elect eight directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. In the event that any nominee is unable or unwilling to serve as a director at the time of the Special Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the board of directors may be reduced in accordance with EasyLink’s bylaws. EasyLink’s board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     The names of the nominees, their ages as of the date of this proxy statement and certain other information about them are set forth below:

Name	Age	Position(s)
Thomas Murawski	62	Chairman, President, Chief Executive Officer, Director
Robert J. Casale	68	Director
Stephen Duff	43	Director
Peter J. Holzer	61	Director
George Knapp	75	Director
John C. Petrillo	58	Director
Dennis Raney	64	Director
Eric Zahler	56	Director

     There are no family relationships among any of EasyLink’s directors or executive officers.

Thomas Murawski: Chairman, President, Chief Executive Officer and Director

     Mr. Murawski has served as a member of EasyLink’s board of directors since February 2000. Mr. Murawski has served as EasyLink’s Chairman since April 25, 2005, as its Chief Executive Officer since October 2000 and as its President since June 2002. Mr. Murawski served as Chief Executive Officer of Mail.com Business Messaging Services, Inc., a wholly owned subsidiary of EasyLink, from February 2000 to October 2000. Before joining EasyLink, Mr. Murawski served as Chairman, President, Chief Executive Officer and Director of NetMoves Corporation from November 1991. Prior to joining NetMoves Corporation, Mr. Murawski served as Executive Vice President of Western Union Corporation, a global telecommunications and financial services company, and President of its Network Services Group. Prior to joining Western Union Corporation, Mr. Murawski served 23 years with ITT Corporation, a diversified manufacturing and services company. Mr. Murawski has held operating responsibilities in the areas of subsidiary and product line management, engineering, sales and marketing for both voice and data-oriented businesses. Mr. Murawski’s last position with ITT Corporation was President and General Manager of ITT World Communications Inc., an international telecommunications services company.

Robert J. Casale: Director

     Mr. Casale has served as a member of EasyLink’s board of directors since May 8, 2003. Mr. Casale has been a Senior Advisor, Financial Services, to Welsh, Carson, Anderson & Stowe, a large private equity firm, from 2002 to 2006 and a consultant to ADP from 1998 to 2005. From 1988 to 1998, Mr. Casale was Group President, Brokerage Information Services, of ADP. From 1986 to 1988, Mr. Casale was a Managing Director, Co-Head Technology Mergers & Acquisitions Practice, Kidder Peabody & Company. From 1975 to 1986, Mr. Casale held various management positions with AT&T Corp., including President, Special Markets Group from 1985 to 1986. Previously, Mr. Casale held management positions for Telex Corporation and sales positions for Xerox Corporation and Honeywell Corporation. Mr. Casale currently serves as the chairman of the board of directors and interim President and Chief Executive Officer of The BISYS Group, Inc. Mr. Casale also currently serves on the board of directors of privately held Northeast Securities. Mr. Casale has previously served on the boards of ADP, Provident Mutual Life Insurance Company, Quantum Corporation and the not-for-profit New York Pops.

Stephen Duff: Director

     Mr. Duff has been a member of EasyLink’s board of directors since April 13, 2006 and was previously a director from January 2001 through November 2004. Mr. Duff is the Chief Investment Officer of The Clark Estates, Inc. Prior to joining The Clark Estates, Inc. in 1995, Mr. Duff was an analyst and portfolio manager at The Portfolio Group, Inc., a subsidiary of The Chemical Banking Corporation, Inc., from 1990 through 1995. Mr. Duff is a 1985 graduate of Stonehill College. Currently, Mr. Duff serves on the board of directors of TRC Companies, Inc., Opto-Generic Devices Incorporated and The Clara Welch Thanksgiving Home, Inc. (a non-profit elderly care facility). Mr. Duff previously served on the boards of directors of Viewpoint Corporation and Advanced Financial Applications. Federal Partners, L.P. holds a contractual right to designate one director of EasyLink’s board of directors and has named Mr. Duff as its designee. See “Certain Relationships And Related Transactions”.

Peter J. Holzer: Director

     Mr. Holzer has served as a member of EasyLink’s board of directors since February 8, 2005. From 1990 to 1996, Mr. Holzer served as Executive Vice President and Director - Strategic Planning and Development for The Chase Manhattan Corporation (now JPMorgan Chase), where he also held a number of other executive assignments around the world during his 28-year career. From May 1998 to January 2007, Mr. Holzer served as a director and chairman of the audit committee of Embrex, Inc., an international agricultural biotechnology firm, where he also served as chairman of the board of directors starting in 2000. Mr. Holzer served as the chairman of the compensation committee of Embrex, Inc. from 2000 to 2002. Mr. Holzer serves as a director, chairman of the audit committee and member of the compensation committee of CAS Holdings, Inc., a privately-owned operator of environmental testing laboratories. Mr. Holzer formerly served as an advisor to Taddingstone Consulting Group, Inc., a strategy consulting firm serving the financial services industry. Mr. Holzer also serves as a trustee of Big Brothers/Big Sisters of New York City and The High Desert Museum of Bend, Oregon. Mr. Holzer previously served on the board of directors of Crown Central Petroleum Corp. and Swiss-American Chamber of Commerce and as an Advisory Director to AMT Capital Advisors, LLC, a mergers, acquisitions and strategy advisory firm serving the financial services industry.

George Knapp: Director

     Mr. Knapp has served as a member of EasyLink’s board of directors since May 8, 2003. Mr. Knapp has been a Special Limited Partner and Consultant to MidMark Partners, a venture capital firm based in Chatham, New Jersey, from 1993 to the present. From 1988 to 1996, Mr. Knapp was an Associate of MBW Management, a venture capital firm based in Morristown, New Jersey, and a Principal of Communications Investment Group, an investment banking and telecommunications consulting firm based in Morristown, New Jersey. From 1982 to 1987, Mr. Knapp served as Corporate Vice President of ITT and Director, Telecommunications/Marketing for ITT Europe, based in Brussels. From 1975 to 1982, Mr. Knapp served as Corporate Vice President of ITT and Group Executive and Chief Executive Officer for U.S. domestic and international telecommunications network operations of ITT, based in New York. From 1968 to 1974, Mr. Knapp served as President and Chief Executive Officer of the Puerto Rico Telephone Co. in San Juan, Puerto Rico. From 1966 to 1968, Mr. Knapp served as Director of Operations for the Chilean Telephone Company in Santiago, Chile. From 1956 to 1965, Mr. Knapp served in various capacities at AT&T Corp., New York Telephone and Bell Laboratories. Mr. Knapp is currently serving as a member of the Board of Trustees of Manhattan College, New York as a Trustee Emeritus. Mr. Knapp has served on the boards of a variety of companies and other organizations, including Intermedia Communications, Inc., Digex Inc., the Boy Scouts of America, Greater New York and the Greater New York United Fund.

John C. Petrillo: Director

     Mr. Petrillo has served as a member of EasyLink’s board of directors since January 14, 2005. Mr. Petrillo has over 30 years of experience with AT&T, retiring in 2003 as AT&T’s most senior executive responsible for global corporate strategy and business development. From February 2005 through June 2006, Mr. Petrillo served as the Chief Executive Officer and Chairman of the Board of IDT Spectrum, a private company. Mr. Petrillo’s experiences in the global communications industry include successful large line operational profit and loss assignments in the global business communications services market, domestic and international public and private board positions and sophisticated technical, business strategy development, investment and partnership negotiation experiences in the wireless, cable, Internet and global business communications sectors. Mr. Petrillo currently serves as chairman of the board of directors of Narad Networks, as an advisory board member at BridgePort Networks and as chairman and Chief Executive Officer of Cognition Networks.

Dennis Raney: Director

     Mr. Raney has served as a member of EasyLink’s board of directors since May 8, 2003. Mr. Raney was Chief Financial Officer of eOne Global, LP from July 2001 to May 2003. From March 1998 to July 2001, Mr. Raney was Executive Vice President and Chief Financial Officer of Novell, Inc. From 1996 to 1997, Mr. Raney served as Chief Financial Officer of QAD Inc. From 1995 to 1996, Mr. Raney was Chief Financial Officer of California Microwave. During 1995, Mr. Raney was Chief Financial Officer of General Magic. From 1993 to 1995, Mr. Raney was Chief Financial Officer, Pharmaceutical Group, of Bristol-Myers Squibb. From 1970 to 1993, Mr. Raney held various management positions with Hewlett Packard. Mr. Raney currently serves as a director and chairman of the audit committees of Viewpoint Corporation and Infiniti Solutions, a private Singapore company, and as a director of Ultratech, Inc. Mr. Raney also currently serves as a Principal of Liberty-Greenfield California. Mr. Raney served as a director and audit committee member of Equinix, Inc. from April 2003 to May 2005, ProBusiness Services during portions of 2002 and 2003, Redleaf Group, Inc. from 2001 to June 2003, W.R. Hambrecht & Company from November 1998 to June 2001 and ADAC Laboratories from March 1999 to March 2001.

Eric Zahler: Director

     Mr. Zahler has served as a member of EasyLink’s board of directors since February 8, 2005. Mr. Zahler is President and Chief Operating Officer of Loral Space & Communications, Inc., where he is responsible for overseeing the company’s two businesses: Loral Skynet, a global satellite services provider; and Space Systems/Loral, a leading manufacturer of commercial satellites. Loral Space & Communications, Inc. and certain subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code on July 15, 2003 and emerged from such proceedings on November 21, 2005. Prior to joining Loral Space & Communications, Inc., Mr. Zahler was engaged in the private practice of law as a partner at the firm of Fried, Frank, Harris, Shriver & Jacobson.

EXECUTIVE OFFICERS

     EasyLink’s executive officers and their respective ages and positions as of the date of this proxy statement are as follows:

Name	Age	Position
Thomas Murawski	62	Chairman, President, Chief Executive Officer, Director
Michael Doyle	51	Vice President and Chief Financial Officer
Richard Gooding	57	Executive Vice President and General Manager
Gary MacPhee	45	Executive Vice President and General Manager
Frank Graziano	49	Senior Vice President of Corporate Development

Thomas Murawski: Chairman, President, Chief Executive Officer and Director

     For the biographical summary of Thomas Murawski, see “Nominees—Thomas Murawski”.

Michael Doyle: Vice President and Chief Financial Officer

     Mr. Doyle has served as EasyLink’s Vice President and Chief Financial Officer since March 2004. Prior to joining EasyLink, Mr. Doyle was Chief Financial Officer of D&B North America, a division of D&B, Inc. (Dun & Bradstreet) from 2002 to September 2003. Mr. Doyle held various positions at Cendant, Inc. from 1997 to 2002, including Vice President Audit, Vice President Relationship Marketing and Management and Senior Vice President Relationship Marketing & Management. Mr. Doyle served as Chief Financial Officer of the Fluorine Products Division of Allied Signal Corporation from 1995 to 1997. Mr. Doyle held various finance, accounting and management positions at Pepsico, Inc. from 1986 to 1995 and at Continental Can Company, Inc. from 1978 to 1986. Mr. Doyle received his B.B.A from University of Notre Dame and his M.B.A. from New York University.

Richard Gooding: Executive Vice President and General Manager

     Mr. Gooding joined EasyLink in 2001 to oversee the business and technical transition from AT&T. During his tenure with EasyLink, Mr. Gooding served as Vice President, Operations from 2002 until assuming his current role as Executive Vice President and General Manager of the Transaction Delivery Services business unit. Prior to joining EasyLink, Mr. Gooding was involved in “b2b” Internet startups and consulting services from 1997 to 2001. From 1994 to 1996, Mr. Gooding was President of Western Union Data Services Company. From 1991 to 1994, Mr. Gooding held general management positions at MAI Systems Corporation. Between 1971 and 1991, Mr. Gooding held various positions of increasing responsibilities at Western Union Corporation. Mr. Gooding received a B.S. in Mathematics and Computer Science from Clemson University in 1971.

Gary MacPhee: Executive Vice President and General Manager

     Mr. MacPhee was appointed EasyLink’s Executive Vice President and General Manager Transaction Management Services in January 2005. Mr. MacPhee also served as EasyLink’s Vice President Technology from September 2002 to December 2004. Prior to joining EasyLink, Mr. MacPhee was Vice President Business Systems at Merant, Inc. from 1999 to August 2002. Mr. MacPhee held various positions at GE Information Services, a division of the General Electric Company, from 1983 to 1999, including Vice President Global Product Engineering, Director of R&D Internet Services and Director of R&D Consumer Online Services. Mr. MacPhee received his B.S. in Computer Science from Ohio State University and his M.S. in Computer Science from Virginia Polytechnic Institute and State University.

Frank Graziano: Senior Vice President of Corporate Development

     Mr. Graziano was appointed EasyLink’s Senior Vice President of Corporate Development in January 2005. Mr. Graziano served as EasyLink’s Senior Vice President of Marketing from 2003 to 2004 and as Vice President of Acquisitions and Strategic Alliances from 1999 to 2003. Prior to joining EasyLink, Mr. Graziano was involved in investment and merchant banking, turnaround and workout consulting and interim executive assignments for various “b2b” and “b2c” ventures from 1994 to 1998. From 1989 to 1994, Mr. Graziano was a founder and Chief Executive Officer of Compact Disk Products, a value-added reseller of personal computer systems and services. Mr. Graziano received his B.S. in Chemistry/Business from the University of Scranton and his M.B.A. in Finance from the Columbia University Graduate School of Business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     EasyLink’s Audit Committee reviews and approves in advance all related party transactions in accordance with its written charter.

Common Stock Financing

     On April 13, 2006, EasyLink entered into a common stock purchase agreement and a registration rights agreement with certain of its existing stockholders (including, among others, Federal Partners, L.P., Lawrence Auriana and members of EasyLink’s board of directors and management). Under the terms of the common stock purchase agreement, EasyLink raised an aggregate of approximately $5,400,000 in exchange for the issuance of approximately 1,800,000 shares of Common Stock. Of the total $5,400,000, approximately $4,900,000 was raised from non-management investors and approximately $500,000 from EasyLink’s directors and key members of EasyLink’s senior management. Purchases by non-management investors were at $0.60 per share, while purchases by EasyLink’s directors and senior management were at $0.62, which was equal to the most recent closing bid price prior to the execution and delivery of the common stock purchase agreement. The common stock purchase agreement contained a condition to closing that EasyLink’s directors and management commit to purchase at least $500,000 of Common Stock under the common stock purchase agreement at a price not less than the most recent closing bid price.

     Under the terms of the registration rights agreement, EasyLink agreed to prepare and file on or before December 31, 2006 a registration statement covering the resale of the shares of Common Stock issued in the financing. EasyLink has delayed the filing of this registration statement pending the outcome of the merger for which approval is being sought in this proxy statement.

     Federal Partners, L.P. purchased approximately 820,000 shares of Common Stock in the financing, raising its ownership to approximately 1,900,000 shares, or 17.5% of EasyLink’s total shares outstanding. Lawrence Auriana purchased 500,000 shares of Common Stock under the common stock purchase agreement, raising his ownership to approximately 9.4% of EasyLink’s total shares outstanding.

     Members of EasyLink’s board of directors, its executive officers and other members of management purchased shares in the financing as follows:

Name	Purchase Price	Number of Shares
Robert J. Casale	$20,000	6,451
Peter J. Holzer	$100,000	32,258
George Knapp	$25,000	8,064
John C. Petrillo	$50,000	16,129
Eric Zahler	$62,000	20,000
Thomas Murawski	$100,000	32,258
Michael Doyle	$32,500	10,483
Richard Gooding	$5,000	1,612
Gary MacPhee	$10,000	3,225
Frank Graziano	$50,000	16,129
Other Management	$70,000	22,578
Total	$524,500	169,187

     Mr. Duff is Chief Investment Officer of The Clark Estates, Inc. and is Treasurer of the general partner of, and a limited partner of, Federal Partners, L.P. Federal Partners, L.P. is the beneficial holder of shares of Common Stock. In connection with a senior convertible notes financing completed on January 8, 2001, EasyLink granted to Federal Partners, L.P. the right to designate one director to EasyLink’s board of directors so long as Federal Partners, L.P. and other persons associated with it own at least 60,000 shares of Common Stock. Federal Partners, L.P. designated Mr. Duff in connection with the common stock financing described above, and he was appointed to EasyLink’s board of directors on April 13, 2006. Through his limited partnership interest in Federal Partners, L.P., Mr. Duff has an indirect interest in 3,055 shares of Common Stock held by Federal Partners, L.P.

Other Relationships

     PWSP and its predecessor firms Pillsbury Winthrop LLP and Winthrop, Stimson, Putnam & Roberts have served as EasyLink’s counsel dating back to EasyLink’s initial public offering in 1999. Robert E. Zahler has been a partner of PWSP since 2005 effective upon the merger of Pillsbury Winthrop LLP and Shaw Pittman LLP, a separate predecessor firm of PWSP. Robert E. Zahler is the brother of EasyLink director Eric Zahler. The approximate value of transactions between EasyLink and PWSP during the past fiscal year was $253,000. Robert E. Zahler has not been involved directly in PWSP’s representation of EasyLink but does receive indirect benefits from PWSP’s representation of EasyLink as a partner of PWSP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires EasyLink’s directors and executive officers and persons that own more than 10% of Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of Common Stock. Reporting Persons are required by SEC regulations to furnish EasyLink with copies of all Section 16(a) reports that they file. EasyLink prepares Section 16(a) forms on behalf of its directors and executive officers based on the information provided by them.

     To EasyLink’s knowledge and based solely on EasyLink’s review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, EasyLink believes that, during the 2006 fiscal year, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

CORPORATE GOVERNANCE

     EasyLink’s board of directors has adopted the following corporate governance documents:

  Code of Business Conduct and Ethics that applies to its officers, including its Chief Executive Officer and its principal financial and accounting officer;

  written charters of the audit committee and the compensation committee of EasyLink’s board of directors;

  resolutions for Director Nominations Procedures; and

  a Stockholders Communications with the Board of Directors Policy.

     Copies of such corporate governance documents are posted on the Corporate Governance page of EasyLink’s website. The Corporate Governance page of EasyLink’s website can be accessed in the Investor Relations section of EasyLink’s website at www.easylink.com.

CODE OF BUSINESS CONDUCT AND ETHICS

     EasyLink’s Code of Business Conduct and Ethics applies to all employees, officers and members of EasyLink’s board of directors, including the principal executive officer, the principal financial officer, the principal accounting officer and the controller. The provisions of the Code of Business Conduct and Ethics are designed to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Code of Business Conduct and Ethics is posted on the Corporate Governance page of EasyLink’s website, which can be accessed in the Investor Relations section of EasyLink’s website at www.easylink.com.

DIRECTOR NOMINATION PROCESS

     EasyLink’s board of directors does not have a standing nominating committee. EasyLink’s board of directors has, however, adopted Director Nominations Procedures. The Director Nominations Procedures provide, among other things, that:

  EasyLink’s independent directors (as determined in accordance with the rules and regulations of The Nasdaq Capital Market) will (i) assist EasyLink’s board of directors in identifying individuals qualified to become members of EasyLink’s board of directors and committees thereof, (ii) recommend director nominees for selection by EasyLink’s board of directors at each annual meeting of stockholders and upon any vacancy in EasyLink’s board of directors, and (iii) take such other actions within the scope of the Director Nominations Procedures as such independent directors deem necessary or appropriate.

  The independent directors have authority to:

    evaluate the size and composition of EasyLink’s board of directors, develop criteria for membership on EasyLink’s board of directors and evaluate the independence of existing and prospective directors;

    seek, evaluate and recommend that EasyLink’s board of directors select qualified individuals to become directors;

    approve procedures to be followed by stockholders in submitting recommendations of director candidates and the consideration of such director candidates in accordance with any applicable notice provisions and procedures set forth in EasyLink’s bylaws;

    assist EasyLink in making the periodic disclosures related to the nominating procedures required by rules issued or enforced by the SEC;

    take such other actions as may be requested or required by EasyLink’s board of directors from time to time; and

  decide whether to retain a search firm and/or legal counsel and other consultants to assist such independent directors in identifying, screening and attracting director candidates and in fulfilling their role under the Director Nominations Procedures, with the fees of such firm, counsel or consultant paid by EasyLink.

     EasyLink’s board of directors will consider candidates recommended by stockholders when the nominations are properly submitted. The deadlines and procedures for stockholder submissions of director nominees are described below under “Stockholder Proposals”. Following verification of the stockholder status of persons proposing candidates, the independent directors, acting pursuant to the Director Nominations Procedures described above, will make an initial analysis of the qualifications of any candidate recommended by stockholders to determine whether the candidate is qualified for service on EasyLink’s board of directors before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status and the initial analysis performed by the independent directors, a potential candidate nominated by a stockholder is considered in the same manner as any other potential candidate during the review process by EasyLink’s board of directors.

     The Director Nominations Procedures are posted on the Corporate Governance page of EasyLink’s website, which can be accessed in the Investor Relations section of EasyLink’s website at www.easylink.com.

COMMUNICATIONS WITH EASYLINK’S BOARD OF DIRECTORS

     EasyLink’s board of directors believes that it is in the best interest of EasyLink and its stockholders to maintain a policy of open communications between EasyLink’s stockholders and EasyLink’s board of directors. Accordingly, EasyLink’s board of directors has adopted the following procedures for stockholders who wish to communicate with EasyLink’s board of directors.

     Stockholders who wish to communicate with EasyLink’s board of directors or with specified directors should do so by forwarding such communication, in writing, to The Board of Directors, c/o Investor Relations, EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. EasyLink’s Investor Relations department will forward such communication to the full board of directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case EasyLink’s Investor Relations department (after consultation with EasyLink’s legal department, if appropriate) will have the authority to discard the communication or take appropriate legal action regarding the communication. A good faith determination made by EasyLink’s Investor Relations department to forward a communication or not to forward a communication to the full board of directors or to any individual director or directors shall be final and conclusive and deemed in full compliance with these procedures.

DIRECTOR INDEPENDENCE

     In accordance with the rules and regulations of The Nasdaq Capital Market, EasyLink’s board of directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines that it has adopted, which include all elements of independence under the definition promulgated by The Nasdaq Capital Market. Based on these standards, EasyLink’s board of directors has determined that each of Messrs. Casale, Holzer, Knapp, Petrillo, Raney and Zahler is an independent director under the listing standards of The Nasdaq Capital Market, is a non-employee director as defined in Rule 16(b)-3 under the Exchange Act and is an outside director as such term is defined with respect to Section 162(m) of the Code.

MEETINGS AND COMMITTEES OF EASYLINK’S BOARD OF DIRECTORS

     During 2006, EasyLink’s board of directors had 9 meetings and acted 0 times by unanimous written consent. All of EasyLink’s directors attended 75% or more of the aggregate number of regularly scheduled and special meetings of EasyLink’s board of directors and committees thereof on which they served and that were held during their tenure in 2006. All of EasyLink’s directors attended EasyLink’s annual meeting held in 2006.

AUDIT COMMITTEE

     EasyLink’s board of directors has established an audit committee (the “Audit Committee”). The Audit Committee is currently comprised of four directors: Messrs. Raney (Chairman), Knapp, Petrillo and Zahler. EasyLink’s board of directors has determined that each of the current Audit Committee members is independent within the meaning of the marketplace rules of The Nasdaq Capital Market and is otherwise eligible to serve on the Audit Committee in accordance with the other marketplace rules of The Nasdaq Capital Market. EasyLink’s board of directors has determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Raney qualifies as an “audit committee financial expert” pursuant to applicable SEC rules and regulations.

     The Audit Committee held 9 meetings during 2006 and acted 0 times by unanimous written consent. The Audit Committee oversees EasyLink’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee also coordinates the oversight by EasyLink’s board of directors of EasyLink’s internal control over financial reporting, its disclosure controls and procedures and its Code of Business Conduct and Ethics. The Audit Committee is also responsible for reviewing all transactions between EasyLink and related parties.

     EasyLink’s board of directors has adopted a written charter for the Audit Committee. The charter is posted on the Corporate Governance page of EasyLink’s website, which can be accessed in the Investor Relations section of EasyLink’s website at www.easylink.com.

COMPENSATION COMMITTEE

     The compensation committee of EasyLink’s board of directors (the “Compensation Committee”) is currently comprised of three non-management independent directors: Messrs. Knapp (Chairman), Casale and Holzer. The Compensation Committee held 5 meetings during 2006 and acted 0 times by unanimous written consent. The Compensation Committee has the authority to determine salaries and bonuses and to make awards of capital stock or options to purchase capital stock of EasyLink to EasyLink’s officers and employees. All decisions relating to the compensation of EasyLink executive officers are either made or recommended to EasyLink’s board of directors by the Compensation Committee.

     The Compensation Committee operates pursuant to a written charter adopted by EasyLink’s board of directors. The charter is posted on the Corporate Governance page of EasyLink’s website, which can be accessed in the Investor Relations section of EasyLink’s website at www.easylink.com.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     This Compensation Discussion and Analysis (this “CD&A”) provides an overview of EasyLink’s executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to EasyLink’s Chairman, President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and certain other executive officers (collectively, the named executive officers (“NEOs”)) for 2006 (as presented in the tables that follow this CD&A).

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee has ever served as an officer of EasyLink. The Compensation Committee has responsibility for determining and implementing EasyLink’s philosophy with respect to executive compensation and, accordingly, has overall responsibility for approving and evaluating the various components of EasyLink’s executive compensation program.

     None of EasyLink’s executive officers serves as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving as a member of EasyLink’s board of directors or the Compensation Committee.

Executive Compensation Philosophy and Objectives

     The Compensation Committee’s philosophy with respect to executive compensation is to provide compensation that attracts and retains outstanding executive talent, motivates and rewards the performance of EasyLink’s NEOs in support of its strategic, financial and operating objectives and aligns the interests of EasyLink’s executives with the long-term interests of EasyLink’s stockholders. Accordingly, the Compensation Committee implements and maintains compensation plans that motivate EasyLink’s NEOs to achieve the business objectives developed by management and approved by EasyLink’s board of directors and rewards its NEOs for achieving such objectives. The Compensation Committee believes that EasyLink’s executive compensation packages should include both cash and stock-based compensation that reward performance as measured against established objectives.

Executive Compensation Consultant

     The Compensation Committee has the authority under its charter to engage the services of outside advisors to assist the Compensation Committee in fulfilling its responsibilities. In accordance with this authority, in 2006, the Compensation Committee engaged both Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) and Pearl Meyer & Partners (the “Executive Compensation Consultant”) to conduct a review of, and to provide guidance with respect to, EasyLink’s executive compensation programs.

Setting Executive Compensation

     In making compensation decisions, the Compensation Committee strives to ensure that EasyLink’s executive compensation programs are competitive with those of publicly traded internet software and services companies with which the Compensation Committee believes that EasyLink competes for talent. EasyLink’s management recommends a list of companies in the peer group, which is then reviewed by the Compensation Committee. In 2006, the Compensation Consultant provided the Compensation Committee with recent historical executive compensation data for these peer group companies, as well as survey data from the 2005 Radford Technology Survey for generally comparable companies (collectively, the “collected market data”). Based on the collected market data, the Compensation Committee then adjusted the peer group composition as it deemed appropriate and reasonable.

     The peer group companies that were considered for 2006 (collectively, the “Compensation Peer Group”) were:

  Cell Genesys Inc.

  Centra Software

  CGI Holding

  Corillian

  Globix

  Greenfield Online

  Hyperspace Communications

  I-Many

  Imergent

  Innodata Isogen

  Interland

  Internap Network

  Kintera

  Looksmart

  Navisite

  Net2Phone

  Newmarket Technology

  Planetout

  Raindance Communications

  Saba Software

  Savvis

  Selectica

  Tucows

  Vitria Technology

     The Compensation Committee reviews the total compensation levels for each of EasyLink’s NEOs against the collected market data for the Compensation Peer Group. In order to address retention concerns and ensure that EasyLink’s hiring practices remain competitive, the Compensation Committee targeted total compensation for each NEO for 2006 at approximately the 75th percentile of compensation paid to executives holding equivalent positions in the Compensation Peer Group. In this regard, there is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Rather, the Compensation Committee reviews and determines the appropriate level and mix of compensation on an ongoing basis.

     All compensation decisions for EasyLink’s NEOs, including determining salaries and bonuses and making equity awards, including grants of common stock or options to purchase common stock, are made or approved by the Compensation Committee. However, EasyLink’s management plays a significant role in the compensation setting process. At the request of the Chairman of the Compensation Committee, EasyLink’s CEO or other NEOs may attend and participate in portions of the Compensation Committee’s meetings and, as described below, the NEOs play a role in setting the targets and objectives for EasyLink’s annual executive incentive plans. The Compensation Committee considers, but is not bound by and does not always accept, management’s proposals.

     EasyLink’s compensation practices are evaluated on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. Such evaluations may result in a determination that it is appropriate to increase salaries, award additional stock options or other stock-based compensation or provide other short-term and long-term incentive compensation to EasyLink’s NEOs.

2006 Executive Compensation Components

     EasyLink seeks to implement the compensation philosophy described above through compensation programs for its NEOs that consist of three major elements: base salary; short-term incentive compensation (in annual bonuses); and long-term incentive compensation in the form of stock options or other stock-based awards. Each of these elements is described in greater depth below.

Base Salary

     The base salaries for EasyLink’s NEOs are intended to attract and retain the leadership and skill necessary to build long-term stockholder value. Initial base salaries for EasyLink’s NEOs are set by the Compensation Committee based on the NEO’s experience and performance with previous employers, pay levels for similar positions in the Compensation Peer Group and negotiations with individual NEOs. Thereafter, the Compensation Committee typically considers increases to base salaries for EasyLink’s NEOs annually as part of EasyLink’s performance review process, as well as upon a promotion or other significant change in job responsibility. In recent years, except where there has been a significant change in job responsibility, most salary increases for the NEOs have been cost-of-living increases. Salary increases for EasyLink’s NEOs normally take effect on July 1st of each year.

     In establishing the salaries of the NEOs for 2006, the Compensation Committee reviewed the collected market data regarding each NEO’s salary and total target compensation relative to salaries for similar positions in the Compensation Peer Group. The Compensation Committee also considered the results of the review of the CEO’s performance by EasyLink’s board of directors and information provided by the CEO with respect to the performance reviews of the other NEOs. The Compensation Committee also considered recommendations from the CEO regarding salary adjustments for the other NEOs. The Compensation Committee reviews the recommendations of the CEO carefully in light of his proximity to the other NEOs and his knowledge of their individual contributions to EasyLink. The Compensation Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the CEO and the other NEOs. The Compensation Committee may accord different weight at different times to different factors for each NEO.

     The CEO’s total compensation is determined by the Compensation Committee in executive session without the presence of the CEO. In addition to evaluating the CEO’s salary by the same factors applied to the other NEOs, the accomplishments of the CEO in developing EasyLink’s business strategy, EasyLink’s performance relative to this strategy and his ability to attract and retain senior management are also considered. Further, the Compensation Committee takes into consideration other aspects of EasyLink’s health and development.

     After considering all of the foregoing, the Compensation Committee determined compensation for the NEOs for 2006, as it deemed appropriate. The salary increases approved by the Compensation Committee for the NEOs ranged from zero to 6.94%, resulting in an overall increase to the NEO payroll of 2.7%. As a result, the NEOs’ base salaries, in the aggregate, generally approached the 75th percentile of similarly situated executive officers in the Compensation Peer Group, although there was considerable individual variation.

Short-Term Annual Incentive Compensation

     The Compensation Committee believes that a significant component of each NEO’s compensation should be directly dependent on EasyLink’s performance and in particular on EasyLink’s achievement of certain financial goals. Accordingly, the Compensation Committee approves an annual executive incentive plan (the “Executive Incentive Plan”) that provides an opportunity for the NEOs to receive additional compensation upon the achievement of certain designated short-term financial objectives.

     Each year, the Compensation Committee, working with senior management and the entire board of directors, sets these short-term financial performance objectives under EasyLink’s annual Executive Incentive Plan. These financial performance objectives, as well as any individual objectives that may be established by the Compensation Committee, become an NEO’s performance criteria under the applicable Executive Incentive Plan. The Compensation Committee then sets a target annual incentive amount for each NEO (the “target bonus”), generally expressed as a percentage of the NEO’s base salary, for achievement of his performance criteria under the Executive Incentive Plan. The target bonus approved by the Compensation Committee for the NEOs other than the CEO is normally recommended by the CEO and are then reviewed by the Compensation Committee with the CEO. The Compensation Committee decides the target bonus for the CEO in an executive session without the presence of the CEO.

     After the end of each fiscal year, the Compensation Committee reviews whether, and to what extent, the NEOs’ performance criteria were attained for the prior fiscal year. The Compensation Committee also considers any other significant but unforeseen factors that may have positively or negatively affected EasyLink’s performance. Based upon this review, the Compensation Committee then determines awards under the Executive Incentive Plan for the prior fiscal year. If EasyLink or the NEO fails to meet fully some or all of EasyLink’s or individual objectives, the awards may be significantly reduced or even eliminated.

     In 2006, the Compensation Committee determined that the designated short-term financial performance objectives under EasyLink’s Executive Incentive Plan established for 2005, consisting of minimum revenue and EBITDA objectives, had not been met. As a result of this determination, no annual incentive bonuses were paid to the NEOs under EasyLink’s Executive Incentive Plan established for 2005.

     EasyLink’s Executive Incentive Plan established for 2006 (the “2006 Executive Incentive Plan”) was submitted by the CEO and approved by the Compensation Committee at its April 25, 2006 meeting. Payouts under the 2006 Executive Incentive Plan were based on EasyLink’s achievement of prescribed revenue and EBITDA objectives for fiscal year 2006. In addition, the Compensation Committee determined that the absence of a going concern modification in the report of EasyLink’s independent registered public accounting firm on its 2006 annual financial statements was an additional individual objective for the CEO and the CFO under the 2006 Executive Incentive Plan and would be a consideration in the determination of their 2006 bonuses.

     EasyLink has not disclosed the specific revenue and EBITDA objectives approved by the Compensation Committee under the 2006 Executive Incentive Plan, because they constitute confidential business information that could damage EasyLink’s ability to compete effectively in the marketplace. However, these financial performance targets were established and approved by the Compensation Committee and were believed to be sufficiently ambitious so as to provide meaningful incentives.

     The EBITDA objective adopted by the Compensation Committee was calculated as income from continuing operations plus net interest expense, income taxes, depreciation and amortization and write-offs of intangibles.

     Under the 2006 Executive Incentive Plan, the target bonuses established for the NEOs, based on a percentage of base salary, were 75% for Mr. Murawski, 50% for Messrs. Gooding and MacPhee and 30% for Messrs. Doyle and Graziano. The NEOs were eligible to receive a bonus from zero to 200% of their target bonus percentages based upon the actual level of under-achievement and/or over-achievement of the revenue and EBITDA performance objectives. In determining the amount of the individual target bonuses for the NEOs, the Compensation Committee did not use any formula-based approach. However, the target bonuses for the NEOs were generally at or about the 50th percentile of annual incentive bonus targets of similarly situated executive officers in the Compensation Peer Group, with some individual variation.

     The Compensation Committee retained full authority to approve the final amount of any awards under the 2006 Executive Incentive Plan. At the time of the 2006 Executive Incentive Plan’s adoption and approval, the Compensation Committee determined that bonus payments under the 2006 Executive Incentive Plan were to be paid first using up to 160,000 shares of Common Stock in order to increase the level of stock ownership in EasyLink for all NEOs.

     At its meeting on February 26, 2007, the CEO reviewed with the Compensation Committee the results of the NEOs’ attainment of their performance criteria under the 2006 Executive Incentive Plan. Given EasyLink’s failure to achieve the revenue objective for 2006, no award for revenue performance was made. However, due to the fact that EasyLink exceeded its EBITDA objective, the Compensation Committee awarded bonuses to the NEOs under the 2006 Executive Incentive Plan in the amount of 77% of their target bonus percentages, which were paid in the first quarter of 2007. In addition, the Compensation Committee considered the individual bonuses of the CEO and CFO as they related to the going concern modification. Given positive indications by EasyLink’s independent registered public accountants to the Audit Committee as to the likelihood of the elimination of the going concern modification, the Compensation Committee decided to pay bonuses to the CEO and CFO consistent with the bonuses for the other NEOs. Finally, in light of the formation by EasyLink’s board of directors of a special committee of independent directors to evaluate strategic alternatives, which development had not been foreseen at the time the Compensation Committee approved the 2006 Executive Incentive Plan, the Compensation Committee determined that it would be more appropriate to pay the bonuses awarded under the 2006 Executive Incentive Plan in cash rather than in stock. Accordingly, in March 2007, bonuses were paid to the NEOs under the 2006 Executive Incentive Plan.

     On May 17, 2007, the Compensation Committee adopted a 2007 Executive Incentive Plan for EasyLink. EasyLink’s 2007 executive incentive compensation is based on achieving specified revenue and EBITDA objectives. Officers and key management employees are eligible to participate upon the recommendation of EasyLink’s CEO and the approval of the Compensation Committee. Under the plan, a target award based on percentage of base salary has been established for each participant, which varies from 10% to 75% of base salary for the participant. The participant may receive a bonus from 0% to 200% of the target award based upon the actual level of under-achievement and/or over-achievement of the revenue and EBITDA performance objectives.

     At the discretion of the Compensation Committee, payments under the 2007 Executive Incentive Plan may be made in cash or stock or a combination of cash and stock. All bonus payments will be net of applicable withholding taxes. If bonus award payments under the plan are made in shares of common stock instead of cash, then the value of the shares issued in payment of the bonus is not treated as an expense item in the EBITDA calculation for this purpose. All transaction expenses incurred in connection with exploring or consummating strategic alternatives will also be excluded from the EBITDA calculation.

     The Compensation Committee retains full authority to approve final amounts, which may be higher or lower than plan results. The Compensation Committee may also approve the use of individual objectives as part of a participant’s performance criteria under the plan. For 2007, the Compensation Committee has determined that the absence of a going concern qualification in the report of EasyLink’s independent auditor on EasyLink’s 2007 annual financial statements is an individual objective for certain executives and is a consideration in the determination of their 2007 bonus.

     If there occurs a significant beneficial or adverse change in economic conditions, the indications of growth or recession in EasyLink’s business segments, the nature of EasyLink’s operations, applicable laws, regulations or accounting practices or other unanticipated matters that, in EasyLink’s judgment, have a substantial positive or negative effect on EasyLink’s performance, the Compensation Committee may modify or revise the performance objectives. These significant changes might, for example, result from acquisitions or dispositions of assets or mergers.

     Employees terminating prior to the payout date are not eligible for payment of an award unless termination is due to retirement or economic reduction in force or change of control (as described in the plan).

     Should a “change of control” occur during the year, participants will receive an award in accordance with the plan pro-rated through the date of the change of control. The award will be based upon EasyLink’s cumulative performance to the budgeted revenue and EBITDA objectives that are the basis for the full year 2007 plan. Following a change of control, new objectives may be established by EasyLink’s CEO for the remainder of the year consistent with transition objectives such that eligible employees will have an opportunity to earn their full year target bonus. If new objectives are not set after the change of control for the remaining months of the year, then current plan objectives will apply.

Long-Term Incentive Compensation

     The Compensation Committee considers equity-based compensation to be a valuable and necessary compensation tool that aligns the long-term financial interests of the NEOs with the financial interests of EasyLink’s stockholders by linking a portion of the NEOs’ compensation with the performance of EasyLink’s stock and the value delivered to EasyLink’s stockholders. Accordingly, the Compensation Committee provides long-term incentives to EasyLink’s NEOs through equity-based compensation under EasyLink’s 2005 Stock and Incentive Plan. Historically, the Compensation Committee has elected to use stock options as the primary long-term equity incentive vehicle. However, EasyLink’s 2005 Stock and Incentive Plan also provides for other awards, such as restricted stock, restricted stock units and deferred stock units, that consist of, or are denominated in, payable in, valued in whole or in part by reference to or otherwise related to the Common Stock.

     Because the Compensation Committee believes that equity-based compensation remains one of the most important ways to motivate and reward EasyLink’s NEOs to increase stockholder value over the long-term, in 2006, the Compensation Committee requested guidance from the Compensation Consultant with respect to maximizing the utility of this component of compensation. Accordingly, based on the recommendation of the Compensation Consultant, at its meeting on April 25, 2006, the Compensation Committee recommended that EasyLink’s 2005 Stock and Incentive Plan (the “2005 Stock and Incentive Plan”) be amended to increase the maximum number of shares of Common Stock that could be issued thereunder, for use in both bonus awards and long-term incentive awards, from 200,000 shares to 600,000 shares. (All references here and elsewhere in this proxy statement to shares of Common Stock give effect to the 1-for-5 reverse stock split which became effective on August 28, 2006.) This amendment to the 2005 Stock and Incentive Plan was approved by EasyLink’s stockholders at the annual meeting of stockholders held on June 20, 2006 (the “2006 Annual Meeting”).

     The Compensation Consultant also recommended to the Compensation Committee that EasyLink’s previously discontinued employee stock purchase plan (the “Stock Purchase Plan”) be reintroduced to provide an additional incentive to a broad-based group of EasyLink’s employees to acquire a proprietary interest in EasyLink, to continue their positions with EasyLink and to increase their efforts on EasyLink’s behalf. The Stock Purchase Plan was also approved by EasyLink’s stockholders at the 2006 Annual Meeting, but has not yet been implemented by EasyLink. At the time the Stock Purchase Plan was approved by EasyLink’s stockholders, EasyLink was not in compliance with the requirements of The Nasdaq Capital Market regarding the price of the Common Stock. As a result, EasyLink postponed implementation of the Stock Purchase Plan until it had regained compliance with this requirement and the price of the Common Stock had stabilized. However, EasyLink has again postponed the implementation of the Stock Purchase Plan pending the outcome of the merger for which approval is being sought in this proxy statement.

     Also on the recommendation of the Compensation Consultant, at its meeting on August 1, 2006, the CEO presented to the Compensation Committee, and the Compensation Committee approved, three forms of stock award agreements for possible future grants under the 2005 Stock and Incentive Plan: a deferred stock unit agreement; a restricted unit agreement; and a restricted stock agreement. By approving these forms of stock award agreements for the future, the Compensation Committee sought to permit itself greater flexibility and broader alternatives in designing future awards of equity-based compensation to motivate and reward the NEOs.

     All equity-based grants to the NEOs are approved by the Compensation Committee. The Compensation Committee has typically granted long-term incentive awards to the NEOs at the Compensation Committee’s regularly scheduled October meeting, although such grants are entirely at the discretion of the Compensation Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant. Prior to fiscal year 2006, these awards had been in the form of stock option grants, with exercise prices equal to the fair market value of the underlying Common Stock on the date of grant, as determined under the 2005 Stock and Incentive Plan, typically vesting over a 4-year period and expiring 10 years from the date of grant. With regard to these annual grants made to NEOs, it has generally been EasyLink’s practice for the CEO to propose grants to the Compensation Committee. The Compensation Committee would review the recommendations of the CEO for stock option grants to the other NEOs and would conduct its own review and analysis with respect to grants to the CEO. In determining the grants, the Compensation Committee considered each NEO’s current contributions to EasyLink’s performance, the anticipated contribution to meeting EasyLink’s long-term strategic performance goals and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership were also taken into consideration.

     In addition to annual equity awards, the Compensation Committee has also approved stock option awards for newly hired NEOs or in recognition of an NEO’s promotion or expansion of responsibilities. Newly hired NEOs typically receive an initial award of stock options on the first date of employment, while newly promoted executives may receive an award of stock options on the effective date of their promotion. The value of an initial option grant to an NEO has generally been determined with reference to peer group companies, the responsibilities and future contributions of the NEO and recruitment and retention considerations.

     To further explore its alternatives with respect to long-term incentive compensation for the NEOs, in August 2006, the Compensation Committee engaged the Executive Compensation Consultant to review EasyLink’s existing incentive plans and to recommend a long-term incentive plan. Throughout the remainder of 2006, the Compensation Committee consulted with the Compensation Consultant and the Executive Compensation Consultant regarding the structuring of long-term incentives targeted to the market median that facilitate EasyLink’s performance and NEO retention.

     In order to accomplish these objectives, the Executive Compensation Consultant recommended that the Compensation Committee implement a mix of equity instruments, including time vesting stock options, time-based restricted stock and performance vesting restricted stock. In October 2006, based on the recommendation of the Executive Compensation Consultant, the Compensation Committee introduced the use of time-based vesting shares of restricted stock and granted Messrs. Murawski, Doyle, MacPhee, Gooding and Graziano an aggregate of 83,827 shares of restricted Common Stock under the 2005 Stock and Incentive Plan. Each of these grants vest as to 25% of the shares on October 10, 2007 and as to 1/12th of the remaining shares quarterly thereafter so that all amounts would be fully vested on October 10, 2010 if the recipient remains employed by EasyLink until that date. These restricted stock grants do not require any specific performance achievement during the vesting period in order to be earned. See the table under “Grants of Plan-Based Awards in Fiscal Year 2006” below for more detail on these grants to the NEOs. In determining the amount of the individual long-term equity awards for the NEOs for 2006, the Compensation Committee did not use any formula-based approach.

Perquisites and Other Personal Benefits

     In accordance with EasyLink’s compensation philosophy, EasyLink continues to maintain modest benefits and very limited perquisites for its NEOs. EasyLink generally does not provide pension arrangements, post-retirement health coverage or similar benefits for its NEOs. The few perquisites provided to EasyLink’s NEOs during 2006 aggregated to less than $10,000 per NEO, and the amounts relating to these perquisites for 2006 are included in the table under “Summary Compensation Table for Fiscal Year 2006” below and described in the accompanying footnotes. EasyLink’s NEOs participate on the same terms as other employees in EasyLink’s 401(k) plan and health and welfare benefits plans, including medical, dental, life and disability insurance, and are entitled to vacation time and paid time off based on EasyLink’s general vacation policies. The Compensation Committee believes that the perquisites and benefits currently offered to EasyLink’s NEOs are consistent with, if not below, the median competitive levels for comparable companies. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs to ensure these programs are warranted, based upon the business need and contributions of the NEOs.

Timing of Awards

     The Compensation Committee is the only party authorized to grant equity awards to the NEOs. Although EasyLink does not have a formal policy, it is the Compensation Committee’s practice to issue equity compensation awards only at regularly scheduled Compensation Committee meetings without regard to the timing of the release of material information. Executives do not have any role in selecting the grant date of equity awards. EasyLink does not time the award of stock options or other equity-based compensation to take advantage of anticipated or actual changes in the price of the Common Stock prior to or following the release of material information about EasyLink.

     The grant date of equity awards is generally the date the Compensation Committee approves the award. However, if a Compensation Committee meeting is scheduled for a date during an EasyLink trading blackout period, the grant date of an equity award may be set for a date after the trading blackout period has ended. In general, equity awards to the NEOs are made during the Compensation Committee’s June meeting, at which, in connection with the annual meeting, the Compensation Committee reviews EasyLink’s performance and determines base salaries and bonuses for all of the NEOs. However, at the time of the 2006 Annual Meeting, EasyLink was in the process of preparing for the 1-for-5 reverse stock split that became effective in August 2006. As a result, the equity awards to the NEOs for 2006 were made in October rather than in June. The Compensation Committee may also make equity awards at other times during the year in connection with promotions, assumption of additional responsibilities and other factors.

     The exercise price of all stock option awards is equal to the fair market value of the underlying Common Stock on the date of the grant, which is defined by the 2005 Stock and Incentive Plan as the closing price of the Common Stock on the last trading day prior to the date of grant.

Stock Ownership Requirements

     The Compensation Committee is considering, but has not yet established, minimum ownership guidelines of the Common Stock for EasyLink’s NEOs to further align management’s incentives with those of stockholders. Although EasyLink does not currently have such a stock ownership policy for its NEOs, all of EasyLink’s NEOs own shares of Common Stock.

Employment Agreements and Change of Control Arrangements

Employment Agreements

     The Murawski Employment Agreement provides for Mr. Murawski’s employment at-will and contains confidentiality, intellectual property and non-solicitation covenants. In addition, the Murawski Employment Agreement contains provisions relating to payments and benefits upon termination of Mr. Murawski’s employment due to his death or disability, if Mr. Murawski’s employment is terminated without “cause” or if he terminates his employment for “good reason”. The Murawski Employment Agreement also has provisions addressing termination in the event of a “change of control” of EasyLink, which, in addition to providing for certain payments to Mr. Murawski, also provides for accelerated vesting, until February 15, 2010, of all of his outstanding equity-based awards. The Murawski Employment Agreement defines “cause”, “good reason” and “change of control”. In addition, if a sale of EasyLink occurs before the termination of Mr. Murawski’s employment or within three months after a termination of his employment without cause or within three months after Mr. Murawski terminates his employment for good reason, he will be entitled to receive upon the consummation of the sale a cash payment equal to 2.5% of the consideration received by the holders of the Common Stock pursuant to the sale. If any of the payments to Mr. Murawski under the Murawski Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Murawski will be entitled to receive gross-up payments, which would entitle him to retain, after payment of all additional taxes on the gross-up payments, an amount equal to the amount of the excise tax. See “Tax Considerations” below for further information regarding the gross-up payment. See the table for Mr. Murawski under “Potential Payments upon Termination or Change in Control” below for a more detailed discussion of these arrangements.

     EasyLink has entered into employment agreements with each of Messrs. Doyle, MacPhee and Gooding, which provide for employment at-will and contain confidentiality, intellectual property and non-competition covenants.

     EasyLink also entered into an employment agreement with Mr. Graziano in June 1999, which was subsequently amended in September 2001. Portions of this employment agreement were superseded by the Severance and Change of Control Agreement discussed below. This employment agreement provides for Mr. Graziano’s employment at-will and contains confidentiality, intellectual property and non-competition covenants. In addition, this employment agreement provides for Mr. Graziano to receive, as incentive compensation, a bonus of 0.5% of the consideration involved in any completed transaction in which EasyLink purchases the equity or assets of another entity, with a limit per transaction of $5,000.

Severance and Change of Control Arrangements

     EasyLink has change of control arrangements with each of its NEOs. The terms of Mr. Murawski’s change of control arrangement are set forth in the Murawski Employment Agreement, and the terms of EasyLink’s change of control arrangements with each of the other NEOs are set forth in severance and change of control agreements that EasyLink entered into with each of these NEO in June 2006 (the “Severance and Change of Control Agreements”). The Severance and Change of Control Agreements were approved by the Compensation Committee on the recommendation of the Compensation Consultant and were designed to provide uniformity of treatment for all of these NEOs upon any change of control of EasyLink.

     The Severance and Change of Control Agreements provide for severance pay in the amount of six months’ salary upon termination of an NEO’s employment without “cause” at any time or if the NEO terminates his employment for “good reason” within six months after a “change of control” of EasyLink, provided that the NEO signs a waiver and release of claims. If EasyLink terminates the NEO’s employment without cause within three months before or six months after a change of control or the NEO terminates his employment for good reason within six months after a change of control, all of the NEO’s outstanding equity-based awards will fully vest. The Severance and Change of Control Agreements define “cause”, “good reason” and “change of control”. The Severance and Change of Control Agreements have initial terms of three years and expire on June 30, 2009 unless renewed by EasyLink upon the approval of the Compensation Committee on or before such date. See the tables under “Potential Payments upon Termination or Change in Control” below for further discussion of these arrangements.

     EasyLink entered into the Severance and Change of Control Agreements so that its NEOs can focus their attention and energies on EasyLink’s business during periods of uncertainty that may occur due to a potential change of control. In addition, EasyLink wants its NEOs to support a corporate transaction involving a change of control that is in the best interests of EasyLink’s stockholders, even though the transaction may adversely impact the NEO’s continued employment with EasyLink. EasyLink believes that its practice of entering into such arrangements with the NEOs allows EasyLink to remain competitive in the market for qualified executives and provides a key incentive for EasyLink’s NEOs to remain with EasyLink.

     The change of control benefits provided for under the Severance and Change of Control Agreements are triggered upon a termination of employment by EasyLink (or its successor) without cause or by the NEO for good reason. The Compensation Committee has concluded that this requirement of a “double trigger” to receive severance benefits in the event of a change of control are appropriate for executive officers in positions similar to those of the NEOs at comparable companies.

     On February 13, 2007, the Compensation Committee unanimously approved the amendment of the Murawski Employment Agreement to add a change of control provision that provides for the vesting of stock options and other equity-based awards in the same manner as the Severance and Change of Control Agreements.

Tax Considerations

     Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation a publicly held company may deduct in any one year with respect to its chief executive officer and its four other highest paid executives. There is an exception to the $1,000,000 limitation for performance-based compensation if certain requirements are met. The compensation paid to each of EasyLink’s NEOs for 2006 did not exceed the $1,000,000 limit. However, it is possible that some portion of compensation paid to the NEOs in future years will be non-deductible, particularly if a change of control in EasyLink occurs.

     To the extent feasible, the Compensation Committee structures executive compensation to preserve deductibility for federal income tax purposes. However, to maintain flexibility in compensating the NEOs in view of the overall objectives of EasyLink’s compensation program, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

     Other provisions of the Code also can affect EasyLink’s compensation decisions. Under Section 4999 of the Code, a 20% excise tax is imposed upon an NEO who receives “excess parachute payments” (as defined under section 280G of the Code). The excise tax applies to all payments over one times annual compensation, determined by a 5-year average. Under such circumstances, EasyLink (or its successor) also loses the deduction on the amounts subject to the excise tax. As noted above, the Murawski Employment Agreement provides for a “gross-up” payment to Mr. Murawski if this excise tax would apply. The Compensation Committee considers the adverse tax liabilities imposed by Section 4999 of the Code, as well as other competitive factors, when it structures certain post-termination compensation payable to its NEOs.

COMPENSATION COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or “incorporated by reference” in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that EasyLink specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

     The Compensation Committee establishes and oversees the design and functioning of EasyLink’s executive compensation program. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, which is required by Item 402(b) of Regulation S-K promulgated by the SEC, with EasyLink’s management. Based on this review and discussion, the Compensation Committee recommended to EasyLink’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE
GEORGE KNAPP (Chairman)
ROBERT J. CASALE
PETER J. HOLZER

Summary Compensation Table for Fiscal Year 2006

     The following table provides information about all compensation earned in 2006 by the individuals who served as EasyLink’s NEOs, including EasyLink’s CEO and CFO:

					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary	(1)	(2)	(3)	(4)	Total
Thomas Murawski
Chairman, President and CEO	2006	$483,600	$6,863	$0	$280,295	$7,314	$778,072
Michael Doyle
Vice President and CFO	2006	$240,693	$3,477	$0	$ 56,801	$6,438	$307,409
Richard Gooding
Executive Vice President and
General Manager	2006	$204,596	$3,010	$0	$ 81,917	$6,138	$295,661
Gary MacPhee
Executive Vice President and
General Manager	2006	$216,962	$3,137	$0	$ 85,394	$6,509	$312,002
Frank Graziano
Senior Vice President of
Corporate Development	2006	$206,032	$2,978	$4,272	$ 48,640	$6,181	$268,103
____________________

(1)	Represents stock-based compensation expense of restricted stock awards recognized by EasyLink, before forfeitures, under Statement of Financial Accounting Standards (“FAS”) 123R for the 2006 fiscal year, rather than amounts paid to or realized by the NEO. Please refer to Note 15 to EasyLink’s consolidated financial statements in EasyLink’s Form 10-K for the year ended December 31, 2006 for the underlying assumptions for this expense. There can be no assurance that the restricted stock will be earned (in which case no value will be recognized by the NEO) or that the value of the restricted stock actually earned will approximate the compensation expense recognized by EasyLink.

(2)	Represents the compensation expense of option awards recognized by EasyLink, before forfeitures, under FAS 123R for the 2006 fiscal year, rather than amounts paid to or realized by the NEO, and includes expense recognized for awards granted prior to 2006. Please refer to Note 15 to EasyLink’s consolidated financial statements in EasyLink’s Form 10-K for the year ended December 31, 2006 for the underlying assumptions for this expense. There can be no assurance that the options will be exercised (in which case no value will be recognized by the NEO) or that the value on exercise will approximate the compensation expense recognized by EasyLink.

(3)	Represents bonuses paid under the 2006 Executive Incentive Plan for 2006. These amounts are not reported in the “Bonus” column because the award is tied to corporate performance goals. Under the SEC’s prior rules, these types of awards were previously reported under the “Bonus” column.

(4)	Reflects matching contributions to EasyLink’s 401(k) plan, which all participating employees receive.

Grants of Plan Based Awards in Fiscal Year 2006

     The following table provides information on non-equity incentive plan awards, stock options and certain restricted stock awards granted in 2006 to each of the NEOs. There can be no assurance that the grant date fair value of stock and option awards will ever be realized. The amount of these awards that were expensed is shown in the table under “Summary Compensation Table for Fiscal Year 2006” above.

					All Other	Closing Price	Grant Date
		Estimated Future Payouts			Stock Awards:	on Date of	Fair Value
		Under Non-Equity Incentive			Number of	Grant Stock	of Stock
		Plan Awards (1)			Shares of Stock	Award	and Option
Name	Grant Date	Threshold	Target	Maximum	or Units (2)	(Per Share)	Awards (3)
Thomas Murawski	—	—	$362,700	$725,400	—	—	—
	10/10/2006	—	—	—	29,560	$4.09	$120,900
Michael Doyle	—	—	$ 73,500	$144,000	—	—	—
	10/10/2006	—	—	—	14,976	$4.09	$ 61,252
Richard Gooding	—	—	$106,000	$212,000	—	—	—
	10/10/2006	—	—	—	12,958	$4.09	$ 52,998
Gary MacPhee	—	—	$110,500	$221,000	—	—	—
	10/10/2006	—	—	—	13,509	$4.09	$ 55,252
Frank Graziano	—	—	$ 62,940	$125,880	—	—	—
	10/10/2006	—	—	—	12,824	$4.09	$ 52,450
____________________

(1)	As described under “Short-Term Annual Incentive Compensation” in this CD&A, the NEOs were eligible to receive between zero and 200% of their target bonus amounts, depending on the achievement of objectives under the 2006 Executive Incentive Plan set by the Compensation Committee on April 25, 2006. The actual amount of the cash payments made to the NEOs pursuant to the Executive Incentive Plan in March 2007, based on 2006 performance, is set forth under the heading “Non-Equity Incentive Plan Compensation” of the table under “Summary Compensation Table for Fiscal Year 2006” above.

(2)	Represents grants of restricted stock. The restricted stock vests as to 25% of the shares on October 10, 2007 and as to 1/12th of the remaining shares quarterly thereafter.

(3)	Represents aggregate grant date value computed in accordance with FAS 123R, based on the closing price of the Common Stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2006

     The following table provides information about the equity awards held as of December 31, 2006 by each of EasyLink’s NEOs:

	Number of	Number of
	Securities	Securities			Number of	Market Value of
	Underlying	Underlying			Shares or Units	Shares or Units
	Unexercised	Unexercised	Option	Option	of Stock That	of Stock That
	Options	Options	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price (1)	Date	Vested (2)	Vested (3)
Thomas Murawski	193		$84.38	05/20/2007
	771		$84.38	12/10/2007
	771		$84.38	11/10/2008
	385		$84.38	12/06/2009
	4,624		$84.38	02/08/2010
	2,501		$84.38	05/31/2010
	34,000		$64.06	01/26/2011
	46,505		$11.00	09/10/2011
	60,000		$ 4.90	06/21/2012
	20,600		$ 2.65	05/14/2013
	200,000		$ 6.25	08/07/2013
	9,000		$ 6.60	08/03/2014
					29,560	$85,428

	Number of	Number of
	Securities	Securities			Number of	Market Value of
	Underlying	Underlying			Shares or Units	Shares or Units
	Unexercised	Unexercised	Option	Option	of Stock That	of Stock That
	Options	Options	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price (1)	Date	Vested (2)	Vested (3)
Michael Doyle	25,000		$ 7.25	03/22/2014
	6,000		$ 6.60	08/03/2014
	5,000		$ 5.75	03/22/2015
					14,976	$43,281
Richard Gooding	300		$35.95	03/06/2011
	1,800		$11.00	09/10/2011
	7,000		$ 4.90	06/21/2012
	3,000		$ 2.65	05/14/2013
	19,000		$ 6.25	08/07/2013
	4,000		$ 6.60	08/03/2014
	10,000		$ 5.30	04/25/2015
					12,958	$37,449
Gary MacPhee	16,000		$ 9.40	09/09/2012
	13,000		$ 6.25	08/07/2013
	4,000		$ 7.90	09/10/2013
	2,000		$ 2.65	05/14/2013
	6,000		$ 6.60	08/03/2014
	20,000		$ 5.30	04/25/2015
					13,509	$39,041
Frank Graziano	1		$84.38	01/31/2009
	68		$84.38	02/28/2009
	33		$84.38	03/31/2009
	49		$84.38	05/31/2009
	1,100		$84.38	06/01/2009
	4		$84.38	07/23/2009
	70		$84.38	03/01/2010
	49		$84.38	03/13/2010
	1,000		$84.38	05/31/2010
	640		$84.38	07/03/2010
	3,502		$11.00	09/10/2011
	5,000		$ 4.90	06/21/2012
	3,200		$ 2.65	05/14/2013
	17,000		$ 6.25	08/07/2013
	4,000		$ 6.60	08/03/2014
	1,562		$ 4.10	08/01/2015
		3,438 (4)	$ 4.10	08/01/2015
					12,824	$37,061
____________________

(1)	As described under “Timing of Awards” in this CD&A, the exercise price of all stock option awards under the 2005 Stock and Incentive Plan is equal to the fair market value of the underlying Common Stock on the last trading day preceding the date of grant.

(2)	The unvested restricted stock set forth in this column vests as to 25% of the shares on October 10, 2007 and as to 1/12th of the remaining shares quarterly thereafter, so that all amounts would be fully vested on October 10, 2010 if the NEO were still employed by EasyLink at that time. For information regarding the vesting of this restricted stock upon termination of the NEO’s employment, see the information set forth under “Potential Payments upon Termination or Change in Control” below.

(3)	The market value of stock awards is based on the closing price of the Common Stock on December 29, 2006, which was $2.89.

(4)	The unvested options granted to Mr. Graziano set forth in this column vest in 11 equal quarterly installments beginning on February 1, 2007, with the last quarterly vesting scheduled to occur on August 1, 2009. For information regarding the vesting of Mr. Graziano’s options, see the information set forth under “Potential Payments upon Termination or Change in Control” below.

Outstanding Exercises and Stock Vested During Fiscal Year 2006

     There were no options or other derivative securities exercised in 2006 by any of EasyLink’s NEOs. None of the stock awards granted to EasyLink’s NEOs vested in 2006.

Pension Benefits at Fiscal Year 2006 Year-End

     EasyLink does not maintain any pension or retirement plans for its NEOs.

Non-Qualified Deferred Compensation for Fiscal Year 2006

     EasyLink does not provide any non-qualified defined contribution or other deferred compensation plans to its NEOs.

Potential Payments upon Termination or Change in Control

     The tables below show potential payments to each of the NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, upon different termination scenarios. The amounts shown assume that such termination was effective as of December 31, 2006 and are estimates of the amounts that would have been paid out to the NEOs upon their termination at such date. The actual amounts to be paid out can only be determined at the time of such NEO’s actual separation from EasyLink.

     The amounts shown in these tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary and vacation pay and disability benefits (if applicable). The amounts shown in these tables also do not reflect amounts that would be payable to the NEOs that are already vested.

     Certain arrangements with EasyLink’s NEOs discussed above provide for the acceleration of vesting of unvested equity awards upon a change of control. These tables include in the applicable columns the value of the gain realized if the NEO were to exercise all unvested equity awards on the date of termination, based on the price of the Common Stock on December 29, 2006 ($2.89).

President, CEO and Chairman–Thomas Murawski

Termination	Termination	Termination	Resignation	Resignation
Upon	Without	Without	For Good	For Good
Resignation	Cause And	Cause	Reason	Reason
(Other Than	Termination	Without	And With	And Without	And With
Executive Payments	Termination	For Good	Upon	Termination	Change of	Change of	Change of	Change of
Upon Termination	With Cause	Reason)	Disability	Upon Death	Control	Control	Control	Control
Severance
Payments	$0	$0	$230,088	(1)	$120,900	(2)	$483,600	(3)	$483,600	(3)	$483,600	(3)	$483,600	(3)
Executive Incentive
Plan (4)	$0	$0	$0	$0	$362,700	$362,700	$362,700	$362,700
Continuation
of Medical
Benefits (5)	$0	$0	$0	$0	$8,346	$8,346	$8,346	$8,346
Continuation of
401(k) Plan
Match (6)	$0	$0	$0	$0	$7,314	$7,314	$7,314	$7,314
Acceleration of
Unvested
Restricted
Stock (7)	$0	$0	$0	$0	$0	$85,428	$0	$85,428
Sale of the
Company Fee
(4) (8)	$0	$0	$0	$0	$0	$1,594,886	$0	$1,594,886
Tax Gross-Up (9)	$0	$0	$0	$0	$0	$934,515	$0	$934,515
Total	$0	$0	$230,088	$0	$861,960	(10)	$3,476,789	(10)	$861,960	(10)	$3,476,789	(10)
____________________

For purposes of the foregoing table, EasyLink has assumed that Mr. Murawski’s compensation is as follows: current base salary is equal to $483,600; and target annual incentive bonus is equal to 75% of base salary.

(1)	Upon termination due to Mr. Murawski’s disability, he would be entitled to the difference between disability insurance benefits and full salary for six months.

(2)	Upon his death, Mr. Murawski’s estate would receive his base salary for three months thereafter.

(3)	This amount would be paid out over 12 months if Mr. Murawski elected to continue to receive the benefits indicated in footnotes 5 and 6. At Mr. Murawski’s election, he could forego the benefits indicated in footnotes 5 and 6 and receive this amount as a lump sum payment.

(4)	Payable in a lump sum.

(5)	This amount would only be payable if Mr. Murawski elected to receive the amount indicated in footnote 3 over time, instead of in a lump sum.

(6)	This amount would only be payable if Mr. Murawski elected to receive the amount indicated in footnote 3 over time, instead of in a lump sum.

(7)	Represents the value of Mr. Murawski’s unvested restricted stock, which would become fully vested and exercisable if such termination was within three months before or six months after a change of control.

(8)	The assumptions used to calculate the sale of EasyLink fee include the following: (i) a sale of EasyLink occurred on March 30, 2007; (ii) Mr. Murawski was terminated without cause or resigned for good reason on December 31, 2006; (iii) the fair market value of the consideration received by the holders of Common Stock in the transaction was equal to the product of (A) the Merger Consideration of $5.80 times (B) the number of shares of Common Stock outstanding on March 30, 2007 (10,999,213).

(9)	The assumptions used to calculate the excise tax gross-up include the following: (i) a sale of EasyLink occurred on March 30, 2007; (ii) Mr. Murawski was terminated without cause or resigned for good reason on December 31, 2006; (iii) the combined state and federal tax rate for Mr. Murawski was 40%; and (iv) the excise tax rate was 20%.

(10)	The amounts indicated in footnotes 5 and 6 would only be included in this total if Mr. Murawski elected to receive the amount indicated in footnote 3 over time, instead of in a lump sum.

Vice President and CFO–Michael Doyle

		Termination					Resignation
		Upon			Termination	Termination	For Good	Resignation
		Resignation			Without	Without	Reason	For Good
Executive		(Other			Cause And	Cause And	And	Reason
Payments		Than For	Termination		Without	With	Without	And With
Upon	Termination	Good	Upon	Termination	Change of	Change of	Change of	Change of
Termination	With Cause	Reason)	Disability	Upon Death	Control	Control	Control	Control
Severance
Payments (1)	$0	$0	$0	$0	$122,500	$122,500	$0	$122,500
Executive Incentive
Plan (2)	$0	$0	$0	$0	$73,500 (3)	$73,500 (3)	$73,500 (4)	$73,500 (4)
Acceleration of
Unvested
Equity
Awards (5)	$0	$0	$0	$0	$0	$43,281	$0	$43,281
Total	$0	$0	$0	$0	$196,000 (6)	$239,281 (6)	$73,500 (7)	$239,281 (7)
____________________

For purposes of the foregoing table, EasyLink has assumed that Mr. Doyle’s compensation is as follows: current base salary is equal to $240,693; and target annual incentive bonus is equal to 30% of base salary.

(1)	Paid in equal installments over six months. However, in order to comply with the requirements of Section 409A of the Code, EasyLink has the right either (i) to cause all severance payments to Mr. Doyle to be paid by March 15 of the calendar year following the calendar year in which the termination date occurs (with any installments that are scheduled to be paid after such March 15 date being paid in a lump sum prior to such date) or (ii) if it is not practicable to make all of such payments prior to such March 15 date, to provide that none of such payments will commence prior to such March 15 date and the total severance amount will be paid in one lump sum on the date that is one day after six months after Mr. Doyle’s termination date.

(2)	Payable in a lump sum.

(3)	Under the terms of the 2006 Executive Incentive Plan, employees terminated prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless the termination is due to an economic reduction in force. Mr. Doyle would only be entitled to receive the amount shown if his termination without cause was due to an economic reduction in force, in which case this amount would be paid as a lump sum.

(4)	Under the terms of the 2006 Executive Incentive Plan, employees terminating prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless such resignation is due to retirement. Mr. Doyle would only be entitled to receive the amount shown if his resignation for good reason also constituted his retirement, in which case this amount would be paid as a lump sum.

(5)	Represents the value of Mr. Doyle’s unvested restricted stock, which would become fully vested and exercisable if such termination is within three months before or six months after a change of control.

(6)	Would only include the amount indicated in footnote 3 if Mr. Doyle’s termination without cause was due to an economic reduction in force.

(7)	Would only include the amount indicated in footnote 4 if Mr. Doyle’s resignation for good reason also constituted his retirement.

     The foregoing payments are conditioned on Mr. Doyle’s execution and delivery of EasyLink’s standard separation agreement and release in effect at the time of termination, and Mr. Doyle’s not revoking such agreement within any period of revocation under applicable law. The foregoing payments are further conditioned on Mr. Doyle’s continued compliance with any applicable obligations regarding confidentiality, intellectual property and non-competition contained in his employment agreement or in other agreements between Mr. Doyle and EasyLink. EasyLink has the right to recoup any of the foregoing payments previously made in the event that Mr. Doyle fails to comply with such obligations.

Executive Vice President and General Manager–Richard Gooding

		Termination					Resignation
		Upon			Termination	Termination	For Good	Resignation
		Resignation			Without	Without	Reason	For Good
Executive		(Other			Cause And	Cause And	And	Reason
Payments		Than For	Termination		Without	With	Without	And With
Upon	Termination	Good	Upon	Termination	Change of	Change of	Change of	Change of
Termination	With Cause	Reason)	Disability	Upon Death	Control	Control	Control	Control
Severance
Payments (1)	$0	$0	$0	$0	$106,000	$106,000	$0	$106,000
Executive Incentive
Plan (2)	$0	$0	$0	$0	$106,000 (3)	$106,000 (3)	$106,000 (4)	$106,000 (4)
Acceleration of
Unvested
Equity
Awards (5)	$0	$0	$0	$0	$0	$37,449	$0	$37,449
Total	$0	$0	$0	$0	$212,000 (6)	$249,449 (6)	$106,000 (7)	$249,449 (7)
____________________

For purposes of the foregoing table, EasyLink has assumed that Mr. Gooding’s compensation is as follows: current base salary is equal to $212,000; and target annual incentive bonus is equal to 50% of base salary.

(1)	Paid in equal installments over six months. However, in order to comply with the requirements of Section 409A of the Code, EasyLink has the right either (i) to cause all severance payments to Mr. Gooding to be paid by March 15 of the calendar year following the calendar year in which the termination date occurs (with any installments that are scheduled to be paid after such March 15 date being paid in a lump sum prior to such date) or (ii) if it is not practicable to make all of such payments prior to such March 15 date, to provide that none of such payments will commence prior to such March 15 date and the total severance amount will be paid in one lump sum on the date that is one day after six months after Mr. Gooding’s termination date.

(2)	Payable in a lump sum.

(3)	Under the terms of the 2006 Executive Incentive Plan, employees terminated prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless the termination is due to an economic reduction in force. Mr. Gooding would only be entitled to receive the amount shown if his termination without cause was due to an economic reduction in force, in which case this amount would be paid as a lump sum.

(4)	Under the terms of the 2006 Executive Incentive Plan, employees terminating prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless such resignation is due to retirement. Mr. Gooding would only be entitled to receive the amount shown if his resignation for good reason also constituted his retirement, in which case this amount would be paid as a lump sum.

(5)	Represents the value of Mr. Gooding’s unvested restricted stock, which would become fully vested and exercisable if such termination is within three months before or six months after a change of control.

(6)	Would only include the amount indicated in footnote 3 if Mr. Gooding’s termination without cause was due to an economic reduction in force.

(7)	Would only include the amount indicated in footnote 4 if Mr. Gooding’s resignation for good reason also constituted his retirement.

     The foregoing payments are conditioned on Mr. Gooding’s execution and delivery of EasyLink’s standard separation agreement and release in effect at the time of termination, and Mr. Gooding’s not revoking such agreement within any period of revocation under applicable law. The foregoing payments are further conditioned on Mr. Gooding’s continued compliance with any applicable obligations regarding confidentiality, intellectual property and non-competition contained in his employment agreement or in other agreements between Mr. Gooding and EasyLink. EasyLink has the right to recoup any of the foregoing payments previously made in the event that Mr. Gooding fails to comply with such obligations.

Executive Vice President and General Manager–Gary MacPhee

		Termination					Resignation
		Upon			Termination	Termination	For Good	Resignation
		Resignation			Without	Without	Reason	For Good
Executive		(Other			Cause And	Cause And	And	Reason
Payments		Than For	Termination		Without	With	Without	And With
Upon	Termination	Good	Upon	Termination	Change of	Change of	Change of	Change of
Termination	With Cause	Reason)	Disability	Upon Death	Control	Control	Control	Control
Severance
Payments (1)	$0	$0	$0	$0	$110,500	$110,500	$0	$110,500
Executive Incentive
Plan (2)	$0	$0	$0	$0	$110,500 (3)	$110,500 (3)	$110,500 (4)	$110,500 (4)
Acceleration of
Unvested
Equity
Awards (5)	$0	$0	$0	$0	$0	$39,041	$0	$39,041
Total	$0	$0	$0	$0	$221,000 (6)	$260,041 (6)	$110,500 (7)	$260,041 (7)
____________________

For purposes of the foregoing table, EasyLink has assumed that Mr. MacPhee’s compensation is as follows: current base salary is equal to $221,000; and target annual incentive bonus is equal to 50% of base salary.

(1)	Paid in equal installments over six months. However, in order to comply with the requirements of Section 409A of the Code, EasyLink has the right either (i) to cause all severance payments to Mr. MacPhee to be paid by March 15 of the calendar year following the calendar year in which the termination date occurs (with any installments that are scheduled to be paid after such March 15 date being paid in a lump sum prior to such date) or (ii) if it is not practicable to make all of such payments prior to such March 15 date, to provide that none of such payments will commence prior to such March 15 date and the total severance amount will be paid in one lump sum on the date that is one day after six months after Mr. MacPhee’s termination date.

(2)	Payable in a lump sum.

(3)	Under the terms of the 2006 Executive Incentive Plan, employees terminated prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless the termination is due to an economic reduction in force. Mr. MacPhee would only be entitled to receive the amount shown if his termination without cause was due to an economic reduction in force, in which case this amount would be paid as a lump sum.

(4)	Under the terms of the 2006 Executive Incentive Plan, employees terminating prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless such resignation is due to retirement. Mr. MacPhee would only be entitled to receive the amount shown if his resignation for good reason also constituted his retirement, in which case this amount would be paid as a lump sum.

(5)	Represents the value of Mr. MacPhee’s unvested restricted stock, which would become fully vested and exercisable if such termination is within three months before or six months after a change of control.

(6)	Would only include the amount indicated in footnote 3 if Mr. MacPhee’s termination without cause was due to an economic reduction in force.

(7)	Would only include the amount indicated in footnote 4 if Mr. MacPhee’s resignation for good reason also constituted his retirement.

     The foregoing payments are conditioned on Mr. MacPhee’s execution and delivery of EasyLink’s standard separation agreement and release in effect at the time of termination, and Mr. MacPhee’s not revoking such agreement within any period of revocation under applicable law. The foregoing payments are further conditioned on Mr. MacPhee’s continued compliance with any applicable obligations regarding confidentiality, intellectual property and non-competition contained in his employment agreement or in other agreements between Mr. MacPhee and EasyLink. EasyLink has the right to recoup any of the foregoing payments previously made in the event that Mr. MacPhee fails to comply with such obligations.

Senior Vice President of Corporate Development–Frank Graziano

		Termination					Resignation
		Upon			Termination	Termination	For Good	Resignation
		Resignation			Without	Without	Reason	For Good
Executive		(Other			Cause And	Cause And	And	Reason
Payments		Than For	Termination		Without	With	Without	And With
Upon	Termination	Good	Upon	Termination	Change of	Change of	Change of	Change of
Termination	With Cause	Reason)	Disability	Upon Death	Control	Control	Control	Control
Severance
Payments (1)	$0	$0	$0	$0	$104,900	$104,900	$0	$104,900
Executive Incentive
Plan (2)	$0	$0	$0	$0	$62,940 (3)	$62,940 (3)	$62,940 (4)	$62,940 (4)
Acceleration of
Unvested
Equity
Awards (5)	$0	$0	$0	$0	$0	$37,061	$0	$37,061
Total	$0	$0	$0	$0	$167,840 (6)	$204,901 (6)	$167,840 (7)	$204,901 (7)
____________________

For purposes of the foregoing table, EasyLink has assumed that Mr. Graziano’s compensation is as follows: current base salary is equal to $209,800; and target annual incentive bonus is equal to 30% of base salary.

(1)	Paid in equal installments over six months. However, in order to comply with the requirements of Section 409A of the Code, EasyLink has the right either (i) to cause all severance payments to Mr. Graziano to be paid by March 15 of the calendar year following the calendar year in which the termination date occurs (with any installments that are scheduled to be paid after such March 15 date being paid in a lump sum prior to such date) or (ii) if it is not practicable to make all of such payments prior to such March 15 date, to provide that none of such payments will commence prior to such March 15 date and the total severance amount will be paid in one lump sum on the date that is one day after six months after Mr. Graziano’s termination date.

(2)	Payable in a lump sum.

(3)	Under the terms of the 2006 Executive Incentive Plan, employees terminated prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless the termination is due to an economic reduction in force. Mr. Graziano would only be entitled to receive the amount shown if his termination without cause was due to an economic reduction in force, in which case this amount would be paid as a lump sum.

(4)	Under the terms of the 2006 Executive Incentive Plan, employees terminating prior to the payout date are not eligible for payment of any award under the 2006 Executive Incentive Plan unless such resignation is due to retirement. Mr. Graziano would only be entitled to receive the amount shown if his resignation for good reason also constituted his retirement, in which case this amount would be paid as a lump sum.

(5)	Represents the value of Mr. Graziano’s unvested restricted stock, which would become fully vested and exercisable if such termination is within three months before or six months after a change of control.

(6)	Would only include the amount indicated in footnote 3 if Mr. Graziano’s termination without cause was due to an economic reduction in force.

(7)	Would only include the amount indicated in footnote 4 if Mr. Graziano’s resignation for good reason also constituted his retirement.

     The foregoing payments are conditioned on Mr. Graziano’s execution and delivery of EasyLink’s standard separation agreement and release in effect at the time of termination, and Mr. Graziano’s not revoking such agreement within any period of revocation under applicable law. The foregoing payments are further conditioned on Mr. Graziano’s continued compliance with any applicable obligations regarding confidentiality, intellectual property and non-competition contained in his employment agreement or in other agreements between Mr. Graziano and EasyLink. EasyLink has the right to recoup any of the foregoing payments previously made in the event that Mr. Graziano fails to comply with such obligations.

COMPENSATION OF DIRECTORS IN FISCAL YEAR 2006

     As described more fully below, the following table sets forth a summary of the compensation earned by EasyLink’s directors for the fiscal year ended December 31, 2006, other than EasyLink’s Chief Executive Officer, Mr. Murawski, who does not receive any additional compensation for his role as director.

Name	Fees Earned or Paid in Cash	Option Awards(1)		Total
Robert J. Casale	$28,000	$8,498	(2)	$36,498
Steven Duff	$21,500	$3,488	(3)	$24,988
Peter J. Holzer	$28,500	$9,919	(4)	$38,419
George Knapp	$42,500	$8,498	(5)	$50,998
Dennis Raney	$36,000	$8,498	(6)	$44,498
John C. Petrillo	$31,500	$10,292	(7)	$41,792
Eric Zahler	$32,500	$9,919	(8)	$42,419
____________________

(1)	Represents the compensation expense of option awards recognized by EasyLink, before forfeitures, under FAS 123R for the 2006 fiscal year, rather than amounts paid to or realized by the named individual, and includes expense recognized for awards granted prior to 2006. Please refer to Note 15 to EasyLink’s consolidated financial statements in its Form 10-K for the year ended December 31, 2006 for the underlying assumptions for this expense. There can be no assurance that the options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by EasyLink. The grant date fair value of the options granted to each non-employee director during 2006 was $4,500, except for Mr. Duff, for whom it was $16,200 for the options granted on April 13, 2006 and $4,500 for the options granted on June 20, 2006.

(2)	Consists of $2,199, $1,541, $4,159 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Casale to purchase 4,000, 1,000, 4,000 and 2,000 shares of Common Stock on May 14, 2002, June 15, 2004, June 21, 2005 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Casale was 11,000.

(3)	Consists of $2,889 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Duff to purchase 6,000 and 2,000 shares of Common Stock on April 13, 2006 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Duff was 8,000.

(4)	Consists of $5,161, $4,159 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Holzer to purchase 4,000, 4,000 and 2,000 shares of Common Stock on February 8, 2005, June 21, 2005 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Holzer was 10,000.

(5)	Consists of $2,199, $1,541, $4,159 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Knapp to purchase 4,000, 1,000, 4,000 and 2,000 shares of Common Stock on May 14, 2003, June 15, 2004, June 21, 2005 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Knapp was 11,000.

(6)	Consists of $2,199, $1,541, $4,159 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Raney to purchase 4,000, 1,000, 4,000 and 2,000 shares of Common Stock on May 14, 2003, June 15, 2004, June 21, 2005 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Raney was 11,000.

(7)	Consists of $5,534, $4,159 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Petrillo to purchase 4,000, 4,000 and 2,000 shares of Common Stock on January 14, 2005, June 21, 2005 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Petrillo was 10,000.

(8)	Consists of $5,161, $4,159 and $599, representing the compensation expense incurred by EasyLink in fiscal year 2006 in connection with grants of options to Mr. Zahler to purchase 4,000, 4,000 and 2,000 shares of Common Stock on February 8, 2005, June 21, 2005 and June 20, 2006, respectively, calculated in accordance with FAS 123R. At fiscal year end, the aggregate number of option awards outstanding for Mr. Zahler was 10,000.

     EasyLink uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on EasyLink’s board of directors.

Cash Compensation

     Other than reimbursing customary and reasonable expenses of attending meetings of EasyLink’s board of directors or any of its committees, Mr. Murawski, EasyLink’s Chairman, President and Chief Executive Officer, receives no additional compensation for serving as a director or as a member of any committee of EasyLink’s board of directors. Under EasyLink’s current arrangements, in addition to reimbursement for reasonable travel and other expenses in connection with attending meetings of EasyLink’s board of directors, each non-employee director is entitled to receive cash compensation in accordance with the following schedule:

Board of Directors
Annual retainer	$15,000
Meeting fee—attendance in person	$1,000
Meeting fee—telephonic attendance	$500
Committees
Annual retainer	$4,000
Meeting fee—attendance in person	$1,000
Meeting fee—telephonic attendance	$500

Equity Compensation

     In addition to cash compensation for services as a member of EasyLink’s board of directors, each non-employee director also receives options to purchase shares of Common Stock. These options are granted both upon joining EasyLink’s board of directors and on an annual basis in line with recommendations by the Compensation Committee.

Initial Grant

     Under EasyLink’s previous arrangement, upon initial election or appointment to EasyLink’s board of directors, each non-employee director received an option to purchase 4,000 shares of Common Stock. In 2005, the amount of this initial grant was increased so that, upon initial election or appointment to EasyLink’s board of directors, each non-employee director was to receive an option to purchase 6,000 shares of Common Stock. Accordingly, each incumbent director serving at the time this increase was adopted by the Compensation Committee was awarded an option to purchase an additional 2,000 shares of Common Stock.

Annual Grant

     On the date of each annual meeting of stockholders, each non-employee director re-elected to EasyLink’s board of directors receives an option to purchase 2,000 shares of Common Stock. Each option grant has an exercise price equal to the closing price of Common Stock on The Nasdaq Capital Market on the last trading day prior to the date of grant. The option grants vest in an amount equal to 25% on the first anniversary of the date of the grant, with the remaining amount vesting in successive equal, quarterly installments of 8.33% over the three year period after such first anniversary, subject to continued service on EasyLink’s board of directors on the vesting date. If a change of control occurs and the director does not continue to serve as a director of the surviving corporation or its parent entity, then the portion of his options that would have vested in that vesting year (25%) will vest immediately upon the change of control.

SPECIAL MEETING

     EasyLink has no policy with regard to attendance by members of the board of directors at special meetings of stockholders. EasyLink has invited all directors to attend the Special Meeting.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Grant Thornton LLP served as the independent registered public accounting firm for EasyLink and its subsidiary corporations for the fiscal year ended December 31, 2006 and has been selected by the Audit Committee to continue as EasyLink’s independent registered public accounting firm for the year ending December 31, 2007. Representatives of Grant Thornton LLP are expected to attend the Special Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from EasyLink’s stockholders. EasyLink is seeking ratification of the appointment of Grant Thornton LLP as its independent registered public accounting firm for the year ending December 31, 2007.

FEES PAID TO THE INDEPENDENT AUDITOR

     The following table presents fees for professional audit services rendered by EasyLink’s principal independent registered public accounting firm, Grant Thornton LLP, for the audit of EasyLink’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005, as well as fees billed for other services rendered by Grant Thornton LLP during those periods.

	2006	2005
Audit Fees	$849,000	$946,000
Audit-Related Fees	$0	$0
Tax Fees	$144,000	$199,000
All Other Fees	$0	$0
Total	$993,000	$1,145,000

Audit Fees

     Audit fees are those fees billed in connection with the audit and review of EasyLink’s financial statements, including services related thereto such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The aggregate audit fees for each of the last two fiscal years were $889,000 in 2006 and $1,208,000 in 2005. Audit fees of $40,000 in 2006 and $262,000 in 2005 were paid to KPMG LLP, who previously served as EasyLink’s principal independent registered public accounting firm until their resignation in June 2005.

Audit-Related Fees

     Audit-related fees are assurance and related services that are reasonably related to the performance of the audit of EasyLink’s financial statements. More specifically, these services would include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. During 2006 and 2005, neither Grant Thornton LLP nor KPMG LLP provided EasyLink with any assurance and related services.

Tax Fees

     The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning services for each of the last two fiscal years were $232,000 in 2006 and $229,000 in 2005, consisting of $144,000 and $199,000 in 2006 and 2005, respectively, paid to Grant Thornton LLP, $15,000 and $30,000 in 2006 and 2005, respectively, paid to KPMG LLP, and $73,000 in 2006 paid to Deloitte & Touche LLP.

All Other Fees

     No other fees were billed for professional services rendered by Grant Thornton LLP or KPMG LLP during the last two fiscal years, except as described below.

     Prior to the appointment of Grant Thornton LLP, Grant Thornton International member firms performed bookkeeping and payroll services for EasyLink’s entities in France, Germany and Korea. These member firms are considered affiliates of Grant Thornton LLP. Grant Thornton LLP provided no audit, audit-related or non-audit services to EasyLink or any of its subsidiaries or other affiliates prior to its appointment. The fees paid to these member firms for these services were de minimis. EasyLink terminated the services of the Grant Thornton International member firms effective July 26, 2005. Prior to the appointment of Grant Thornton LLP as its independent registered public accounting firm, EasyLink consulted with the staff of the SEC’s Office of the Chief Accountant concerning these services and the auditor selection process. After such consultation, the Audit Committee and EasyLink’s management have concluded that Grant Thornton LLP’s independence is not impaired by the involvement of its affiliates with these services.

     Consistent with the policies of the SEC regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of EasyLink’s independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by EasyLink’s independent registered public accounting firm; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee has not adopted further procedures and policies relating to the pre-approval of audit and non-audit services. All of the fees described above for tax-related services were in connection with engagements approved by the Audit Committee.

CHANGE IN PRINCIPAL ACCOUNTANT DURING 2005

     KPMG LLP was previously EasyLink’s principal independent registered public accounting firm. On June 8, 2005, that firm resigned. EasyLink’s Audit Committee selected Grant Thornton LLP as its new principal independent registered public accounting firm to replace KPMG LLP.

     During EasyLink’s fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through June 8, 2005, (i) there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG LLP’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

     The audit reports of KPMG LLP on the consolidated financial statements of EasyLink and its subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report on the consolidated financial statements of EasyLink and its subsidiaries as of and for the years ended December 31, 2004 and 2003 contained a separate paragraph stating that EasyLink “has a working capital deficiency and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

     The foregoing disclosures were previously reported in Item 4.01 of EasyLink’s Current Report on Form 8-K filed with the SEC on June 14, 2005. EasyLink provided KPMG LLP with a copy of the foregoing disclosures and requested that KPMG LLP furnish EasyLink with a letter addressed to the SEC stating that it agreed with such statements. A copy of such letter, dated June 14, 2005, was filed as Exhibit 99.1 to such Form 8-K.

     On August 2, 2005, EasyLink engaged Grant Thornton LLP as EasyLink’s independent registered public accounting firm for the year ended December 31, 2005. The decision to engage Grant Thornton LLP was made by EasyLink’s Audit Committee. For the two fiscal years and subsequent interim period prior to such appointment, EasyLink had not (and no one on its behalf had) consulted with Grant Thornton LLP on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on EasyLink’s financial statements, or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC or reportable event as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of July 10, 2007 certain information regarding the beneficial ownership of Common Stock by: (i) each stockholder known by EasyLink to own beneficially more than 5% of the Common Stock; (ii) each of EasyLink’s directors and executive officers, and (iii) EasyLink’s directors and executive officers as a group. Except as otherwise indicated, to the knowledge of EasyLink, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

	Shares Beneficially
	Owned(1)
Name and Address(2) of Beneficial Owner	Number	Percent(3)
Internet Commerce Corporation
6025 The Corners Parkway
Suite 100
Norcross, Georgia 30092(4)	4,991,001	42.9%
The Clark Estates, Inc.
One Rockefeller Center, 31st Floor
New York, New York 10020(5)	1,903,094	17.2%
Lawrence Auriana
140 East 45th Street, 43rd Floor
New York, New York 10017	1,024,000	9.3%
Thomas Murawski(6)	419,814	3.7%
Gary MacPhee(7)	71,289	*
Frank Graziano(8)	61,326	*
Michael Doyle(9)	54,319	*
Richard Gooding(10)	53,850	*
Peter J. Holzer	37,258	*
Eric J. Zahler	25,000	*
John C. Petrillo	21,129	*
Dennis Raney	15,950	*
George Knapp	15,315	*
Robert J. Casale	13,702	*
Stephen Duff(11)	5,440	*
All current directors and executive officers as a group (12 persons)(12)	794,392	6.8%
____________________

(1)	Based on information supplied by EasyLink’s officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the SEC. Beneficial ownership is determined in accordance with rules of the SEC and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 10, 2007 are deemed to be outstanding for computing the percentage ownership of the person holding such securities, but not for computing the percentage ownership of any other person. Except as indicated by footnote and in the case of shares subject to the voting agreements described herein, and subject to community property laws where applicable, EasyLink believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of stock shown as beneficially owned by them.

(2)	Unless otherwise indicated, the address for each director and current executive officer is c/o EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854.

(3)	Based on 11,042,833 shares outstanding on July 10, 2007. An asterisk (*) indicates less than 1%.

(4)	Includes 2,697,486 shares of Common Stock that are the subject of the voting agreements ICC has entered into with all of EasyLink’s directors and executive officers and with Federal Partners, L.P., as to which shares ICC may be deemed to share beneficial ownership. Pursuant to these voting agreements, EasyLink’s directors and executive officers and Federal Partners, L.P. agreed, among other things and subject to certain conditions, to vote all shares of Common Stock beneficially owned by them in favor of the adoption of the Merger Agreement. See “The Voting Agreements”. ICC disclaims beneficial ownership of the 2,697,486 shares subject to the voting agreements.

(5)	Consists of shares held by Federal Partners, L.P. The Clark Estates, Inc. provides management and administrative services to Federal Partners, L.P. and has sole power to vote or to direct the vote and to dispose of or direct the disposition of all of the shares owned by Federal Partners, L.P.

(6)	Includes 8,143 shares held by EasyLink’s 401(k) plan for Mr. Murawski’s account pursuant to the employer matching contribution feature of the plan.

(7)	Includes 7,063 shares held by EasyLink’s 401(k) plan for Mr. MacPhee’s account pursuant to the employer matching contribution feature of the plan. Mr. MacPhee currently has the power to divest only 1/3 of these shares while they are held by EasyLink’s 401(k) plan.

(8)	Includes 6,781 shares held by EasyLink’s 401(k) plan for Mr. Graziano’s account pursuant to the employer matching contribution feature of the plan. Mr. Graziano currently has the power to divest only 1/3 of these shares while they are held by EasyLink’s 401(k) plan.

(9)	Includes 4,835 shares held by EasyLink’s 401(k) plan for Mr. Doyle’s account pursuant to the employer matching contribution feature of the plan. Mr. Doyle currently has the power to divest only 1/3 of these shares while they are held by EasyLink’s 401(k) plan.

(10)	Includes 6,997 shares held by EasyLink’s 401(k) plan for Mr. Gooding’s account pursuant to the employer matching contribution feature of the plan. Also includes 140 shares held by Mr. Gooding’s wife. Mr. Gooding disclaims beneficial ownership of the shares held by his wife.

(11)	Does not include shares owned by The Clark Estates, Inc. (see footnote 3), of which Mr. Duff is Chief Investment Officer, or shares owned by Federal Partners, L.P., of which Mr. Duff is both a limited partner and the Treasurer of the general partner. Mr. Duff disclaims beneficial ownership of any shares held by The Clark Estates, Inc. or by Federal Partners, L.P., other than 3,055 shares over which Mr. Duff has beneficial ownership through his limited partnership interest in Federal Partners, L.P.

(12)	Includes information contained in the footnotes above, as applicable. None of these individuals has pledged shares of EasyLink’s Class A common stock as security.

     To the knowledge of ICC, as of July 10, 2007, none of its executive officers or directors, or their respective associates, beneficially owns any shares of Common Stock.

MARKET PRICES AND DIVIDEND INFORMATION

     The Common Stock is currently listed on The Nasdaq Capital Market under the symbol “EASY”. Prior to February 21, 2006, the Common Stock was listed on The Nasdaq National Market (now The Nasdaq Global Market). The table below sets forth by quarter, since the beginning of EasyLink’s fiscal year ended December 31, 2005, the high and low sale prices of the Common Stock on The Nasdaq Capital Market and The Nasdaq National Market (now The Nasdaq Global Market), as applicable.

	Market Prices
	High	Low
2005
First Quarter	$7.10	$5.00
Second Quarter	$5.80	$4.60
Third Quarter	$5.00	$3.40
Fourth Quarter	$4.80	$3.30
2006
First Quarter	$4.75	$3.30
Second Quarter	$4.05	$3.00
Third Quarter	$5.35	$4.41
Fourth Quarter	$4.21	$2.52
2007
First Quarter	$5.35	$3.02
Second Quarter	$5.75	$5.08

     The closing sale price of the Common Stock on May 3, 2007, the last trading day prior to the announcement of the execution of the Merger Agreement, was $5.24 per share. On July 9, 2007, the most recent practicable date before this proxy statement was printed, the closing price for the Common Stock was $5.79 per share. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares.

     EasyLink has never declared or paid cash dividends on the Common Stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. In addition, EasyLink’s credit agreement prohibits it from paying cash dividends without the lender’s prior consent, and the Merger Agreement provides that EasyLink may not pay any dividends on the Common Stock without the consent of ICC.

STOCKHOLDER PROPOSALS

     A 2008 annual meeting of stockholders will be held only if the merger is not completed. Rule 14a-8 under the Exchange Act requires that EasyLink include certain stockholder proposals in its proxy statement for an annual stockholders’ meeting if the proposal is submitted prior to the deadline calculated under the rule. Under EasyLink’s bylaws, stockholder proposals with respect to the 2008 annual meeting of stockholders, including nominations for directors, that have not been previously approved by EasyLink’s board of directors must be submitted to EasyLink’s Corporate Secretary not later than March 24, 2008 and not earlier than February 28, 2008. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, to EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854, (888) 825-6385, Attention: Corporate Secretary. Each nomination or proposal must include the information required by the bylaws. All late or non-conforming nominations and proposals will be rejected.

     Stockholder proposals for the 2008 annual meeting of stockholders, if held, must be submitted to EasyLink by March 24, 2008 to receive consideration for inclusion in EasyLink’s proxy statement relating to the 2008 annual meeting of stockholders. Any such proposal must also comply with SEC proxy rules, including Rule 14a-8 under the Exchange Act.

     In addition, stockholders are notified that the deadline for providing EasyLink timely notice of any stockholder proposal submitted outside of the Rule 14a-8 process for consideration at EasyLink’s 2008 annual meeting of stockholders is March 24, 2008. As to all such matters that EasyLink does not have notice on or prior to March 24, 2008, discretionary authority shall be granted to the persons designated in EasyLink’s proxy related to the 2008 annual meeting of stockholders to vote on such proposal.

HOUSEHOLDING

     In order to reduce printing costs and postage fees, EasyLink has adopted the process called “householding” for sending its proxy statement to “street name holders”, which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of EasyLink’s proxy statements unless EasyLink receives contrary instructions from a street name holder at that address. EasyLink will continue to send a proxy card to each stockholder of record.

     If you prefer to receive multiple copies of EasyLink’s proxy statements at the same address, you may obtain additional copies by writing to EasyLink Services Corporation, Investor Relations, 33 Knightsbridge Road, Piscataway, New Jersey 08854 or by calling (800) 828-7115, in which case EasyLink will deliver promptly upon such request separate copies thereof. You may also obtain separate copies in the future by directing a notification to EasyLink by contacting EasyLink in the same manner. Eligible stockholders of record receiving multiple copies of EasyLink’s proxy statements can request householding by contacting EasyLink in the same manner.

OTHER MATTERS

     EasyLink is not aware of any business or matter other than as indicated above that may be properly presented at the Special Meeting. If, however, any other matter properly comes before the Special Meeting, the persons named as proxies in the accompanying proxy will, in their discretion, vote thereon in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

     EasyLink files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that EasyLink files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. EasyLink’s SEC filings are also available to the public at the SEC’s Internet website, which is located at www.sec.gov.

     The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

     The SEC allows EasyLink to “incorporate by reference” information into this proxy statement. This means that EasyLink can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information that EasyLink files with the SEC may update and supersede the information contained in and incorporated by reference into this proxy statement. All documents filed by EasyLink pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 and 7.01 thereto) with the SEC from the date of this proxy statement through the date of the Special Meeting (or, if earlier, the date on which the Merger Agreement is terminated) are also deemed to be incorporated by reference into this proxy statement and deemed a part of this proxy statement from the date that document is filed. EasyLink also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

  EasyLink’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 27, 2007, as amended by Form 10-K/A filed on April 30, 2007;

  EasyLink’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 14, 2007; and

  EasyLink’s Current Reports on Form 8-K filed on January 22, 2007, February 16, 2007, May 4, 2007, May 22, 2007 and June 19, 2007.

     Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

     EasyLink’s website is www.easylink.com. The information on EasyLink’s website is not, and should not be, considered part of this proxy statement and is not incorporated by reference in this document. This website is, and is only intended to be, an inactive textual reference. EasyLink makes available, free of charge, on its website, its annual and quarterly reports on Forms 10-K and 10-Q, respectively, including all amendments thereto, if any. In addition, EasyLink will provide to any person, including any beneficial owner, to whom this proxy statement is delivered, upon written or oral request, additional paper or electronic copies of such reports as filed with the SEC (including the reports described in the bullet points above), without charge except for exhibits to the report, by first class mail or other equally prompt means within one business day of receipt of such request. Requests should be directed to:

EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, New Jersey 08854
Attention: Investor Relations
(800) 828-7115

     Document requests from EasyLink should be made by July 30, 2007 in order to receive them before the Special Meeting.

     The delivery of this proxy statement should not create an implication that there has been no change in the affairs of EasyLink since the date of this proxy statement or that the information in the Merger Agreement is correct as of any later date.

     Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. EasyLink has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated July 13, 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the sending of this proxy statement will not create any implication to the contrary.

     If you have questions about the Special Meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact:

EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, New Jersey 08854
Attention: Investor Relations
(800) 828-7115

By Order of the Board of Directors

THOMAS F. MURAWSKI
Chairman, President and Chief Executive Officer

July 13, 2007
Piscataway, New Jersey

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

among

INTERNET COMMERCE CORPORATION,

JETS ACQUISITION SUB, INC.

and

EASYLINK SERVICES CORPORATION

Dated as of May 3, 2007

     THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of May 3, 2007, is among Internet Commerce Corporation, a Delaware corporation (“Parent”), Jets Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and EasyLink Services Corporation, a Delaware corporation (the “Company”). “Parties” means Parent, Sub and the Company, and each shall be considered a “Party.”

     WHEREAS, the respective boards of directors of Parent, Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders to consummate the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective boards of directors of Parent, Sub and the Company have each approved the merger of Sub into the Company, upon the terms and subject to the conditions set forth in this Agreement (the “Merger”), whereby each issued and outstanding share of Class A common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 2.01(d)), will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

     WHEREAS, the board of directors of the Company (the “Company Board”), has recommended that each holder of Company Common Stock (the “Company Stockholders”) approve the Merger and this Agreement; and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various terms and conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

Article I.

THE MERGER

     Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     Section 1.02 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (New York City time) on a date to be specified by the Parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (the “Closing Date”), at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York, unless another Closing Date, time or place is agreed to in writing by the Parties. For purposes of this Agreement “Business Day” means any day other than Saturday, Sunday, and any day which is a legal holiday or a day on which banking institutions in New York or New Jersey are authorized or required by Law (as defined in Section 2.02(d)) or other action of a Governmental Entity (as defined in Section 3.04) to close.

     Section 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents as provided in Section 251 of the DGCL (in any such case, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

     Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     Section 1.05 Certificate of Incorporation and By-Laws. (a) The certificate of incorporation of the Company shall be amended in the Merger to be the same as the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, except that the corporate name of the Company shall remain the corporate name of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Legal Requirements (as defined in Section 3.02(c)).

               (b) The by-laws of Sub as in effect immediately prior to the Effective Time shall become the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Legal Requirements.

     Section 1.06 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

     Section 1.07 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Article II.

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

               (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

               (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or any Company Subsidiary (as defined in Section 3.01(b)) and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding as of the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.01(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive from the Surviving Corporation $5.80 in cash, without interest (the “Merger Consideration”) upon delivery of the certificate representing such shares of Company Common Stock or such other appropriate documents (in the case of Uncertificated Shares, as defined below) in the manner provided in Section 2.02(b) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.02(f)). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and (x) each holder of a certificate representing any such Company Common Stock (a “Certificate”) and (y) each holder of Company Common Stock not represented by a Certificate (an “Uncertificated Share”), in each case shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

               (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a Person (as defined in Section 5.02) (a “Dissenting Stockholder”) who complies with all the provisions of Section 262 of the DGCL concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock (“Dissenting Shares”) shall not be converted as described in Section 2.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his shares of Company Common Stock shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Parent (i) prompt notice of any written demands, and withdrawals of any such demands, for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

               (e) Withholding Tax. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock outstanding immediately prior to the Effective Time such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock outstanding immediately prior to the Effective Time in respect of which such deduction and withholding was made.

     Section 2.02 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a federally insured bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender or exchange of Certificates or Uncertificated Shares, as applicable, as part of the Merger pursuant to Section 2.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

               (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of one or more shares of Company Common Stock, (i) a letter of transmittal in a form mutually agreed upon by Parent and the Surviving Corporation, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Uncertificated Shares shall pass, only upon delivery of the Certificates to the Paying Agent or in the case of Uncertificated Shares, such other documents as may reasonably be required by the Paying Agent and (ii) instructions for use in effecting the surrender or exchange of the Certificates or Uncertificated Shares in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent or in the case of Uncertificated Shares, such other documents as may reasonably be required by the Paying Agent, Parent or the Surviving Corporation shall pay or cause to be paid to the holder of such Certificate or Uncertificated Share in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate or Uncertificated Share shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered or exchanged as contemplated by this Section 2.02, each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or exchange the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate or Uncertificated Share shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender or exchange of any Certificate or Uncertificated Share.

               (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender or exchange of Certificates or Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

               (d) Termination of Fund; No Liability. At any time after the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Company Common Stock, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable with respect to the shares of Company Common Stock, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Company Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered or Uncertificated Share exchanged prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Company Common Stock would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.04), any such shares, cash, dividends or distributions in respect of such Company Common Stock shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. For purposes of this Agreement, “Law” means any statute, law (including common law), treaty, order, judgment, decree, directive, code, ordinance, rule, regulation, or similar issuance by a Governmental Entity having the effect of law.

               (e) Investment of Fund. The Paying Agent shall invest any funds made available to the Paying Agent, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

               (f) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however; that Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration, require such owner of a lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     Section 2.03 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Sub, the officers and directors of Company and Sub will take all such lawful and necessary action.

Article III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the schedules dated as of the date hereof and delivered by the Company to Parent in connection with the execution of this Agreement (the “Company Disclosure Schedules”), the Company represents and warrants to Parent and Sub as set forth below. The Company Disclosure Schedules will be arranged in sections corresponding to sections of this Agreement to be modified by such Company Disclosure Schedules.

     Section 3.01 Organization. (a) The Company and each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not have a Material Adverse Effect (as defined in Section 9.04) on the Company or such Company Subsidiary. The Company and each Company Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. The Company has provided Parent with complete copies of the certificate (or articles) of incorporation and bylaws of the Company and the organizational documents of each Company Subsidiary with the minutes and written consents of the boards of directors, board committees (other than the Special Committee of the Board created in December of 2006) and stockholders of the Company and the comparable documents for each Company Subsidiary (the “Corporate Documents”). Except as disclosed in Schedule 3.01(a), the Corporate Documents are true and complete in all material respects, as in effect as of the date of this Agreement and accurately reflect all amendments thereto.

               (b) Schedule 3.01(b) lists each subsidiary of the Company (each a “Company Subsidiary”). All the outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been duly and validly issued and are fully paid and nonassessable under applicable Legal Requirements of the jurisdiction in which such Company Subsidiary is incorporated or organized and are, except as set forth on Schedule 3.01(b), owned directly or indirectly by the Company, free and clear of all mortgages, pledges, claims, liens, charges, encumbrances, claims, restrictions, options and security interests of any kind or nature whatsoever, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws (collectively, “Liens”).

     Section 3.02 Stock and Options. (a) Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock, 10,000,000 Shares of class B Common Stock, par value $0.01 per share, and 60,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Preferred Shares”). As of April 30, 2007, (i) 11,006,505 shares of Company Common Stock were issued and outstanding, (ii) no shares of class B Common Stock or Preferred Shares were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury and (iv) except as set forth on Schedule 3.02, 953,437 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options (as defined in Section 6.04). Except as set forth above, or on Schedule 3.02, and except for shares of Company Common Stock issued upon the exercise of Options, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Company Stockholders may vote. Except as set forth above, or on Schedule 3.02, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 6.04(a) in respect of Options and as set forth on Schedule 3.02, as of and following the Effective Time, the Surviving Corporation will not have any obligations under or otherwise in respect of any options, warrants, preemptive or other rights (including convertible or exchangeable securities) issued, granted, awarded or otherwise agreed to by the Company before the Effective Time for the purchase or other acquisition of Company Common Stock or other securities of the Company, including obligations in respect of any such options, warrants, preemptive or other rights for the payment of money or issuance of new or successor options, warrants, preemptive or other rights to purchase or otherwise acquiring capital stock or other securities of the Surviving Corporation. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

               (b) Schedule 3.02(b) sets forth the following information with respect to each Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of the Company Common Stock subject to each such Option; (iii) the exercise price of such Option; (iv) the date on which such Option was granted; (v) the vesting schedule of such Option, and (vi) the date on which such Option expires. The Company has made available to Parent an accurate and complete copy of each Stock Option Plan (as defined in Section 6.04) and the forms of all stock option agreements evidencing Options. There are no Options outstanding to purchase shares of the Company Common Stock (or any other capital stock of the Company) other than (1) pursuant to the Stock Option Plans and (2) as disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2006.

               (c) All outstanding shares of the Company Common Stock, all outstanding Options, and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (i) all applicable federal, state and foreign securities laws and other applicable Legal Requirements and (ii) except as disclosed in the Company Filed SEC Documents (as defined in Section 3.06)), all requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, judgment, injunction, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

               (d) Except as set forth on Schedule 3.02(d), the Company is not a party to or bound by any agreement with respect to the voting (including voting trusts, proxies, “poison pill” anti-takeover plans) registration under the Securities Act, or sale or transfer (including agreements related to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights but excluding restrictions required by the Securities Act in connection with private placements of securities) of any securities of the Company.

     Section 3.03 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL and applicable securities laws (the “Company Stockholder Approval”)). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated in each case, other than, with respect to the Merger, the Company Stockholder Approval. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present in accordance with the By-laws of the Company, duly adopted resolutions (a) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (b) declaring that it is advisable and making a determination that it is in the best interest of the Company and the Company’s stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (c) making a determination that this Agreement is fair to the Company and the Company’s stockholders, (d) directing that this Agreement be submitted to a vote for adoption at a meeting of the Company’s stockholders to be held as promptly as practicable as set forth in Section 6.01 and (e) recommending that the Company’s stockholders adopt and approve this Agreement, the Merger and the other transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 3.04 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the filing with the Securities and Exchange Commission (the “SEC”) of the proxy statement relating to the Company Stockholder Approval of this Agreement (the “Company Proxy Statement”)), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or as may be required under any foreign anti-trust or competition law or regulation, Section 203 of the DGCL, foreign laws and as set forth on Schedule 3.04, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or any Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a “Governmental Entity”) (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect on the Company or any Company Subsidiary, or prevent or materially delay the consummation of the Merger), (iii) except as set forth on Schedule 3.04, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary, or any of their properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

     Section 3.05 SEC Reports and Financial Statements. (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2004, pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the “Company SEC Documents”). The Company SEC Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company SEC Document, the Company SEC Documents, as of their respective dates, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing does not cover future events resulting from public announcement of the Merger). The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               (b) Since December 31, 2005, there have been no comment letters or other correspondence received by the Company from the SEC (excluding letters related to confidential treatment applications and orders of effectiveness) or responses to such comment letters or other correspondence by or on behalf of the Company that have not been provided to Parent, and the copies of such letters and responses delivered or made available to Parent were true, correct and complete. The Company maintains disclosure controls and procedures required by Rule13a 15 or 15d 15 under the Exchange Act, and such controls and procedures are sufficient to provide reasonable assurance that material information relating to the Company, including Company Subsidiaries, required to be disclosed in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and principal financial officer to allow timely decisions regarding financial disclosure. No Company Subsidiary is required to file with the SEC any report, schedule, form, statement or other document. The Company currently is in compliance with the requirements applicable to securities that are traded on the Nasdaq Capital Market and since December 31, 2006, has not received any notice from the Nasdaq Capital Market asserting any non compliance with such requirements.

               (c) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the “Company Financials”), (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto then in effect at the same time as such filing, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiaries that are required by GAAP to be consolidated therein and fairly reflects its investment in any unconsolidated Subsidiary as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. All Company Subsidiaries that are required by GAAP to be consolidated in the Company Financials have been so consolidated. The balance sheet of the Company contained in Company SEC Documents as of December 31, 2006 is hereinafter referred to as the “Company Balance Sheet.” All accounts receivable of the Company that are reflected on the financial statements in the Company SEC Documents represented valid obligations arising from sales actually made or services actually performed by the Company in the ordinary course of business. Unless paid prior to the Closing Date, such accounts receivable are reasonably anticipated to be collectible net of the allowances or reserves shown on such financial statements. Except as disclosed in the Company Balance Sheet, neither the Company nor any Company Subsidiary has any liabilities required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement. Since December 31, 2005, neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Company Subsidiaries has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices (solely for purposes of this sentence, “knowledge” shall be deemed to include the actual knowledge of the Company’s primary contact with the provider of the Company’s Ethics and Compliance Hotline). Since January 1, 2006, the Company’s auditors have not performed any non-audit services for the Company and the Company Subsidiaries. Since December 31, 2005, no attorney representing the Company or any Company Subsidiary, regardless whether employed by the Company or the Company Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.

               (d) Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract or agreement (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving the Company or any Company Subsidiary in the Company Financial Statements. For purposes of this Agreement, “Affiliate” means any other Person directly or indirectly controlling or controlled by, or under common control with that Person; for purposes of this definition, “control”(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and polices of that Person, whether through the ownership of voting securities, by contract or otherwise.

     Section 3.06 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the “Company Filed SEC Documents”) or on Schedule 3.06, since December 31, 2006, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change with respect to the Company. Except as disclosed in the Company Filed SEC Documents or on Schedule 3.06, since December 31, 2006, there has not been:

               (a) any granting by the Company or any Company Subsidiary to any officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with past practice (ordinary course of business shall include in connection with promotions);

               (b) any granting by the Company or any of it subsidiaries to any officer thereof of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired;

               (c) except for employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company or any Company Subsidiary, any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such employee or executive officer;

               (d) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, except in the ordinary course of business consistent with past practice;

               (e) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on the Company;

               (f) any sale, assignment, lease, or other transfer of any material properties of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice;

               (g) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

               (h) (A) any disposition or impairment of or permitting to lapse of any Intellectual Property that would be material and adverse to the Company or outside the ordinary course of business, (B) disposition of or disclosure (except as necessary in the conduct of its business) to any Person other than representatives of Parent any trade secret or other Intellectual Property Rights not theretofore a matter of public knowledge to any party that is not subject to a nondisclosure or similar agreement, or (C) any change to the Company’s or any Company Subsidiary’s rights to use Intellectual Property Rights licensed from a third party, except, in the case of (A) through (C) in the aggregate, as would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole;

               (i) any creation or other incurrence of any Lien on any asset other than in the ordinary course of business consistent with past practice and other than for Taxes not yet due and payable or being contested in good faith;

               (j) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Company or any Company Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

               (k) any change in any method of accounting or accounting practice by the Company or revaluation of any material assets of the Company or any Company Subsidiary except as required by GAAP;

               (l) any cancellation of debts owed to or material claims held by the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice;

               (m) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock;

               (n) any split, combination or reclassification of any of the Company’s capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company’s capital stock or other securities of the Company (other than shares of Company Common Stock issued or issuable upon exercise of outstanding stock options under the Stock Option Plans as defined in Section 6.04 or in connection with the restricted stock agreements entered into prior to the date of this Agreement and listed on Schedule 3.06(n) or in connection with matching contributions under the Company’s 401(k) plan in accordance with such 401(k) plan as of the date of this Agreement);

               (o) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended returns or claims for material Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a tax refund, offset or other reduction in Tax liability surrendered, or consent or waiver of the statutory period of limitation applicable to any material Tax claim;

               (p) any material write-down of the value of any assets or any material write-off as uncollectible of any accounts receivable;

               (q) any loans or advances by the Company or any Company Subsidiary to, material guarantees by the Company or any Company Subsidiary for the benefit of, or material investment by the Company or any Company Subsidiary in any other Person; or

               (r) any arrangement or commitment by the Company to do any of the action referenced above in this Section 3.06.

     Section 3.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Company Proxy Statement or specifically provided in writing for inclusion or incorporation by reference in the Financing Proxy Statement, will, at the time the Company Proxy Statement or Financing Proxy Statement (as defined in Section 6.01(e)), as applicable, is first mailed to the Company Stockholders or Parent stockholders, as applicable, or at the time of the Company Stockholders Meeting (as defined in Section 6.01(a)) or Parent Stockholders Meeting (as defined in Section 6.01(d)), as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

     Section 3.08 Benefit Plans. Except as set forth on Schedule 3.08, and except to the extent that the failure of the following to be true would not reasonably be expected to have a Material Adverse Effect: (a) Each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (a “Pension Plan”), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (a “Welfare Plan”) or other arrangement providing medical, vision, dental, life or other welfare benefits, (iii) all “specified fringe benefit plans” as defined in Section 6039D of the Code, (iv) all “nonqualified deferred compensation plans” as defined in Sections 409A(d)(1) or 3121(v)(2)(C) of the Code, (v) all “multiemployer plans” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and (vi) all other agreements, plans, policies or arrangements relating to employment, stock options, compensation, phantom stock, profit-sharing, employee stock ownership, stock appreciation rights, deferred compensation, incentive compensation, bonuses, retainer, retirement, savings, severance, change of control benefits, fringe benefits or any other employee benefits, or providing any remuneration or compensation, in each case entered into, maintained or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary or for which the Company or any Company Subsidiary could have any liability, which benefit any present or former employee, officer, independent contractor, shareholder or director or any spouse, child or other dependent of such individuals (each of the foregoing, a “Benefit Plan”) has been administered in all material respects in accordance with its terms and provisions. Each Benefit Plan, as well as the Company and the Company Subsidiary with respect to the Benefit Plan, are (i) in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable Legal Requirements and (ii) operated and funded in such a manner as to qualify, where appropriate, under applicable Legal Requirements, for income tax exclusions as to its participants, the generation of tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto. Schedule 3.08 sets forth a complete list of each Benefit Plan and identifies which Benefit Plans are maintained by the Company or its subsidiaries in the United States, and which Benefit Plans are maintained by the Company or its subsidiaries in a foreign jurisdiction. Schedule 3.08 also identifies any unwritten Benefit Plan, including a description of any material terms of such plan, both as maintained by the Company or the Company Subsidiaries in the United States, as well as each such plan maintained by the Company or the Company Subsidiaries in a foreign jurisdiction.

               (a) No option granted under any of the Company’s Stock Option Plans was granted with an exercise price less than the fair market value of a share of Company Common Stock on such option’s actual grant date (as determined under the applicable Stock Option Plan).

               (b) Neither the Company nor any Commonly Controlled Entity (as defined below) maintains or contributes to any retirement arrangement on behalf of employees situated at a foreign office of Company or the Company Subsidiaries. No Pension Plan is subject to Title IV of ERISA or Section 412 of the Code, no Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code, and no Benefit Plan is a multiple employer welfare arrangement within the meaning of Section 3(40)A of ERISA. None of the Company or any other Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a “Commonly Controlled Entity”): (i) currently has an obligation to contribute to, or during any time during the last six years had an obligation to contribute to, a Pension Plan subject to Title IV of ERISA or Section412 of the Code, or (ii) has incurred any liability to the Pension Benefit Guaranty Corporation, which liability has not been fully paid. All contributions and other payments required to be made by the Company to any Pension Plan with respect to any period ending before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefore and have been or will be reflected in financial statements.

               (c) Neither the Company nor any Commonly Controlled Entity is required to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any “withdrawal liability” (within the meaning of Section 4201 of ERISA) that has not been fully paid.

               (d) Each Benefit Plan (and its related trust) that is intended to be qualified under Section 401(a) of the Code has been determined by the United States Internal Revenue Service to qualify under such section (and the related trust, if any, has been determined to be exempt under Section 501(a) of the Code) and, to the knowledge of the Company, nothing has occurred to cause the loss of such qualified status.

               (e) The Company has heretofore made available to Parent correct and complete copies of each of the following:

                    (i) Each Benefit Plan and all amendments thereto; the trust instrument and/or insurance contracts, if any, forming a part of such Benefit Plan and all amendments thereto;

                    (ii) If applicable, the most recently filed Form 5500 and all schedules thereto, if any;

                    (iii) The most recent determination letter issued by the United States Internal Revenue Service regarding the qualified status of each such Benefit Plan that is a Pension Plan;

                    (iv) The most recent accountant’s report for each Benefit Plan, if any;

                    (v) The most recent summary plan description for each Benefit Plan, if any; and

                    (vi) Any summary of material modifications which relates to any Benefit Plan.

               (f) Except as provided in Section 6.04, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Benefit Plans) due to any employee, officer, former employee or former officer of the Company or Company Subsidiary. No Benefit Plan, by its terms or in effect, could reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement or any subsequent termination of employment which payment could reasonably be expected to constitute an “excess parachute payment” within the meaning of Section 280G of the Code. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of 162(m) of the Code.

               (g) As of the date of this Agreement, there are no actions, suits, investigations or claims pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan, or the assets thereof (other than routine claims for benefits), and to the knowledge of the Company, there are no facts which could reasonably give rise to any material liability, action, suit, investigation, or claim against any Benefit Plan, any fiduciary or plan administrator or other Person dealing with any Benefit Plan or the assets thereof.

               (h) To the knowledge of the Company, no Person has entered into any nonexempt “prohibited transaction,” as such term is defined in ERISA and the Code, with respect to any Benefit Plan that could result in a material tax or penalty being imposed pursuant to either Section 4975 of the Code or Section 406 of ERISA.

               (i) Each Benefit Plan may be amended, terminated, modified or otherwise revised by the Company, on and after the Closing Date, without further liability to the Company.

                  (j) No Benefit Plan provides medical, health, life insurance or other welfare-type benefits to retirees or former employees or former independent contractors or individuals who terminate (or have terminated) employment with any of the Company or any Commonly Controlled Entity, or the spouses or dependents of any of the foregoing (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (“COBRA”) or applicable similar Laws).

                  (k) Neither the Company nor any Company Subsidiary has, since October 3, 2004, (A) granted to any Person an interest in a nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Sections 409A(a)(1)(B) or (b)(4)(A) of the Code, or (B) modified the terms of any nonqualified deferred compensation plan in a manner that could reasonably be expected to cause an interest previously granted under such plan to become subject to the tax imposed by Sections 409A(a)(1)(B) or (b)(4) of the Code. Each Benefit Plan that is a “nonqualified deferred compensation plan” as defined in Section 409A of the Code either has been operated and administered in good faith compliance with Section 409A of the Code since January 1, 2005, or is not subject to Section 409A of the Code.

                  (l) The transactions contemplated hereby will not constitute a nonexempt prohibited transaction (as described in Section 406 of ERISA and Section 4975 of the Code).

                  (m) No Benefit Plan is or is funded by a Voluntary Employees’ Beneficiary Association within the meaning of Section 501(c)(9) of the Code.

                  (n) With respect to each Benefit Plan maintained by the Company or any Commonly Controlled Entity of the Company or any Company Subsidiary for the benefit of, or relating to, any present or former employee, consultant or director of the Company or Company Subsidiary who performs services outside of the United States (each, an “International Benefit Plan”): (i) each International Benefit Plan is in compliance with the applicable provisions of the laws and regulations regarding employee benefits, mandatory contributions and retirement plans of each jurisdiction in which each such International Benefit Plan is maintained, to the extent those laws are applicable to such International Benefit Plan; (ii) each International Benefit Plan has been administered at all times in accordance with its terms; (iii) to the knowledge of the Company, there are no pending investigations by any governmental body involving any International Benefit Plan, and no pending claims (except for claims for benefits payable in the normal operation of the International Benefit Plans), suits or proceedings against any International Benefit Plan or asserting any rights or claims to benefits under any International Benefit Plan; and (iv) the transactions contemplated by this Agreement will not, by themselves or in conjunction with any other agreements, events or occurrences, create or otherwise result in any liability, accelerated payment or any enhanced benefits with respect to any International Benefit Plan.

     Section 3.09 Litigation. As of the date of this Agreement, except as disclosed in Schedule 3.09, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity against the Company or any Company Subsidiary that could reasonably be expected to have a Material Adverse Effect on the Company and to the Company’s knowledge none of the foregoing has been threatened. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Material Adverse Effect on the Company. Except where such matter would not reasonably be expected to have a Material Adverse Effect on the Company, there has not been since December 31, 2006 nor are there currently any internal material investigations or inquiries being conducted by the Company or any Company Subsidiary, the Company Board or to the knowledge of the Company, any third Person or Governmental Entity or at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, breach of fiduciary duty, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

     Section 3.10 Compliance with Applicable Law. Except as set forth on Schedule 3.10, the Company and each Company Subsidiary hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the “Company Permits”), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.10, the Company Permits are in full force and effect and the Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or so to comply would not have a Material Adverse Effect on the Company or any Company Subsidiary, taken as a whole. Except as disclosed in the Company Filed SEC Documents and except as set forth on Schedule 3.10, to the knowledge of the Company, the business of the Company and the Company Subsidiaries is not being conducted in violation of any Legal Requirements, except for possible violations that would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Except as set forth on Schedule 3.10, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company Filed SEC Documents, since December 31, 2004, the Company has complied in all material respects with the applicable rules, regulations and policies of the Nasdaq Capital Market.

     Section 3.11 Tax Matters. Except as set forth on Schedule 3.11, and except to the extent that the failure of the following to be true would not reasonably be expected to have a Material Adverse Effect:

                  (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes whether or not shown to be due on such Tax Returns, have been, or will be, timely paid.

                  (b) The Company Financials reflect an adequate reserve for all Taxes payable by the Company or any Company Subsidiary for all Taxable periods and portions thereof through the date of such financial statements, and such Tax reserve has been established in accordance with generally accepted accounting principles, consistently applied. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending.

                  (c) Except as disclosed on Schedule 3.11, none of the Tax Returns of Company or any Company Subsidiary have ever been audited by the Internal Revenue Service or any other Governmental Entity. No examination of any Tax Return of the Company or any Company Subsidiary is currently in progress, and neither the Company nor any Company Subsidiary has received written notice of any (i) pending or proposed audit or examination or (ii) request for information regarding Tax matters. The statutory period for examinations of the Federal Income Tax Returns of the Company and the Company Subsidiaries consolidated in such Returns for all years through 2002 have expired except to the extent that the utilization of tax net operating losses in future years could subject such closed years to examination by the United States Internal Revenue Service.

                  (d) There are no Liens for material Taxes (other than liens for current Taxes not yet due and payable) on the assets of the Company.

                  (e) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company), (ii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise or (iii) has been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                  (f) The Company and each Company Subsidiary have collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate Tax authority within the prescribed time periods.

                  (g) The Company has not engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in U.S. Treas. Reg. § 1.6011-4(b)(2).

                  (h) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended or purported to be governed by Section 355 or Section 361 of the Code.

                  (i) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following:

                  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

                  (ii) “closing agreement” as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

                  (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

                  (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or

                  (v) prepaid amount received on or prior to the Closing Date except for implementation, development and software maintenance fees deferred in accordance with the Company’s standard accounting policies.

                  (j) For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

     Section 3.12 State Takeover Statutes. The Company Board has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the knowledge of the Company without investigation, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

     Section 3.13 Brokers; Fees and Expenses. Except as set forth in Schedule 3.13, no broker, investment banker, financial advisor or other person, other than America’s Growth Capital and Pharus Advisors, LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and no other bonuses or payments will be required to be made by the Company as a result of or in connection with the consummation of the Merger. The Company has provided Parent true and correct copies of all agreements between the Company and America’s Growth Capital and Pharus Advisors, LLC relating to any fee arrangement.

     Section 3.14 Opinion of Financial Advisor. The Company has received the respective opinions of America’s Growth Capital and Pharus Advisors, LLC to the effect that, as of the date of this Agreement, the consideration to be received by the holders of the outstanding shares of Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view, and complete and correct signed copies of such opinions have been, or promptly upon receipt thereof will be, delivered to Parent.

     Section 3.15 Intellectual Property. (a) Schedule 3.15(a) sets forth a correct and complete list of all (i) registered trademarks, service marks and domain names, and applications to register the foregoing, (ii) copyright registrations, and (iii) patents and patent applications, in each case which are currently owned by the Company and the Company Subsidiaries Each item listed on Schedule 3.15(a) has been duly registered or applied for with the U.S. Patent and Trademark Office or other applicable governmental authority and are, to the knowledge of the Company, valid and subsisting. All Intellectual Property owned by the Company and the Company Subsidiaries is owned free and clear of any Liens except for such Liens that would not reasonably be expected to materially and adversely affect the Company’s use of the affected Intellectual Property. There is no pending or, to the knowledge of the Company, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in Schedule 3.15(a). All such items of Intellectual Property are (i) to the knowledge of the Company, valid, subsisting, enforceable, in full force and effect, and (ii) have not been or are not, as applicable, canceled, expired, abandoned or otherwise terminated, and payment of all renewal and maintenance fees in respect thereof, and all filings related thereto, have been duly made.

                  (b) Schedule 3.15(b) sets forth a correct and complete list of all licenses with respect to the Intellectual Property under which the Company or any Company Subsidiary is a licensor, licensee, distributor or reseller (“IP Licenses”). The Company and the Company Subsidiaries have complied with the terms and conditions of the IP Licenses in all material respects. To the knowledge of the Company, all of the IP Licenses are valid, enforceable and in full force and effect (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)). Except as set forth in Schedule 3.15(b), the transactions contemplated by this Agreement will not result in the termination of, or otherwise require the consent, approval or other authorization of any party to, any IP License. Except as set forth and quantified in Schedule 3.15(b), neither the Company nor any Company Subsidiary is a party to or bound by any license or other contract requiring the payment by the Company or any Company Subsidiary of any royalty or license payment.

                  (c) To the knowledge of the Company, (i) none of the Company or any Company Subsidiary has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of any other Person or (ii) there is no basis for such a claim by any third party, in each case except for such infringements, misappropriations or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.15(c), none of the Company or any Company Subsidiary has received in writing since January 1, 2005, any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict that has not been settled or otherwise fully resolved. None of the Company or any Company Subsidiary is party to or the subject of any pending or, to the knowledge of the Company, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved. To the knowledge of the Company, no other Person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by the Company or any Company Subsidiary. None of the Company or any Company Subsidiary has brought any action, suit or proceeding for infringement of any Intellectual Property of the Company or any Company Subsidiary, or for breach of any license or agreement involving any of such Intellectual Property, against any party since January 1, 2004.

                  (d) Each of the Company and the Company Subsidiaries has taken all commercially reasonable action to protect (i) the proprietary nature and value of the Company Intellectual Property and (ii) the secrecy, confidentiality and value of their trade secrets.

                  (e) Except as disclosed in Schedule 3.15(e), to the knowledge of the Company, none of the Software products owned by the Company or any Company Subsidiary incorporates or is comprised of or distributed with any “open source” or similar third party license agreement that (i) requires the distribution of source code in connection with the distribution of such software in object code form; (ii) materially limits the Company’s and the Company Subsidiaries’ freedom to seek full compensation in connection with marketing, licensing, and distributing such software products; or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software.

                  (f) For purposes of this Agreement:

                  (i) “Intellectual Property” means all intellectual property, including (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, models, industrial designs, inventor’s certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the “Patents”), (B) trademarks, all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (C) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof), (D) trade secrets, know-how and confidential business information, (F) Software, and (G) internet domain names.

                  (ii) “Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing.

     Section 3.16 Labor Relations and Employment. (a) To the knowledge of the Company, the Company and Company Subsidiaries have complied in all material respects with all applicable Legal Requirements related to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, non-discrimination, and withholding and payment of social security and other Taxes. There are no complaints, charges, lawsuits, arbitrations or other proceedings pending, or to the Company’s knowledge, threatened by or on behalf of any present or former employee of the Company or any Company Subsidiary alleging any claim for material damages including breach of any express or implied contract of employment, wrongful termination, infliction of emotional distress or violation of any federal, state or local statutes or regulations concerning terms and conditions of employment, including wages and hours, employee safety, termination of employment and/or workplace discrimination and harassment. Since January 1, 2005, neither the Company nor any Company Subsidiary has retaliated against any employee (i) who had previously submitted to his or her supervisor or anyone else in a position of authority with the Company or Company Subsidiary any written, or to the knowledge of the Company, oral complaint, concern or allegation regarding any alleged unlawful conduct by any of the Company, the Company Subsidiaries or their employees relating to accounting, internal accounting controls or auditing matters, or (ii) who, to the knowledge of the Company, has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other governmental authority or a member of the United States Congress. Except as set forth on Schedule 3.16, (x) there has been no labor union organizing or, to Company’s knowledge, attempting to organize any employees of Company or any Company Subsidiary into one or more collective bargaining units, (y) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and (z) neither the Company nor any Company Subsidiary is not a party to or bound by any collective bargaining or similar agreement with any labor organization.

                  (b) Since December 31, 2005, neither the Company nor any Company Subsidiary has effectuated (i) a “plant closing” as defined in the WARN Act, affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary, in each case in the United States or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary in the United States; nor has the Company or any Company Subsidiary engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, or local law or regulation similar to the WARN Act that is applicable to the Company or any Company Subsidiary operating in the United States. To the Company’s knowledge, neither the Company’s nor any Company Subsidiary’s employees in the United States has suffered an “employment loss” (as defined in the WARN Act) in the ninety (90) days prior to the date of this Agreement.

                  (c) Except as set forth on Schedule 3.16(c), the employment of each employee of the Company and its subsidiaries is terminable at will by the Company and/or its subsidiaries without penalty, liability or severance obligation incurred by the Company or any Company Subsidiary, except for statutory obligations or such severance obligations incurred in the ordinary course of business, and each independent contractor of the Company or any Company Subsidiary has been correctly classified as such, and the Company and any Company Subsidiary can have no liability as a result of any employee of such entity incorrectly being classified as an independent contractor or otherwise.

     Section 3.17 Change of Control. Except as set forth on Schedule 3.17, the transactions contemplated by this Agreement will not require the consent from or the giving of notice to a third party, permit a third party to terminate or accelerate vesting, repayment or repurchase rights, or create any other detriment under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or delay the consummation of the Merger.

     Section 3.18 Environmental Matters. (a) Except as disclosed on Schedule 3.18, to the knowledge of the Company, the Company is in compliance in all material respects with all applicable Environmental Laws (as this term and the other terms in this Section 3.18 are defined below).

               (b) Except as specifically identified on Schedule 3.18, the Company has provided to Parent copies of all environmental investigations, studies, audits, tests, reviews, and reports, in draft or final form relating to the Business, which are in the possession or control of the Company or any Company Subsidiary.

               (c) Except as set forth on Schedule 3.18, to the knowledge of the Company, the Company and the Company Subsidiaries possess all required material Environmental Permits; all such Environmental Permits are in full force and effect; and the Company and the Company Subsidiaries are in compliance in all respects with all terms and conditions thereof, except where the failure to possess or comply with such Environmental Permits or the failure for such Environmental Permits to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (d) Except as disclosed on Schedule 3.18, and for such matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, to the knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notification that the Company or any Company Subsidiary as a result of any of the current or past operations of the Business, or any property currently or formerly owned or leased or used in connection with the Business, is or may be adversely affected by any proceeding, investigation, claim, lawsuit or order by any Governmental Entity or other Person relating to (i) any Remedial Action that is or may be needed to respond to a Release or threat of Release of Hazardous Materials or (ii) any other alleged liability or obligation arising under any Environmental Laws;

               (e) Except as disclosed on Schedule 3.18 and except for Environmental Permits, neither the Company nor any Company Subsidiary has entered into any Contract with any Person, including any Governmental Entity, by which the Company has assumed the responsibility to implement or pay for any Remedial Action, or to reimburse costs incurred by third parties with respect to any Remedial Action;

               (f) Except as disclosed on Schedule 3.18, to the knowledge of the Company, there is not now and has not been at any time in the past, any circumstance, including any Release in connection with the current or former conduct of the Business for which the Company or any Company Subsidiary is required or is reasonably likely to be required to implement or pay for any Remedial Action, or to reimburse costs incurred by third parties with respect to any Remedial Action, or other alleged liability or obligation arising under any Environmental Law.

               (g) The Company is not aware of any facts or circumstances likely to delay or prevent implementation of this Agreement and the Merger, or to require any Remedial Action, pursuant to property transfer statutes or requirements, including the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K and N.J.A.C. 7:26B or other Environmental Laws.

               (h) For purposes hereof:

               (i) “Business” means the current and former businesses of the Company or its current and former subsidiaries or any predecessors thereto.

               (ii) “Environmental Laws” means all applicable national, state, provincial or local laws, statutes, rules, regulations, or ordinances (including without limitation those promulgated by any Governmental Entity in the United States, the United Kingdom, India, the United Arab Emirates, France and Germany) relating to the protection of human health or safety, or the environment, including any emission, discharge, generation, distribution, use, processing, storage, treatment, disposal, abatement, Release, threatened Release, permitting, investigation, cleanup, mitigation, remediation, transportation, or other handling of Hazardous Materials, and other orders, decrees, judgments, directives or other requirements of any Governmental Entity relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Materials or any activity involving Hazardous Materials, including the following federal laws and their state counterparts (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq. (“CERCLA”); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; (iii) the Clean Water Act, 33 U.S.C. §§ 1251, et seq.; (iv) the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701, et seq.; (v) the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; (vi) the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001, et seq.; (vii) the Hazardous Substances Transportation Act 49 U.S.C. §§ 1801 et seq.; and (viii) the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et. seq.

      (iii) “Environmental Permits” means any permit, license, registration, consent, order, administrative consent order, certificate, approval, waiver, or other authorization necessary for the conduct of the Business as currently conducted, and wherever it is currently conducted, under any applicable Environmental Law.

      (iv) “Hazardous Materials” means any substance that (x) is defined, listed, identified or otherwise regulated under any Environmental Law (including “hazardous”, “toxic” or “solid” substances and wastes, radioactive substances including radon gas, polychlorinated-biphenyls, asbestos, mold, petroleum and petroleum derivatives, compounds, and products) or (y) requires investigation, remediation, or other protective measures under applicable Environmental Law.

      (v) “Release” means any releasing, spilling, pouring, abandoning, discarding, emitting, leaking, pumping, dumping, injecting, depositing, disposing, discharging, dispersing, leaching, migrating or other placement or movement of Hazardous Materials into or through the environment (including air, soil, subsurface, surface water, groundwater, property, indoors or outdoors).

      (vi) “Remedial Action” means all actions required by any Governmental Entity pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (x) contain, immobilize, mitigate, clean up, remove, treat or in any other way remediate any Hazardous Materials; (y) prevent the release or threatened release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (z) perform studies, investigations or monitoring in respect of any such matter.

     Anything in this Agreement to the contrary notwithstanding, this Section 3.18 is the sole representation with respect to environmental matters.

     Section 3.19 Material Contracts. (a) The Company has provided or made available to Parent true and complete copies of the following (“Material Contracts”) to the extent still in force and effect as of the date of this Agreement:

               (i) all contracts, agreements, obligations, promises, commitments, arrangements or undertakings (whether written or oral and whether express or implied) that are legally binding (collectively, “Contracts”) of the Company or any Company Subsidiary with customers of the Company involving payments to the Company or any Company Subsidiary in excess of $100,000 during 2006 or anticipated to involve payments to the Company or any Company Subsidiary in excess of $100,000 in 2007;

               (ii) all Contracts of the Company or any Company Subsidiary with any vendor or supplier of the Company or any Company Subsidiary involving payments by or to the Company or the Company Subsidiaries in excess of (a) $100,000 during 2006, (b) $100,000 in anticipated payments in 2007, or (c) $250,000 in the aggregate;

               (iii) all Contracts of the Company or any Company Subsidiary that (x) contain most favored customer pricing provisions with any third party or (y) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person or (z) that restrict the ability of the Company or any Affiliate to compete in any business or area;

               (iv) all material Contracts of the Company or any Company Subsidiary with any Affiliate, director, officer of the Company, other than Contracts which do not vary in any material respect from the standard form of such contracts provided to Parent;

               (v) all Contracts of the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary is granted rights in Intellectual Property of any third Person, other than (x) end user license Contracts entered into in the ordinary course of business consistent with past practice, which did not involve payments by the Company or the Company Subsidiaries in excess of $35,000 during 2006 or anticipated in 2007, (y) Contracts pursuant to which independent contractors assign Intellectual Property to the Company in the ordinary course of business consistent with past practice or (z) Contracts pursuant to which the Company or a Company Subsidiary is granted rights in Intellectual Property, the absence of which would not be material to the Company;

     (vi) all Contracts of the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary is granted rights in the Intellectual Property of any third Person, other than Contracts consisting of “shrink wrap” or similar widely available commercial end user licenses, for (x) the distribution or sublicense by Company or any Company Subsidiary to any third Person as part of a value-added reseller or other similar arrangement; (y) use by Company or any Company Subsidiary in the provision of on-line services; or (z) for incorporation into any Software licensed by Company or any Company Subsidiary to any third Person;

     (vii) all Contracts of the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary grants material rights in Intellectual Property to any third Person, other than non-exclusive end user license agreements entered into in the ordinary course of business consistent with past practice;

     (viii) all joint venture, partnership or other similar Contracts to which the Company or any Company Subsidiary is a party;

     (ix) all Contracts relating to the borrowing of money or extension of credit (collectively, “Debt Obligations”) pursuant to which any material indebtedness of the Company or any Company Subsidiary is outstanding or may be incurred and all material guarantees of or by the Company or any Company Subsidiary of any Debt Obligations of any other Person, other than standard form invoices relating to accounts payable of the Company or any Company Subsidiary disclosed in the SEC Financial Statements or incurred in the ordinary course of business consistent with past practice since December 31, 2006; and

     (x) all Contracts, not otherwise described in the foregoing, which are material to the Business or the Company.

               (b) Each Material Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms and conditions) and constitutes a legal, valid and binding agreement of the Company or the Company Subsidiaries, as applicable, enforceable in accordance with its terms and conditions (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)), and except as disclosed in the Company Filed SEC Documents, the Company or the Company Subsidiaries, as applicable, have performed in all material respects all of their obligations under, and are not in material violation or breach of or default under, any such Material Contract. To the knowledge of the Company, the other parties to any Material Contract have performed all of their obligations under, and are not in material violation or breach of or default under, any such Material Contract, and other than in the ordinary course of business consistent with past practice, have not notified the Company of any intention to terminate such Material Contract or to require any amendment or waiver of the terms thereof as a condition of renewing or not terminating such Material Contract.

               (c) The execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or cause a breach of any Material Contract, or require the approval of, or consent to be received from, any party to any Material Contract in order for such Material Contract to remain in full force and effect after the consummation of the Merger.

               (d) Except as set forth on Schedule 3.19, no officer or director of the Company or any Company Subsidiary, no stockholder of the Company related to any such officer or director, and no “associate” (as defined in Rule 14a-1 under the Exchange Act) of any of them, has any interest in any material Contract of, or other business arrangement with, the Company or any Company Subsidiary, or in any material property (including any real property and any material personal property, tangible or intangible), used in or pertaining to the business of the Company or any Company Subsidiary.

     Section 3.20 Property. Schedule3.20 accurately identifies all real property, leases and other rights in real property, structures and other buildings of the Company as of the date of this Agreement. All properties and assets of the Company, real and personal, material to the conduct of its business are, except for changes in the ordinary course of business consistent with past practice since December 31, 2006, reflected in the balance sheet, and except as set forth on Schedule 3.20, the Company has good and marketable title to its real and personal property reflected on the balance sheet or acquired by it since the date of the balance sheet, free and clear of all mortgages, liens, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title. Except as set forth on Schedule 3.20, all real property, structures and other buildings and material equipment of the Company is currently used in the operation of the business of the Company and the Company Subsidiaries, are adequately maintained and are in satisfactory operating condition and repair for the requirements of the business of the Company and the Company Subsidiaries as presently conducted.

     Section 3.21 Title to Properties. (a) Each of the Company and the Company Subsidiaries has marketable and legal title to, or valid leasehold interests in, all of its material properties and assets and, other than properties and assets in which the Company or any Company Subsidiary has a leasehold interest, except for defects in title, easements, restrictive covenants and similar Liens and encumbrances that would not reasonably be expected to have a Material Adverse Effect on the Company.

               (b) Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all real property leases to which it is a party, and all such real property leases are in full force and effect. The Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all such leases.

     Section 3.22 Insurance. All material physical assets of the Company and the Company Subsidiaries carried for value on the Company Financial Statements are covered by fire and other insurance against such risks and in such amounts as are reasonable for prudent owners of comparable assets, and true and complete copies of all such insurance policies have been delivered or made available to Parent. Neither the Company nor any Company Subsidiary is in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy, except for such defaults or failures that would not reasonably be expected to have a Material Adverse Effect on the Company.. The Company has no knowledge of and neither the Company nor any Company Subsidiary has received written notice that any of such insurance policies will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy.

     Section 3.23 Customers and Suppliers. Neither the Company nor any Company Subsidiary has any agreements or arrangements establishing, creating or relating to any rebate, promotion or other allowance that involves any obligation or liability to any customer that is material or outside the ordinary course of business.

     Section 3.24 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, none of the Company, any Affiliate of the Company or any other Person makes any representations or warranties, and the Company hereby disclaims any other representations or warranties, whether made by the Company, any affiliate of the Company, or any of their officers, directors, employees, agents or representatives, with respect to the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure, in writing or orally, to Parent, Sub or any of their officers, directors, employees, agents or representatives of any documentation or other information.

Article IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 4.01 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not be reasonably expected to prevent or materially delay the consummation of the Merger.

     Section 4.02 Authority. Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent stockholders is required to execute this Agreement or (except as set forth in the next sentence with respect to the Financing (as defined in Section 4.06(b)) enter into the transactions contemplated hereby. The Company acknowledges (for purposes of this Section 4.02 and Section 4.03) that the Financing will require Parent Stockholder Approval (as defined below), provided, it being expressly understood that consummation of the Financing is not a condition precedent to Parent’s and its subsidiaries obligations hereunder, and the failure to consummate the Financing for any reason (including, without limitation, the failure to obtain the Parent Stockholder Approval) will not limit Parent’s and its subsidiaries liabilities hereunder for breach of the representations and warranties in Article IV including without limitation Section 4.06. For purposes of this Agreement, “Parent Stockholder Approval” means the approval and adoption by the holders of a majority of the issued and outstanding shares of Parent’s common stock, par value $0.01 per share (“Parent Common Stock”), in accordance with the DGCL and the Nasdaq Capital Market listing requirements, of (a) the issuance of the shares of Parent Common Stock (the “Conversion Shares”) issuable upon conversion of the convertible notes contemplated by the Commitment and (b) the amendment to Parent’s certificate of incorporation (the “Parent Charter Amendment”) to increase the number of authorized shares of Common Stock by a number of shares not less than the number of Conversion Shares. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 4.03 Consents and Approvals; No Violations. Except as otherwise stated on Schedule4.03 and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act or as may be required under any foreign anti-trust or competition law or regulation and the DGCL, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

     Section 4.04 Information Supplied. None of the information supplied or to be supplied by Parent or Sub in writing specifically for inclusion or incorporation by reference in the Company Proxy Statement will, at the time the Company Proxy Statement is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.05 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 4.06 Funds and Commitment. (a) Parent or Sub has or will have at the Effective Time funds sufficient to consummate the Merger and make the required payments pursuant to Section 9.11(a)(1).

               (b) Without limiting Section 4.06(a), Parent has a binding written commitment, pursuant to a securities purchase agreement dated as of May 3, 2007, by and among Parent and the each of the purchasers identified on the signature pages thereto, a true and complete copy of which has been furnished to the Company (the “Commitment”) to obtain the financing necessary, together with the other funds to be provided by Parent to pay all amounts required to be paid by Parent or Sub to consummate the Merger and make the required payments pursuant to Section 9.11(a) (collectively the “Financing”). There are no conditions precedent or other contingencies related to the Financing other than as set forth in the Commitment. As of the date of this Agreement, Parent does not have knowledge or any reason to believe that any of the conditions to the Commitment will not be satisfied or that the Financing will not be available to Parent or Sub on a timely basis to consummate the Merger.

     Section 4.07 Brokers. Except for the use of Oppenheimer & Co. Inc. by Parent, none of Parent, Sub, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any broker or finder in connection with the transactions contemplated herein.

Article V.

COVENANTS

     Section 5.01 Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement until the Effective Time, the Company will, and cause each Company Subsidiary to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and, subject to its obligations under Section 6.04, use its commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with it and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement, (y) required by Law, or (z) set forth on Schedule 5.01, the Company will not and shall not permit any Company Subsidiary, in each case without the consent of Parent, which shall not be unreasonably withheld, to:

               (i) adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock purchase, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any Company Subsidiary or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any Company Subsidiary (except, in each case, for normal annual increases and cost of living increases for the benefit of officers and employees of the Company and the Company Subsidiaries) or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company (in each case, except in the ordinary course of business consistent with past practice);

               (ii) incur any indebtedness for borrowed money in excess of its current line of credit;

               (iii) expend funds for individual capital expenditures in excess of $100,000 or $1,000,000 in the aggregate for any 12-month period commencing after the date hereof;

               (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (including without limitation Intellectual Property) (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

               (v) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (vi) other than pursuant to the terms of currently outstanding Options listed in Schedule 3.02, issuances in connection with the restricted stock agreements listed in Schedule 3.06(m) or in connection with matching contributions under the Company’s 401(k) plan as in effect on the date of this Agreement (and consistent with past practice), authorize for issuance, issue, deliver, sell, modify or amend (including without limitation accelerating vesting of any existing rights thereunder) or agree or commit to issue, sell, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

               (vii) amend its certificate of incorporation or by-laws or other organizational documents;

               (viii) not including any expenditures otherwise permitted by Section 5.01(iii), make or agree to make any acquisition of assets which is material to the Company, taken as a whole, except for (x) purchases of equipment or services in the ordinary course of business consistent with past practice or (y) pursuant to purchase orders entered into in the ordinary course of business consistent with past practice which do not call for payments in excess of $100,000 individually;

               (ix) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any material claims not required to be paid;

               (x) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of the Company or any Company Subsidiary or otherwise permit the corporate existence of the Company or any Company Subsidiary to be suspended, lapsed or revoked;

               (xi) directly or indirectly, sell, lease, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets or any interest therein, other than (i) the sale or distribution of personal property (including intangibles) held for such sale or distribution to customers in the ordinary course of business consistent with past practice, (ii) pursuant to existing contracts or commitments, (iii) any Liens for Taxes not yet due and payable or being contested in good faith and (iv) such mechanics’ and similar Liens, if any, as do not materially detract from the value of any such properties or assets;

               (xii) (i) repurchase, prepay or incur any indebtedness (other than pursuant to the Company’s existing line of credit facility) or assume, guarantee or endorse any indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Subsidiary, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly-owned Company Subsidiary of the Company in the ordinary course of business consistent with past practice;

               (xiii) enter into, modify, amend or terminate, or waive, release or assign any material rights under, any Contract, except for any new contracts or any modifications, amendments, or terminations or waivers, releases or assignments to existing contracts in the ordinary course of business consistent with past practice which would not (i) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (ii) prevent or delay the consummation of the transactions contemplated by this Agreement;

               (xiv) (i) except as otherwise contemplated by this Agreement or as required to comply with applicable Law or any contract or Benefit Plans existing on the date of this Agreement, waive any material rights of the Company under or grant or pay any material benefit not provided for as of the date of this Agreement under any contract or Benefit Plan except as specifically provided in this Agreement, or (ii) enter into, modify, amend or terminate any Benefit Plan, or (iii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Company Subsidiary;

               (xv) permit to be canceled or terminated, or cancel or terminate, any insurance policy naming it as a beneficiary or loss payee, unless such policy is replaced by a policy with comparable coverage, or otherwise fail to maintain insurance at less than current levels or otherwise in a manner consistent with past practices in all material respects;

               (xvi) except as required by GAAP, revalue any of its material assets or make any material changes in accounting methods, principles or practices;

               (xvii) except in the ordinary course of business consistent with past practices, (i) disclose to any Person, other than Company employees and representatives of Parent, that is not subject to a nondisclosure agreement, any material trade secret; (ii) transfer, modify or terminate any agreement pursuant to which the Company has licensed Intellectual Property Rights from any Person except which would be immaterial to the business of the Company; or (iii) disclose any source code to any third party except in the ordinary course of business consistent with past practices and only if such third party has executed an enforceable non-disclosure and invention assignment agreement;

               (xviii) (x) enter into any material strategic alliance, material joint development or joint marketing agreement, or (y) enter into any agreement pursuant to which Parent or the Surviving Corporation or any Parent Subsidiary, or the Company or any Company Subsidiary will be subject to any exclusivity, noncompetition, nonsolicitation, most favored nations or other similar restriction or requirement on their respective businesses following the Closing;

               (xix) (x) commence any litigation, except actions commenced (1) in the ordinary course of business against third parties or (2) pursuant to or in connection with this Agreement or (y) except in the ordinary course of business consistent with past practices or as required by applicable Law, seek a judicial order or decree (except in each case, pursuant to or in connection with this Agreement);

               (xx) take any action that would make any representations and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or omit to take any action necessary to prevent any such representations or warranty from being inaccurate in any respect at any such time;

               (xxi) make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any closing agreement, settle any Tax claim, audit or assessment, or surrender any right to claim a material Tax refund or offset or other material reduction in Tax liability; or

               (xxii) fail to file any material federal or state income Tax return or an extension thereof.

     Section 5.02 No Solicitation. (a) From the date hereof until the Closing, the Company shall not, and shall not permit any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company) to: (i) solicit, initiate or encourage or take any action in furtherance of any discussions or negotiations with, any corporation, partnership, limited liability company, person or other entity or group (each, a “Person”), other than Parent, concerning any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below) or (ii) furnish any non-public information to any Person regarding the Company or an Acquisition Proposal; provided, however, that the Company may furnish information with respect to the Company to any Person making such Acquisition Proposal and participate in discussions or negotiations regarding such Acquisition Proposal, in response to an unsolicited Acquisition Proposal received subsequent to the date hereof, if the Company Board determines in the good-faith exercise of its fiduciary duties that such Acquisition Proposal is reasonably likely to result in a Superior Proposal (as defined below). Any information furnished to any Person in connection with an Acquisition Proposal shall be provided pursuant to a confidentiality agreement in customary form.

               (b) The Company will promptly (but any event within 24 hours after its receipt thereof) notify Parent orally and in writing if any proposal is made, or any information is requested by any Person with respect to any Acquisition Proposal or which could lead to an Acquisition Proposal, and shall provide Parent the material terms of any such Acquisition Proposal in writing.

               (c) For purposes of this Agreement, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent) relating to any direct or indirect acquisition or purchase of any shares of any class of equity securities of the Company constituting 50% or more of the outstanding equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of the Company, any merger, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

               (d) For purposes of this Agreement, “Superior Proposal” means any written proposal made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, and otherwise on terms which the Company Board determines to be more favorable to the Company’s stockholders, from a financial point of view, than the transactions contemplated by this Agreement. In reaching such determination, the Company Board shall give consideration to all the terms and conditions, including without limitation whether any such third party proposal includes definitive financing, the likelihood of completion of such proposed transactions and applicable fees payable to Parent hereunder, and the financial, regulatory, legal and other aspects of such proposal for which financing to the extent required, is then fully committed or reasonably determined by the Company Board to be available.

               (e) Upon having received an Acquisition Proposal that the Company Board concludes if consummated would be a Superior Proposal, the Company Board shall promptly notify Parent in writing of such determination, and four (4) Business Days following Parent’s receipt of such notification may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend the Superior Proposal or terminate this Agreement pursuant to Section 8.01(c); provided, that during such four (4) Business Day period, at the option of Parent, the Company shall negotiate with Parent in good-faith to make adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

               (f) Nothing contained in this Section 5.02 shall prohibit the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company Stockholders if, in the good faith judgment of the Company Board, failure so to disclose would be inconsistent with its obligations under applicable Law.

     Section 5.03 Other Actions. The Company shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) the Merger not being consummated (subject to the Company’s right to take actions specifically permitted by Section 5.02).

     Section 5.04 Notice of Certain Events. The Company and Parent shall promptly notify each other of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

               (iii) any action, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying Party, threatened against, relating to or involving or otherwise affecting such party, which would reasonably be expected to have a Material Adverse Effect on the Company;

               (iv) an administrative or other order or notification relating to any material violation or claimed material violation of law;

               (v) the occurrence or non-occurrence of any event the occurrence or non occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

               (vi) any material failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.04 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Article VI.

ADDITIONAL AGREEMENTS

     Section 6.01 Stockholder Approvals; Preparation of Proxy Statements. (a) The Company will as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval. Subject to the Company’s right to take actions specifically permitted by Section 5.02, the Company shall, through the Company Board, (i) recommend to the Company Stockholders that the Company Stockholder Approval be given, (ii) use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement, the approval of the Merger and any other approvals reasonably related thereto, (iii) include in the Company Proxy Statement a statement to the effect that the Board of Directors of the Company has recommended that Company’s stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Stockholders’ Meeting and (iv) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Merger.

               (b) The Company shall, as soon as practicable following the date of this Agreement, prepare and file a preliminary Company Proxy Statement with the SEC and will use its reasonable efforts to respond to any comments of the SEC or its staff and to cause the Company Proxy Statement to be mailed to the Company Stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to the Company Stockholders such an amendment or supplement. The Company will not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

               (c) Parent agrees to cause all shares of Company Common Stock owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

               (d) Parent will as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of Parent’s stockholders (the “Parent Stockholders Meeting”) for the purpose of obtaining the approval and adoption of the terms of the Financing by the holders of a majority of the outstanding shares of common stock of Parent in accordance with the DGCL and applicable securities laws (the “Parent Stockholder Approval”). Parent shall, through Parent’s board of directors, recommend to Parent’s stockholders that the Parent Stockholder Approval be given.

               (e) Parent shall, as soon as practicable following the date of this Agreement, prepare and file a preliminary Financing Proxy Statement with the SEC with respect to the Financing (the “Financing Proxy Statement”) and will use its reasonable efforts to respond to any comments of the SEC or its staff and to cause the Financing Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. Parent will notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Financing Proxy Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Financing Proxy Statement or the Merger. If at any time prior to the Parent Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Financing Proxy Statement, Parent will promptly prepare and mail to Parent’s stockholders such an amendment or supplement. Parent will not mail any Financing Proxy Statement, or any amendment or supplement thereto, to which the Company reasonably objects to any disclosure related to the Company, any Company Subsidiary or the transactions contemplated hereby.

     Section 6.02 Access to Information. From the date hereof until the Closing, the Company shall give Parent and Sub, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and the Company Subsidiaries during normal business hours, will furnish to Parent and Sub, their counsel, financial advisors, financial institutions, auditors and other authorized representatives such financial and operating data and other information as such may be reasonably requested upon reasonable notice and will instruct the employees of the Company and the Company Subsidiaries, its counsel and financial advisors to cooperate with Parent and Sub in their investigation of the business of the Company and the Company Subsidiaries; provided, however, that the Company may restrict the foregoing access to the extent that (a) in the reasonable judgment of the Company, any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or the Company Subsidiaries to restrict or prohibit access to any such properties or information, (b) disclosure of such information would breach the express provisions of a confidentiality Contract between the Company and a third Person, or (c) disclosure of any such information or document could result in the loss of attorney-client privilege; provided, however, that with respect to this clause (c), the Company and/or its counsel shall use their reasonable efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to avoid the loss of attorney-client privilege, and provided, further, that any information provided to Parent and/or Sub pursuant to this Section 6.02 shall be subject to the confidentiality agreement, dated as of February 12, 2007, (the “Confidentiality Agreement”), the terms of which shall continue to apply, except as otherwise agreed by the Company notwithstanding termination of this Agreement. In the event of any conflict between the terms of this Section 6.02 and the terms of the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control. As reasonably requested from time to time by Parent, the Company will cooperate with, and provide related assistance to, Parent in developing Parent’s post-Closing integration plan for the Company.

     Section 6.03 Reasonable Efforts. (a) Each of the Company, Parent and Sub agree to use all reasonable efforts to take, or cause to be taken, all actions necessary to make all such filings and registrations and comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and under similar other anti-trust, competition or trade law or other similar laws of foreign Governmental Entities, and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and will cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, except that no Party need waive any substantial rights, agree to any material restriction on the conduct of it and its Affiliates’ business or agree to any substantial limitation on its operations or to dispose of any assets, including assets of the Company; provided, however that such exception shall not apply to a request for, or an undertaking to, hold assets separate pending completion of an investigation pursuant to a voluntary competition law.

               (b) Parent hereby agrees to use commercially reasonable efforts to arrange and complete the Financing on terms substantially the same as set forth in the Commitment including, without limitation, to (i) negotiate definitive agreements with respect thereto, and (ii) satisfy all conditions applicable to Parent and Sub in such definitive agreements. Parent will keep the Company informed at all times with respect to the status of its efforts to arrange and complete the Financing, including, without limitation, with respect to the occurrence of any event which Parent believes may have a materially adverse effect on the ability of Parent to obtain the Financing. The Company hereby agrees to use its reasonable best efforts to assist Parent to arrange and complete the Financing, including the satisfaction of all conditions applicable to the Company in connection therewith, all at Parent’s sole cost and expense, so that the Company shall not be obligated to incur any monetary obligations or expenditures in connection with such assistance not otherwise payable by Parent.

     Section 6.04 Options and Restricted Shares. (a) The Company shall amend, or cause to be amended, to the extent necessary to accomplish the actions contemplated by this Section 6.04, any stock option plan and any other program or arrangement pursuant to which there are holders of options to purchase shares granted by the Company or stock appreciation rights with respect to shares of Company Common Stock (each, an “Option”) (collectively, the “Stock Option Plans”) to provide that, at the Effective Time, each director of the Company who is a holder of an Option with an exercise price per share that is less than the Merger Consideration (a “Director In-the-Money Option”) (whether or not vested) shall receive from the Surviving Corporation, in settlement of such Option, a “Cash Amount” (less any applicable withholding taxes) equal to the product of (i) the amount by which the Merger Consideration exceeds the Option exercise price, and (ii) the number of underlying shares with respect to which the Option had not been exercised prior to the Effective Time. The Aggregate of all such Cash Amounts is referred to herein as the “Aggregate Option Consideration”. The Company shall cause the Stock Option Plans and any other related documents pursuant to which Options have been granted to be amended so that, without cost or expense to the Company, each Option held by a director shall terminate as of the Effective Time.

               (b) The Company shall provide notice to participants in the Stock Option Plans and other holders of Options to purchase shares of Company Common Stock granted by the Company that the Company proposes to merge into another corporation; that the participant under the plans or programs may exercise his vested Options in full with respect to shares not theretofore purchased by him prior to the Effective Time; and that the plans and programs have been amended to provide that to the extent a participant does not exercise his vested Options prior to the Effective Time, such Options (other than Options terminated pursuant to Section 6.04(a)) shall be replaced by Parent with a substitute option to purchase shares of Parent Common Stock (a “Substitute Option”) as set forth in Section 6.04(c).

               (c) At the Effective Time, each then outstanding Option that is not held by a director shall be replaced by Parent with a Substitute Option, in an amount and at an exercise price as determined in accordance with this Section 6.04(c). Parent shall, in its sole discretion, either (i) file with the SEC a registration statement on Form S-8 or other appropriate form (the “Stock Plan Registration Statement”) to register the shares of Parent Common Stock issuable upon the exercise of the Substitute Options and use its reasonable efforts to cause the Stock Plan Registration Statement to be effective at the Effective Time, or (ii) issue shares of Parent Common Stock under an existing registration statement upon the exercise of the Substitute Options. Each Substitute Option by which any Option is replaced pursuant to this Section 6.04(c) shall be subject to, and exercisable and vested on, comparable terms and conditions as such Option was in effect immediately prior to the Effective Time (provided, however, that vesting will be fully accelerated if the Surviving Corporation terminates the employment of such Substitute Option holder for any reason other than for Cause (as defined in Section 6.04(e)), or if the holder terminates his employment with the Surviving Corporation for Good Reason (as defined in Section 6.04(e)), except that each Substitute Option shall be exercisable for that number of shares of Parent Common Stock (rounded down to the nearest number of shares of Parent Common Stock on a holder-by-holder basis) equal to the number of shares of Company Common Stock subject to such Option multiplied by the Exchange Ratio (as defined below), at an exercise price (rounded up to the nearest whole penny) per share of Parent Common Stock equal to the per share exercise price specified in such Option divided by the Exchange Ratio. The conversion of Options provided for in this Section 6.04(c) with respect to any Options which are intended to be “incentive stock options” (as such term is defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code and Treas. Reg. 1.409A-1(b)(5)(v)(D). “Exchange Ratio” shall mean the quotient obtained by dividing (a) the Merger Consideration by (b) the Volume Weighted Average Price. “Volume Weighted Average Price” means the quotient obtained by dividing (i) the sum of the product, calculated with respect to each of the trades of Parent Common Stock made on the Nasdaq Capital Market during the 10 consecutive Trading Days immediately preceding the Effective Time, of (x) the price at which the shares of Parent Common Stock are bought and sold in such trade and (y) the number of shares of Parent Common Stock bought and sold in such trade, by (ii) the aggregate number of shares of Parent Common Stock bought and sold in all such trades. “Trading Day” means a day during which trading in securities generally occurs on the Nasdaq Capital Market.

               (d) Except as may be otherwise agreed to in writing by Parent or Sub and the Company, the Company’s Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be terminated as of the Effective Time.

               (e) The restricted shares of Company Common Stock set forth on Schedule 6.04(e) with respect to which vesting restrictions have not lapsed as of the Effective Time (“Restricted Stock”) shall be converted into restricted shares of Parent Common Stock (the “Substitute Restricted Stock”). Schedule 6.04(e) sets forth the name of each holder of Restricted Stock, his or her title with the Company, the number of shares of Restricted Stock held and the applicable vesting schedule. Each holder of Restricted Stock shall receive a number of shares of Substitute Restricted Stock equal to (i) the product of the Merger Consideration and the number of shares of Restricted Stock held by such holder, (ii) divided by the Volume Weighted Average Price. Each share of Substitute Restricted Stock by which any Restricted Stock is replaced pursuant to this Section 6.04(e) shall be subject to the same vesting restrictions as applied to such Restricted Stock immediately prior to the Effective Time, provided, however, that all vesting restrictions shall lapse (and vesting will be fully accelerated) if the Surviving Corporation terminates the employment of such holder of Restricted Stock for any reason other than for Cause, or if the holder terminates his employment with the Surviving Corporation for Good Reason. For purposes of this Section 6.04, “Cause” shall have the meaning provided to such term under an employment, severance or similar agreement applicable to such holder or, in the absence of such a definition, shall mean the occurrence of any of the following events: (i) the willful failure by the holder to follow lawful directions communicated to him or her by the Board of Directors of the Company; (ii) the willful engaging by the holder in conduct which is materially injurious to the Company, monetarily or otherwise; (iii) a conviction of, a plea of nolo contendere, a guilty plea or confession by the holder to an act of fraud, misappropriation or embezzlement or to a felony; (iv) the holder’s habitual drunkenness or use of illegal substances; (v) a material breach by the holder of his or her employment agreement; or (vi) an act of gross neglect or gross misconduct which the Company deems to be good and sufficient cause; provided, however, that the Company shall not be deemed to have Cause pursuant to the foregoing clauses (i), (ii), (iv), (v) or (vi) unless the Company gives the holder written notice that the specified conduct or event has occurred and the holder fails to cure the conduct or event within thirty (30) days after receipt of such notice. For purposes of this Section 6.04, “Good Reason” shall have the meaning provided to such term under an employment, severance or similar agreement applicable to such holder or, in the absence of such a definition, shall mean the occurrence of any of the following events, in each case which is not remedied within ten (10) Business Days after the holder provides notice of such event to Parent: (w) any material diminution in the holder’s duties, responsibilities, reporting relationship or authorities; (x) any reduction in the holder’s base salary or target annual bonus opportunity; (y) the relocation of the holder’s principal place of employment to a location more than fifty (50) miles from his principal place of employment immediately prior to the Effective Time; or (z) any breach by Parent or Surviving Corporation of any material provision of any employment, severance or similar agreement applicable to the holder.

               (f) All vesting restrictions with respect to Company Common Stock held in the Company’s 401(k) plan shall lapse (and vesting will be fully accelerated) as of the Effective Time.

               (g) The Company Board shall, prior to the Effective Time, take appropriate action to approve, for purposes of exempting those transactions from the short-swing liability provisions of Section 16(b) of the Exchange Act, the conversion of Company Common Stock held by executive officers into the right to receive the Merger Consideration, the conversion of Director In-the-Money Options into the right to receive the Cash Amount which shall be effected as of the Effective Time pursuant to the provisions of Sections 2.01(c) and 6.04(a), the exchange of Options for Substitute Options described in Sections 6.04(c), and the exchange of shares of Restricted Stock of Company Common Stock for Substitute Restricted Stock described in Section 6.04(e). Parent’s board of directors shall take appropriate action to approve, for purposes of exempting those transactions from the short-swing liability provisions of Section 16(b) of the Exchange Act, the grant of Substitute Options and Substitute Restricted Stock described in Sections 6.04(c) and (e).

     Section 6.05 SEC Filings. (a) From the date hereof until the Effective Time, the Company shall file on a timely basis all Company SEC Documents required to be filed with the SEC pursuant to the Exchange Act or the Securities Act. Such Company SEC Documents, at the time filed, (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

               (b) Each of the Company Financials filed after the date hereof shall (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto then in effect at the same time as such filing, (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries that are required by GAAP to be consolidated therein and fairly reflect its investment in any unconsolidated Subsidiary as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the any unaudited interim Company Financials may not contain footnotes and may be subject to normal and recurring year-end adjustments.

     Section 6.06 Indemnification; Insurance. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers, employees, fiduciaries or agents of the Company and its subsidiaries (the “Indemnified Parties”), including, without limitation, as provided in its certificate of incorporation or by-laws (or similar organizational documents) or existing indemnification contracts or existing employment agreements, shall survive the Merger, shall become the obligation of Parent and the Surviving Corporation, and shall continue in full force and effect in accordance with their terms.

               (b) Until the sixth anniversary of the Effective Time, Parent and the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance (or policies of at least substantially the same coverage and amounts containing terms that are no less advantageous to the insured parties) covering those individuals who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been heretofore delivered to Parent).

               (c) This Section 6.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

               (d) If the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers all or substantially all of its properties to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.06.

               (e) The provisions contained in this Section 6.06 shall not be deemed to limit, in any way, any of the now existing rights of the Indemnified Parties pursuant to any indemnification, employment or other agreements or Company documents.

     Section 6.07 Employees. (a) Until December 31, 2007, Parent shall maintain, or shall cause the Surviving Corporation and its subsidiaries to maintain, the Company’s Benefit Plans as in effect as of the Effective Time; provided, however, that the agreements listed on Schedule 6.07(a) (the “Severance Agreements”) shall remain in full force and effect on and after December 31, 2007, pursuant to their respective terms. After December 31, 2007, should Parent terminate one or more of the Company’s Benefit Plans (other than the Severance Agreements, which shall remain in full force and effect on and after December 31, 2007 pursuant to their respective terms), then Parent shall at that time include the employees of the Company and the Company Subsidiaries (“Affected Employees”) in the corresponding employee benefit plans of Parent or its subsidiaries on substantially the same basis and terms as Parent’s similarly situated employees participate.

               (b) Parent shall, or shall cause the Surviving Corporation to, honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of the Company as of the Effective Time.

               (c) Parent shall, or shall cause the Surviving Corporation to, give all Affected Employees full credit for purposes of eligibility, and vesting under any employee benefit plan arrangement maintained by Parent or the Surviving Corporation or any subsidiary thereof which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) for such Affected Employees’ service with the Company (or any prior employer) to the same extent recognized by the Company or any comparable Benefit Plan immediately prior to the Effective Time; provided, however, in no event shall any such credit be given if it would detrimentally affect the tax-qualified status of a plan under Section 401(a) of the Code or violate any applicable laws.

               (d) Parent shall, or shall cause the Surviving Corporation (i) with respect to any life, health or long-term disability insurance plan, to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any welfare benefit plan established to replace any Benefit Plan in which Affected Employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any Welfare Plan maintained for the Affected Employees immediately prior to the Effective Time, (ii) with respect to any health insurance plan, to obtain credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan that such Affected Employees are eligible to participate in after the Effective Time and (iii) with respect to any life or long-term disability plan, to waive any medical certification otherwise required in order to assure the continuation of coverage at a level not less than that in effect immediately prior to the implementation of such plan (but subject to any overall limit on the maximum amount of coverage under such plans).

               (e) Without limiting the generality of Section 9.06, this Section 6.07 shall not create any rights to continued employment in favor of any employee of the Company.

     Section 6.08 Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and timely filing any Tax Returns with respect to such Transfer Taxes.

Article VII.

CONDITIONS

     Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

               (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition restricting, preventing or prohibiting the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

               (c) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

     Section 7.02 Conditions to Obligation of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct and the representations and warranties of the Company contained herein that are not qualified by materiality shall be true and correct in all material respects, in each case as though made as of the Closing Date such that the aggregate effect of any inaccuracies in such representations and warranties would not have a Material Adverse Effect on the Company, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

               (b) Performance of Obligations of the Company. The Company shall have performed any covenants or obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

               (c) Status Certificates. The Company shall have delivered to Parent a good standing certificate relating to the Company from the Secretary of State of Delaware and each jurisdiction in which it is qualified to conduct the business.

               (d) Secretary’s Certificate. The Company shall have delivered to Parent a Secretary’s Certificate of the Company attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and other certificates and agreements delivered by or on behalf of the Company at Closing.

               (e) Option Termination. The Company shall have provided to Parent evidence, reasonably satisfactory to Parent, that all Stock Option Plans and all Options and have been terminated and cancelled as of the Effective Time; provided that, with respect to Director In-the-Money Options, such termination shall not effect Parent’s obligations to pay the Aggregate Option Consideration to such former holders thereof.

               (f) No Material Adverse Effect. Since the date of this Agreement, there shall have occurred no Material Adverse Effect on the Company.

               (g) HSR Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated and any stay or application process as may be required under any foreign anti-trust or competition law or regulation shall have been completed or terminated.

               (h) FIRPTA. The Company shall have delivered to Parent a certification pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), signed by the Company and dated not more than 30 days prior to the Effective Time to the effect that the Company is not nor has it been within five (5) years of the date of the certification a “United States real property holding corporation” as defined in Section 897 of the Code.

               (i) Dissenting Shares. Dissenting Shares shall not represent more than 15% of the outstanding Company Common Stock.

     Section 7.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct and the representations and warranties of the Parent and Sub contained herein that are not qualified by materiality shall be true and correct in all material respects, in each case as though made as of the Closing Date such that the aggregate effect of any inaccuracies in such representations and warranties would not have a Material Adverse Effect on the Company, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

               (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed any covenants or obligations required to be performed by them under this Agreement at or prior to the Closing Date in all material respects and the Company shall have received a certificate signed on behalf of Parent and Sub by the chief executive officer or chief financial officer of Parent and Sub to such effect.

               (c) Secretary’s Certificate. Each of Parent and Sub shall have delivered to the Company a Secretary’s Certificate attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and other certificates and agreements delivered by or on behalf of Parent and Sub, respectively, at Closing;

               (d) Substitute Options and Substitute Restricted Stock. Parent shall have provided to the Company evidence, reasonably satisfactory to the Company, of the availability of the Substitute Options and the Substitute Restricted Stock;

               (e) HSR Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated and any stay or application process as may be required under any foreign anti-trust or competition law or regulation shall have been completed or terminated; and

               (f) Consents. Parent shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority referred to in Section 4.03.

               (g)

     Section 7.04 Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 7.01, Section 7.02 and Section 7.03, as applicable, to be satisfied if such failure was caused by such Party’s failure to use reasonable efforts to consummate the Merger, as required by and subject to Section 6.03.

Article VIII.

TERMINATION, AMENDMENT AND WAIVER

     Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company Stockholders:

               (a) by mutual written consent of Parent and the Company, by action of their respective boards of directors.

               (b) by either the Company or Parent, if:

                (i) any Governmental Entity, the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful, or any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable; provided, however, that the Party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such order, decree, ruling or other action;

               (c) by the Company, if, prior to the Closing, any Person has made a proposal relating to an Acquisition Proposal, or has commenced a tender or exchange offer for the shares of Company Common Stock, and the Company Board concludes that such proposal or tender or exchange offer if consummated would be a Superior Proposal;

               (d) by Parent, if, prior to the Closing, the Company Board or any committee thereof shall have (i) failed to recommend to the Company Stockholders that they approve and adopt this Agreement (the “Stockholder Acceptance”), (ii) withdrawn or materially modified its approval or recommendation of this Agreement or the Merger, (iii) approved or recommended a Superior Proposal or (iv) resolved to effect any of the foregoing;

               (e) by Parent, if, prior to consummation of the Merger, there has been a material violation or breach by the Company (or, where qualified by materiality, any violation or breach by the Company) of any representation, warranty, covenant or agreement contained in this Agreement that (i) would give rise to the failure of a condition set forth in Section 7.02 and (ii) cannot be cured by the Company within thirty (30) days after written notice reasonably describing such breach);

               (f) by the Company, if, prior to the consummation of the Merger, there has been a material violation or breach by Parent or Sub (or, where qualified by materiality, any violation or breach by Parent or Sub) of any representation, warranty, covenant or agreement contained in this Agreement (which violation or breach is not cured by Parent or Sub within ten (10) days after written notice reasonably describing such breach);

               (g) by Parent or the Company, if the Merger shall not have been consummated on or before the 120th day after the date hereof; provided, that the right to terminate this Agreement under this Section 8.01(g) shall not be available to any Party whose failure to satisfy a material obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

               (h) by Parent or the Company, if the Company Stockholders Meeting is held and the Company fails to obtain the Company Stockholder Approval or the Company Stockholder Approval is not obtained after an adjournment thereof; or

               (i) by Parent or the Company, if the Parent Stockholders Meeting is held and Parent fails to obtain the Parent Stockholder Approval or the Parent Stockholder Approval is not obtained after an adjournment thereof.

     Section 8.02 Effect of Termination. (a) In the event of a termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to Section 3.13, the terms of the Confidentiality Agreement discussed in the last clause of the first sentence of Section 6.02, this Section 8.02 and Article IX; provided, however, that nothing herein shall relieve any Party for liability for any breach hereof (including, without limitation, any representation and warranty in Section 4.06).

               (b) The Company shall pay to Parent a termination fee of $2,500,000 (the “Termination Fee”) in the event that (i) this Agreement is validly terminated pursuant to Section8.01(c), or (ii) this Agreement is validly terminated pursuant to Section 8.01(h) and after the date hereof but prior to the Company Stockholders Meeting an event specified in Section 8.01(c) shall have occurred and such proposal or tender or exchange offer shall not have been rejected, withdrawn or terminated prior to the Company Stockholders Meeting or the termination of this Agreement.

               (c) Any amounts payable pursuant to Section 8.02(b) shall be payable as promptly as practicable following the earlier of execution of the definitive agreement regarding a Business Combination or, as the case may be, the consummation of any such Business Combination in immediately available funds by wire transfer to an account designated by Parent.

               (d) For the purposes of this Section 8.02, “Business Combination” means, with respect to the Company, a transaction with a party other than Parent, Sub or one of Parent’s subsidiaries involving (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving such party as a result of which either (A) the Company’s stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 50% of the voting securities of such ultimate parent entity or (B) the individuals comprising the Company Board prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the outstanding shares of Company Common Stock whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the Company’s stockholders would in the aggregate beneficially own greater than 50% of the voting securities of such Person).

               (e) In the event that this Agreement is validly terminated pursuant to Section 8.01(i), Parent or Sub shall pay to the Company the Termination Fee. For the avoidance of doubt, in no event shall this Section 8.02(e) limit or be deemed to limit any and all remedies the Company has to assert any claim or pursue any remedy for damages in excess of the Termination Fee against Parent or Sub resulting from the breach of Section 4.06.

               (f) Any amounts payable pursuant to Section 8.02(e) shall be payable as promptly as practicable in immediately available funds by wire transfer to an account designated by the Company.

     Section 8.03 Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time before or after obtaining the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights hereunder or otherwise shall not constitute a waiver of those rights.

Article IX.

MISCELLANEOUS

     Section 9.01 Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate at the Effective Time, unless the survival thereof is provided for by their terms.

     Section 9.02 Assumption of Obligations. Effective upon the Closing, Parent unconditionally assumes all obligations of the Company under the letter agreement between America’s Growth Capital and the Company, dated as of December 22, 2006 and the letter agreement between Pharus Advisors, LLC and the Company, dated as of February 15, 2007.

     Section 9.03 Notices. All notices, approvals, consents, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Parent or Sub, to:

Internet Commerce Corporation
6025 The Corners Parkway, Suite 100
Norcross, GA 30092

Attention: Glen Shipley

Telecopy No.: (678) 229-9087

with a copy to:

Morris, Manning & Martin LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, GA 30326

Attention: Larry W. Shackelford

	Telecopy No.:	(404) 365-9532

and

(b)	if to the Company, to:

EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, NJ 08654

Attention: Thomas F. Murawski

	Telecopy No.:	(732) 352-6646

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036

Attention: Ronald A. Fleming Jr., Esq.

	Telecopy No.:	(212) 298-9931

     Section 9.04 Interpretation. When a reference is made in this Agreement to an Article, Schedule or a Section, such reference shall be to an Article, Schedule or a Section, respectively, of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall  not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. As used in this Agreement, “Material Adverse Change” or “Material Adverse Effect” means, when used in connection with the Company, any change, development, event, occurrence or effect that, individually or in the aggregate, has or would reasonably be expected to have a material and adverse effect on the business, liabilities (including contingent liabilities), financial condition, results of operations or assets of the Company and the Company Subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder or to consummate the Merger or other transactions contemplated hereby. Notwithstanding the foregoing, a Material Adverse Change or Material Adverse Effect shall not include any material adverse change or material adverse effect caused by (i) any adverse change resulting from the Merger, or the announcement or pendancy of or any costs or expenses associated with the Merger, including a decline in the trading price of Company Common Stock, (ii) any adverse changes in general market and economic conditions, (iii) any adverse changes affecting the Company’s industry generally, (iv) any adverse regulatory or legislative changes affecting the Company or companies in general, (v) any adverse change relating to changes in generally accepted accounting principles in the United States of America and (vi) hurricanes, earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof. As used in this Agreement, the term “material” refers to the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, “knowledge” means, with respect to matters relating to the Company or any subsidiary thereof, the actual knowledge of the Chief Executive Officer, President, Chief Financial Officer, Executive Vice President and General Manager, Senior Vice President Business Development, Vice President and Managing Director, EasyLink International, Controller and Vice President of Sales.

     Section 9.05 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile, it being understood that all parties need not sign the same counterpart.

     Section 9.06 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and schedules attached hereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.06, is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

     Section 9.07 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 9.08 Publicity. Except as otherwise required by law or by obligations pursuant to the rules of any listing exchange, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In addition, the Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon any such press release or other public statement. Notwithstanding anything in this Section 9.08 to the contrary, in no event shall any of the foregoing result in any filing required by law or pursuant to the rules of any listing exchange to be delayed beyond the required filing date.

     Section 9.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or Delaware or in a New York or Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the States of New York or Delaware or any New York or Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such Party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of New York or Delaware or a New York or Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     Section 9.11 Fees and Expenses. (a) Except as otherwise specifically provided for herein, (1) if the Merger is consummated, all costs and expenses (including change of control payments, the executive sales bonus and the fees and expenses of any accounting firms, investment bankers, financial advisors and attorneys) incurred in connection with this Agreement and the transactions contemplated by this Agreement and the Company’s obligations for certain indebtedness shall be paid by Parent to the Company (for immediate payment) at or prior to Closing and (2) if the Merger is not consummated, all such costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

                  (b) The prevailing Party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other Party the costs and expenses (including attorneys’ and expert witness fees and expenses) incurred in connection with such action.

[signatures follow immediately on next page]

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

INTERNET COMMERCE CORPORATION

By: /s/ THOMAS J. STALLINGS
––—————————————
Name: THOMAS J. STALLINGS
––—————————————
Title: Chief Executive Officer
––—————————————

JETS ACQUISITION SUB, INC.

By: /s/ THOMAS J. STALLINGS
––—————————————
Name: THOMAS J. STALLINGS
––—————————————
Title: Chief Executive Officer
––—————————————

EASYLINK SERVICES CORPORATION

By: /s/ THOMAS F. MURAWSKI
––—————————————
Name: THOMAS F. MURAWSKI
––—————————————
Title: Chairman, President and
Chief Executive Officer
––—————————————

ANNEX B

OPINION OF AMERICA’S GROWTH CAPITAL, LLC

May 1, 2007

Board of Directors
EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, NJ 08854

Gentlemen,

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to EasyLink Services Corporation (“EasyLink” or the “Company”) of the Per Share Merger Consideration (as defined below) to be paid to EasyLink shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of May 1, 2007 (the “Agreement”), by and among the Company, Internet Commerce Corporation (“ICC”) and a wholly owned subsidiary of ICC (“Merger Sub”). The merger of the Merger Sub with EasyLink is herein referred to as the “Transaction.”

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, ICC intends to purchase all of the outstanding shares of Common Stock of EasyLink (the “Common Shares”) in exchange for an amount equal to $5.80 per Common Share (the “Per Share Merger Consideration”). ICC will also pay EasyLink’s expenses incurred in the Transaction (including, without limitation, legal and financial advisor fees and any and all other professional advisory fees and costs incurred in connection with the Transaction, as well as any change of control bonus associated with the Transaction) and will assume or otherwise pay debt of EasyLink remaining on EasyLink’s balance sheet as of the closing of the Transaction (the “Closing”). In addition, each option held by a director of the Company with an exercise price per share that is less than the Per Share Merger Consideration (whether or not vested) shall receive a “Cash Amount” (less any applicable withholding taxes) equal to the product of (i) the amount by which the Per Share Merger Consideration exceeds the option exercise price, and (ii) the number of underlying shares with respect to which the Option had not been exercised prior to the Effective Time. Each outstanding option to purchase Common Stock not held by directors of the Company will be replaced by ICC with a substitute option, in an amount and at an exercise price as determined in accordance with Section 6.04(c) of the Agreement.

America’s Growth Capital, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

In arriving at the Opinion, America’s Growth Capital has taken the actions set forth below and reviewed and considered the following financial and other information (the “Information”) and other matters as we have deemed relevant, including among other things:

i.	A draft of the Agreement dated May 1, 2007;

ii.	Annual Reports on Form 10-K of EasyLink for the three fiscal years ended December 31, 2006, 2005 and 2004; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of EasyLink; certain business, financial and other information regarding EasyLink that was publicly available or furnished to America’s Growth Capital by EasyLink’s management; and certain internal financial forecasts regarding EasyLink furnished to America’s Growth Capital by EasyLink’s management (the “EasyLink Forecasts”);

iii.	Held discussions with the management of EasyLink concerning the business, past and current operations, financial condition and future prospects of EasyLink, including discussions with the management of EasyLink concerning the EasyLink Forecasts and the risks and uncertainties of EasyLink continuing to pursue an independent strategy;

iv.	Compared EasyLink’s historical performance to management’s historical forecasts;

v.	Participated in discussions and negotiations among representatives of EasyLink, ICC and their respective financial and legal advisors;

vi.	Prepared an analysis of the discounted cash flows of EasyLink;

vii.	Compared the historical and present financial condition of EasyLink with those of other companies that America’s Growth Capital deemed relevant;

viii.	Compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that America’s Growth Capital deemed relevant;

ix.	Considered bids received from third parties to acquire all or parts of EasyLink and the results of America’s Growth Capital’s extensive efforts to solicit indications of interest and definitive proposals with respect to a sale of the Company;

x.	Reviewed the stock price and trading history of EasyLink common stock;

xi.	Considered the qualified opinion of its auditors in 2000, 2001, 2002, 2003, 2004 and 2005 that stated the Company has a working capital deficiency and an accumulated deficit that raised doubt about its ability to continue as a going concern; and

xii.	Considered other information and analyses to the extent deemed relevant by America’s Growth Capital. In addition, America’s Growth Capital has conducted discussions with members of senior management and representatives of the Board of Directors of EasyLink.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company or that is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or attempted to independently verify, the Information, although we are not aware of any material inaccuracies. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the Information incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts that we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. We have not made any review of or sought or obtained advice of legal counsel regarding legal matters relating to the Company, and we understand that the Company has relied and will rely only on the advice of legal counsel to the Company as to such matters. Our services to the Company in connection with the Transaction have been comprised of (i) advising members of the Company’s management and Board of Directors regarding financial matters relevant to the Transaction, and (ii) rendering an opinion as to the fairness, from a financial point of view, to the holders of the Common Shares of the Company of the Per Share Merger Consideration to be received by such holders. The Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion (except upon the request of the Company in accordance with our engagement letter) and we expressly disclaim any responsibility to do so (except as provided in our engagement letter with the Company).

B-2

For purposes of rendering our Opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct as of the date of the Opinion, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied. We have assumed that the final form of the Agreement will be substantially the same as the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

In preparing the Opinion, America’s Growth Capital performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. America’s Growth Capital arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, America’s Growth Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, America’s Growth Capital considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond EasyLink’s control. No company, transaction or business used in America’s Growth Capital’s analyses as a comparison is identical to EasyLink or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in America’s Growth Capital’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, America’s Growth Capital’s analyses are inherently subject to substantial uncertainty.

It is understood that this letter is intended exclusively for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and shall not be disclosed to any third party or circulated or referred to publicly without our prior written consent. Reference to or reproduction of our opinion or reference to America’s Growth Capital included in any information statement or similar disclosure made to the stockholders of the Company, or any filing with the Securities and Exchange Commission, shall be permitted only if our opinion is reproduced in full and any other references to us or to our opinion or advice is approved by us in writing in advance (which approval will not be unreasonably withheld, conditioned or delayed). This letter does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address and should not be construed to address, the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction or alternative business strategies that may be available to the Company.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be paid in the Transaction to the holders of the Common Shares of the Company is fair to such holders from a financial point of view.

Very truly yours,

America’s Growth Capital, LLC

B-3

ANNEX C

OPINION OF PHARUS ADVISORS, LLC

May 1, 2007

The Board of Directors of EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, NJ 08854

Dear Members of the Board of Directors:

     We understand that EasyLink Services Corporation (“EasyLink” or the “Company”) and Internet Commerce Corporation (“ICC” or “Parent”) and an entity to be defined (“Sub”) propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which, among other things, Sub shall be merged with and into EasyLink, with EasyLink being the surviving entity and becoming a wholly owned subsidiary of ICC (the “Merger”). Pursuant to the Agreement, subject to certain exceptions, each issued and outstanding share of Class A common stock, par value $0.01 per share, of EasyLink (the “Company Common Stock”) will be converted into the right to receive $5.80 in cash per share (the “Merger Consideration”). The terms and conditions of the Merger are set forth in more detail in the Agreement.

     In connection with its review and analysis of the Merger, the Board of Directors of EasyLink Services Corporation has requested that Pharus Advisors, LLC render our opinion (this “Opinion”), as to whether the Merger Consideration is fair, from a financial point of view, to EasyLink’s public stockholders. The Opinion shall not address the Company’s underlying business decision to effect the Merger. We have not been engaged to initiate any discussions with or otherwise solicit interest from any third parties with respect to possible alternatives transactions with the Company or its stockholders, and we have not so initiated any discussions or solicited interest. We did not negotiate with any of the parties.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  reviewed draft of the Agreement dated April 25, 2007;

  reviewed the Company’s Annual Reports to stockholders on Form 10-K for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, its Annual Report to stockholders on Form 10-K/A for fiscal year ended December 31, 2006, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, its internal financial statements for Q1 2007 and its Current Reports on Form 8-K filed since February 7, 2006;

  reviewed certain operating and financial information relating to the Company’s business and prospects, including internal budgets for the four years ended December 31, 2007, interim management reports, and projections for the five years ended December 31, 2011 (the “Projections”), all as prepared and provided to us by the Company’s management;

  spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Merger, and spoken with representatives of the Company’s investment bankers and counsel regarding the Company, the Merger and related matters;

  reviewed certain business, financial and other information regarding EasyLink which was furnished to us by EasyLink through its management or was publicly available;

  reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

  reviewed certain publicly available financial data for certain companies that we deemed relevant for purposes of our analysis and publicly available transaction prices and premiums paid in other transactions that we deemed relevant for purposes of our analysis;

  participated in discussions with the Special Committee of the Company’s Board of Directors and its counsel regarding the Projections, among other matters;

  performed discounted cash flow analyses based on the Projections; and

  conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading. We have also assumed that neither the Company nor ICC is party to any material pending transaction, including, without limitation, any external financing (other than in connection with the Merger), recapitalization, acquisition or merger, divestiture or spin-off (other than the Merger or other publicly disclosed transactions).

     We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to each such agreement, document or instrument will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed. In addition, we have relied upon and assumed, without independent verification, that the final forms of the documents identified above will not differ in any material respect from the drafts of such documents received by us.

     We have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, ICC or any other party. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, governmental investigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or ICC is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

     This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Company or ICC; changes in the terms of the Merger; and the failure to consummate the Merger within a reasonable period of time.

C-2

     This Opinion is furnished to the Board of Directors of EasyLink Services Corporation in connection with its consideration of the Merger and is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Merger. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Pharus Advisors be made by any recipient of this Opinion, without the prior written consent of Pharus Advisors; provided however that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Company Common Stock in connection with the Merger

     Prior to this engagement, Pharus Advisors has not provided financial advisory or investment banking services to the Company. We will receive a fee for providing this Opinion, which is not contingent upon the consummation of the Merger. The Company also has agreed to reimburse us for expenses and indemnify us against certain liabilities and expenses.

     We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company to proceed with or effect the Merger, (ii) any other aspect of the Merger other than the fairness, from a financial point of view, of the Merger Consideration, to be received by the public holders of the Company Common Stock, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness, from a financial point of view, of the Merger Consideration, to be received by the public holders of the Company Common Stock, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, or (v) the tax or legal consequences of the Merger to either the Company, its security holders, or any other party.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received in the Merger by the public holders of the Company Common Stock is fair to them from a financial point of view.

Very truly yours,

PHARUS ADVISORS, LLC

C-3

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262. Appraisal Rights.

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

	(1)	Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

	(2)	Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

		a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

		b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

		c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

		d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

	(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

	(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

	(2)	If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)	After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

FORM OF VOTING AGREEMENT

COMPANY VOTING AGREEMENT

     THIS COMPANY VOTING AGREEMENT (this “Agreement”) is dated as of May 3, 2007 between Internet Commerce Corporation, a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of EasyLink Services Corporation, a Delaware corporation (the “Company”).

RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Parent, the Company and Jets Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the “Merger”).

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Company Stock”), as indicated on the signature page of this Agreement (such shares of Company Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the “Securities” of Stockholder).

     C. In consideration of the execution of the Merger Agreement by Parent, and as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions.

               In addition to the terms defined elsewhere herein, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

               1.1 “Transfer”, when used as a verb, shall mean to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, or otherwise by operation of law), or, when used as a noun, shall mean a sale, pledge, assignment, encumbrance, disposition or other transfer (including a merger, testamentary disposition, or other transfer by operation of law).

          2. Voting of Securities.

               Stockholder hereby agrees to appear, or cause the holder of record on any applicable record date to appear, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any postponement or adjournment thereof. At every meeting of the stockholders of the Company, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder hereby irrevocably agrees to vote the Securities, or cause the Securities to be voted, (a) in favor of approval and adoption of the Merger Agreement and the approval of the Merger and all other actions contemplated by the Merger Agreement and this Agreement and any action required in furtherance thereof or hereof and (b) against: (i) any Acquisition Proposal; (ii) any dissolution, liquidation or winding up of or by the Company or any of its subsidiaries or the amendment of the Company’s or any of its subsidiaries’ certificate of incorporation or by-laws; or (iii) any proposal or transaction which would (x) in any manner impede, frustrate, delay, prevent, nullify or adversely affect any transaction contemplated by the Merger Agreement (including the Merger) or the likelihood of consummation thereof, (y) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (z) would result in any of the conditions to the Company’s or Parent’s obligations under the Merger Agreement not being fulfilled. Stockholder shall not commit or agree to take any action, or enter into any agreement or understanding with any person, the effect of which would be inconsistent with or violative of any provision contained in this Section 2.

          3. Irrevocable Proxy.

               Stockholder is hereby delivering to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the “Irrevocable Proxy”), such Irrevocable Proxy to cover the total number of Securities in respect of which Stockholder is entitled to vote. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies, powers of attorney or similar authorizations given thereby with respect to the Securities and agrees not to grant any subsequent proxies, powers of attorney or similar authorizations with respect to the Securities.

          4. Restriction on Transfer of Securities.

               Prior to the Expiration Date (as defined herein), Stockholder shall not, either directly or indirectly, consent to any Transfer of, or enter into any contract, agreement, obligation, commitment, arrangement, understanding, instrument, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Securities (or any interest therein); provided that, the foregoing requirements shall not prohibit any Transfer under Stockholder’s will or pursuant to the laws of descent and distribution or any such Transfer to an immediate family member or a family trust for the benefit of immediate family member(s), so long as, in each case, as a precondition to such Transfer the transferee: (i) executes a counterpart of this Agreement and an Irrevocable Proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (ii) agrees in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement. Stockholder agrees that Stockholder shall not (a) deposit (or permit the deposit of) any Securities in a voting trust or grant any proxy, power of attorney or similar authority (other than for fulfilling the terms of this Agreement) or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Securities or (b) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or that would in any way restrain, limit or interfere with the performance of Stockholder’s obligations under this Agreement or the transactions contemplated hereby and by the Merger Agreement.

          5. Representations and Warranties of Stockholder.

               5.1 Stockholder (i) is the sole record and beneficial owner of, and has good and marketable title to, the Securities set forth on the signature page of this Agreement, which at the date of this Agreement and at all times until the termination of this Agreement, will be free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not own, of record or beneficially, any shares of capital stock of the Company other than the Securities set forth opposite his, her or its name on the signature page of this Agreement; and (iii) has the sole right to vote such Securities (except to the extent that such Securities are issuable upon the exercise of options or warrants that have not been exercised by such Stockholder). Except as contemplated by this Agreement, none of the Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Securities. No trust of which Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

               5.2 Stockholder has all requisite power and authority to execute and deliver this Agreement and the Irrevocable Proxy, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Stockholder of this Agreement and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Irrevocable Proxy has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its respective terms. The execution and delivery of this Agreement and the Irrevocable Proxy by Stockholder do not, and the performance of Stockholder’s obligations hereunder will not, (a) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligations to which Stockholder is a party or by which Stockholder or the Securities are or will be bound or affected or (b) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Stockholder or any of Stockholder’s properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement and the Irrevocable Proxy by Stockholder or the consummation by Stockholder of any of the transactions contemplated hereby or thereby.

            6. Additional Documents.

                  Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

            7. Legending of Securities.

                  Stockholder agrees that it shall forthwith surrender all certificates representing the Securities so that they shall bear a conspicuous legend stating that they are subject to this Agreement (and the restrictions on transfer provided for herein) and to an Irrevocable Proxy. Stockholder agrees that it shall not Transfer the Securities without first having the aforementioned legend affixed to the certificates representing the Securities (and subject, in any event, to the limitations set forth in Section 4). In furtherance of this Agreement, Stockholder shall, and hereby authorizes Parent to, notify the Company’s transfer agent that the Securities are subject to a “stop transfer” order.

            8. No Solicitation.

                  8.1 Stockholder acknowledges that he or she also has read, and understands, the restrictions set forth in Section 5.02 of the Merger Agreement and agrees to comply with them as if a party to such Merger Agreement.

                  8.2 Until the Expiration Date, Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

            9. Confidentiality.

                  Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

            10. Stockholder Capacity.

                  Stockholder is executing and delivering into this Agreement solely in its capacity as the owner of the Securities. If Stockholder is a natural person, nothing contained in this Agreement shall restrict Stockholder from taking any action required by his or her fiduciary duties solely in his or her capacity as an officer, director or employee of the Company.

            11. Termination.

                  This Agreement, and all rights and obligations of the parties hereunder, shall be effective as of the date hereof and shall terminate upon the earlier of (i) the date upon which the Merger Agreement is terminated in accordance with its terms and (ii) the Effective Time (the “Expiration Date”) of the Merger.

            12. General Provisions.

                  12.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  12.2 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the others. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

                  12.3 Amendments and Modification. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of these rights.

                  12.4 Specific Performance. The parties hereto acknowledge that Parent shall be immediately and irreparably harmed and injured if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached by any of the other parties hereto. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. If Parent brings an action in equity to enforce the provisions of this Agreement, Stockholder will not allege, and Stockholder waives the defense, that there is an adequate remedy at law.

                  12.5 Notice. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent by facsimile if confirmation is received by sender, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  if to Parent, to:

                              Internet Commerce Corporation
                              6025 The Corners Parkway, Suite 100
                              Norcross, GA 30092

                              Attention: Glen Shipley

                              Telecopy No.: (678) 229-9087

                  with a copy to:

                              Morris, Manning & Martin LLP
                              1600 Atlanta Financial Center
                              3343 Peachtree Road, NE
                              Atlanta, GA 30326|

                              Attention: Larry W. Shackelford

                              Telecopy No.: (404) 365-9532

                  if to Stockholder, to the address for notice set forth on the signature page hereof,

                  with copies to:

                              EasyLink Services Corporation
                              33 Knightsbridge Road
                              Piscataway, NJ 08654

                              Attention: Thomas F. Murawski

                              Telecopy No.: (732) 352-6646

                  with a copy to:

                              Pillsbury Winthrop Shaw Pittman LLP
                              1540 Broadway
                              New York, New York 10036

                              Attention: Ronald A. Fleming Jr., Esq.

                              Telecopy No.: (212) 298-9931

                  12.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal court located in the State of Delaware or any state court of the State of Delaware, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.5 shall be deemed effective service of process on such party.

                  12.7 Entire Agreement. This Agreement and the Irrevocable Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  12.8 Descriptive Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  12.9 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

                  12.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  12.11. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

                  12.12 Effectiveness. This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

INTERNET COMMERCE CORPORATION
By:
Name:
Title:

STOCKHOLDER:

By:
Name:
Title:

Print Address

Telephone

Facsimile No.

Number of Securities beneficially owned:

shares of Company Stock of the Company

shares of Company Stock of the Company
issuable upon exercise of outstanding options
or warrants

EXHIBIT A

IRREVOCABLE PROXY

     The undersigned stockholder of EasyLink Services Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the members of the Board of Directors of Internet Commerce Corporation, a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to (i) all of the outstanding shares of Class A common stock, par value $0. 01 per share, of the Company (“Company Stock”) owned of record by Stockholder as of the date of this Irrevocable Proxy and (ii) any and all other shares of capital stock of the Company (including through the exercise of any stock options, warrants or similar instruments) which Stockholder may acquire on or after the date hereof (collectively, the “Securities”) in accordance with the terms of this Irrevocable Proxy. The Securities beneficially owned by the undersigned Stockholder of the Company as of the date of this Irrevocable Proxy are listed on the signature page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Securities.

     This proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date between Parent and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of and as a condition to Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Jets Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for the merger of the Merger Sub with and into the Company in accordance with its terms (the “Merger”).

     The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time set forth in the Voting Agreement, to act as the undersigned’s attorney-in-fact and Irrevocable Proxy to demand that the Secretary of the Company call a special meeting of stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote the Securities, and to exercise all voting, consent and similar rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special, postponed or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (a) in favor of approval and adoption of the Merger Agreement and the approval of the Merger and all other actions contemplated by the Merger Agreement and this Agreement and any action required in furtherance thereof or hereof and (b) against: (i) any Acquisition Proposal; (ii) any dissolution, liquidation or winding up of or by the Company or any of its subsidiaries or the amendment of the Company’s or any of its subsidiaries’ certificate of incorporation or by-laws; or (iii) any proposal or transaction which would (x) in any manner impede, frustrate, delay, prevent, nullify or adversely affect any transaction contemplated by the Merger Agreement (including the Merger) or the likelihood of consummation thereof, (y) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (z) would result in any of the conditions to the Company’s or Parent’s obligations under the Merger Agreement not being fulfilled.

     If any provision of this Irrevocable Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Irrevocable Proxy. Each provision of this Irrevocable Proxy is separable from every other provision of this Irrevocable Proxy, and each part of each provision of this Irrevocable Proxy is separable from every other part of such provision.

     This Irrevocable Proxy shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     This proxy granted by Stockholder shall terminate and be of no further force and effect upon termination of the Voting Agreement in accordance with its terms.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, estate, executors, personal representatives, and permitted successors and assigns of the undersigned.

     Delivery of an executed signature page to this Irrevocable Proxy by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

Dated: May 3, 2007

STOCKHOLDER:

By:
Name:
Title:

Number of shares beneficially owned:

shares of the company stock of the Company

shares of the company stock of the Company
issuable upon exercise of outstanding options or
warrants

ANNEX F

     INFORMATION ABOUT ICC

INTERNET COMMERCE CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Internet Commerce Corporation
Norcross, Georgia

     We have audited the accompanying consolidated balance sheets of Internet Commerce Corporation and subsidiaries (the “Company”) as of July 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for the years then ended. Our audit also included the financial statement schedule listed in Schedule II. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Internet Commerce Corporation and subsidiaries as of July 31, 2006 and 2005 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ TAUBER & BALSER, P.C.
Atlanta, GA
September 28, 2006

INTERNET COMMERCE CORPORATION
CONSOLIDATED BALANCE SHEETS

	AS OF JULY 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$6,988,753	$3,983,005
Accounts receivable, net of allowance for doubtful accounts and allowance for
sales returns and allowances of $458,061 and $581,907, respectively	3,631,135	3,476,211
Prepaid expenses and other current assets	461,778	403,659
Total current assets	11,081,666	7,862,875
Restricted cash	432,974	417,330
Property and equipment, net	1,113,701	629,919
Goodwill	6,148,332	3,842,536
Other intangible assets, net	4,829,772	1,772,757
Other assets	37,822	32,373
Total assets	$23,644,267	$14,557,790
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$662,151	$226,097
Accrued expenses	574,783	1,490,604
Accrued dividends — preferred stock	232,329	232,329
Deferred revenue	261,214	152,434
Capital lease obligation	—	3,645
Lease liability from acquisition	249,940	748,949
Other current liabilities	116,280	145,250
Total current liabilities	2,096,697	2,999,308
Long-term lease liability from acquisition	967,442	1,216,280
Total liabilities	3,064,139	4,215,588
Commitments and contingencies (See Note 11)
Stockholders’ Equity:
Preferred stock — 5,000,000 shares authorized, including 10,000 shares of series C and 250 shares of series D:
Series C Preferred Stock — par value $.01 per share, 44.76 votes per share;
10,000 shares issued and outstanding (liquidation value)
of $ 10,232,329	100	100
Series D Preferred Stock — par value $.01 per share, 769 votes per share;
250 shares issued and outstanding (liquidation value of $ 250,000)	3	3
Common stock:
Class A — par value $.01 per share, 40,000,000 shares authorized, one vote per share; 22,712,944 and 19,414,420 shares issued and
outstanding, respectively	227,129	194,144
Class B — par value $.01 per share, 2,000,000 shares authorized, six votes per
share; none issued and outstanding	—	—
Additional paid-in capital	103,042,746	95,813,761
Accumulated deficit	(82,689,850)	(85,665,806)
Total stockholders’ equity	20,580,128	10,342,202
Total liabilities and stockholders’ equity	$23,644,267	$14,557,790

See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEAR ENDED JULY 31,
	2006	2005
Service revenues	$19,771,095	$16,704,631
Expenses:
Cost of services	6,780,232	6,046,593
Product development and enhancement	632,674	854,913
Selling and marketing	2,107,949	2,672,627
General and administrative	8,096,708	6,903,360
	17,617,563	16,477,493
Operating income	2,153,532	227,138

Other income and (expense):
Interest and investment income	200,328	39,240
Interest expense	(158,687)	(4,569)
Gain on sale of patents	783,750	—
Other income	57,671	2,575
	883,062	37,246
Income before income taxes	3,036,594	264,384
Provision for income taxes, current	60,638	30,390
Net income	2,975,956	233,994

Dividends on preferred stock	(400,000)	(400,000)
Net income (loss) attributable to common stockholders	$2,575,956	$(166,006)
Basic income (loss) per common share	$0.12	$(0.01)
Diluted income (loss) per common share	$0.11	$(0.01)
Anti-dilutive stock options and warrants outstanding	1,584,704	4,698,717
Weighted average number of common shares outstanding — basic	20,643,139	19,230,869
Weighted average number of common shares outstanding — diluted	22,640,496	19,603,540

See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME (LOSS)

	Preferred Stock				Common Stock					Accumulated
									Additional		Other	Total
	Series C		Series D		Class A		Class B		Paid-In		Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income(Loss)	Equity
Balance—July 31, 2004	10,000	$100	250	$3	19,058,187	$190,582	—	$—	$95,143,356	$(85,899,800)	$—	$9,434,241
Proceeds from exercise of
employee stock options					34,3000	343			41,932			42,275
Common stock issued
for services related to
2004 private placement									(23,512)			(23,512)
Common stock issued to
directors					85,666	856			121,020			121,876
Stock based compensation
expense									508,992			508,992
Common stock issued as
payment for dividends on
preferred stock, net of tax					236,267	2,363			397,637			400,000
Forfeiture of cash related to
options issued in acquisition
of RTCI									23,878			23,878
Accrued dividends on preferred
stock									(399,542)			(399,542)
Net income										233,994		233,994
Balance—July 31, 2005	10,000	$100	250	$3	19,414,420	$194,144	—	$—	$95,813,761	$(85,665,806)	$—	$10,342,202

See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME (LOSS) (CONTINUED)

	Preferred Stock				Common Stock					Accumulated
									Additional		Other	Total
	Series C		Series D		Class A		Class B		Paid-In		Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity
Balance—July 31, 2005	10,000	$100	250	$3	19,414,420	$194,144	—	$—	$95,813,761	$(85,665,806)	$—	$10,342,202
Proceeds from exercise
of employee stock
options					467,720	4,783			727,638			732,421
Common stock issued related
to the acquisition of
Enable					686,324	6,863			2,625,876			2,632,739
Common stock issued to
directors					29,998	300			86,700			87,000
Stock based compensation
expense									631,005			631,005
Common stock issued as
payment for dividends
on preferred stock,
net of tax					141,844	1,418			398,582			400,000
Forfeiture of cash related
to options issued
in acquisition
of RTCI									20,962			20,962
Accrued dividends on
preferred stock									(400,000)			(400,000)
Refund of withholding
taxes on preferred stock
dividend									60,000			60,000
Proceeds from exercise of
warrants					1,973,595	19,631			3,078,212			3,097,843
Other					(957)	(10)			10			—
Net income										2,975,956		2,975,956
Balance—July 31, 2006	10,000	$100	250	$3	22,712,944	$227,129	—	$—	$103,042,746	$(82,689,850)	$—	$20,580,128

See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEAR ENDED JULY 31,
	2006	2005
Cash flows from operating activities:
Net income	$2,975,956	$233,994
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	1,289,592	1,537,543
Bad debt expense	629,141	431,584
Non-cash interest expense	159,208	—
Realized loss on disposal of fixed assets	21,656	—
Gain on sale of patents	(783,750)	—
Non-cash charges for equity instruments issued for compensation
and services	646,005	692,452
Changes in assets and liabilities, net of effects from
acquisitions:
Accounts receivable	278,257	(1,753,332)
Prepaid expenses and other assets	(1,416)	(28,529)
Accounts payable	222,309	(297,606)
Accrued expenses	(962,113)	320,465
Deferred revenue	(190,640)	19,371
Lease liability from acquisition	(747,847)	(325,806)
Other liabilities	(177,625)	(275,861)
Net cash provided by operating activities	3,358,733	554,275
Cash flows from investing activities:
Payment for purchase of acquisitions, net of cash acquired	(4,413,372)	208,605
Additional costs of previous acquisition	(65,000)	(121,296)
Purchases of property and equipment	(549,046)	(415,431)
Proceeds from sale of patents	783,750	—
Proceeds from sales of property and equipment	4,064	—
Net cash used in investing activities	(4,239,604)	(328,122)
Cash flows from financing activities:
Common stock issued for services related to 2004 private placement	—	(23,512)
Proceeds from exercise of warrants	3,097,843	—
Proceeds from exercise of employee stock options	732,421	42,275
Refund of withholding taxes on preferred stock dividends	60,000	—
Payments of capital lease obligations	(3,645)	(51,554)
Net cash provided by (used in) financing activities	3,886,619	(32,791)
Net increase in cash and cash equivalents	3,005,748	193,362
Cash and cash equivalents, beginning of year	3,983,005	3,789,643
Cash and cash equivalents, end of year	$6,988,753	$3,983,005
Supplemental disclosure of cash flow information:
Cash paid for interest	$257	$4,569
Cash paid for income taxes	$113,750	$—

See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

     Internet Commerce Corporation (“ICC” or the “Company”) provides Internet-based services for the e-commerce business-to-business communication services market. ICC.NET(™), the Company’s global Internet-based value added network, or VAN, provides supply chain connectivity solutions for electronic data interchange, or EDI, and offers users a vehicle to securely send and receive files of any format and size.

     The ICC.NET system uses the Internet and proprietary technology to deliver customers’ documents and data files to members of their trading communities, many of which have incompatible systems, by translating the documents and data files into any format required by the receiver. The system can be accessed using a standard Web browser or multiple other communications protocols.

     The Company has the capability to facilitate the development and operation of comprehensive business-to-business electronic commerce solutions. The Company can provide professional service electronic commerce solutions involving EDI through mission critical electronic commerce consulting, electronic commerce software, outsourced electronic commerce services and technical resource management.

     ICC’s capabilities also include an EDI EC Service Bureau (“EC Service Bureau”), which provides EDI services to small and mid-sized companies on an outsourced basis. The EC Service Bureau’s services include the conversion of electronic forms into hard copies and the conversion of hard copies to an EDI format. The EC Service Bureau also provides Universal Product Code (“UPC”) services and maintains UPC catalogs for its customers.

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Principles of Consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Reclassifications:

     Certain prior year balances have been reclassified to confirm to the current year presentation. In fiscal year 2005, other liabilities have been reclassified into lease liability from acquisition, which had no impact on the consolidated balance sheets, consolidated statements of changes in stockholders’ equity and comprehensive income (loss), but did have an impact on certain captions on the consolidated statements of cash flows.

Revenue Recognition:

     The Company derives revenue from subscriptions to its ICC.NET service, which includes transaction, mailbox and fax transmission fees. The subscription fees are comprised of both fixed and usage-based fees. Fixed subscription fees are recognized on a pro-rata basis over the subscription period, generally three to six months. Usage fees are recognized in the period the services are rendered. The Company also derives revenue through implementation fees, interconnection fees and by providing data mapping services to its customers. Implementation fees are recognized over the life of the subscription period. Interconnection fees are fees charged to connect to another VAN service and are recognized when the data is transmitted to the connected service. Revenue from data mapping services is recognized when the map has been completed and delivered to the customer.

     Revenue from professional service contracts are recognized using the percentage-of-completion method of accounting, as prescribed by SOP 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” The percentage of completion for each contract is determined based on the ratio of direct labor hours incurred to total estimated direct labor hours required to complete the contract. The Company may periodically encounter revisions in estimated costs and other factors that may lead to a change in the estimated profitability of a fixed-price contract. In such circumstances, adjustments to cost and profitability estimates are made in the period in which the underlying factors requiring such revisions become known. If such revisions indicate a loss on a contract, the entire loss is recorded at such time. Amounts billed in advance of services being performed are recorded as deferred revenue. Certain fixed-fee contracts may have substantive customer acceptance provisions. The acceptance terms generally include a single review and revision cycle for each deliverable to incorporate the customer’s suggested or required modifications. Deliverables are considered accepted upon completion of the review and revision cycle and revenue is recognized upon that acceptance. The revenue calculated under the percentage of completion method was not significant in the current year.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONTINUED)

     The Company also derives revenue from its EC Service Bureau. EC Service Bureau revenue is comprised of EDI services, including data translation services, purchase order and invoice processing from EDI-to-print and print-to-EDI and UPC services, including UPC number generation, UPC catalog maintenance and UPC label printing. The EC Service Bureau also derives revenue from software licensing and provides software maintenance and support. Revenue from the EDI services and UPC services is recognized when the services are provided. The Company accounts for its EDI software license sales in accordance with the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition,” as amended (“SOP 97-2”). Revenue from software licenses is recognized when all of the following conditions are met: (1) a non-cancelable, non-contingent license agreement has been signed; (2) the software product has been delivered; (3) there are no material uncertainties regarding customer acceptance; and (4) collection of the resulting receivable is probable. Revenue from software maintenance and support contracts is recognized ratably over the life of the contract. The EC Service Bureau’s software license revenue was not significant in any of the periods presented.

     In addition, SOP 97-2 generally requires that revenue from software arrangements involving multiple elements be allocated among each element of the arrangement based on the relative fair values of the elements, such as software licenses, post contract customer support, installation or training. Furthermore, SOP 97-2 requires that revenue be recognized as each element is delivered and the Company has no significant performance obligations remaining. The Company’s multiple element arrangements generally consist of a software license and post contract support. The Company allocates the aggregate revenue from multiple element arrangements to each element based on vendor specific objective evidence. The Company has established vendor specific objective evidence for each of the elements as it sells both the software and post contract customer support independent of multiple element agreements. Customers are charged standard prices for the software and post contract customer support and these prices do not vary from customer to customer.

     If the Company enters into a multiple element agreement where vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until all elements of the arrangement are delivered. Service revenue from maintenance contracts is recognized ratably over the term of the maintenance contract, on a straight-line basis. Other service revenue is recognized at the time the service is performed.

Deferred revenue:

     Deferred revenue is comprised of deferrals for subscription fees, professional services, license fees and maintenance associated with contracts for which amounts have been received in advance of services to be performed or prior to the shipment of software.

Property and equipment:

     Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the asset.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONTINUED)

Accounts receivable:

     Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for estimated uncollectible amounts through an allowance for doubtful accounts and an allowance for sales returns and allowances. The allowance for doubtful accounts results in a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has performed reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The allowance for sales returns and allowances is recorded as a reduction of total revenue and a credit to the allowance account based on specific review of account balances. Credit is granted to customers without requiring collateral. The amount of accounting loss for which we are at risk in these unsecured accounts receivable is limited to their carrying value.

Earnings per share of common stock:

     The Company calculates its earnings per share (“EPS”) under the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires dual presentation of “basic” and “diluted” earnings per share on the face of the statement of operations. In accordance with SFAS 128, basic earnings per common share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period. The per share effects of potential common shares such as warrants, options and convertible preferred stock have been excluded from the calculation of diluted loss per share for the year ended July 31, 2005, as the effect would be antidilutive in the period.

     The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock:

	FOR THE YEAR ENDED
	JULY 31, 2006
			PER SHARE
	INCOME	SHARES	AMOUNT
Net income	$2,975,956
Less: Series C preferred dividends	$(400,000)
Basic EPS
Income available to common stockholders	$2,575,956	20,643,139	$0.12
Effect of Dilutive Securities
Warrants	—	240,992
Stock options	—	1,564,058
Series D preferred stock	—	192,307
Diluted EPS
Income available to common stockholders	$2,575,956	22,640,496	$0.11

     Options and warrants of 1,137,076 were not included in computing diluted EPS nor were series C preferred convertible shares of 447,628 because their effects were antidilutive.

Software development costs:

     The Company capitalizes software development costs under the provisions of either Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”) or Statement of Financial Accounting Standards No. 86, “Computer Software to be Sold, Leased, or Otherwise Marketed” (“SFAS 86”), based on the intended use of the software.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONTINUED)

     The Company capitalizes the costs of acquiring, developing and testing software to meet the Company’s internal needs. Under the provisions of SOP 98-1, the Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable will be completed and used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services consumed in developing or obtaining internal-use software, (2) payroll and payroll-related costs for employees who are directly associated with and devote time to the internal-use software project and (3) interest costs incurred while developing internal-use software. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use. Software development costs are amortized using a straight-line method over a three-year period. Accumulated amortization of software development costs included in internally developed systems was $537,230 and $193,642 at July 31, 2006 and 2005, respectively. No amounts were capitalized in the fiscal years ended July 31, 2006 and 2005.

     The Company capitalizes the costs of computer software to be sold or otherwise marketed in accordance with the provisions of SFAS 86. Costs related to the conceptual formulation and design of software are expensed as product development. Costs incurred subsequent to the establishment of technological feasibility are capitalized. Capitalization of costs ceases when the product is available for general release to customers. Capitalized software costs are amortized over the shorter of three years or the expected life of the product. The Company did not record any amortization of software development costs for the fiscal years ended July 31, 2006 and 2005. No development costs were capitalized under the provisions of SFAS 86 during the fiscal years ended July 31, 2006 and 2005.

Stock-based compensation:

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”(“SFAS 123R”), which revises Statement of Financial Accounting Standards No. 123 (“SFAS 123””) and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”). SFAS 123R requires companies to record in the financial statements all share-based payments to employees, including grants of stock options, based on the fair-value of the grant date of the stock. The company adopted SFAS 123R on August 1, 2005. In January 2004, the Company had adopted the fair value provisions of SFAS 123, which are now required by SFAS 123R. Pursuant to the transition provisions of SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS 148”), the Company had elected the prospective method and applied the fair value method of accounting to all equity instruments issued to employees on or after August 1, 2003. The fair value method is not applied to stock option awards granted in fiscal years prior to the fiscal year ended July 31, 2004. Such awards will continue to be accounted for under the intrinsic value method pursuant to Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), except to the extent that prior years’ awards are modified subsequent to August 1, 2003. Option awards granted prior to August 1, 2003 that have not been modified or settled continue to be accounted for under the intrinsic value method of APB 25. Therefore, the cost related to stock-based employee compensation included in the determination of the net income or loss for the fiscal years ended July 31, 2005 is less than that which would have been recognized if the fair value based method had been applied to all awards since their date of grant. The following table illustrates the effect on net income (loss) and net income (loss) per common share if the fair value based method had been applied to all outstanding and unvested awards in each period.

	2006	2005
Net income (loss), as reported	$2,575,956	$(166,006)
Add: Stock-based employee compensation expense included
in reported net income (loss)	631,005	508,992
Deduct: Total stock-based employee compensation expense
determined under fair value based method for all awards	(631,005)	(512,557)
Pro forma net income (loss)	$2,575,956	$(169,571)
Basic income (loss) per common share:
As reported	$0.12	$(0.01)
Pro forma	$0.12	$(0.01)
Diluted income (loss) per common share:
As reported	$0.11	$(0.01)
Pro forma	$0.11	$(0.01)

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONTINUED)

Income taxes:

     Deferred income taxes are determined by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements and for income tax reporting carryforwards. A valuation allowance is provided, based on the weight of available evidence, if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

Cash and cash equivalents:

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company’s consolidated financial statements include the fair value of equity securities underlying stock based compensation, the realizability of deferred tax assets, the carrying value of goodwill, intangible assets and long-lived assets and depreciation and amortization.

Impairment and review of long-lived assets:

     Long-lived assets of the Company, including amortizable intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events or changes in circumstances occur, the Company tests for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the asset and its eventual disposition. Management also reevaluates the periods of amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, the Company would recognize an impairment loss. The amount of the impairment loss will be determined by comparing the carrying value of the long-lived asset to its fair value (See Note 4).

Goodwill:

     Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. Effective August 1, 2001, the Company adopted SFAS 141, “Business Combinations” (“SFAS 141”) and SFAS 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).

     SFAS 142 requires that goodwill no longer be amortized; instead, goodwill is to be evaluated for impairment at least annually and whenever events or circumstances indicate impairment may have occurred. The assessment requires the comparison of the fair value of each of the Company’s reporting units to the carrying value of its respective net assets, including allocated goodwill. If the carrying value of the reporting unit exceeds its fair value, the Company must perform a second test to measure the amount of impairment. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The Company allocates the fair value of a reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss would be recognized by the Company in an amount equal to that excess (see Note 4). The Company performs its annual goodwill impairment test as of August 1.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONTINUED)

Fair value of financial instruments:

     The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, restricted time deposits, accounts payable, accrued expenses and other liabilities, approximate fair value due to their short maturities.

3. ACQUISITIONS

Enable

     On May 9, 2006, the Company acquired all of the outstanding shares of Enable Corp. (“Enable”), a privately held corporation with offices in New York City that provides trading community portals, web based EDI trading tools, and EDI professional services to a variety of industries. Under the terms of the Share Purchase Agreement, the Company paid $4.2 million in cash and issued 686,324 shares of its class A common stock valued at approximately $2.6 million.

     The following table sets forth the components of the purchase price for Enable as of July 31, 2006.

Cash on closing	$4,203,000
ICC class A common stock issued	2,632,739
Transaction costs	416,208
Total purchase price	$7,251,947

     The following table provides the estimated fair value of assets acquired and liabilities assumed in the Enable acquisition:

Cash	$991,747
Accounts receivable	705,386
Restricted cash	15,000
Other assets	14,975
Fixed assets	246,520
Intangible assets — acquired technology	1,775,000
Intangible assets — trade names	250,000
Intangible assets — customer relationships	1,500,000
Liabilities	(510,778)
Fair value of net assets acquired	$4,987,850
Goodwill	$2,264,097
Total purchase price	$7,251,947

     The recorded other net tangible assets are estimated to have a life of two to three years. The acquired technology intangibles are estimated to have a life between one and four years, and the customer relationship and trade names intangibles are estimated to have a life of seven years. We recorded $2,264,000 in goodwill from the Enable acquisition. Revenue from the Enable acquisition includes hosting and transaction fees, administrative fees and professional services, which are part of our ICC.NET segment. Goodwill and intangible assets are deductible for tax purposes.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITIONS (CONTINUED)

Enable Pro Forma Financial Information

     The following unaudited pro forma summary financial information presents the consolidated results of operations of the Company as if the acquisition of Enable had occurred on August 1, 2004. The pro forma results are shown for illustrative purposes only and do not purport to be indicative of the results that would have been reported if the acquisition had occurred on the date indicated or indicative of the results which may occur in the future. The results of operations of Enable are consolidated with the results of operations of the Company subsequent to the acquisition date.

	JULY 31, 2006	JULY 31, 2005
Revenues	$22,857,358	$18,370,000
Net income (loss)	$1,901,067	$(712,000)
Basic income (loss) per common share	$0.09	$(0.06)
Diluted income (loss) per common share	$0.08	$(0.06)

     The acquisition of Enable was made to strengthen the Company’s web based trading technology offering and customer base.

Kodiak

     On November 1, 2005, the Company acquired the outstanding share of the Kodiak Group, Inc. (“Kodiak”), a privately held company delivering EDI outsourcing and global data synchronization services to blue chip customers in a variety of industries. Under the terms of the Share Purchase Agreement, the Company paid $1.0 million in cash on close, will pay an additional $1.0 million in cash should the Kodiak operations generate revenue of no less than $3.0 million over the first twelve months following the acquisition, and up to an additional $0.5 million on a pro-rated basis should the Kodiak operations generate between $3.25 and $4.0 million in revenue over the first twelve months following the acquisition. The Company has based its allocation of the purchase price on the assumption that the sellers of Kodiak will not receive any of the additional payments outlined above.

Cash on closing	$1,000,000
Transaction costs	53,942
Total purchase price	$1,053,942

     The following table provides the estimated fair value of assets acquired and liabilities assumed in the Kodiak acquisition:

Cash	$167,323
Accounts receivable	358,168
Other assets	61,252
Fixed assets	109,597
Intangible assets — customer relationships	425,947
Liabilities	(68,345)
Total purchase price	$1,053,942

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITIONS (CONTINUED)

     The recorded other net tangible assets are estimated to have a life of two years and the customer relationship intangible is estimated to have a life of five years. Revenue from the Kodiak acquisition includes professional services and mapping revenue, which is a part of our ICC.NET segment and EDI outsourcing, which is a part of our EC Service Bureau segment. There was no goodwill recorded as a result of this acquisition. The results of operations of Kodiak are consolidated with the results of operations of the Company subsequent to the acquisition date. The acquisition of Kodiak was made to enhance the Company’s professional services offerings as well as expand the Company’s customer base. No pro forma information regarding revenue and income for Kodiak is provided as the effect of the acquisition on the consolidated financial statements is not material. Acquired intangible assets are deductible for tax purposes.

MEC

     On March 17, 2005, the Company completed the acquisition of QRS Corporation’s (“QRS”) Managed EC(™) business (“MEC”), from the parent company of QRS, Inovis International, Inc. (“Inovis”). The consideration for the acquisition of this business was the assumption of certain liabilities that have been recorded on the Company’s books per Statement of Financial Accounting Standards No. 141 “Business Combinations” (“FASB 141”).

     As part of the transaction, the Company assumed an unfavorable lease for office space located in New York. Per FASB 141, the Company recorded the present value of the estimated difference between the estimated cash amounts due under the existing terms of the lease; cash received from Inovis as part of the transaction net of the estimated current market value of cash flows receivable from a sublease. In January of 2006, the Company entered into a sublease for the MEC space and adjusted the Company’s original estimated sublease cash flows to the actual expected cash flow per the terms of the sublease. As of March 17, 2005, the Company has recorded approximately $2,268,000 as other liabilities under the original lease. In addition, the Company assumed certain employee obligations, transition services fees payable to Inovis and other estimated closing costs of the MEC New York location that have been recorded as other accrued liabilities for approximately $376,000. The total allocated purchase price was $2,355,480.

     Under the FASB 141 allocation, the Company recorded fixed assets and leasehold improvements of approximately $210,000, restricted cash of approximately $420,000, intangibles for customer relationships of approximately $737,000 and goodwill of approximately $1,224,000. The recorded fixed assets are estimated to have a life of two years; the leasehold improvements are being amortized over the term of the lease and the customer relationship intangible will be amortized over five years. The recorded goodwill will be subject to annual impairment testing under Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangibles”.

     At the date of acquisition, the intangible assets of MEC consisted of its customer relationships, valued at $737,000.

     The following table sets forth the components of the purchase price for MEC as of March 17, 2005:

Assumption of lease	$2,267,734
Transaction costs	87,746
Total purchase price	$2,355,480

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITIONS (CONTINUED)

     The following table provides the estimated fair value of assets acquired and liabilities assumed in the MEC acquisition:

Cash	$231,351
Restricted cash	420,122
Fixed assets	209,623
Intangible assets — customer relationships	736,739
Liabilities	(466,056)
Fair value of net assets acquired	1,131,779
Goodwill	$1,223,701
Total purchase price	$2,355,480

MEC Pro Forma Financial Information

     The following unaudited pro forma summary financial information presents the consolidated results of operations of the Company as if the acquisition of MEC had occurred on August 1, 2004. The pro forma results are shown for illustrative purposes only and do not purport to be indicative of the results that would have been reported if the acquisitions had occurred on the dates indicated or indicative of the results which may occur in the future. The results of operations of MEC are consolidated with the results of operations of the Company subsequent to the acquisition date.

JULY 31, 2005
Revenues	$19,792,678
Net income	$234,213
Basic and diluted income per common share	$0.01

     The acquisition of MEC was completed in order to strengthen the Company’s EC Service Bureau segment and to acquire approximately 1,500 new customers. The purchase price was composed of the assumption of liabilities, primarily the assumption of an unfavorable lease. As a service business, the MEC had little in the way of hard assets resulting in a purchase price allocation for intangibles composed primarily of goodwill.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. GOODWILL AND ACQUIRED INTANGIBLE ASSETS

     Intangible assets are summarized as follows (in thousands):

	WEIGHTED
	AVERAGE
	AMORTIZATION	JULY 31,
	PERIOD	2006	2005
Mapping technology	5	$4,780,000	$4,780,000
Purchased customer relationships	6	2,878,592	952,645
Internally developed systems	4	2,651,870	876,870
Tradenames	7	250,000	—
Intangible assets, gross		10,560,462	6,609,515
Less accumulated amortization:
Mapping technology		(4,780,000)	(4,541,000)
Purchased customer relationships		(405,325)	(102,116)
Internally developed systems		(537,230)	(193,642)
Tradenames		(8,135)	—
Accumulated amortization		(5,730,690)	(4,836,758)
Intangible assets, net		$4,829,772	$1,772,757

     At July 31, 2006 and 2005, mapping technology was related entirely to the RTCI acquisition and was fully amortized at year end. Internally developed systems as of July 31, 2006 included internally developed systems acquired from the ECS and Enable acquisitions, while at July 31, 2005, the balance only represented systems acquired from the ECS acquisition.

     At July 31, 2006 and 2005, intangible assets included customer relationships acquired from the ECS, MEC, Kodiak and Enable acquisitions. Tradenames as of July 31, 2006 were related entirely to the Enable acquisition.

     The Company did not have any indefinite lived intangible assets that were not subject to amortization as of July 31, 2006 and 2005. The aggregate amortization expense for other intangible assets was $893,000 and $1,229,000 for the years ended July 31, 2006 and 2005, respectively.

     As of July 31, 2006, estimated amortization expense for other intangible assets for the remaining life of those assets are as follows:

ESTIMATED
FISCAL YEAR	AMORTIZATION EXPENSE
2007	$1,350,081
2008	$1,046,598
2009	$1,023,832
2010	$694,907
2011	$271,298
2012	$250,000
2013	$193,056

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. GOODWILL AND ACQUIRED INTANGIBLE ASSETS (CONTINUED)

     The changes in the carrying amount of goodwill for the years ended July 31, 2006 and 2005 are as follows:

		EC SERVICE
	ICC.NET	BUREAU	TOTAL
Balance at July 31, 2004	$26,132	$2,513,106	$2,539,238
Acquired goodwill	—	1,303,297	1,303,297
Balance at July 31, 2005	$26,132	$3,816,403	$3,842,535
Acquired goodwill	2,264,097	41,700	2,305,797
Balance at July 31, 2006	$2,290,229	$3,858,103	$6,148,332

     The goodwill of all reporting units is tested annually for impairment as of August 1.

5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

	ESTIMATED
	USEFUL LIVES	JULY 31,
	(YEARS)	2006	2005
Computers and office equipment	3	$4,898,756	$3,211,264
Furniture and fixtures	7	442,459	374,194
Purchased software	3	1,262,640	1,045,527
Leasehold improvements	Various	331,728	313,558
		6,935,583	4,944,543
Less accumulated depreciation and amortization		(5,821,882)	(4,314,624)
		$1,113,701	$629,919

     Depreciation and amortization expense related to property and equipment, including property and equipment acquired under capital leases, was approximately $396,000 and $291,000 for the years ended July 31, 2006 and 2005, respectively. As of July 31, 2006 and 2005, property and equipment acquired under capital leases had a cost basis of $419,921 and accumulated amortization of $419,921 and $416,276, respectively.

6. GAIN ON SALE OF PATENTS

     On June 12, 2006, the Company sold four outstanding patents and related patent applications of same relating to information security technology to Harmony Logic Systems LLC (“Purchaser”). These patents were not being used in the Company’s services offerings and were considered immaterial to business operations. The Purchaser paid the Company $825,000 in cash in consideration for the assignment of these patents and granted us a royalty-free, irrevocable worldwide license for the patents. In addition, the Company may receive a royalty of 10% of the net consideration from the licensing of the patents, if any. Costs related to the sale of the patent were $41,250, resulting in a net gain on the sale of $783,750.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. ACCRUED EXPENSES

     Accrued expenses consist of the following:

	JULY 31,
	2006	2005
Employee compensation and severance	$134,834	$630,000
Royalties	57,204	—
Vacation	147,889	300,598
Professional fees	10,000	20,000
Medical benefit premiums	106,006	—
Board of directors fees	—	162,000
Other	118,850	378,006
	$574,783	$1,490,604

8. STOCKHOLDERS’ EQUITY

Class A Common Stock:

     Holders of class A common stock are entitled to one vote per share on all matters to be voted on by common stockholders. Subject to the preferences of the preferred stock, the holders of class A common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors, provided that if any distributions are made to holders of class A common stock, identical per-share distributions must be made to the holders of class B common stock, even if the distributions are in class A common stock. In the event of liquidation, dissolution or winding up of ICC, the holders of class A common stock are entitled to share equally with holders of class B common stock in all assets remaining after liabilities and amounts due to holders of preferred stock have been paid in full or set aside. Class A common stock has no preemptive, redemption or conversion rights. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of series C preferred stock, series D preferred stock or any other series of preferred stock the Company may designate in the future.

Class B Common Stock:

     Class B common stock is convertible into class A common stock on a one-for-one basis both upon the request of the holder of the class B common stock or automatically upon transfer of the class B common stock to a stockholder that did not hold any class B common stock before the transfer. Class B common stock is entitled to six votes per share, but in all other respects each share of class B common stock is identical to a share of class A common stock. There were no shares of class B common stock outstanding as of July 31, 2006 and 2005.

Series C Preferred Stock:

     During the fiscal year ended July 31, 2000, the Company issued 10,000 shares of series C preferred stock and warrants to purchase 400,000 shares of class A common stock, at an exercise price of $22.21 per share, to Cable & Wireless, PLC (“C&W”) for a total consideration of $10,000,000. On January 12, 2000, C&W filed both a Form 3 and a Schedule 13D with the Securities and Exchange Commission stating that the series C preferred stock were directly held by Cable & Wireless USA (“C&W USA”).

     A beneficial conversion feature resulted from the allocation of the proceeds between the fair value of the series C preferred stock and the fair value of the warrants, which resulted in a discount on the preferred stock in the amount of $4,549,535, which amount was immediately accreted and treated as a deemed dividend to the holder of the shares of series C preferred stock as all of the series C preferred stock was eligible for conversion upon issuance.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS’ EQUITY (CONTINUED)

     Series C preferred stock is convertible, at the option of the holder, into 447,628 shares of class A common stock, subject to certain customary anti-dilution adjustments. On any matter presented to stockholders, series C preferred stock is entitled to the number of votes per share equal to the number of whole shares of class A common stock into which such share of series C preferred stock is convertible on the record date for the determination of stockholders that are entitled to vote on that matter.

     Series C preferred stock is redeemable, in whole or part, by the Company at the option of the Company, at any time after January 1, 2005. The redemption price for each share of series C preferred stock is $1,000 plus accrued and unpaid dividends. Notice of redemption must be given 45 days prior to the redemption date. Series C preferred stock shall be preferred as to assets over all other classes or series of preferred stock of the Company in the event of any liquidation, dissolution or winding up of the Company. In any liquidation, dissolution or winding up, the holders of series C preferred stock are entitled to receive an amount in cash equal to $1,000 per share plus any accrued and unpaid dividends before any distribution is made to holders of common stock.

     The holders of the outstanding shares of series C preferred stock are entitled to receive a 4% per share annual cumulative dividend payable in cash or shares of common stock at the option of the Company. Each share of series C preferred stock is deemed to have a value of $1,000 and each share of common stock to be paid as a dividend shall be valued at the average of the Market Price (as defined by the certificate of designation of the series C convertible preferred stock) for ten consecutive trading days ending two days prior to the payment date. Dividends are payable on January 1 of each year. Dividends accrue and are cumulative on a daily basis, whether or not earned or declared.

     On October 14, 2004, the Board of Directors declared a dividend on the series C preferred stock for 2004 payable on January 1, 2005 in shares of class A common stock in the amount of $400,000, which, per the terms of the series C preferred stock, amounted to 236,267 shares. After the Company had recorded the issuance of the shares as payment for the dividend, but before the certificate representing the class A common stock was physically issued, the Company began discussions with Cable & Wireless PLC (“C&W”), purported owner of the series C preferred stock, about retiring the series C preferred stock. As these discussions progressed, the Company realized that there was substantial evidence that the series C preferred stock was held by C&W USA, a formerly wholly owned subsidiary of C&W that filed Chapter 11 bankruptcy in the United States on December 8, 2003. On January 6, 2006 the Company filed a complaint for declaratory judgment in the United States Bankruptcy Court (“the Court”) naming Omega Liquidating Trust (“Omega”), the liquidating trust for the bankrupt C&W USA, and C&W as defendants. The Company seeks to have Omega declared the rightful owner of the series C preferred stock and of any of the class A common stock that have been issued but not distributed as dividends of the series C preferred stock. On March 10, 2006, defendant C&W entered a motion in the court to dismiss the complaint for declaratory judgment for lack of subject matter jurisdiction, or in the alternative, abstention by the Court. A hearing was scheduled by the Court for oral arguments on the motion for July 13, 2006. This hearing has been postponed indefinitely as the result of Omega and C&W reaching a settlement agreement. The Company expects Omega and C&W will file a motion of compromise and settlement for the Court’s approval. Until the Court has approved any settlement, the Company will continue to hold the undistributed dividends.

     As of July 31, 2006 and 2005 the Company had accrued $232,329 for dividends payable. The total liquidation value of series C preferred stock was $10,000,000 plus accrued dividends of $232,329 as of July 31, 2006.

Series D Preferred Stock:

     Series D preferred stock is convertible at the option of the holder into 192,307 shares of class A common stock subject to certain customary anti-dilution adjustments.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS’ EQUITY (CONTINUED)

     Series D preferred stock is redeemable, in whole or in part, by the Company at the option of the Company at any time after April 30, 2005 if the price of class A common stock is greater than or equal to $2.60 per share for thirty consecutive trading days. The redemption price for each share of series D preferred stock is $1,000 plus any accrued and unpaid dividends. Series D preferred stock shall have preference as to assets over all other classes or series of common and preferred stock of the Company, except for series C preferred stock, in the event of any liquidation, dissolution, or winding up of the Company. In any liquidation, dissolution or winding up, the holders of series D preferred are entitled to receive an amount in cash equal to $1,000 per share plus any accrued and unpaid dividends before any distribution is made to holders of common and preferred stock, except for series C preferred stock.

     The holders of the outstanding shares of series D preferred stock are entitled to receive dividends at the discretion of the Board of Directors. On any matter presented to stockholders, holders of series D preferred stock are entitled to the number of votes per share equal to the number of whole shares of class A common stock into which such share of series D preferred stock is convertible on the record date for the determination of stockholders that are entitled to vote on that matter.

Warrants:

     As of July 31, 2006, the following warrants to purchase class A common stock were outstanding:

	NUMBER		EXERCISE	EXPIRATION
	OF SHARES		PRICE	DATE
2001 Private Placement Warrants	109,091	(a)	$3.58	October 28, 2006
2001 Private Placement Commission Warrants	25,000	(a)(b)	$3.50	October 28, 2006
2002 Warrant Exchange Offer Warrants	263,715	(a)	$3.50	April 24, 2007
ING Warrants	60,000	(a)	$3.50	July 11, 2007
2004 Private Placement Warrants	721,222		$2.22	October 20, 2009
2004 Private Placement Commission Warrants	88,922	(c)	$2.22	October 20, 2009
Total number of Shares	1,267,950

____________________

     As of July 31, 2005, there were 3,250,762 outstanding warrants. During the current year, the following warrants were exercised: 40,000 Silicon Valley Bank Warrants with an exercise price of $1.39, 322,533 2004 Private Placement Warrants with an exercise price of $2.22, and 1,620,279 2003 Private Placement Warrants with an exercise price of $1.47. As of July 31, 2006, there were outstanding warrants to purchase 1,267,950 shares of common stock with a weighted-average exercise price of $2.69 per share.

a)	Redeemable by the Company at $0.10 per warrant under certain conditions.

b)	Issued to solicitation agents for their role in the October 2001 private placement.

c)	Issued to the private placement agent in the 2004 private placement.

     The fair market value of warrants issued for compensation and services has been recognized as an expense in the period in which the respective services were performed.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS’ EQUITY (CONTINUED)

Stock incentives:

     The Internet Commerce Corporation 2005 Stock Incentive Plan (the “2005 Plan”) was adopted by the Company in November 2005 and approved by the stockholders on January 4, 2006. The total shares of class A common stock subject to the 2005 Plan shall not exceed the sum of 2,000,000 shares plus any shares that were reserved and available for issuance under the Company’s retired Amended and Restated Stock Option Plan (the “Amended Plan”), as of the effective date of the 2005 Plan, which totaled 1,173,233 shares of class A common stock. The Board of Directors or its Compensation Committee may grant the following stock incentives under the 2005 Plan: stock options to purchase shares of class A common stock, including incentive stock options and non-qualified stock options; restricted stock awards; restricted stock units; and stock appreciation rights. Each of the above stock incentives will be evidenced by a stock incentive agreement in such form and with such terms and conditions as the Board of Directors or Compensation Committee may, pursuant to the provisions of the 2005 Plan, determine in their discretion. As of July 31, 2006, the only stock incentives outstanding under the 2005 Plan are stock options.

     In January 2004, the Company implemented a voluntary stock option exchange program whereby the Company offered to exchange outstanding options to purchase shares of the Company’s common stock held by eligible employees of the Company with exercise prices per share greater than or equal to $11.50 for new options to purchase shares of the Company’s common stock (the “Offer to Exchange”). Under the terms of the Offer to Exchange, the 26 participating employees agreed to cancel as of January 30, 2004 their existing options to purchase 823,500 shares of the Company’s common stock and were granted options to purchase 494,100 shares of the Company’s common stock with an exercise price of $1.25 per share, the closing market price per share on January 20, 2004. Each new employee option was fully vested at the date of grant. Additionally, under the terms of the Offer to Exchange, two directors cancelled as of January 30, 2004 existing options to purchase 250,000 shares of the Company’s common stock and were granted options to purchase 150,000 shares of the Company’s common stock with an exercise price of $2.00 per share. The options granted to directors vested in two equal annual installments commencing one year after the date of grant. One director was eligible but declined to participate in the exchange and surrendered to the Company options to purchase 50,000 shares of common stock with an exercise price of $19 per share.

     Prior to August 1, 2003, the Company accounted for its employee stock options under the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations. Under APB 25, no stock-based employee compensation expense is reflected in the statement of operations for options granted to employees to purchase common stock granted with an exercise price equal to or greater that the market value of the underlying common stock on the date of grant. Effective August 1, 2003, the Company adopted the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” The fair value method has been applied prospectively to all employee awards granted, modified or settled after August 1, 2003. Options granted prior to August 1, 2003 that have not been modified or settled continue to be accounted for under the intrinsic value method of APB 25.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

	YEAR ENDED JULY 31,
	2006	2005
Risk-free interest rate	4.25%	3.21%
Expected lives	3	3
Expected volatility	81%	79%
Expected dividend yield	0%	0%

     The weighted-average fair value at the date of grant for options granted during the fiscal years ended July 31, 2006 and 2005 was $1.27 and $0.68 per share, respectively.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS’ EQUITY (CONTINUED)

     The following table summarizes the Company’s stock options outstanding as of July 31, 2006 and 2005, as well as changes during the years then ended:

	YEAR ENDED JULY 31,
	2006		2005
		WEIGHTED-		WEIGHTED-
		AVERAGE		AVERAGE
		EXERCISE		EXERCISE
	SHARES	PRICE	SHARES	PRICE
	(SHARES IN THOUSANDS)
Options outstanding at beginning of year	4,958.6	$4.38	5,236.6	$4.51
Granted	577.0	$2.31	526.5	$1.26
Forfeited	(454.1)	$2.84	(770.2)	$3.25
Exercised	(783.8)	$2.07	(34.3)	$1.23
Options outstanding at end of year	4,297.7	$4.69	4,958.6	$4.38
Options exercisable at end of year	3,522.9	$5.29	4,347.6	$4.78

     The following table presents information relating to stock options outstanding as of July 31, 2006.

		OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
			WEIGHTED-
			AVERAGE	WEIGHTED-		WEIGHTED-
			REMAINING	AVERAGE		AVERAGE
			CONTRACTUAL	EXERCISE		EXERCISE
RANGE OF EXERCISE PRICES		SHARES	LIFE (YEARS)	PRICE	SHARES	PRICE
		(SHARES IN THOUSANDS)
0.26	- 0.96	854.4	4.8	$0.67	787.7	$0.65
1.01	- 1.40	554.8	5.8	$1.23	506.5	$1.24
1.53	- 2.00	683.8	7.5	$1.87	259.0	$1.88
2.26	- 2.57	689.0	6.2	$2.45	614.0	$2.44
2.65	- 2.71	596.4	5.7	$2.70	596.4	$2.70
2.75	- 3.90	306.8	8.5	$2.95	146.8	$3.17
4.00	- 5.13	158.9	4.7	$4.92	158.9	$4.92
12.00	- 12.54	303.6	2.9	$12.01	303.6	$12.01
40.00	- 40.00	50.0	2.9	$40.00	50.0	$40.00
60.00	- 60.00	50.0	2.9	$60.00	50.0	$60.00
80.00	- 80.00	50.0	2.9	$80.00	50.0	$80.00
		4,297.7	5.8	$4.69	3,522.9	$5.29

     The Company had 2,996,934 options-shares available for grant under the Plan as of July 31, 2006.

     As of November 1, 2005, each non-employee member of the board of directors receives annual compensation of $36,000 for his current term of office. Prior to this date, each non-employee member of the board of directors received annual compensation of $25,000, which was payable quarterly in shares of class A common stock of the Company. The Company issued 29,998 and 85,666 shares of class A common stock for the fiscal years ended July 31, 2006 and 2005, respectively, and recorded a non-cash compensation charge related to these shares of $87,000 and $121,876 for the fiscal years ended July 31, 2006 and 2005, respectively. The shares were fully vested on issuance. The 29,998 shares of class A common stock issued in the fiscal year ended July 31, 2006 were related to 4 months of services provided in 2005 and services provided for the first quarter of fiscal year 2006.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES

     The Company has net operating loss carryforwards for tax purposes of approximately $73.3 million as of July 31, 2006. These carryforwards expire from 2010 to 2024.

     The Internal Revenue Code and Income Tax Regulations contain provisions which limit the use of available net operating loss carryforwards in any given year should significant changes (greater than 50%) in ownership interests occur. Due to the private placement of series A preferred stock in April 1999, the net operating loss carryover of approximately $19.6 million incurred prior to the private placement is subject to an annual limitation of approximately $1.4 million until that portion of the net operating loss is utilized or expires. Due to a 100% ownership change of RTCI in November 2000, the acquired net operating loss of approximately $6.5 million incurred prior to the ownership change is subject to an annual limitation of approximately $1.1 million until that portion of the net operating loss is utilized or expires. Additionally, this transaction created an ownership change for the Company as defined by IRC Section 382. As such, its net operating loss of approximately $49.4 million incurred prior to the ownership change is subject to an annual limitation of approximately $2.8 million until that portion of the net operating loss is utilized or expires. Finally, due to a 100% ownership change of ECS in June 2004, the acquired net operating loss of approximately $1.2 million incurred prior to the ownership change is subject to an annual limitation of approximately $128,000 until that portion of the net operating loss is utilized or expires.

     The Company’s effective tax rate varied from the statutory federal income tax rate as follows:

	FOR THE YEAR
	ENDED JULY 31,
	2006	2005
Expected federal statutory rate (benefit)	34.0%	34.0%
Increase (decrease) in taxes resulting from:
Other permanent differences	—	—
State and local income tax (benefit), net of federal effect	5.8	6.4
Other	(1.0)	2.6
Increase (decrease) in valuation allowance	(36.8)	(31.5)
Effective tax rate	2.0%	11.5%

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES (CONTINUED)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and for tax reporting carryforwards. Significant components of the Company’s deferred tax assets, liabilities and the valuation allowance at July 31, 2006 and 2005 are as follows:

	JULY 31,
	2006	2005
Deferred tax assets:
Accrued expenses	$230,746	$353,002
Deferred revenues	62,322	57,204
Deferred rent	4,856	614
Inventory	4,000	—
Property and equipment	127,767	65,784
Non-cash compensation associated with options	—	536,354
Credit for increasing research activity carryforwards	243,009	182,371
Capital loss carryforwards	100,036	100,036
Federal, state and local net operating loss carryforwards	29,327,701	30,575,821
	30,100,437	31,862,178
Deferred tax liabilities:
Purchased intangibles	(661,299)	(561,275)
	(661,299)	(561,275)
Net deferred tax asset before valuation allowance	29,439,138	31,309,911
Valuation allowance	(29,439,138)	(31,309,911)
Net deferred tax asset	$—	$—

     The Company has provided a valuation allowance of 100% of its net deferred tax asset due to the uncertainty of generating future profits that would allow for the realization of such deferred tax asset. The net decrease in the total valuation allowance for the year ended July 31, 2006 and 2005 was $1,870,773 and $126,645, respectively.

10. ACCOUNTS RECEIVABLE FINANCING AGREEMENT

     On May 30, 2003, the Company executed an Accounts Receivable Financing Agreement (“Financing Agreement”) with Silicon Valley Bank (“Bank”) originally with a term of one year. Per the terms of the Financing Agreement, the Company issued the bank warrants to purchase 40,000 shares of class A common stock which were exercised in 2006. The warrants are immediately exercisable at an exercise price of $1.39, equal to the fair market value of the class A common stock on the date of closing of the Financing Agreement. The fair value of the warrants in the amount of approximately $34,000 was fully amortized to interest expense in the year ended July 31, 2004. The Financing Agreement has been amended on October 22, 2003, August 31, 2004 and March 16, 2005. As of the last amendment to the Financing Agreement, the Company may borrow, subject to certain conditions, up to 80% of its outstanding accounts receivable up to a maximum of $2,000,000. The applicable interest rate is the prime rate plus .25% as long as our adjusted quick ratio is 1.25% or greater and prime rate plus .75% if the Company’s adjusted quick ratio is less than 1.25%. The Company also pays a collateral handling fee equal to .15% on the average daily outstanding receivable balance as long as its adjusted quick ratio is 1.25% or greater, going to .35% if the adjusted quick ratio is less than 1.25%. Interest is payable monthly. The Bank has been granted a security interest in substantially all of the Company’s assets. The amended Financing Agreement terminated March 16, 2006 and has not been renewed. At July 31, 2006 and 2005 there were no amounts outstanding under the Financing Agreement.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES

Obligations under operating leases:

     The Company has non-cancelable operating lease commitments for office space expiring on various dates through November 2010. Rent expense under these leases was approximately $649,000 and $810,000 for the fiscal years ended July 31, 2006 and 2005 ,respectively. Certain leases contain escalation clauses for operating expenses.

     As part of the MEC acquisition, the Company assumed a lease in New York, New York. The estimated present value of the net liability under this lease was recorded as part of the purchase price in accrued liabilities. Total rent payments under this lease were $978,470 and $294,912 for the year ending July 31, 2006 and 2005, respectively. In January 2006, the Company entered into a sublease agreement for the remaining term of the lease through November 2010.

     As of July 31, 2006, minimum future rental payments due under non-cancelable operating leases are as follows:

FISCAL YEAR	AMOUNT
2007	$1,535,716
2008	$1,517,049
2009	$1,429,073
2010	$1,188,485
2011	$335,924

     Total minimum future rental payments have not been reduced by $3,068,000 of sublease rentals to be received in the future under non-cancelable subleases. Prior to July 31 2005, the Company leased office space in Norcross, Georgia from a company controlled by a member of the Board of Directors. The Company paid $72,370 to the related party director under this lease, which expired on July 31, 2005.

Representations and Warranties:

     As part of its standard license agreements, the Company agrees to indemnify its customers against liability if the Company’s products infringe a third party’s intellectual property rights. Historically, the Company has not incurred any significant costs related to performance under these indemnities. As of July 31, 2006, the Company was not subject to or aware of any potential significant litigation alleging that the Company’s products infringe the intellectual property rights of any third parties.

Letters of credit:

     The Company has provided cash collateral for certificates of deposit in the aggregate amount of $417,330 at July 31, 2006 and 2005 which serve as security deposits for certain lease agreements. These amounts have been recorded as restricted cash in the Company’s consolidated balance sheets.

Separation Agreements:

     In June 2004, ICC entered into a Separation Agreement with its former Chief Financial Officer which required the Company to pay $95,000, payable in semi-monthly installments of $7,917 commencing on June 30, 2004. $71,250 was paid in fiscal year 2005.

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. CONCENTRATION OF CREDIT RISK AND REVENUES

     Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and accounts receivable. The Company invests its excess cash in money-market instruments with institutions of high credit-quality. All accounts receivable are unsecured. The Company believes that any credit risk associated with receivables is minimal due to the number and creditworthiness of its customers. Receivables are stated at estimated net realizable value, which approximates fair value.

     For the fiscal years ended July 31, 2006 and 2005, no single customer accounted for more than 10% of revenue. No single customer accounted for more than 10% of accounts receivable at July 31, 2006 and 2005.

     Revenue by geographic region, based on customer location is as follows:

	NORTH
YEAR ENDED JULY 31,	AMERICA	EUROPE	OTHER	TOTAL
2006	$19,574,918	$112,768	$83,409	$19,771,095
2005	$16,609,951	$48,510	$46,170	$16,704,631

13. BUSINESS SEGMENT INFORMATION

     The Company’s two operating segments are:

     ICC.NET(™) — the Company’s global Internet-based value added network, or VAN, uses the Internet and proprietary technology to deliver customers’ documents and data files to members of their trading communities, many of which may have incompatible systems, by translating the documents and data files into any format required by the receiver, and the development and operation of comprehensive business-to-business e-commerce solutions.

     EC Service Bureau — the EC Service Bureau manages and translates the data of small and mid-sized companies that exchange EDI data with large companies and provides various EDI and UPC (universal product code) services. The EC Service Bureau also licenses EDI software.

     The table below summarizes information about operations and long-lived assets as of and for the years ended July 31, 2006 and 2005:

		EC SERVICE
	ICC.NET	BUREAU	TOTAL
Year Ended — July 31, 2006
Revenues	$12,772,131	$6,998,964	$19,771,095
Operating income(1)	$1,987,174	$166,358	$2,153,532
Other income (expense), net	1,042,270	(159,208)	883,062
Income before income taxes	$3,029,444	$7,150	$3,036,594
Income tax expense	60,638	0	60,638
Net income	$2,968,806	$7,150	$2,975,956
Supplemental segment information:
Amortization and depreciation	$857,901	$431,691	$1,289,592
Non-cash charges for stock-based compensation
and services	$621,833	$24,172	$646,005
As of July 31, 2006
Property and equipment, net	$931,675	$182,026	$1,113,701
Acquired identified intangibles, net	3,299,842	1,529,930	4,829,772
Goodwill	2,290,229	3,858,103	6,148,332
Long lived assets, net	$6,521,746	$5,570,059	$12,091,805
Capital expenditures	$506,809	$42,237	$549,046

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. BUSINESS SEGMENT INFORMATION (CONTINUED)

		EC SERVICE
	ICC.NET	BUREAU	TOTAL
Year Ended — July 31, 2005
Revenues	$11,266,057	$5,438,574	$16,704,631
Operating income (loss)(1)	$(901,129)	$1,128,267	$227,138
Other income, net	37,246	—	37,246
Income (loss)before income taxes	$(863,883)	$1,128,267	$264,384
Income tax expense	—	(30,390)	(30,390)
Net income (loss)	$(863,883)	$1,097,877	$233,994
Supplemental segment information:
Amortization and depreciation	$1,171,950	$365,593	$1,537,543
Non-cash charges for stock-based compensation
and services	$692,452	$—	$692,452
As of July 31, 2005
Property and equipment, net	$608,105	$21,814	$629,919
Acquired identified intangibles, net	239,000	1,533,757	1,772,757
Goodwill	26,132	3,816,403	3,842,535
Long lived assets, net	$873,237	$5,371,974	$6,245,211
Capital expenditures	$406,050	$9,381	$415,431
____________________

(1)	Certain costs for executive management, human resources, accounting and finance are allocated to the EC Service Bureau from ICC.NET based on the level of services performed. In an effort to operate more efficiently and to reduce costs, these functions were consolidated and are now performed by ICC.NET(TM) personnel. ICC.NET(TM) allocated $990,000 and $570,000 of these costs to the EC Service Bureau for the fiscal years ended July 31, 2006 and 2005, respectively.

14. SUPPLEMENTAL NON-CASH DISCLOSURES TO STATEMENTS OF CASH FLOWS

     The Company had the following non-cash investing and financing activities:

	YEAR ENDED JULY 31,
	2006	2005
Amounts related to business combinations:
Fair value of assets acquired, net of cash acquired	$7,726,279	$2,548,486
Less:
Liabilities assumed	680,739	2,757,091
Fair value of equity instruments issued	2,632,739	—
	3,312,907	2,757,091
Net cash acquired from (paid for) acquisitions	$(4,413,372)	$208,605
Issuance of common stock for dividends on preferred stock	400,000	400,000

INTERNET COMMERCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. QUARTERLY INFORMATION (UNAUDITED)

     The following unaudited quarterly financial information (in thousands, except for per share data) includes, in the Company’s opinion, all normal and recurring adjustments necessary to fairly state its consolidated results of operations and related information for the periods presented.

	FIRST	SECOND	THIRD	FOURTH
	QUARTER	QUARTER	QUARTER	QUARTER
Year ended July 31, 2006
Revenues, net	$5,018	$5,012	$4,535	$5,206
Total costs and expenses	4,278	4,615	4,053	4,671
Operating income	740	397	482	535
Interest income (expense), net	7	(32)	79	829
Benefit (Provision) for income taxes	(24)	7	(11)	(33)
Net income	$723	$372	$550	1,331
Basic income per common share	$0.03	$0.01	$0.02	0.06
Diluted income per common share	$0.03	$0.01	$0.02	0.05
Year ended July 31, 2005
Revenues, net	$3,746	$3,493	$4,388	$5,078
Total costs and expenses	4,151	3,788	4,105	4,434
Operating income (loss)	(405)	(295)	283	644
Interest income, net	3	7	13	14
Provision for income taxes	—	—	—	(30)
Net income (loss)	$(402)	$(288)	$296	628
Basic and diluted income (loss) per common share	$(0.03)	$(0.02)	$0.01	$0.03

SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS

	BALANCE	ADDITIONS			BALANCE
	AT	CHARGED			AT
	BEGINNING	TO	ADDITIONS		END OF
	OF PERIOD	EXPENSE	ACQUIRED	DEDUCTIONS	PERIOD
Year ended July 31, 2006
Allowance for doubtful accounts	$581,907	$629,141	$249,619	$(1,020,821)	$439,846
Allowance for sales returns and
allowances	$—	$284,000	$—	$(265,785)	$18,215
Allowance on deferred tax asset	$31,309,911	$—	$—	$(1,870,773)	$29,439,138
Year ended July 31, 2005
Allowance for doubtful accounts	$308,867	$431,584	$—	$(158,544)	$581,907
Allowance on deferred tax asset	$31,436,556	$—	$—	$(126,645)	$31,309,911

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 10-Q
_________________

[MARK ONE]
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended October 31, 2006
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
For the Transition Period From ____________ to ____________
Commission File Number: 000-24996

INTERNET COMMERCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3645702
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 THE CORNERS PARKWAY, SUITE 100	30092
NORCROSS, GEORGIA	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (678) 533-8000

     Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒

     Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

     As of December 13, 2006, the Registrant had outstanding 22,820,810 shares of class A common stock.

INDEX TO FORM 10-Q
PAGE
PART I. FINANCIAL INFORMATION
Item 1.	Financial Statements
	Condensed Consolidated Balance Sheets as of October 31, 2006 (unaudited) and July 31, 2006	F-33
Condensed Consolidated Statements of Operations for the three months ended
	October 31, 2006 (unaudited) and October 31, 2005 (unaudited)	F-34
Condensed Consolidated Statements of Cash Flows for the three months ended
	October 31, 2006 (unaudited) and October 31, 2005 (unaudited)	F-35
	Notes to Condensed Consolidated Financial Statements (unaudited)	F-36
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-39
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	F-45
Item 4.	Controls and Procedures	F-45
PART II. OTHER INFORMATION
Item 1.	Legal Proceedings	F-46
Item 1A.	Risk Factors	F-46
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	F-51
Item 3.	Defaults Upon Senior Securities	F-52
Item 4.	Submission of Matters to a Vote of Security Holders	F-52
Item 5.	Other Information	F-52
Item 6.	Exhibits	F-52
SIGNATURES		F-53
EXHIBIT INDEX		F-54
CERTIFICATIONS

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31,	JULY 31,
	2006	2006
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$7,932,846	$6,988,753
Accounts receivable, net of allowance for doubtful accounts and allowance for sales returns and allowances of $532,409
and $458,061, respectively	4,211,304	3,631,135
Prepaid expenses and other current assets	421,760	461,778
Total current assets	12,565,910	11,081,666
Restricted cash	432,974	432,974
Property and equipment, net	1,050,716	1,113,701
Goodwill	6,168,883	6,148,332
Other intangible assets, net	4,469,873	4,829,772
Other assets	40,554	37,822
Total assets	$24,728,910	$23,644,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$425,983	$662,151
Accrued expenses	977,145	574,783
Accrued dividends - preferred stock	333,151	232,329
Deferred revenue	248,876	261,214
Lease liability from acquisition	273,060	249,940
Other current liabilities	129,976	116,280
Total current liabilities	2,388,191	2,096,697
Long-term lease liability from acquisition	905,864	967,442
Total liabilities	3,294,055	3,064,139
Stockholders’ equity:
Preferred stock - 5,000,000 shares authorized, including 10,000 shares of series
C and 250 shares of series D:
Series C - par value $.01 per share, 44.76 votes per share; 10,000 shares
issued and outstanding (liquidation value of $10,333,151)	100	100
Series D - par value $.01 per share, 769 votes per share; 250 shares issued
and outstanding (liquidation value of $250,000)	3	3
Common stock:
Class A - par value $.01 per share, 40,000,000 shares authorized, one vote per share; 22,743,277 and 22,712,944 shares issued and outstanding,
respectively	227,433	227,129
Class B - par value $.01 per share, 2,000,000 shares authorized, six votes per
share; none issued and outstanding	—	—
Additional paid-in capital	103,322,571	103,042,746
Accumulated deficit	(82,115,252)	(82,689,850)
Total stockholders’ equity	21,434,855	20,580,128
Total liabilities and stockholders’ equity	$24,728,910	$23,644,267

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED
	OCTOBER 31,
	2006	2005
Service revenues	$5,807,727	$5,017,833
Expenses:
Cost of services	1,859,292	1,905,397
Product development and enhancement	716,644	102,983
Selling and marketing	519,957	415,357
General and administrative	2,108,816	1,854,255
	5,204,709	4,277,992
Operating income	603,018	739,841
Other income (expense):
Interest and investment income	82,392	25,670
Interest expense	(20,586)	(35,787)
Other income (expense)	(22,619)	17,087
	39,187	6,970
Income before income taxes	642,205	746,811
Provision for income taxes, current	67,607	24,265
Net income	574,598	722,546
Dividends on preferred stock	(100,822)	(99,822)
Income attributable to common stockholders	$473,776	$622,724
Basic income per common share	$0.02	$0.03
Diluted income per common share	$0.02	$0.03
Anti-dilutive stock options and warrants outstanding	1,075,498	3,108,137
Weighted average number of common shares outstanding – basic	22,716,466	19,510,748
Weighted average number of common shares outstanding – diluted	24,974,611	21,536,286

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	THREE MONTHS ENDED
	OCTOBER 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$574,598	$722,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	493,475	404,238
Bad debt expense	80,011	126,571
Non-cash interest expense	20,586	35,615
Non-cash charges for equity instruments issued for compensation and
services	280,467	187,098
Changes in assets and liabilities:
Accounts receivable	(660,179)	(370,433)
Prepaid expenses and other assets	38,031	119,215
Accounts payable	(236,168)	324,496
Accrued expenses	402,362	(478,980)
Deferred revenue	(12,338)	(21,750)
Other liabilities	(45,349)	(355,490)
Net cash provided by operating activities	935,496	693,126
CASH FLOWS FROM INVESTING ACTIVITIES:
Additional costs of previous acquisition	(20,551)	(65,000)
Purchases of property and equipment	(70,591)	(94,495)
Net cash used in investing activities	(91,142)	(159,495)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligations	—	(2,155)
Proceeds from exercise of warrants	89,500	—
Proceeds from exercise of employee stock options	10,239	166,165
Net cash provided by financing activities	99,739	164,010
NET INCREASE IN CASH AND CASH EQUIVALENTS	944,093	697,641
Cash and cash equivalents, beginning of period	6,988,753	3,983,005
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,932,846	$4,680,646
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during the period	$—	$172
Cash paid for income taxes during the period	71,791	4,770
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:
Issuance of 20,283 shares of class A common stock upon exercise of warrants	—	203

See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying unaudited condensed consolidated financial statements of Internet Commerce Corporation (the “Company” or “ICC”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company’s financial position, results of operations and cash flows at the dates and for the periods indicated. Pursuant to the requirements of the Securities and Exchange Commission (the “SEC”) applicable to Quarterly Reports on Form 10-Q, the accompanying financial statements do not include all the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006. Operating results for the three month period ended October 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2007 or any future period.

1. Organization and Nature of Business

     ICC creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With the Company’s value added network (“VAN”), desktop software and hosted applications, managed services, consulting and professional services, ICC is a trusted provider of e-commerce solutions to connect businesses, regardless of size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC’s broad line of solutions, expertise and 24x7 customer service to help meet the unique requirements for trading partner compliance, coordination and collaboration.

2. Recent Acquisitions

Enable

     On May 9, 2006, the Company acquired all of the outstanding shares of Enable Corp. (“Enable”), a privately held corporation with offices in New York City that provides trading community portals, web based EDI trading tools, and EDI professional services to a variety of industries. Under the terms of the Share Purchase Agreement, the Company paid $4.2 million in cash and issued 686,324 shares of its class A common stock valued at approximately $2.6 million.

     The following table sets forth the components of the purchase price for Enable as of October 31, 2006.

Cash on closing	$4,203,000
ICC class A common stock issued	2,632,739
Transaction costs	416,208
Additional costs since July 31, 2006	20,551
Total purchase price	$7,272,498

     The following table provides the estimated fair value of assets acquired and liabilities assumed in the Enable acquisition:

Cash	$991,747
Accounts receivable	705,386
Restricted cash	15,000
Other assets	14,975
Fixed assets	246,520
Intangible assets – acquired technology	1,775,000
Intangible assets – trade names	250,000
Intangible assets – customer relationships	1,500,000
Liabilities	(510,778)
Fair value of net assets acquired	$4,987,850
Goodwill	$2,284,648
Total purchase price	$7,272,498

     The recorded fixed and other assets are estimated to have a life of two to three years. The acquired technology intangibles are estimated to have a life between one and four years, and the customer relationship and trade names intangibles are estimated to have a life of seven years. We recorded $2,285,000 in goodwill resulting from the Enable acquisition. Revenue from the Enable acquisition includes hosting and transaction fees, administrative fees and professional services, which are part of our EC Solutions segment. Goodwill and intangible assets are deductible for tax purposes. The results of operations of Enable are consolidated with the results of operations of the Company subsequent to the acquisition date. The acquisition of Enable was made to strengthen the Company’s web based trading technology offering and customer base.

Kodiak Group, Inc.

     On November 1, 2005, the Company acquired the outstanding share of the Kodiak Group, Inc. (“Kodiak”), a privately held company delivering EDI outsourcing and global data synchronization services to blue chip customers in a variety of industries. Under the terms of the Share Purchase Agreement, the Company paid $1.0 million in cash on close and committed to pay up to an additional $1.5 million in cash should the Kodiak operations generate revenue of more than $3.0 million for the twelve month period ended October 31, 2006. For that period, the Kodiak operations did not achieve the revenue goal of $3.0 million. Therefore, the Company has no additional payment obligations. The following table sets forth the purchase price for Kodiak as of October 31, 2006.

Cash on closing	$1,000,000
Transaction costs	53,942
Total purchase price	$1,053,942

     The following table sets forth the components of the purchase price for Kodiak as of October 31, 2006.

Cash	$167,323
Accounts receivable.	358,168
Other assets	61,252
Fixed assets	109,597
Intangible assets – customer relationships	425,947
Liabilities	(68,345)
Total purchase price	$1,053,942

     The recorded fixed and other assets are estimated to have a life of two years and the customer relationship intangible is estimated to have a life of five years. Revenue from the Kodiak acquisition includes professional services and mapping revenue, which was included as part of our ICC.NET segment for fiscal year 2006, and EC outsourcing, which is a part of our EC Services segment. Due to the realignment of our product lines for fiscal year ended 2007, Kodiak’s professional services, mapping revenue and EC outsourcing are included in the EC Services segment. There was no goodwill recorded as a result of this acquisition. The results of operations of Kodiak are consolidated with the results of operations of the Company subsequent to the acquisition date. The acquisition of Kodiak was made to enhance the Company’s professional services offerings as well as expand the Company’s customer base. Acquired intangible assets are deductible for tax purposes.

3. Business Segment Information

     The Company’s two reportable segments are:

     - Electronic Commerce Solutions (“EC Solutions”) segment, which includes ICC.NET VAN services, browser-based and hosted applications, and desktop software; and

     - Electronic Commerce Services (“EC Services”) segment, which is comprised of the EC Service center, EC outsourcing, mapping and professional services.

     The Company changed its reportable segments as of August 1, 2006 to coincide with management’s realignment of the business operations to follow our service and product lines. The EC Solutions segment was formed to consolidate the services and products offered with direct or indirect connections to our VAN. The EC Services segment was formed and consolidates all of our professional, managed and outsourcing services. Specifically, professional service revenue and mapping revenue were moved from the old ICC.NET segment to the EC Services segment. Hosted applications and desktop software were moved to the EC Solutions segment from the old EC Service Bureau segment. The browser-based and hosted applications acquired from Enable were also added to the EC Solutions segment. In addition, the Company will no longer allocate 100% of its operating expenses to the reporting segments. Only those expenses that are directly related to the development and delivery of a reporting segment’s products and services will be allocated. The Company has restated the previous period’s reporting segments for comparability purposes between the periods.

     The tables below summarize information about operations as of and for the three month periods ended October 31, 2006 and 2005.

	EC SOLUTIONS	EC SERVICES	TOTAL
THREE MONTHS – OCTOBER 31, 2006
Revenues from external customers	$3,936,640	$1,871,087	$5,807,727
Segment operating income	$2,371,602	$789,310	$3,160,912

     The following is a reconciliation of operating segment income to net income for the period ending October 31, 2006:

Segment operating income	$3,160,912
Corporate expenses	(2,557,894)
Operating income	603,018
Other income (expense), net	39,187
Income before income taxes	642,205
Income tax expense	67,607
NET INCOME	$574,598

	EC SOLUTIONS	EC SERVICES	TOTAL
THREE MONTHS – OCTOBER 31, 2005
Revenues from external customers	$3,213,963	$1,803,870	$5,017,833
Segment operating income	$2,131,633	$829,290	$2,960,923

     The following is a reconciliation of operating segments income to net income for the period ending October 31, 2005:

Reportable segment income	$2,960,923
Corporate expenses	(2,221,082)
Operating income	739,841
Other income (expense), net	6,970
Income before income taxes	746,811
Income tax expense	24,265
Net income	$722,546

4. Recent Accounting Procouncements

     In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 describes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and will be effective for the Company in fiscal 2008. The Company does not believe the impact of this new accounting interpretation will be material on its financial statements.

5. Income Taxes

     A provision for income taxes has been provided for the three months ended October 31, 2006 and 2005 for estimated federal alternative minimum taxes and certain state income taxes, as the Company has sufficient net operating loss carryforwards to offset regular taxable income. As of October 31, 2006, the Company continues to maintain a valuation allowance against the total net deferred tax balance. The Company will continue to evaluate its prospects going forward. If the Company’s operations continue at current levels and future business projections indicate continued profitability, the Company will review the valuation allowance and may reverse, in the near future, a portion of the deferred tax asset valuation reserve.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Quarterly Report on Form 10-Q contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specifically, all statements other than statements of historical facts included in this Quarterly Report regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this Report, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “hope,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors including, without limitation, those factors discussed in Item 1 (Business) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our Annual Report on Form 10-K filed on October 30, 2006, Item 2 and Item 1A of Part II of our Quarterly Reports. You should carefully review those risks, as well as additional risks described in other documents we file from time to time with the Securities and Exchange Commission.

     Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Quarterly Report as anticipated, believed, estimated, expected or intended.

OVERVIEW

     Internet Commerce Corporation creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With our value added network (“VAN”), desktop software and hosted applications, managed services, consulting and professional services, we are a trusted provider of e-commerce solutions to connect businesses, regardless of their size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC’s broad line of solutions, expertise and 24x7 customer service to help meet the unique requirements for trading partner compliance, coordination and collaboration.

     We pioneered the use of the Internet for electronic data interchange (“EDI”) business-to-business (B2B) solutions and continue to lead as new technologies and requirements emerge for more efficient business communication. Organizationally, our two segments of business are known as the:

     - EC Solutions segment, which includes ICC.NET VAN services, browser-based and hosted applications, and desktop software; and

     - EC Services segment, whose operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners. The EC Services segment includes the EC Service center, EC Outsourcing, mapping and professional services.

     These segments compliment one another and give us the ability to provide solutions to many different kinds of enterprises, from sole proprietorships to large corporations, operating in a variety of industries.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. We consider certain accounting policies related to revenue recognition, valuation of acquired intangibles and impairment of long-lived assets including goodwill, and valuation of investments to be critical policies due to the estimation process involved in each. Management discusses its estimates and judgments with the Audit Committee of our Board of Directors.

     For a more detailed description on the application of these and other accounting policies, see Note 2 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2006. Reference is also made to the discussion of the application of these critical accounting policies and estimates contained in Management’s Discussion and Analysis in our Annual Report on Form 10-K for fiscal 2006. During the three months ended October 31, 2006, there were no significant or material changes in the application of critical accounting policies that would require an update to the information provided in the Form 10-K for fiscal 2006.

THREE MONTHS ENDED OCTOBER 31, 2006 COMPARED WITH THREE MONTHS ENDED OCTOBER 31, 2005.

Results of Operations - EC Solutions

     Our EC Solutions segment uses the Internet and our proprietary technology to deliver our customers’ documents and data files to members of their trading communities. The following table summarizes operating results for our EC Solutions services for the three months ended October 31, 2006 and 2005:

	THREE MONTHS ENDED
	OCTOBER 31,		VARIANCE
	2006	2005	$	%
Revenues:
Services	$3,936,640	$3,213,963	722,677	22
Expenses:
Cost of services	951,632	1,007,558	(55,926)	(6)
Product development and enhancement	551,897	30,831	521,066	1,690
General and administrative	61,509	43,941	17,568	40
Total expenses	1,565,038	1,082,330	482,708	45
Segment operating income	$2,371,602	$2,131,633	239,969	11

Revenues - EC Solutions

     Revenue from EC Solutions segment was 68% of consolidated revenues for the quarter ended October 31, 2006 (“2007 Quarter”) compared to 64% for the quarter ended October 31, 2005 (“2006 Quarter”). EC Solutions revenues increased $723,000 for the 2007 Quarter compared to the 2006 Quarter, principally from the browser-based and hosted services revenue acquired from Enable.

Cost of services - EC Solutions

     Cost of services relating to our EC Solutions segment was 24% of revenue from the EC Solutions services for the 2007 Quarter, compared to 31% for the 2006 Quarter. Total cost of services decreased $56,000 for the 2007 Quarter compared to the 2006 Quarter. Cost of services consists primarily of salaries and employee benefits, connectivity fees, amortization, allocation of product and development expenses and rent. This decrease was primarily the result of lower salary and benefit expenses of $35,000, a reduction in the cost of our telephone and connectivity fees of $74,000 offset by the royalty expense of $32,000 related to the hosting and browser-based revenue from the Enable acquisition.

Product development and enhancement - EC Solutions

     Product development and enhancement costs relating to our EC Solutions segment consist primarily of salaries and employee benefits. Product development and enhancement costs increased $521,000 in the 2007 Quarter compared with the 2006 Quarter. This increase is related to the additional staff, consulting and rent expenses from the Enable operations.

General and administrative - EC Solutions

     General and administrative expenses supporting our EC Solutions segment consist primarily of depreciation, telephone, and computer maintenance expenses. General and administrative costs increased $18,000 in the 2007 Quarter compared to the 2006 Quarter. The increase was mainly due to higher telephone expenses and computer maintenance costs.

Results of Operations - EC Services

     Our EC Services operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners through our EC Service center, E-Commerce outsourcing and professional services. The following table summarizes operating results for our EC Services segment for the three months ended October 31, 2006 and 2005:

	THREE MONTHS ENDED
	OCTOBER 31,		VARIANCE
	2006	2005	$	%
Revenues:
Services	$1,871,087	$1,803,870	67,217	4
Expenses:
Cost of services	907,660	897,839	9,821	1
Product development and enhancement	119,271	72,152	47,119	65
General and administrative	54,846	4,589	50,257	1,095
Total expenses	1,081,777	974,580	107,197	11
Segment operating income	$789,310	$829,290	(39,980)	(5)

Revenue - EC Services

     Revenue from our EC Services was 32% of consolidated revenues for the 2007 Quarter compared to 36% for the 2006 Quarter. The revenue increased $67,000 for the 2007 Quarter compared to the 2006 Quarter. This increase was a result of our recent acquisitions, including approximately $302,000 from our E-Commerce outsourcing and $198,000 from our professional services, offset by a reduction in revenue from our EC Service Center of approximately $434,000 primarily due to year over year customer attrition.

Cost of services - EC Services

     Cost of services relating to our EC Services segment was 49% of revenue in the 2007 Quarter, compared to 50% in the 2006 Quarter. Cost of services consist primarily of salaries and employee benefits, amortization, connectivity fees and rent. As a result of an increase in amortization and rent expense at our EC Service center, cost of services increased $10,000 in the 2007 Quarter compared to the 2006 Quarter.

Product development and enhancement - EC Services

     Product development and enhancement costs consist primarily of salaries and employee benefits. Product development and enhancement costs incurred by our EC Services segment increased $47,000 in the 2007 Quarter compared to the 2006 Quarter primarily as a result of increased headcount.

General and administrative - EC Services

     General and administrative expenses relating to our EC Services segment consist primarily of office expenses, depreciation, computer maintenance expense, telephone and rent. General and administrative expenses incurred by our EC Services segment increased $50,000 in the 2007 Quarter compared to the 2006 Quarter. The increase was mainly related to higher depreciation and computer maintenance expenses related to recent investments in capital expenditures.

Corporate Expenses

     Our Corporate expenses represent the general, administrative, corporate and executive expenses not directly related to our EC Solutions or EC Services segments. The following table summarizes operating expenses for our corporate expenses for the three months ended October 31, 2006 and 2005:

	THREE MONTHS ENDED
	OCTOBER 31,		VARIANCE
	2006	2005	$	%
Expenses:
Product development and enhancement	$45,476	$—	45,476	—
Selling and marketing	519,957	415,357	104,600	25
General and administrative	1,992,461	1,805,725	186,736	10
Total expenses	$2,557,894	$2,221,082	336,812	15

Product development and enhancement - Corporate

     Product development and enhancement costs included in our Corporate expenses consist primarily of salaries and employee benefits. Product development and enhancement costs increased $45,000 in the 2007 Quarter compared to the 2006 Quarter. The increase is primarily a result of unallocable salary and benefit costs not directly related to the EC Solutions or EC Services segments.

Selling and marketing - Corporate

     Selling and marketing costs included in our Corporate expenses consist primarily of salaries and employee benefits and amortization. Selling and marketing expenses increased $105,000 in the 2007 Quarter compared to the 2006 Quarter primarily due to the planned increase in our sales force headcount, commissions expense and a one-time training expense.

General and administrative - Corporate

     General and administrative costs included in our Corporate expenses consist primarily of salaries and employee benefits, office expenses, legal and accounting expenses, depreciation, computer maintenance expenses, telephone and rent. General and administrative expenses increased $187,000 in the 2007 Quarter compared to the 2006 Quarter. The increase is primarily a result of higher legal and accounting fees of $85,000, an increase in non-cash compensation of $102,000 related to option expense, and an increase in depreciation and computer maintenance expense of $74,000, offset by a reduction of rent expense of $77,000.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal sources of liquidity, which consist of unrestricted cash and cash equivalents, increased to $7,933,000 as of October 31, 2006 from $6,989,000 as of July 31, 2006. We believe these resources will provide us with sufficient liquidity to continue in operation through October 31, 2007.

     During the quarter ending October 31, 2006, 5,333 stock options were exercised resulting in the issuance of an equal number of shares of class A common stock for which we received $10,239.

     During the quarter ending October 31, 2006, the holders of 25,000 warrants exercisable into the same number of shares of our class A common stock at $3.58 per share that were originally issued in a private placement that closed in October of 2001 voluntarily exercised their warrants, resulting in our receiving $89,500 in cash.

     The Company has net operating loss carryforwards for tax purposes of approximately $71.9 million as of October 31, 2006. These carryforwards expire from 2011 to 2024.

     The Internal Revenue Code and Income Tax Regulations contain provisions which limit the use of available net operating loss carryforwards in any given year should significant changes (greater than 50%) in ownership interests occur. Due to the private placement of series A preferred stock in April 1999, the net operating loss carryover of approximately $19.6 million incurred prior to the private placement is subject to an annual limitation of approximately $1.4 million until that portion of the net operating loss is utilized or expires. Due to a 100% ownership change of an acquired company in November 2000, the purchased net operating loss of approximately $6.5 million incurred prior to the ownership change is subject to an annual limitation of approximately $1.1 million until that portion of the net operating loss is utilized or expires. Additionally, this transaction created an ownership change for the Company as defined by IRC Section 382. As such, its net operating loss of approximately $49.4 million incurred prior to the ownership change is subject to an annual limitation of approximately $2.8 million until that portion of the net operating loss is utilized or expires. Finally, due to a 100% ownership change of an acquired company in June 2004, the purchased net operating loss of approximately $1.2 million incurred prior to the ownership change is subject to an annual limitation of approximately $128,000 until that portion of the net operating loss is utilized or expires.

CONSOLIDATED WORKING CAPITAL

     Consolidated working capital increased to $10,178,000 at October 31, 2006 from $8,985,000 at July 31, 2006. This increase was primarily due to an increase in cash of $944,000, an increase in accounts receivable of approximately $580,000 principally from the Enable acquisition, offset by an increase in accrued expenses of $402,000.

ANALYSIS OF CASH FLOWS

     Cash provided by operating activities was $935,000 in the three months ended October 31, 2006 compared to cash provided by operating activities of $693,000 in the three months ended October 31, 2005. Cash provided by operating activities in the three months ended October 31, 2006 resulted primarily from net income of $575,000, non-cash charges for depreciation and amortization of $493,000, non-cash charges for equity instruments issued for compensation and services of $280,000, and an increase in accrued expenses of $402,000, offset by an increase in accounts receivable of $660,000 and a decrease in accounts payable of $236,000. Cash provided by operating activities in the three months ended October 31, 2005 resulted primarily from net income of $723,000, non-cash charges for depreciation and amortization of $404,000, non-cash charges for equity instruments issued for compensation and services of $187,000, and an increase in accounts payable of $324,000, offset by an increase in accounts receivable of $370,000 and a decrease in accrued expenses of $479,000.

     Cash used in investing activities decreased to $91,000 in the three months ended October 31, 2006 from $159,000 in the three months ended October 31, 2005. Cash used in investing activities in the three months ended October 31, 2006 resulted from the purchase of property and equipment of $71,000 and additional costs relating to acquisitions of $20,000. Cash used in investing activities in the three months ended October 31, 2005 resulted from the purchase of property and equipment of $94,000 and additional costs relating to acquisitions of $65,000.

     Cash provided by financing activities was $100,000 in the three months ended October 31, 2006 compared to cash provided by financing activities of $164,000 in the three months ended October 31, 2005. Cash provided by financing activities in the three months ended October 31, 2006 was the result of proceeds from the exercise of employee stock options of $10,000 and proceeds from the exercise of warrants of $90,000. Cash provided by financing activities in the three months ended October 31, 2005 was the result of proceeds from the exercise of employee stock options of $164,000 offset by capital lease payments of $2,000.

OFF BALANCE SHEET ARRANGEMENTS

     We provide indemnifications of varying scope and amount to certain customers against claims of intellectual property infringement made by third parties arising from the use of our products and services. We evaluate estimated losses for such indemnification under Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, as interpreted by Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. We consider factors such as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, we have not encountered material costs as a result of such obligations and have not accrued any material liabilities related to such indemnifications in our financial statements.

CONTRACTUAL OBLIGATIONS

     Our contractual obligations are comprised of future minimum rental payments due under non-cancelable operating leases. The following table is a summary of our contractual obligations as of October 31, 2006:

FISCAL YEAR	AMOUNT
2007	$1,188,056
2008	$1,524,649
2009	$1,429,073
2010	$1,188,485
2011	$335,924

     The minimum future rental payments have not been reduced by $2,900,291 of sublease rentals to be received in the future under non-cancelable subleases.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

     We may invest our cash in a variety of financial instruments. If invested, we account for our investment instruments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”). All of the cash equivalents and investments are treated as available-for-sale under SFAS No. 115. Investments that are classified as cash and cash equivalents have original maturities of three months or less. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may vary widely due to changes in interest rates, or we may suffer losses in principal if forced to sell securities that have seen a decline in market value due to changes in interest rates. For the quarter ended October 31, 2006, our cash investments consisted entirely of overnight cash sweep accounts invested in a fund composed primarily of triple A rated commercial paper and government agency bonds. As of October 31, 2006, the interest rate for this investment was 4.62%.

ITEM 4. CONTROLS AND PROCEDURES

     Our management, including our chief executive officer and chief financial officer, has carried out an evaluation of the effectiveness of our disclosure controls and procedures as of October 31, 2006, as required by paragraph (b) of Exchange Act Rules 13(a)-15 and 15(d)-15. Based upon that evaluation, our chief executive officer and chief financial officer have concluded that as of such date, our disclosure controls and procedures are effective. There was no change in our internal control over financial reporting during the quarter ended October 31, 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

     On January 6, 2006 we filed a complaint for declaratory judgment in the United States Bankruptcy Court (the “Court”) naming Omega Liquidating Trust (“Omega”), the liquidating trust for the bankrupt Cable & Wireless USA (C&W USA), and Cable & Wireless PLC (C&W) as defendants (together the “Defendants”). We seek to have Omega declared the rightful owner of our series C preferred stock and of any of our shares of class A common stock that have been issued but not distributed as dividends of the series C preferred stock. On March 10, 2006, defendant C&W entered a motion in the court to dismiss the complaint for declaratory judgment for lack of subject matter jurisdiction, or in the alternative, abstention by the Court. A hearing was scheduled by the Court for oral arguments on the motion for July 13, 2006. On October 19, 2006, the Defendants filed a motion to have the suit dismissed as the result of a compromise settlement having been reached between the Defendants. The compromise names defendant Omega as owner of the disputed shares, but splits the proceeds from any sale of our stock fifty-fifty between the Defendants. An order approving the settlement was signed by the Court on November 7, 2006.

     In May 2006, Internet Commerce Corporation, a Georgia corporation with the identical name as the Company (the “Plaintiff”), filed a lawsuit against the Company alleging claims for federal and state service mark infringement, federal unfair competition, dilution of service mark, unfair competition and deceptive trade practices and claims under the Georgia Deceptive Trade Practices Act based upon the Plaintiff’s claim that it has priority of the use of the services marks “Internet Commerce Corporation” and “ICC.” The Company settled all claims on August 4, 2006 by agreeing to change the Company’s name within twelve months of the settlement date and paying Plaintiff an immaterial amount to cover costs.

     We are party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, we do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on our consolidated financial position, results of operations or cash flow.

ITEM 1A. RISK FACTORS

     The following Risk Factor disclosure updates the risk factors as disclosed in our 2006 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission.

RISKS RELATING TO OUR COMPANY

We may not remain profitable in the future.

     We have incurred significant losses since the Company was founded in 1991, and, as of October 31, 2006, we had an accumulated deficit of approximately $82.1 million. We realized profitability for the first time in the fiscal year ending July 31, 2005 and have remained so since. However, there can be no assurances that we may not incur losses again in the future.

We must continue to grow our business in order to remain competitive.

     Over the past year, the VAN business has remained significantly price competitive. Our major competitors appear to be restructuring their VAN operations to reduce their overhead and other costs to better compete against Internet-based networks such as our ICC.NET service. While we have been successful in maintaining our margins and we have increased the volume of data transmitted through our VAN, we have experienced price erosion in competing for larger customers. Although we expect to continue to add new customers and increase the volume of data transmitted through our service, we do not expect our revenue from VAN services to continue to grow as rapidly as in the past. If our revenues grow at a slower rate than we anticipate, or decrease and we are unable to adjust spending in a timely manner or if our expenses increase without commensurate increases in revenues, our operating results will suffer and we may again report losses.

If we are not successful in selling our products and services, our results of operations will suffer.

     While our primary focus in the past has been on growing our ICC.NET VAN service, we have attempted to diversify by acquiring Electronic Commerce Systems in June 2004, the MEC operations of Inovis International, Inc. in March 2005 and Enable Corp. in May 2006. However, the success of our services depends to a large extent on the future of business-to-business electronic commerce and our ability to effectively compete in the marketplace. Inparticular, our success depends on the number of customers that subscribe to our services, the volume of the data, documents or other information they send or retrieve and the price we are able to charge for these services in light of competitive pressures. In connection with the assimilation of our new customers acquired from the MEC operation and the Enable acquisition, we expect to see attrition to these newly acquired customer bases due to the seasonal trends, integration difficulties, and customer defections to alternative EDI solutions. As a result, a portion of our revenues may be adversely affected. While we are learning to manage these new customers, there is no assurance that we will accurately assess the trends of these new customers. Accordingly, the value of these new customers, the volume of our services subscribed by them and the possibility of payment collection may differ materially from our current expectation. Further, since our operating expense levels are based significantly on our expectations of future revenue, our inability to assess the trends may render us vulnerable in the case of a significant shortfall in revenues or orders from these new customers, in which case we may not be able to reduce our operating expenses quickly in response. Therefore, any significant shortfall in revenue or orders could have an immediate adverse effect on our operating results.

We may not be successful in competing against our competitors.

     We face a significant number of competitors, ranging from very large enterprises or divisions of very large companies to a number of relatively small organizations. These competitors are diverse in terms of their histories, business models, corporate strategies, financial strength, name recognition, company reputation, customer base and breadth of offerings. Many of our large competitors have more history, significantly greater financial resources, larger customer bases and more easily recognized names than we do. As a result, our competitors may be able to respond more quickly to changing technology and changes in customer requirements or be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers and employees, or be able to devote greater resources to the development, promotion and sale of their services than we can. New competition is emerging in the form of web services networks, collaborative applications, application service providers, e-marketplaces and integration broker suites. We have enhanced our technologies to communicate with these web-based technologies. However, there can be no assurance that our product and service offerings will compete effectively and generate any significant revenues. We believe that the high cost of implementation and the ongoing costs of supporting a company’s trading partners may be a barrier to the wider acceptance of our new product offerings in the marketplace. As a result, we may not be successful in competing against our competitors.

If we are unable to maintain or replace our existing interconnect arrangements, our results of operations would suffer.

     We rely on many of our competitors to interconnect with our service to promote an “open community” so all businesses can take advantage of the efficiencies of EDI, no matter what network they choose as their provider. Although we have interconnect agreements with the major VAN providers, there can be no assurances that these agreements will not be terminated or will continue with acceptable terms. If terminated, we would have to find an acceptable alternative. If available, such an alternative could add significant operating costs to our business.

We must continue to develop new products and services.

     If we do not keep pace with rapid technological changes, customer demands and intense competition, we will not be successful. Our market is characterized by rapidly changing technology, customer demands and intense competition. The satisfactory performance, reliability and availability of our network infrastructure, customer support and document delivery systems and our web site are critical to our reputation and our ability to attract customers and maintain adequate customer service levels. If we cannot keep pace with these changes and maintain the performance and reliability of our network and customer service levels, our business will suffer. The intense competition in our industry requires us to continue to develop strategic business and Internet solutions that enhance and improve the customer service features, functions and responsiveness of our products and services and we must constantly keep pace with continuing changes in information technology and customer requirements. While we actively search for ways to expand our business and our products and services to keep pace with the rapidly changing technology, customer demands and intense competition, there can be no assurance that we will be able to keep pace with these changes. If we are not successful in developing and marketing enhancements to our products and services that respond to technological change or customer demands, our business will suffer.

We may need to obtain additional financing on satisfactory terms to continue to compete successfully.

     If we are unable to obtain necessary future capital, our business will suffer. We may need to raise additional funds if competitive pressures or technological changes are greater than anticipated, if we are unable to increase revenue at anticipated rates, if our expenses increase significantly or if our customers delay payment of our receivables or if we identify a suitable acquisition candidate that requires a cash outlay in order to complete the transaction. We cannot assure you that any additional financing will be available on reasonable terms or at all. Raising additional funds in the future by issuing securities could adversely affect our stockholders and negatively impact our publicly traded share price. If we raise additional funds through the issuance of debt securities, the holders of the debt securities will have a claim to our assets that will have priority over any claim of our stockholders. The interest on these debt securities would increase our costs and negatively impact our operating results. If we raise additional funds through the issuance of common stock or securities convertible into or exchangeable for common stock, the percentage ownership of our then-existing stockholders will decrease and they may experience additional dilution. In addition, any convertible or exchangeable securities may have rights, preferences and privileges more favorable to the holders than those of the common stock.

Failure of our third-party providers to provide adequate internet and telecommunications service could result in significant losses of revenue.

     Our operations depend upon third parties for Internet access and telecommunications service. Frequent or prolonged interruptions of these services could result in significant losses of revenues. We have experienced outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our internal activities in the future. These types of occurrences could also cause users to perceive our services as not functioning properly and therefore cause them to use other methods to deliver and receive information. We have limited control over these third parties and cannot assure you that we will be able to maintain satisfactory relationships with any of them on acceptable commercial terms or that the quality of services that they provide will remain at the levels needed to enable us to conduct our business effectively.

We may suffer systems failures and business interruptions that would harm our business.

     Our success depends in part on the efficient and uninterrupted operation of our VAN service and Enable’s web hosting sites. Almost all of our network operating systems are located in third party co-location facilities. Although these facilities are designed to prevent operational interrupts, our systems are vulnerable to events such as damage from fire, power loss, telecommunications failures, break-ins and earthquakes. This could lead to interruptions or delays in our service, loss of data or the inability to accept, transmit and confirm customer documents and data. Although we have implemented network security measures, our servers may be vulnerable to computer viruses, electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptions.

If we are unable to successfully integrate acquisitions, our financial results will suffer.

     Our ability to implement our business plan successfully requires effective planning and strong execution skills. If we cannot manage the integration of anticipated acquisitions, our business and financial results will suffer. We expect that we will need to continue to manage and to expand multiple relationships with customers, Internet service providers and other third parties. We also expect that we will need to continually improve our financial systems, procedures and controls and will need to expand, train and manage our workforce, particularly our information technology and sales and marketing staffs.

If we lose our net operating loss carryforward of approximately $71.9 million, our financial results will suffer.

     Section 382 of the Internal Revenue Code contains rules designed to discourage persons from buying and selling the net operating losses of companies. These rules generally operate by focusing on ownership changes among stockholders owning directly or indirectly 5% or more of the common stock of a company or any change in ownership arising from a new issuance of stock by a company. In general, the rules limit the ability of a company to utilize net operating losses after a change of ownership of more than 50% of its common stock over a three-year period. Purchases of our class A common stock in amounts greater than specified levels could create a limitation on our ability to utilize our net operating losses for tax purposes in the future. We are currently subject to certain limitations on the utilization of portions of our net operating loss carryforward.

If we cannot hire and retain highly qualified employees, our business and financial results will suffer.

     We are substantially dependent on the continued services and performance of our executive officers and other key employees. If we are unable to attract, assimilate and retain highly qualified employees, our management may not be able to effectively manage our business, exploit opportunities and respond to competitive challenges and our business and financial results will suffer. Many of our competitors may be able to offer more lucrative compensation packages and higher-profile employment opportunities than we can.

We depend on our intellectual property, which may be difficult and costly to protect.

     If we fail to adequately protect our proprietary rights, competitors could offer similar products relying on technologies we developed, potentially harming our competitive position and decreasing our revenues. We attempt to protect our intellectual property rights by limiting access to the distribution of our software, documentation and other proprietary information and by relying on a combination of copyright, trademark and trade secret laws. In addition, we enter into confidentiality agreements with our employees and certain customers, vendors and strategic partners. In some circumstances, however, we may, if required by a business relationship, provide our licensees with access to our data model and other proprietary information underlying our licensed applications. Despite the precautions we take, it may be possible for unauthorized third parties to copy aspects of our current or future products or to obtain and use information that we regard as proprietary. Policing unauthorized use of software is difficult, and some foreign laws do not protect proprietary rights to the same extent as United States laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, any of which could be costly and adversely affect our operating results.

Intellectual property infringement claims against us could harm our business.

     It is possible our products and service may infringe upon the proprietary rights of others and other parties may assert infringement claims against us. Any such claims and any resulting litigation could subject us to significant liability for damages and could invalidate our proprietary rights. We could be required to enter into royalty and licensing agreements, which may be costly or otherwise burdensome or which may not be available on terms acceptable to us.

We must comply in the future with new and costly reporting requirements.

     Under current Securities and Exchange Commission (“SEC”) regulations, we are considered a non-accelerated filer as our market capitalization as of January 31, 2006 was under $75 million. Under current SEC regulations, we will have to be compliant with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) by July 31, 2007, although proposed rule changes would extend that date to July 31, 2008. The costs of implementing the requirements of the SOX have ranged from approximately $500,000 to over $1 million for smaller companies. Although we began our SOX compliance efforts, there can be no assurance that we can be in full compliance when required for reasonable costs.

RISKS RELATING TO THE INTERNET AND ONLINE COMMERCE ASPECTS OF OUR BUSINESS

If internet usage does not continue to grow or if its infrastructure fails, our business will suffer.

     We cannot be certain that the infrastructure or complementary services necessary to maintain the Internet as a useful and easy means of transferring documents and data will continue to develop. The Internet infrastructure may not support the demands that growth may place on it and the performance and reliability of the Internet may decline.

Privacy concerns may prevent customers from using our services.

     Concerns about the security of online transactions and the privacy of users may inhibit the growth of the Internet as a means of delivering business documents and data. We may need to incur significant expenses to protect against the threat of security breaches or to alleviate problems caused by security breaches. We rely upon encryption and authentication technology to provide secure transmission of confidential information. If our security measures do not prevent security breaches, we could suffer operating losses, damage to our reputation, litigation and possible liability. Advances in computer capabilities, new discoveries in the field of cryptography or other developments that render current encryption technology outdated may result in a breach of our encryption and authentication technology and could enable an outside party to steal proprietary information or interrupt our operations.

Government regulation and legal uncertainties relating to the internet could harm our business.

     Changes in the regulatory environment in the United States and other countries could decrease our revenues and increase our costs. The Internet is largely unregulated and the laws governing the Internet remain unsettled. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy and taxation apply to the Internet. In addition, because of increasing popularity and use of the Internet, any number of laws and regulations may be adopted in the United States and other countries relating to the Internet or other online services covering issues such as user privacy, security, pricing and taxation, contents and distribution.

The cost of transmitting documents and data over the internet could increase.

     We may not be able to increase our prices to cover these rising costs. Also, foreign and state laws and regulations relating to the provision of services over the Internet are still developing. If individual states or foreign countries impose taxes or laws that negatively impact services provided over the Internet, our cost of providing our ICC.NET and other services may increase.

RISKS RELATING TO OUR CLASS A COMMON STOCK

The market price of our class A common stock is likely to be highly volatile.

     The market price of our class A common stock has been very volatile in the past, ranging from a low of $1.82 to a high of $4.66 during fiscal 2006 and is likely to fluctuate substantially in the future. If our class A common stock falls under $1.00 per share and fails to maintain a minimum bid price of $1.00 for 30 consecutive trading days, it may no longer be eligible for trading in the Nasdaq Capital Market, which would adversely affect the ability of investors to sell their shares of our class A common stock.

Shares eligible for future sale by our existing stockholders may adversely affect our stock price making it difficult to sell class A common stock.

     Between January 1, 2003 and May 2006, we registered the resale under the Securities Act of 1933 of an aggregate of 10,676,141 shares of our class A common stock, which includes 3,016,917 shares of class A common stock issuable upon the exercise of warrants to purchase shares of class A common stock and 192,307 shares of class A common stock issuable upon conversion of our series D preferred. The market price of our class A common stock could be materially and adversely affected by sales of even a small percentage of these shares or the perception that these sales could occur.

The market for our class A common stock on the Nasdaq capital market may be illiquid, which would restrict the ability to sell shares of class A common stock and could result in increased volatility in the trading prices for our class A common stock.

     The price at which our class A common stock will trade in the future cannot be predicted and will be determined by the market. The price may be influenced by many factors, including investors’ perceptions of our business, our financial condition, operating results and prospects, the use of the Internet for business purposes and general economic and market conditions.

Our Board of Directors can issue preferred stock with rights adverse to the holders of class A common stock.

     Our Board of Directors is authorized, without further stockholder approval, to determine the provisions of and to issue up to 4,989,750 shares of preferred stock. Issuance of preferred shares with rights to dividends and other distributions, voting rights or other rights superior to the class A common stock could be adverse to the holders of class A common stock. In addition, issuance of preferred shares could have the effect of delaying, deterring or preventing an unsolicited change in control of our company, or could impose various procedural and other requirements that could make it more difficult for holders of our class A common stock to effect certain corporate actions, including the replacement of incumbent directors and the completion of transactions opposed by the incumbent Board of Directors. The rights of the holders of our class A common stock would be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

We may have to use significant resources indemnifying our officers and directors or paying for damages caused by their conduct.

     The Delaware General Corporation Law provides for broad indemnification by corporations of their officers and directors and permits a corporation to exculpate its directors from liability for their actions. Our bylaws and certificate of incorporation implement this indemnification and exculpation to the fullest extent permitted under this law as it currently exists or as it may be amended in the future. Consequently, subject to this law and to some limited exceptions in our certificate of incorporation, none of our directors will be liable to us or to our stockholders for monetary damages resulting from conduct as a director.

We might not be able to retire the series C preferred stock, the existence of which may pose an impediment to our future fund raising efforts.

     We believe the 4% annual dividend and the $10,000,000 liquidating preference of our series C preferred stock may inhibit our ability to raise capital. In 2005, we began discussions with Cable & Wireless, PLC (“C&W”), the purported owner of the series C preferred stock, about buying back the series C preferred stock. As these discussions progressed, we realized that there was substantial evidence that the series C preferred stock was originally issued to Cable & Wireless USA (“C&W USA”), a formerly wholly-owned subsidiary of C&W that filed Chapter 11 bankruptcy in the United States on December 8, 2003. On January 6, 2006 we filed a complaint for declaratory judgment in the United States Bankruptcy Court (the “Court”) naming Omega Liquidating Trust (“Omega”) and C&W as defendants. We sought to have Omega, as the liquidating trust for the bankrupt C&W USA, declared the rightful owner of our series C preferred stock and of any of our shares of class A common stock that have been issued but not distributed as dividends of the series C preferred stock. Omega and C&W reached a settlement agreement on October 19, 2006. An order approving the settlement was signed by the Court on November 7, 2006. The compromise names defendant Omega as owner of the disputed shares, but splits the proceeds from the potential sale of our series C preferred stock or class A common stock issued as dividends fifty-fifty between the Defendants. Even though ownership has been established, we cannot be assured that we will be able to reach acceptable terms with Omega for the repurchase of our series C preferred stock or that some other entity may purchase the series C preferred stock.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

     On October 27, 2006, we issued a total of 25,000 shares of class A common stock in consideration for an aggregate price of $89,500 or $3.58 per share, in a private placement transaction. These shares were issued upon the exercise of outstanding warrants issued in 2001 in connection with a private placement of the class A common stock.

     The Company intends to use the proceeds for general corporate purposes. The Company relied on the exemptions from registration requirements provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance and sale of the shares of class A common stock upon the exercise of the warrants.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

     None. As the result of the settlement described in Part II, Item 1. Legal Proceedings on page 17 the certificate for all past declared dividends has been issued.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

ITEM 5. OTHER INFORMATION

     None.

ITEM 6. EXHIBITS

31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
____________________

*	In accordance with Release No. 34-47986, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2006

INTERNET COMMERCE CORPORATION

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT
Exhibit 31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
____________________

*	In accordance with Release No. 34-47986, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

EXHIBIT 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Thomas J. Stallings, certify that:

1.	I have reviewed this report on Form 10-Q of Internet Commerce Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

	a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 14, 2006

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Glen E. Shipley, certify that:

1.	I have reviewed this report on Form 10-Q of Internet Commerce Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting,, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

	a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 14, 2006

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OF THE
SECURITIES EXCHANGE ACT, AS AMENDED

     This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Internet Commerce Corporation (the “Company”), hereby each certify that, to the undersigned’s knowledge:

     The Quarterly Report on Form 10-Q of the Company for the three months ended October 31, 2006 (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated this 14th day of December, 2006.

/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS, Chief Executive Officer

/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY, Chief Financial Officer

     In accordance with SEC Release No. 34-47986, this Exhibit is furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 10-Q
_________________

[MARK ONE]
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended January 31, 2007
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
For the Transition Period From ____________ to ____________
Commission File Number: 000-24996

INTERNET COMMERCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3645702
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 THE CORNERS PARKWAY, SUITE 100	30092
NORCROSS, GEORGIA	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (678) 533-8000

     Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒

     Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

     As of March 13, 2007, the Registrant had outstanding 22,737,653 shares of class A common stock.

INDEX TO FORM 10-Q

PAGE
PART I.	FINANCIAL INFORMATION
Item 1.	Financial Statements
	Condensed Consolidated Balance Sheets as of January 31, 2007 (unaudited) and July 31, 2006	F-60
Condensed Consolidated Statements of Operations for the three and six months ended
	January 31, 2007 (unaudited) and January 31, 2006 (unaudited)	F-61
Condensed Consolidated Statements of Cash Flows for the six months ended January 31, 2007
	(unaudited) and January 31, 2006 (unaudited)	F-62
	Notes to Condensed Consolidated Financial Statements (unaudited)	F-63
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-67
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	F-75
Item 4.	Controls and Procedures	F-75
PART II.	OTHER INFORMATION
Item 1.	Legal Proceedings	F-76
Item 1A.	Risk Factors	F-76
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	F-81
Item 3.	Defaults Upon Senior Securities	F-81
Item 4.	Submission of Matters to a Vote of Security Holders	F-81
Item 5.	Other Information	F-82
Item 6.	Exhibits	F-82
SIGNATURES		F-83
EXHIBIT INDEX		F-84
CERTIFICATIONS

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED BALANCE SHEETS

	JANUARY 31,	JULY 31,
	2007	2006
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$6,094,972	$6,988,753
Accounts receivable, net of allowance for doubtful accounts and allowance for sales returns and allowances of $518,314 and $458,061,
respectively	3,878,283	3,631,135
Prepaid expenses and other current assets	630,985	461,778
Total current assets	10,604,240	11,081,666

Restricted cash	433,322	432,974
Property and equipment, net	1,141,729	1,113,701
Goodwill	6,168,883	6,148,332
Other intangible assets, net	4,375,732	4,829,772
Other assets	40,554	37,822
Total assets	$22,764,460	$23,644,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$500,473	$662,151
Accrued expenses	756,945	574,783
Accrued dividends-preferred stock	16,986	232,329
Deferred revenue	239,061	261,214
Lease liability from acquisition	304,759	249,940
Other current liabilities	138,634	116,280
Total current liabilities	1,956,858	2,096,697
Long-term lease liability from acquisition	841,843	967,442
Total liabilities	2,798,701	3,064,139

Stockholders’ equity:
Preferred stock-5,000,000 shares authorized, 5,000 and 10,000 shares of series C, respectively, and 250 shares of series D:
Series C-par value $.01 per share, 44.76 votes per share; 5,000 shares issued and outstanding (liquidation value of $5,016,986) and 10,000 shares issued
and outstanding (liquidation value of $10,333,151), respectively	50	100
Series D-par value $.01 per share, 769 votes per share; 250 shares issued
and outstanding (liquidation value of $250,000)	3	3
Common stock:
Class A-par value $.01 per share, 40,000,000 shares authorized, one vote per share; 22,702,653 and 22,712,944 shares issued and outstanding,
respectively	227,027	227,129
Class B-par value $.01 per share, 2,000,000 shares authorized, six votes
per share; none issued and outstanding	—	—
Additional paid-in capital	101,150,524	103,042,746
Accumulated deficit	(81,411,845)	(82,689,850)
Total stockholders’ equity	19,965,759	20,580,128
Total liabilities and stockholders’ equity	$22,764,460	$23,644,267

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JANUARY 31,		JANUARY 31,
	2007	2006	2007	2006
Service revenues	$5,302,468	$5,012,240	$11,110,196	$10,030,073
Expenses:
Cost of services	1,969,683	1,750,182	3,828,975	3,655,579
Product development and enhancement	585,697	206,928	1,302,341	309,911
Selling and marketing	369,359	577,301	889,316	992,658
General and administrative	1,720,310	2,080,540	3,829,126	3,934,795
	4,645,049	4,614,951	9,849,758	8,892,943
Operating income	657,419	397,289	1,260,438	1,137,130
Other income (expense):
Interest and investment income	81,293	34,563	163,686	60,233
Interest expense	(19,687)	(77,507)	(40,274)	(113,293)
Other income (expense)	1,044	10,465	(21,576)	27,551
	62,650	(32,479)	101,836	(25,509)
Income before income taxes	720,069	364,810	1,362,274	1,111,621
Provision (benefit) for income taxes, current	16,663	(7,093)	84,270	17,172
Net income	703,406	371,903	1,278,004	1,094,449
Dividends on preferred stock	(83,836)	(101,822)	(184,658)	(201,644)
Extinguishment of dividends on retired preferred stock	200,000	—	200,000	—
Income attributable to common stockholders	$819,570	$270,081	$1,293,346	$892,805
Basic income per common share	$0.04	$0.01	$0.06	$0.05
Diluted income per common share	$0.03	$0.01	$0.05	$0.05
Anti-dilutive stock options and warrants outstanding	1,710,399	1,652,695	1,710,399	2,527,457
Weighted average number of common shares outstanding
- basic	22,740,594	19,462,025	22,728,530	19,560,428
Weighted average number of common shares outstanding
- diluted	24,963,417	22,124,182	25,066,145	21,865,940

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	SIX MONTHS ENDED
	JANUARY 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,278,004	$1,094,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	993,142	614,745
Bad debt expense	156,535	333,611
Non-cash interest expense	40,274	113,871
Non-cash charges for equity instruments issued for compensation and services	493,999	474,685
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(362,767)	(123,068)
Prepaid expenses and other assets	(165,933)	(119,882)
Accounts payable	(161,678)	275,551
Accrued expenses	167,161	(900,881)
Deferred revenue	(22,153)	(26,927)
Other liabilities	(88,700)	(703,294)
Net cash provided by operating activities	2,327,885	1,032,860
CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for purchase of acquisitions, net of cash acquired	(300,000)	(886,619)
Additional costs of previous acquisition	(20,551)	(65,000)
Purchases of property and equipment	(296,084)	(114,848)
Net cash used in investing activities	(616,635)	(1,066,467)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligations	—	(3,645)
Payment to reacquire class A common stock	(613,587)	—
Payment to reacquire series C preferred stock	(2,261,413)	—
Proceeds from exercise of warrants	247,564	—
Proceeds from exercise of employee stock options	22,405	348,633
Net cash provided by (used in) financing activities	(2,605,031)	344,988
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(893,781)	311,381
Cash and cash equivalents, beginning of period	6,988,753	3,983,005
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,094,972	$4,294,386
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during the period	$—	$201
Cash paid for income taxes during the period	221,417	4,850
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY:
Payment for purchase of acquisition	—	23,300
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:
Issuance of 20,283 shares of class A common stock upon exercise of warrants	—	203
Issuance of 50,117 shares of class A common stock upon exercise of
355,713 stock options	—	501
Issuance of common stock for dividends on preferred stock	200,000	400,000

See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying unaudited condensed consolidated financial statements of Internet Commerce Corporation (the “Company” or “ICC”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company’s financial position, results of operations and cash flows at the dates and for the periods indicated. Pursuant to the requirements of the Securities and Exchange Commission (the “SEC”) applicable to Quarterly Reports on Form 10-Q, the accompanying financial statements do not include all the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006. Operating results for the six month period ended January 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2007 or any future period.

1. Organization and Nature of Business

     ICC creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With the Company’s value added network (“VAN”), desktop software and hosted applications, managed services, consulting and professional services, ICC is a trusted provider of e-commerce solutions to connect businesses, regardless of size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC’s broad line of solutions, expertise and 24x7 customer service to help meet the unique requirements for trading partner compliance, coordination and collaboration.

2. Recent Acquisitions

Stewart Technical Services

     On January 31, 2007, the Company completed the acquisition of certain assets of Stewart Technical Services, Inc. (“STS”) STS provides EDI services and software and will be included in our EC Solutions segment. In accordance with the Asset Purchase Agreement (“Agreement”), the Company paid $300,000 upon close and has a contingent payment of up to an additional one times revenue for the first year’s revenue less the $300,000 payment made at closing. Additionally, if the first year’s revenues are less than $400,000, then no additional earn-out will be paid. The Company received tangible assets of approximately $49,000, which included accounts receivable of $44,000 and fixed assets of $5,000, and intangible assets of approximately $266,000, which are comprised of internally developed software of $166,000 and customer relationships of $100,000. Under the Agreement, the Company also recorded a liability of $15,000 for transition costs. The fixed assets are estimated to have a useful life of three years and customer relationships and internally developed software are estimated to have useful lives of five and four years, respectively.

Enable

     On May 9, 2006, the Company acquired all of the outstanding shares of Enable Corp. (“Enable”), a privately held corporation with offices in New York City that provides trading community portals, web based EDI trading tools, and EDI professional services to a variety of industries. Under the terms of the Share Purchase Agreement, the Company paid $4.2 million in cash and issued 686,324 shares of its class A common stock valued at approximately $2.6 million.

     The following table sets forth the components of the purchase price for Enable as of January 31, 2007.

Cash on closing	$4,203,000
ICC class A common stock issued	2,632,739
Transaction costs	416,208
Additional costs since July 31, 2006	20,551
Total purchase price	$7,272,498

     The following table provides the estimated fair value of assets acquired and liabilities assumed in the Enable acquisition:

Cash	$991,747
Accounts receivable	705,386
Restricted cash	15,000
Other assets	14,975
Fixed assets	246,520
Intangible assets - acquired technology	1,775,000
Intangible assets - trade names	250,000
Intangible assets - customer relationships	1,500,000
Liabilities	(510,778)
Fair value of net assets acquired	$4,987,850
Goodwill	$2,284,648
Total purchase price	$7,272,498

     The recorded fixed and other assets are estimated to have a life of two to three years. The acquired technology intangibles are estimated to have a life between one and four years, and the customer relationship and trade names intangibles are estimated to have a life of seven years. We recorded $2,285,000 in goodwill resulting from the Enable acquisition. Revenue from the Enable acquisition includes hosting and transaction fees, administrative fees and professional services, which are part of our EC Solutions segment. Goodwill and intangible assets are deductible for tax purposes. The results of operations of Enable are consolidated with the results of operations of the Company subsequent to the acquisition date. The acquisition of Enable was made to strengthen the Company’s web based trading technology offering and customer base.

3. Repurchase of Preferred Stock

     On December 14, 2006, two subsidiaries of 3V Capital LLC (3V Capital Fund Ltd. and Distressed/High Yield Trading Opportunities, Ltd. (collectively, the “3V Entities”)) acquired from Omega Liquidating Trust, the liquidating trust for the bankrupt Cable & Wireless USA, 10,000 shares of the series C preferred stock and 381,111 shares of the class A common stock of Internet Commerce Corporation (“ICC” or the “Company”). Thereafter, on December 20, 2006, ICC entered into a Stock Purchase Agreement with each of the 3V Entities, pursuant to which ICC reacquired a total of 5,000 shares of its series C preferred stock and 190,555 shares of its class A common stock for an aggregate purchase price of $2,875,000. Following this reacquisition of shares by ICC, the 3V Entities together continue to own the remaining 5,000 shares of ICC’s series C preferred stock and 190,556 shares of ICC’s class A common stock. The repurchased shares were subsequently retired during the quarter.

4. Business Segment Information

     The Company’s two reportable segments are:

     - Electronic Commerce Solutions (“EC Solutions”) segment, which includes ICC.NET VAN services, browser-based and hosted applications, and desktop software; and

     - Electronic Commerce Services (“EC Services”) segment, which is comprised of the EC service center, EC outsourcing, mapping and professional services.

     The Company changed its reportable segments as of August 1, 2006 to coincide with management’s realignment of the business operations to follow our service and product lines. The EC Solutions segment was formed to consolidate the services and products offered with direct or indirect connections to our VAN. The EC Services segment was formed and consolidates all of our professional, managed and outsourcing services. Specifically, professional service revenue and mapping revenue were moved from the old ICC.NET segment to the EC Services segment. Hosted applications and desktop software were moved to the EC Solutions segment from the old EC Service Bureau segment. The browser-based and hosted applications acquired from Enable were also added to the EC Solutions segment. In addition, the Company will no longer allocate 100% of its operating expenses to the reporting segments. Only those expenses that are directly related to the development and delivery of a reporting segment’s products and services will be allocated. The Company has restated the previous period’s reporting segments for comparability purposes between the periods.

     The tables below summarize information about operations for the three and six month periods ended January 31, 2007 and 2006.

	EC SOLUTIONS	EC SERVICES	TOTAL
THREE MONTHS - JANUARY 31, 2007
Revenues from external customers	$3,880,022	$1,422,446	$5,302,468
Segment operating income	$2,259,701	$385,219	$2,644,920

     The following is a reconciliation of operating segment income to net income for the three month period ending January 31, 2007:

Segment operating income	$2,644,920
Corporate expenses	(1,987,501)
Operating income	657,419
Other income (expense), net	62,650
Income before income taxes	720,069
Income tax expense	16,663
NET INCOME	$703,406

	EC SOLUTIONS	EC SERVICES	TOTAL
SIX MONTHS - JANUARY 31, 2007
Revenues from external customers	$7,816,663	$3,293,533	$11,110,196
Segment operating income	$4,631,303	$1,174,530	$5,805,833

     The following is a reconciliation of operating segment income to net income for the six month period ending January 31, 2007:

Segment operating income	$5,805,833
Corporate expenses	(4,545,395)
Operating income	1,260,438
Other income (expense), net	101,836
Income before income taxes	1,362,274
Income tax expense	84,270
NET INCOME	$1,278,004

	EC SOLUTIONS	EC SERVICES	TOTAL
THREE MONTHS - JANUARY 31, 2006
Revenues from external customers	$3,156,784	$1,855,456	$5,012,240
Segment operating income	$2,130,144	$874,038	$3,004,182

     The following is a reconciliation of operating segments income to net income for the three month period ending January 31, 2006:

Segment operating income	$3,004,182
Corporate expenses	(2,606,893)
Operating income	397,289
Other income (expense), net	(32,479)
Income before income taxes	364,810
Income tax (benefit) expense	(7,093)
NET INCOME	$371,903

	EC SOLUTIONS	EC SERVICES	TOTAL
SIX MONTHS - JANUARY 31, 2006
Revenues from external customers	$6,370,747	$3,659,326	$10,030,073
Segment operating income	$4,261,777	$1,703,328	$5,965,105

     The following is a reconciliation of operating segments income to net income for the six month period ending January 31, 2006:

Segment operating income	$5,965,105
Corporate expenses	(4,827,975)
Operating income	1,137,130
Other income (expense), net	(25,509)
Income before income taxes	1,111,621
Income tax expense	17,172
NET INCOME	$1,094,449

5. Recent Accounting Pronouncements

     In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 describes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and will be effective for the Company in fiscal 2008. The Company is currently evaluating the impact of this new accounting interpretation on its financial statements.

     In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

     In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of assessing materiality. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 on its financial statements.

6. Income Taxes

     A provision for income taxes has been provided for the three and six months ended January 31, 2007 and 2006 for estimated federal alternative minimum taxes and certain state income taxes, as the Company has sufficient net operating loss carryforwards to offset regular taxable income. As of January 31, 2007, the Company continues to maintain a valuation allowance against the total net deferred tax balance. The Company will continue to evaluate its prospects going forward. If the Company’s operations continue at current levels and future business projections indicate continued profitability, the Company will review the valuation allowance and may reverse, in the near future, a portion of the deferred tax asset valuation reserve.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Quarterly Report on Form 10-Q contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specifically, all statements other than statements of historical facts included in this Quarterly Report regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this Report, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “hope,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors including, without limitation, those factors discussed in Item 1 (Business) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our Annual Report on Form 10-K filed on October 30, 2006, Item 2 and Item 1A of Part II of our Quarterly Reports. You should carefully review those risks, as well as additional risks described in other documents we file from time to time with the Securities and Exchange Commission.

     Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Quarterly Report as anticipated, believed, estimated, expected or intended.

OVERVIEW

     Internet Commerce Corporation creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With our value added network (“VAN”), desktop software and hosted applications, managed services, consulting and professional services, we are a trusted provider of e-commerce solutions to connect businesses, regardless of their size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC’s broad line of solutions, expertise and 24x7 customer service to help meet the unique requirements for trading partner compliance, coordination and collaboration.

     We pioneered the use of the Internet for electronic data interchange (“EDI”) business-to-business (B2B) solutions and continue to lead as new technologies and requirements emerge for more efficient business communication. Organizationally, our two segments of business are known as the:

     - EC Solutions segment, which includes ICC.NET VAN services, browser-based and hosted applications, and desktop software; and

     - EC Services segment, whose operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners. The EC Services segment includes the EC service center, EC outsourcing, mapping and professional services.

     These segments compliment one another and give us the ability to provide solutions to many different kinds of enterprises, from sole proprietorships to large corporations, operating in a variety of industries.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. We consider certain accounting policies related to revenue recognition, valuation of acquired intangibles and impairment of long-lived assets including goodwill, and valuation of investments to be critical policies due to the estimation process involved in each. Management discusses its estimates and judgments with the Audit Committee of our Board of Directors.

     For a more detailed description on the application of these and other accounting policies, see Note 2 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2006. Reference is also made to the discussion of the application of these critical accounting policies and estimates contained in Management’s Discussion and Analysis in our Annual Report on Form 10-K for fiscal 2006. During the six months ended January 31, 2007, there were no significant or material changes in the application of critical accounting policies that would require an update to the information provided in the Form 10-K for fiscal 2006.

THREE MONTHS ENDED JANUARY 31, 2007 COMPARED WITH THREE MONTHS ENDED JANUARY 31, 2006.

Results of Operations - EC Solutions

     Our EC Solutions segment uses the Internet and our proprietary technology to deliver our customers’ documents and data files to members of their trading communities. The following table summarizes operating results for our EC Solutions services for the three months ended January 31, 2007 and 2006:

	THREE MONTHS ENDED
	JANUARY 31,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$3,880,022	$3,156,784	723,238	23
Expenses:
Cost of services	1,104,319	830,655	273,664	33
Product development and enhancement	438,841	148,458	290,383	196
General and administrative	77,161	47,527	29,634	62
Total expenses	1,620,321	1,026,640	593,681	58
Segment operating income	$2,259,701	$2,130,144	129,557	6

Revenues - EC Solutions

     Revenue from EC Solutions segment was 73% of consolidated revenues for the quarter ended January 31, 2007 (“2007 Quarter”) compared to 63% for the quarter ended January 31, 2006 (“2006 Quarter”). EC Solutions revenues increased $723,000 for the 2007 Quarter compared to the 2006 Quarter, principally from the browser-based and hosted services revenue acquired from Enable and an increase in VAN related transaction volume and mailbox fees.

Cost of services - EC Solutions

     Cost of services relating to our EC Solutions segment was 28% of revenue from the EC Solutions services for the 2007 Quarter, compared to 26% for the 2006 Quarter. Total cost of services increased $274,000 for the 2007 Quarter compared to the 2006 Quarter. Cost of services consists primarily of salaries and employee benefits, connectivity fees, amortization, allocation of product and development expenses and rent. The increase was primarily related to the increased allocation of product development of $145,000 and an increase in acquired technology and customer list amortization expense of $247,000, offset by a reduction in the cost of our telephone and connectivity fees of $75,000.

Product development and enhancement - EC Solutions

     Product development and enhancement costs relating to our EC Solutions segment consist primarily of salaries and employee benefits. Product development and enhancement costs increased $290,000 in the 2007 Quarter compared with the 2006 Quarter. This increase is related to the additional staff, consulting and rent expenses from the Enable operations.

General and administrative - EC Solutions

     General and administrative expenses supporting our EC Solutions segment consist primarily of depreciation, telephone, and computer maintenance expenses. General and administrative costs increased $30,000 in the 2007 Quarter compared to the 2006 Quarter. The increase was mainly due to computer maintenance expenses.

Operating Income - EC Solutions

     Operating income from EC Solutions increased $129,557, or 6%, for the 2007 Quarter compared with the 2006 Quarter, due to the increased revenue from the Enable acquisition and VAN related transaction volume and mailbox fees, offset principally by the additional staff, consulting and rent expenses from the Enable operations. We expect our EC Solutions segment to remain profitable as we continue to build our browser-based and hosted services customer portfolio.

Results Of Operations - EC Services

     Our EC Services operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners through our EC Service center, E-Commerce outsourcing and professional services. The following table summarizes operating results for our EC Services segment for the three months ended January 31, 2007 and 2006:

	THREE MONTHS ENDED
	JANUARY 31,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$1,422,446	$1,855,456	(433,010)	(23)
Expenses:
Cost of services	865,364	919,527	(54,163)	(6)
Product development and enhancement	112,402	58,470	53,932	92
General and administrative	59,461	3,421	56,040	1,638
Total expenses	1,037,227	981,418	55,809	6
Segment operating income	$385,219	$874,038	(488,819)	(56)

Revenue - EC Services

     Revenue from our EC Services was 27% of consolidated revenues for the 2007 Quarter compared to 37% for the 2006 Quarter. Revenue decreased $433,000 for the 2007 Quarter compared to the 2006 Quarter. Mainly due to customer attrition, revenues decreased at our EC service center approximately $256,000 and our EC outsourcing services approximately $156,000. We believe the attrition from the MEC and Kodiak acquisitions has stabilized and we anticipate that our third and fourth quarter will depict more comparative quarter to quarter results.

Cost of services - EC Services

     Cost of services relating to our EC Services segment was 61% of revenue in the 2007 Quarter, compared to 50% in the 2006 Quarter. Cost of services decreased $54,000 for the 2007 Quarter compared to the 2006 Quarter. Cost of services consists primarily of salaries and employee benefits, amortization, connectivity fees and rent. The decrease was mainly a result of lower salary and benefit expense at our EC service center offset by increased amortization expense. We do not anticipate any further significant reductions in salaries and benefits related to our EC Services segment as the increase in the 2006 Quarter was primarily related to the higher levels of staff required to transition the backlog of work from to the MEC acquisition.

Product development and enhancement - EC Services

     Product development and enhancement costs consist primarily of salaries and employee benefits. Product development and enhancement costs incurred by our EC Services segment increased $54,000 in the 2007 Quarter compared to the 2006 Quarter. The increase was primarily the result of increased salary and benefits expense of approximately $100,000, offset by a higher allocation of product development to other departments of $47,000.

General and administrative - EC Services

     General and administrative expenses relating to our EC Services segment consist primarily of office expenses, depreciation, computer maintenance expense, telephone and rent. General and administrative expenses incurred by our EC Services segment increased $56,000 in the 2007 Quarter compared to the 2006 Quarter. The increase was mainly related to higher depreciation and computer maintenance expenses related to recent investments in capital expenditures.

Operating Income - EC Services

     Operating income from EC Services decreased $488,819, or 56%, for the 2007 Quarter compared with the 2006 Quarter, due primarily to the decreased revenue in the segment. We anticipate that future periods will be more comparable due to the stabilization of the customer attrition from the MEC and Kodiak acquisitions.

CORPORATE EXPENSES

     Our Corporate expenses represent the general, administrative, corporate and executive expenses not directly related to our EC Solutions or EC Services segments. The following table summarizes operating expenses for our corporate expenses for the three months ended January 31, 2007 and 2006:

	THREE MONTHS ENDED
	JANUARY 31,		VARIANCE
	2007	2006	$	%
Expenses:
Product development and enhancement	$34,454	$—	34,454	—
Selling and marketing	369,359	577,301	(207,942)	(36)
General and administrative	1,583,688	2,029,592	(445,904)	(22)
Total expenses	$1,987,501	$2,606,893	(619,392)	24

Product development and enhancement - Corporate

     Product development and enhancement costs included in our Corporate expenses consist primarily of salaries and employee benefits. Product development and enhancement costs increased $34,000 in the 2007 Quarter compared to the 2006 Quarter. The increase is primarily a result of unallocable salary and benefit costs not directly related to the EC Solutions or EC Services segments.

Selling and marketing - Corporate

     Selling and marketing costs included in our Corporate expenses consist primarily of salaries and employee benefits and amortization. Selling and marketing expenses decreased $208,000 in the 2007 Quarter compared to the 2006 Quarter primarily due to the lower salary, benefits and commission expense of approximately $110,000 and the reclassification of ECS, MEC and Kodiak customer list amortization of $68,000 to cost of sales in the EC Services segment.

General and administrative - Corporate

     General and administrative costs included in our Corporate expenses consist primarily of salaries and employee benefits, office expenses, legal and accounting expenses, depreciation, computer maintenance expenses, telephone and rent. General and administrative expenses decreased $446,000 in the 2007 Quarter compared to the 2006 Quarter. The decrease is primarily related to the reduction of office rent of $163,000 due to the closing of our Cary, North Carolina and Charlottesville, Virginia offices, a reduction of bad debt expense of $131,000 due to stronger collection activity and a reduction of $113,000 in option related non-cash compensation.

SIX MONTHS ENDED JANUARY 31, 2007 COMPARED WITH SIX MONTHS ENDED JANUARY 31, 2006.

Results of Operations - EC Solutions

     Our EC Solutions segment uses the Internet and our proprietary technology to deliver our customers’ documents and data files to members of their trading communities. The following table summarizes operating results for our EC Solutions services for the six months ended January 31, 2007 and 2006:

	SIX MONTHS ENDED
	JANUARY 31,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$7,816,663	$6,370,747	1,445,916	23
Expenses:
Cost of services	2,055,951	1,838,214	217,737	12
Product development and enhancement	990,738	179,288	811,450	453
General and administrative	138,671	91,468	47,203	52
Total expenses	3,185,360	2,108,970	1,076,390	51
Segment operating income	$4,631,303	$4,261,777	369,526	9

Revenues - EC Solutions

     Revenue from EC Solutions segment was 70% of consolidated revenues for the six months ended January 31, 2007 (“2007 Six Months”) compared to 64% for the six months ended January 31, 2006 (“2006 Six Months”). EC Solutions revenues increased $1,446,000 for the 2007 Six Months compared to the 2006 Six Months, principally from the browser-based and hosted services revenue acquired from Enable and an increase in VAN transaction volume.

Cost of services - EC Solutions

     Cost of services relating to our EC Solutions segment was 26% of revenue from the EC Solutions services for the 2007 Six Months, compared to 29% for the 2006 Six Months. Total cost of services increased $218,000 for the 2007 Six Months compared to the 2006 Six Months. Cost of services consists primarily of salaries and employee benefits, connectivity fees, amortization, allocation of product and development expenses and rent. The increase was primarily the result of approximately a $250,000 net increase in acquired technology and customer list amortization expense related to the Enable acquisition and a $121,000 increase in product development expense allocation offset by a $154,000 reduction in telephone and connectivity fees.

Product development and enhancement - EC Solutions

     Product development and enhancement costs relating to our EC Solutions segment consist primarily of salaries and employee benefits. Product development and enhancement costs increased $811,000 in the 2007 Six Months compared with the 2006 Six Months. This increase is related to the additional staff, consulting and rent expenses from the Enable operations.

General and administrative - EC Solutions

     General and administrative expenses supporting our EC Solutions segment consist primarily of depreciation, telephone, and computer maintenance expenses. General and administrative costs increased $47,000 in the 2007 Six Months compared to the 2006 Six Months. The increase was mainly due to higher computer maintenance expenses.

Operating Income - EC Solutions

     Operating income from EC Solutions increased $369,526, or 9%, for the 2007 Six Months compared with the 2006 Six Months, due to the increased revenue from the Enable acquisition and VAN related transaction volume, offset principally by the additional staff, consulting and rent expenses from the Enable operations. We expect our EC Solutions segment to remain profitable as we continue to build our browser-based and hosted services customer portfolio.

Results of Operations - EC Services

     Our EC Services operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners through our EC service center, E-Commerce outsourcing and professional services. The following table summarizes operating results for our EC Services segment for the six months ended January 31, 2007 and 2006:

	SIX MONTHS ENDED
	JANUARY 31,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$3,293,533	$3,659,326	(365,793)	(10)
Expenses:
Cost of services	1,773,024	1,817,365	(44,341)	2
Product development and enhancement	231,672	130,623	101,049	77
General and administrative	114,307	8,010	106,297	1,327
Total expenses	2,119,003	1,955,998	163,005	8
Segment operating income	$1,174,530	$1,703,328	(528,798)	(31)

Revenue - EC Services

     Revenue from our EC Services was 30% of consolidated revenues for the 2007 Six Months compared to 36% for the 2006 Six Months. The revenue decreased $366,000 for the 2007 Six Months compared to the 2006 Six Months. The decrease was a primarily a result of reduced revenue from our EC service center of approximately $756,000 due to year over year customer attrition, offset by increased revenue of $202,000 from our EC outsourcing and $191,000 from professional services. We believe the customer attrition from the MEC and Kodiak acquisitions has stabilized and we anticipate that our third and fourth quarter will depict more comparative quarter to quarter results.

Cost of services - EC Services

     Cost of services relating to our EC Services segment was 54% of revenue in the 2007 Six Months, compared to 50% in the 2006 Six Months. Cost of services decreased $44,000 for the 2007 Quarter compared to the 2006 Quarter. Cost of services consists primarily of salaries and employee benefits, amortization, connectivity fees and rent. The decrease was mainly a result of lower salary and benefit expense at our EC service center offset by increased amortization expense.

Product development and enhancement - EC Services

     Product development and enhancement costs consist primarily of salaries and employee benefits. Product development and enhancement costs incurred by our EC Services segment increased $101,000 in the 2007 Six Months compared to the 2006 Six Months. The increase was primarily the result of increased salary and benefits expense of approximately $189,000, offset by a higher allocation of product development to other departments of $88,000.

General and administrative - EC Services

     General and administrative expenses relating to our EC Services segment consist primarily of office expenses, depreciation, computer maintenance expense, telephone and rent. General and administrative expenses incurred by our EC Services segment increased $106,000 in the 2007 Six Months compared to the 2006 Six Months. The increase was mainly related to higher depreciation and computer maintenance expenses related to recent investments in capital expenditures.

Operating Income - EC Services

     Operating income from EC Services decreased $528,798, or 31%, for the 2007 Six Months compared with the 2006 Six Months, due primarily to the decreased revenue in the segment. We anticipate that future periods will be more comparable due to the stabilization of the customer attrition from our MEC and Kodiak acquisitions.

Corporate Expenses

     Our Corporate expenses represent the general, administrative, corporate and executive expenses not directly related to our EC Solutions or EC Services segments. The following table summarizes operating expenses for our corporate expenses for the six months ended January 31, 2007 and 2006:

	SIX MONTHS ENDED
	JANUARY 31,		VARIANCE
	2007	2006	$	%
Expenses:
Product development and enhancement	$79,931	$—	79,931	—
Selling and marketing	889,316	992,658	(103,342)	10
General and administrative	3,576,148	3,835,317	(259,169)	(7)
Total expenses	$4,545,395	$4,827,975	(282,580)	(7)

Product development and enhancement - Corporate

     Product development and enhancement costs included in our Corporate expenses consist primarily of salaries and employee benefits. Product development and enhancement costs increased $80,000 in the 2007 Six Months compared to the 2006 Six Months. The increase is primarily a result of unallocable salary and benefit costs not directly related to the EC Solutions or EC Services segments.

Selling and marketing - Corporate

     Selling and marketing costs included in our Corporate expenses consist primarily of salaries and employee benefits and amortization. Selling and marketing expenses decreased $103,000 in the 2007 Six Months compared to the 2006 Six Months primarily related to the reclassification of amortization expenses related to the Kodiak and MEC customer lists to the EC Services segment cost of sales.

General and administrative - Corporate

     General and administrative costs included in our Corporate expenses consist primarily of salaries and employee benefits, office expenses, legal and accounting expenses, depreciation, computer maintenance expenses, telephone and rent. General and administrative expenses decreased $259,000 in the 2007 Six Months compared to the 2006 Six Months. The decrease is primarily a result of a reduction in bad debt expense of $177,000 due to stronger collection activity, a reduction of $73,000 in general office expenses and a $50,000 reduction in repairs and maintenance costs, offset by an increase of $52,000 in salary and benefit expenses.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal sources of liquidity, which consist of unrestricted cash and cash equivalents, decreased to $6,095,000 as of January 31, 2007 from $6,989,000 as of July 31, 2006. We believe these resources will provide us with sufficient liquidity for the short term and long term requirements of the company.

     The principal uses of cash for the six month period ended January 31, 2007 were for the repurchase of our series C preferred stock of $2,261,000 and our class A common stock of $614,000. On December 14, 2006, two subsidiaries of 3V Capital LLC (3V Capital Fund Ltd. and Distressed/High Yield Trading Opportunities, Ltd. (collectively, the “3V Entities”)) acquired from Omega Liquidating Trust, the liquidating trust for the bankrupt Cable & Wireless USA, 10,000 shares of the series C preferred stock and 381,111 shares of the class A common stock of Internet Commerce Corporation (“ICC” or the “Company”). Thereafter, on December 20, 2006, ICC entered into a Stock Purchase Agreement with each of the 3V Entities, pursuant to which ICC reacquired a total of 5,000 shares of its series C preferred stock and 190,555 shares of its class A common stock for an aggregate purchase price of $2,875,000. Following this reacquisition of shares by ICC, the 3V Entities together continue to own the remaining 5,000 shares of ICC’s series C preferred stock and 190,556 shares of ICC’s class A common stock. The repurchased shares were subsequently retired during the quarter.

     Additionally during the period, we used $300,000 for the acquisition of certain assets of Stewart Technical Services, Inc. and $208,000 in capital expenditures to upgrade and relocate the equipment from our Enable data center.

     The principal sources of cash during the period were cash generated from continued operations of $2,328,000 and proceeds from the exercise of 71,200 warrants that were originally issued in a private placement that closed in October 2004 of $248,000.

     The Company has net operating loss carryforwards for tax purposes of approximately $71.0 million as of January 31, 2007. These carryforwards expire from 2011 to 2024.

     The Internal Revenue Code and Income Tax Regulations contain provisions which limit the use of available net operating loss carryforwards in any given year should significant changes (greater than 50%) in ownership interests occur. Due to the private placement of series A preferred stock in April 1999, the net operating loss carryover of approximately $19.6 million incurred prior to the private placement is subject to an annual limitation of approximately $1.4 million until that portion of the net operating loss is utilized or expires. Due to a 100% ownership change of an acquired company in November 2000, the purchased net operating loss of approximately $6.5 million incurred prior to the ownership change is subject to an annual limitation of approximately $1.1 million until that portion of the net operating loss is utilized or expires. Additionally, this transaction created an ownership change for the Company as defined by IRC Section 382. As such, its net operating loss of approximately $49.4 million incurred prior to the ownership change is subject to an annual limitation of approximately $2.8 million until that portion of the net operating loss is utilized or expires. Finally, due to a 100% ownership change of an acquired company in June 2004, the purchased net operating loss of approximately $1.2 million incurred prior to the ownership change is subject to an annual limitation of approximately $128,000 until that portion of the net operating loss is utilized or expires.

OFF BALANCE SHEET ARRANGEMENTS

     We provide indemnifications of varying scope and amount to certain customers against claims of intellectual property infringement made by third parties arising from the use of our products and services. We evaluate estimated losses for such indemnification under Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, as interpreted by Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. We consider factors such as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, we have not encountered material costs as a result of such obligations and have not accrued any material liabilities related to such indemnifications in our financial statements.

CONTRACTUAL OBLIGATIONS

     Our contractual obligations are comprised of future minimum rental payments due under non-cancelable operating leases. The following table is a summary of our contractual obligations as of January 31, 2007:

FISCAL YEAR	AMOUNT
2007	$794,797
2008	$1,524,649
2009	$1,429,073
2010	$1,188,485
2011	$335,924

     The minimum future rental payments have not been reduced by $2,718,336 of sublease rentals to be received in the future under non-cancelable subleases.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

     We may invest our cash in a variety of financial instruments. If invested, we account for our investment instruments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”). All of the cash equivalents and investments are treated as available-for-sale under SFAS No. 115. Investments that are classified as cash and cash equivalents have original maturities of three months or less. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may vary widely due to changes in interest rates, or we may suffer losses in principal if forced to sell securities that have seen a decline in market value due to changes in interest rates. For the quarter ended January 31, 2007, our cash investments consisted entirely of overnight cash sweep accounts invested in a fund composed primarily of triple A rated commercial paper and government agency bonds. As of January 31, 2007, the interest rate for this investment was 4.62%.

ITEM 4. CONTROLS AND PROCEDURES

     Our management, including our chief executive officer and chief financial officer, has carried out an evaluation of the effectiveness of our disclosure controls and procedures as of January 31, 2007, as required by paragraph (b) of Exchange Act Rules 13(a)-15 and 15(d)-15. Based upon that evaluation, our chief executive officer and chief financial officer have concluded that as of such date, our disclosure controls and procedures are effective. There was no change in our internal control over financial reporting during the quarter ended January 31, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

     On January 6, 2006 we filed a complaint for declaratory judgment in the United States Bankruptcy Court (the “Court”) naming Omega Liquidating Trust (“Omega”), the liquidating trust for the bankrupt Cable & Wireless USA (C&W USA), and Cable & Wireless PLC (C&W) as defendants (together the “Defendants”). We sought to have Omega declared the rightful owner of our series C preferred stock and of any of our shares of class A common stock that have been issued but not distributed as dividends of the series C preferred stock. On October 19, 2006, the Defendants filed a motion to have the suit dismissed as the result of a compromise settlement having been reached between the Defendants. The compromise names defendant Omega as owner of the disputed shares, but splits the proceeds from any sale of our stock fifty-fifty between the Defendants. An order approving the settlement was signed by the Court on November 7, 2006.

     We are party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, we do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on our consolidated financial position, results of operations or cash flow.

ITEM 1A. RISK FACTORS

     The following Risk Factor disclosure updates the risk factors as disclosed in our 2006 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission.

RISKS RELATING TO OUR COMPANY

We may not remain profitable in the future.

     We have incurred significant losses since the Company was founded in 1991, and, as of January 31, 2007, we had an accumulated deficit of approximately $81.4 million. We realized profitability and have done so for the past 8 consecutive quarters. However, there can be no assurances that we may not incur losses again in the future.

We must continue to grow our business in order to remain competitive.

     Over the past year, the VAN business has remained significantly price competitive. Our major competitors appear to be restructuring their VAN operations to reduce their overhead and other costs to better compete against Internet-based networks such as our ICC.NET service. While we have been successful in maintaining our margins and we have increased the volume of data transmitted through our VAN, we have experienced price erosion in competing for larger customers. Although we expect to continue to add new customers and increase the volume of data transmitted through our service, we do not expect our revenue from VAN services to continue to grow rapidly as in the past. If our revenues grow at a slower rate than we anticipate, or decrease and we are unable to adjust spending in a timely manner or if our expenses increase without commensurate increases in revenues, our operating results will suffer and we may again report losses.

If we are not successful in selling our products and services, our results of operations will suffer.

     While our primary focus in the past has been on growing our ICC.NET VAN service, we have attempted to diversify by acquiring Electronic Commerce Systems in June 2004, the MEC operations of Inovis International, Inc. in March 2005 and Enable Corp. in May 2006. However, the success of our services depends to a large extent on the future of business-to-business electronic commerce and our ability to effectively compete in the marketplace. In particular, our success depends on the number of customers that subscribe to our services, the volume of the data, documents or other information they send or retrieve and the price we are able to charge for these services in light of competitive pressures. In connection with the assimilation of our new customers acquired from the MEC operation and the Enable acquisition, we expect to see attrition to these newly acquired customer bases due to the seasonal trends, integration difficulties, and customer defections to alternative EDI solutions. As a result, a portion of our revenues may be adversely affected. While we are learning to manage these new customers, there is no assurance that we will accurately assess the trends of these new customers. Accordingly, the value of these new customers, the volume of our services subscribed by them and the possibility of payment collection may differ materially from our current expectation. Further, since our operating expense levels are based significantly on our expectations of future revenue, our inability to assess the trends may render us vulnerable in the case of a significant shortfall in revenues or orders from these new customers, in which case we may not be able to reduce our operating expenses quickly in response. Therefore, any significant shortfall in revenue or orders could have an immediate adverse effect on our operating results.

We may not be successful in competing against our competitors.

     We face a significant number of competitors, ranging from very large enterprises or divisions of very large companies to a number of relatively small organizations. These competitors are diverse in terms of their histories, business models, corporate strategies, financial strength, name recognition, company reputation, customer base and breadth of offerings. Many of our large competitors have more history, significantly greater financial resources, larger customer bases and more easily recognized names than we do. As a result, our competitors may be able to respond more quickly to changing technology and changes in customer requirements or be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers and employees, or be able to devote greater resources to the development, promotion and sale of their services than we can. New competition is emerging in the form of web services networks, collaborative applications, application service providers, e-marketplaces and integration broker suites. We have enhanced our technologies to communicate with these web-based technologies. However, there can be no assurance that our product and service offerings will compete effectively and generate any significant revenues. We believe that the high cost of implementation and the ongoing costs of supporting a company’s trading partners may be a barrier to the wider acceptance of our new product offerings in the marketplace. As a result, we may not be successful in competing against our competitors.

If we are unable to maintain or replace our existing interconnect arrangements, our results of operations would suffer.

     We rely on many of our competitors to interconnect with our service to promote an “open community” so all businesses can take advantage of the efficiencies of EDI, no matter what network they choose as their provider. Although we have interconnect agreements with the major VAN providers, there can be no assurances that these agreements will not be terminated or will continue with acceptable terms. If terminated, we would have to find an acceptable alternative. If available, such an alternative could add significant operating costs to our business.

We must continue to develop new products and services.

     If we do not keep pace with rapid technological changes, customer demands and intense competition, we will not be successful. Our market is characterized by rapidly changing technology, customer demands and intense competition. The satisfactory performance, reliability and availability of our network infrastructure, customer support and document delivery systems and our web site are critical to our reputation and our ability to attract customers and maintain adequate customer service levels. If we cannot keep pace with these changes and maintain the performance and reliability of our network and customer service levels, our business will suffer. The intense competition in our industry requires us to continue to develop strategic business and Internet solutions that enhance and improve the customer service features, functions and responsiveness of our products and services and we must constantly keep pace with continuing changes in information technology and customer requirements. While we actively search for ways to expand our business and our products and services to keep pace with the rapidly changing technology, customer demands and intense competition, there can be no assurance that we will be able to keep pace with these changes. If we are not successful in developing and marketing enhancements to our products and services that respond to technological change or customer demands, our business will suffer.

We may need to obtain additional financing on satisfactory terms to continue to compete successfully. If we are unable to obtain necessary future capital, our business will suffer.

     We may need to raise additional funds if competitive pressures or technological changes are greater than anticipated, if we are unable to increase revenue at anticipated rates, if our expenses increase significantly or if our customers delay payment of our receivables or if we identify a suitable acquisition candidate that requires a cash outlay in order to complete the transaction. We cannot assure you that any additional financing will be available on reasonable terms or at all. Raising additional funds in the future by issuing securities could adversely affect our stockholders and negatively impact our publicly traded share price. If we raise additional funds through the issuance of debt securities, the holders of the debt securities will have a claim to our assets that will have priority over any claim of our stockholders. The interest on these debt securities would increase our costs and negatively impact our operating results. If we raise additional funds through the issuance of common stock or securities convertible into or exchangeable for common stock, the percentage ownership of our then-existing stockholders will decrease and they may experience additional and substantial dilution. In addition, any convertible or exchangeable securities may have rights, preferences and privileges more favorable to the holders than those of the common stock.

Failure of our third-party providers to provide adequate internet and telecommunications service could result in significant losses of revenue.

     Our operations depend upon third parties for Internet access and telecommunications service. Frequent or prolonged interruptions of these services could result in significant losses of revenues. We have experienced outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our internal activities in the future. These types of occurrences could also cause users to perceive our services as not functioning properly and therefore cause them to use other methods to deliver and receive information. We have limited control over these third parties and cannot assure you that we will be able to maintain satisfactory relationships with any of them on acceptable commercial terms or that the quality of services that they provide will remain at the levels needed to enable us to conduct our business effectively.

We may suffer systems failures and business interruptions that would harm our business.

     Our success depends in part on the efficient and uninterrupted operation of our VAN service and Enable’s web hosting sites. Almost all of our network operating systems are located in third party co-location facilities. Although these facilities are designed to prevent operational interrupts, our systems are vulnerable to events such as damage from fire, power loss, telecommunications failures, break-ins and earthquakes. This could lead to interruptions or delays in our service, loss of data or the inability to accept, transmit and confirm customer documents and data. Although we have implemented network security measures, our servers may be vulnerable to computer viruses, electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptions.

If we are unable to successfully integrate acquisitions, our financial results will suffer.

     Our ability to implement our business plan successfully requires effective planning and strong execution skills. If we cannot manage the integration of anticipated acquisitions, our business and financial results will suffer. We expect that we will need to continue to manage and to expand multiple relationships with customers, Internet service providers and other third parties. We also expect that we will need to continually improve our financial systems, procedures and controls and will need to expand, train and manage our workforce, particularly our information technology and sales and marketing staffs.

If we lose our net operating loss carryforward of approximately $71.0 Million, our financial results will suffer.

     Section 382 of the Internal Revenue Code contains rules designed to discourage persons from buying and selling the net operating losses of companies. These rules generally operate by focusing on ownership changes among stockholders owning directly or indirectly 5% or more of the common stock of a company or any change in ownership arising from a new issuance of stock by a company. In general, the rules limit the ability of a company to utilize net operating losses after a change of ownership of more than 50% of its common stock over a three-year period. Purchases of our class A common stock in amounts greater than specified levels could create a limitation on our ability to utilize our net operating losses for tax purposes in the future. We are currently subject to certain limitations on the utilization of portions of our net operating loss carryforward.

If we cannot hire and retain highly qualified employees, our business and financial results will suffer.

     We are substantially dependent on the continued services and performance of our executive officers and other key employees. If we are unable to attract, assimilate and retain highly qualified employees, our management may not be able to effectively manage our business, exploit opportunities and respond to competitive challenges and our business and financial results will suffer. Many of our competitors may be able to offer more lucrative compensation packages and higher-profile employment opportunities than we can.

We depend on our intellectual property, which may be difficult and costly to protect.

     If we fail to adequately protect our proprietary rights, competitors could offer similar products relying on technologies we developed, potentially harming our competitive position and decreasing our revenues. We attempt to protect our intellectual property rights by limiting access to the distribution of our software, documentation and other proprietary information and by relying on a combination of copyright, trademark and trade secret laws. In addition, we enter into confidentiality agreements with our employees and certain customers, vendors and strategic partners. In some circumstances, however, we may, if required by a business relationship, provide our licensees with access to our data model and other proprietary information underlying our licensed applications. Despite the precautions we take, it may be possible for unauthorized third parties to copy aspects of our current or future products or to obtain and use information that we regard as proprietary. Policing unauthorized use of software is difficult, and some foreign laws do not protect proprietary rights to the same extent as United States laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, any of which could be costly and adversely affect our operating results.

Intellectual property infringement claims against us could harm our business.

     It is possible our products and service may infringe upon the proprietary rights of others and other parties may assert infringement claims against us. Any such claims and any resulting litigation could subject us to significant liability for damages and could invalidate our proprietary rights. We could be required to enter into royalty and licensing agreements, which may be costly or otherwise burdensome or which may not be available on terms acceptable to us.

We must comply in the future with new and costly reporting requirements.

     Under current Securities and Exchange Commission (“SEC”) regulations, we are considered a non-accelerated filer as our market capitalization as of January 31, 2007 was under $75 million. We will have to be compliant with Section 404(a), management’s assertion portion of the Sarbanes-Oxley Act of 2002 (“SOX”) by July 31, 2008 and compliant with Section 404(b), the independent audit requirement of SOX by July 31, 2009. The costs of implementing the requirements of the SOX have ranged from approximately $500,000 to over $1 million for smaller companies. Although we began our SOX compliance efforts, there can be no assurance that we can be in full compliance when required for reasonable costs.

RISKS RELATING TO THE INTERNET AND ONLINE COMMERCE ASPECTS OF OUR BUSINESS

If internet usage does not continue to grow or if its infrastructure fails, our business will suffer.

     We cannot be certain that the infrastructure or complementary services necessary to maintain the Internet as a useful and easy means of transferring documents and data will continue to develop. The Internet infrastructure may not support the demands that growth may place on it and the performance and reliability of the Internet may decline.

Privacy concerns may prevent customers from using our services.

     Concerns about the security of online transactions and the privacy of users may inhibit the growth of the Internet as a means of delivering business documents and data. We may need to incur significant expenses to protect against the threat of security breaches or to alleviate problems caused by security breaches. We rely upon encryption and authentication technology to provide secure transmission of confidential information. If our security measures do not prevent security breaches, we could suffer operating losses, damage to our reputation, litigation and possible liability. Advances in computer capabilities, new discoveries in the field of cryptography or other developments that render current encryption technology outdated may result in a breach of our encryption and authentication technology and could enable an outside party to steal proprietary information or interrupt our operations.

Government regulation and legal uncertainties relating to the internet could harm our business.

     Changes in the regulatory environment in the United States and other countries could decrease our revenues and increase our costs. The Internet is largely unregulated and the laws governing the Internet remain unsettled. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy and taxation apply to the Internet. In addition, because of increasing popularity and use of the Internet, any number of laws and regulations may be adopted in the United States and other countries relating to the Internet or other online services covering issues such as user privacy, security, pricing and taxation, contents and distribution.

The cost of transmitting documents and data over the internet could increase.

      We may not be able to increase our prices to cover these rising costs. Also, foreign and state laws and regulations relating to the provision of services over the Internet are still developing. If individual states or foreign countries impose taxes or laws that negatively impact services provided over the Internet, our cost of providing our ICC.NET and other services may increase.

RISKS RELATING TO OUR CLASS A COMMON STOCK

The market price of our class A common stock is likely to be highly volatile.

     The market price of our class A common stock has been very volatile in the past, ranging from a low of $2.30 to a high of $3.98 during fiscal 2007 and is likely to fluctuate substantially in the future. If our class A common stock falls under $1.00 per share and fails to maintain a minimum bid price of $1.00 for 30 consecutive trading days, it may no longer be eligible for trading in the Nasdaq Capital Market, which would adversely affect the ability of investors to sell their shares of our class A common stock.

Shares eligible for future sale by our existing stockholders may adversely affect our stock price making it difficult to sell class A common stock.

     Between January 1, 2003 and May 2006, we registered the resale under the Securities Act of 1933 of an aggregate of 10,676,141 shares of our class A common stock, which includes 3,016,917 shares of class A common stock issuable upon the exercise of warrants to purchase shares of class A common stock and 192,307 shares of class A common stock issuable upon conversion of our series D preferred. The market price of our class A common stock could be materially and adversely affected by sales of even a small percentage of these shares or the perception that these sales could occur.

The market for our class A common stock on the Nasdaq capital market may be illiquid, which would restrict the ability to sell shares of class A common stock and could result in increased volatility in the trading prices for our class A common stock.

     The price at which our class A common stock will trade in the future cannot be predicted and will be determined by the market. The price may be influenced by many factors, including investors’ perceptions of our business, our financial condition, operating results and prospects, the use of the Internet for business purposes and general economic and market conditions.

Our board of directors can issue preferred stock with rights adverse to the holders of class A common stock.

     Our Board of Directors is authorized, without further stockholder approval, to determine the provisions of and to issue up to 4,994,750 shares of preferred stock. Issuance of preferred shares with rights to dividends and other distributions, voting rights or other rights superior to the class A common stock could be adverse to the holders of class A common stock. In addition, issuance of preferred shares could have the effect of delaying, deterring or preventing an unsolicited change in control of our company, or could impose various procedural and other requirements that could make it more difficult for holders of our class A common stock to effect certain corporate actions, including the replacement of incumbent directors and the completion of transactions opposed by the incumbent Board of Directors. The rights of the holders of our class A common stock would be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

We may have to use significant resources indemnifying our officers and directors or paying for damages caused by their conduct.

     The Delaware General Corporation Law provides for broad indemnification by corporations of their officers and directors and permits a corporation to exculpate its directors from liability for their actions. Our bylaws and certificate of incorporation implement this indemnification and exculpation to the fullest extent permitted under this law as it currently exists or as it may be amended in the future. Consequently, subject to this law and to some limited exceptions in our certificate of incorporation, none of our directors will be liable to us or to our stockholders for monetary damages resulting from conduct as a director.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

     During the quarter ending January 31, 2007, 71,200 warrants that were originally issued in a private placement that closed in October 2004, were exercised at $2.22 resulting in the issuance of the same number of shares of our class A common stock for which we received $158,064.

     The Company intends to use the proceeds for general corporate purposes. The Company relied on the exemptions from registration requirements provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance and sale of the shares of class A common stock upon the exercise of the warrants.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

     None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     (a) Our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) was held on January 4, 2007. There were present at the Annual Meeting, in person or by proxy, holders of 18,597,603 shares (or 83.15%) of the common stock entitled to vote.

     (b) The following directors were elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified, with the vote for each director being reflected below:

Name	Votes For	Votes Withheld
Richard J. Berman	17,631,882	965,721
Kim D. Cooke	18,108,888	488,715
Donald R. Harkleroad	18,389,606	207,997
Paul D. Lapides	18,485,346	112,257
Arthur R. Medici	18,146,518	451,085
Matthew W. Shaw	18,390,606	206,997
John S. Simon	18,390,606	206,997
Thomas J. Stallings	18,388,606	208,997

     The affirmative vote of the holders of a plurality of the outstanding shares of common stock represented at the Annual Meeting was required to elect each director.

     (c) The appointment of Tauber & Balser, P.C. as independent public auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending July 31, 2007, was ratified with 18,425,016 affirmative votes cast, 148,593 negative votes cast and 23,994 abstentions. The affirmative vote of the holders of a majority of the outstanding shares of common stock voting on the proposal at the Annual Meeting was required to ratify the appointment of Tauber & Balser, P.C.

ITEM 5. OTHER INFORMATION

     None.

ITEM 6. EXHIBITS

31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

*	In accordance with Release No. 34-47986, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2007

INTERNET COMMERCE CORPORATION

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT
Exhibit 31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
Exhibit 31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
Exhibit 32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

____________________
*	In accordance with Release No. 34-47986, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

EXHIBIT 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Thomas J. Stallings, certify that:

1.	I have reviewed this report on Form 10-Q of Internet Commerce Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

	a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 15, 2007

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Glen E. Shipley, certify that:

1.	I have reviewed this report on Form 10-Q of Internet Commerce Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting,, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

	a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 15, 2007

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

EXHIBIT 32.1

     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OF THE
SECURITIES EXCHANGE ACT, AS AMENDED

     This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Internet Commerce Corporation (the “Company”), hereby each certify that, to the undersigned’s knowledge:

     The Quarterly Report on Form 10-Q of the Company for the six months ended January 31, 2007 (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of March, 2007.

INTERNET COMMERCE CORPORATION

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

     In accordance with SEC Release No. 34-47986, this Exhibit is furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 10-Q
_________________

[MARK ONE]
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended April 30, 2007
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
For the Transition Period From ____________ to ____________
Commission File Number: 000-24996

INTERNET COMMERCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3645702
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 THE CORNERS PARKWAY, SUITE 100	30092
NORCROSS, GEORGIA	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (678) 533-8000

     Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒

     Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

     As of June 4, 2007, the Registrant had outstanding 23,113,056 shares of class A common stock.

INDEX TO FORM 10-Q
PAGE
PART I. FINANCIAL INFORMATION
Item 1.	Financial Statements
	Condensed Consolidated Balance Sheets as of April 30, 2007 (unaudited) and July 31, 2006	F-90
Condensed Consolidated Statements of Operations for the three and nine months ended
	April 30, 2007 (unaudited) and April 30, 2006 (unaudited)	F-91
Condensed Consolidated Statements of Cash Flows for the nine months ended
	April 30, 2007 (unaudited) and April 30, 2006 (unaudited)	F-92
	Notes to Condensed Consolidated Financial Statements (unaudited)	F-93
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-98
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	F-106
Item 4.	Controls and Procedures	F-107
PART II. OTHER INFORMATION
Item 1.	Legal Proceedings	F-108
Item 1A.	Risk Factors	F-108
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	F-113
Item 3.	Defaults Upon Senior Securities	F-113
Item 4.	Submission of Matters to a Vote of Security Holders	F-113
Item 5.	Other Information	F-113
Item 6.	Exhibits	F-113
SIGNATURES		F-114
EXHIBIT INDEX		F-115
CERTIFICATIONS

PART I. FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED BALANCE SHEETS

	APRIL 30, 2007	JULY 31, 2006
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$7,046,612	$6,988,753
Accounts receivable, net of allowance for doubtful accounts and allowance for sales
returns and allowances of $447,635 and $458,061, respectively	4,106,314	3,631,135
Prepaid expenses and other current assets	684,422	461,778
Total current assets	11,837,348	11,081,666
Restricted cash	433,478	432,974
Property and equipment, net	1,058,023	1,113,701
Goodwill	6,168,883	6,148,332
Other intangible assets, net	4,000,474	4,829,772
Other assets	40,554	37,822
Total assets	$23,538,760	$23,644,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$397,927	$662,151
Accrued expenses	888,717	574,783
Accrued dividends - preferred stock	65,753	232,329
Deferred revenue	237,237	261,214
Lease liability from acquisition	266,448	249,940
Other current liabilities	134,950	116,280
Total current liabilities	1,991,032	2,096,697
Long-term lease liability from acquisition	776,102	967,442
Total liabilities	2,767,134	3,064,139

Stockholders’ equity:
Preferred stock - 5,000,000 shares authorized, 5,000 and 10,000 shares of series C, respectively, and 250 shares of series D:
Series C - par value $.01 per share, 44.76 votes per share; 5,000 shares issued and outstanding (liquidation value of $5,065,753) and 10,000 shares issued and
outstanding (liquidation value of $10,232,329), respectively	50	100
Series D - par value $.01 per share, 769 votes per share; 250 shares issued and
outstanding (liquidation value of $250,000)	3	3
Common stock:
Class A - par value $.01 per share, 40,000,000 shares authorized, one vote per share;
22,958,674 and 22,712,944 shares issued and outstanding, respectively	229,587	227,129
Class B - par value $.01 per share, 2,000,000 shares authorized, six votes per share;
none issued and outstanding	—	—
Additional paid-in capital	101,402,629	103,042,746
Accumulated deficit	(80,860,643)	(82,689,850)
Total stockholders’ equity	20,771,626	20,580,128
Total liabilities and stockholders’ equity	$23,538,760	$23,644,267

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	APRIL 30,		APRIL 30,
	2007	2006	2007	2006
Service revenues	$5,390,270	$4,535,316	$16,500,465	$14,565,388
Expenses:
Cost of services	1,999,118	1,578,825	5,828,093	5,234,404
Product development and enhancement	595,836	192,090	1,898,177	502,001
Selling and marketing	379,589	566,795	1,268,905	1,559,452
General and administrative	1,780,780	1,715,360	5,609,905	5,650,155
	4,755,323	4,053,070	14,605,080	12,946,012
Operating income	634,947	482,246	1,895,385	1,619,376
Other income (expense):
Interest and investment income	69,856	74,634	233,542	134,867
Interest expense	(18,791)	(23,044)	(59,065)	(136,338)
Other income (expense)	288	27,043	(21,288)	54,594
	51,353	78,633	153,189	53,123
Income before income taxes	686,300	560,879	2,048,574	1,672,499
Provision for income taxes, current	135,097	10,723	219,367	27,895
Net income	551,203	550,156	1,829,207	1,644,604
Dividends on preferred stock	(48,767)	(97,534)	(233,425)	(299,178)
Extinguishment of dividends on retired
preferred stock	—	—	200,000	—
Income attributable to common stockholders	$502,436	$452,622	$1,795,782	$1,345,426
Basic income per common share	$0.02	$0.02	$0.08	$0.07
Diluted income per common share	$0.02	$0.02	$0.07	$0.07
Anti-dilutive stock options, warrants, and
series C preferred stock outstanding	2,371,473	1,075,057	1,482,592	1,600,841
Weighted average number of common shares
outstanding - basic	22,823,776	20,370,591	22,759,581	19,982,232
Weighted average number of common shares
outstanding - diluted	24,234,565	22,943,061	24,674,040	21,900,688

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED
	APRIL 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,829,207	$1,644,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,517,310	822,026
Bad debt expense	364,610	597,023
Non-cash interest expense	58,958	136,900
Loss on disposal of fixed assets	52	—
Non-cash charges for equity instruments issued for compensation
and services	694,889	554,283
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(798,873)	(71,885)
Prepaid expenses and other assets	(222,096)	(1,585)
Accounts payable	(264,224)	125,959
Accrued expenses	298,933	(848,878)
Deferred revenue	(23,977)	(16,220)
Other liabilities	(215,119)	(819,150)
Net cash provided by operating activities	3,239,670	2,123,077
CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for purchase of acquisitions, net of cash acquired	(300,000)	(886,619)
Additional costs of previous acquisition	(20,551)	(65,000)
Purchases of property and equipment	(361,341)	(410,823)
Net cash used in investing activities	(681,892)	(1,362,442)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligations	—	(3,645)
Payment to reacquire class A common stock	(613,587)	—
Payment to reacquire series C preferred stock	(2,261,413)	—
Proceeds from exercise of warrants	247,564	3,002,701
Proceeds from exercise of employee stock options	127,517	646,876
Net cash provided by (used in) financing activities	(2,499,919)	3,645,932
NET INCREASE IN CASH AND CASH EQUIVALENTS	57,859	4,406,567
Cash and cash equivalents, beginning of period	6,988,753	3,983,005
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,046,612	$8,389,572
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during the period	$—	$216
Cash paid for income taxes during the period	251,158	113,184
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY:
Payment for purchase of acquisition	—	23,300
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:
Issuance of 20,283 shares of class A common stock upon exercise of Warrants	—	203
Issuance of 50,117 shares of class A common stock upon exercise of 355,713
stock options	—	501
Issuance of common stock for dividends on preferred stock	200,000	400,000

See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying unaudited condensed consolidated financial statements of Internet Commerce Corporation (the “Company” or “ICC”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company’s financial position, results of operations and cash flows at the dates and for the periods indicated. Pursuant to the requirements of the Securities and Exchange Commission (the “SEC”) applicable to Quarterly Reports on Form 10-Q, the accompanying financial statements do not include all the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006. Operating results for the nine month period ended April 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2007 or any future period.

1. Organization and Nature of Business

     ICC creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With the Company’s value added network (“VAN”), desktop software and hosted applications, managed services, consulting and professional services, ICC is a trusted provider of e-commerce solutions to connect businesses, regardless of size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC’s broad line of solutions, expertise and customer service to help meet the unique requirements for trading partner compliance, coordination and collaboration.

2. Recent Acquisitions

Stewart Technical Services

     On January 31, 2007, the Company completed the acquisition of certain assets of Stewart Technical Services, Inc. (“STS”). STS provides EDI services and software and will be included in our EC Solutions segment. In accordance with the Asset Purchase Agreement (“Agreement”), the Company paid $300,000 upon close and has a contingent payment of up to an additional one times revenue for the first year’s revenue less the $300,000 payment made at closing. Additionally, if the first year’s revenues are less than $400,000, then no additional earn-out will be paid. The Company received tangible assets of approximately $49,000, which included accounts receivable of $44,000 and fixed assets of $5,000, and intangible assets of approximately $266,000, which are comprised of internally developed software of $166,000 and customer relationships of $100,000. Under the Agreement, the Company also recorded a liability of $15,000 for transition costs. The fixed assets are estimated to have a useful life of three years and customer relationships and internally developed software are estimated to have useful lives of five and four years, respectively.

Enable

     On May 9, 2006, the Company acquired all of the outstanding shares of Enable Corp. (“Enable”), a privately held corporation with offices in New York City that provides trading community portals, web based EDI trading tools, and EDI professional services to a variety of industries. Under the terms of the Share Purchase Agreement, the Company paid $4.2 million in cash and issued 686,324 shares of its class A common stock valued at approximately $2.6 million. On May 4, 2007, the Company issued 12,488 additional shares of its class A common stock as per the terms of the Share Purchase Agreement.

     The following table sets forth the components of the purchase price for Enable as of April 30, 2007.

Cash on closing	$4,203,000
ICC class A common stock issued	2,632,739
Transaction costs	416,208
Additional costs since July 31, 2006	20,551
Total purchase price	$7,272,498

     The following table provides the estimated fair value of assets acquired and liabilities assumed in the Enable acquisition:

Cash	$991,747
Accounts receivable	705,386
Restricted cash	15,000
Other assets	14,975
Fixed assets	246,520
Intangible assets - acquired technology	1,775,000
Intangible assets - trade names	250,000
Intangible assets - customer relationships	1,500,000
Liabilities	(510,778)
Fair value of net assets acquired	$4,987,850
Goodwill	$2,284,648
Total purchase price	$7,272,498

     The recorded fixed and other assets are estimated to have a life of two to three years. The acquired technology intangibles are estimated to have a life between one and four years, and the customer relationship and trade names intangibles are estimated to have a life of seven years. We recorded $2,285,000 in goodwill resulting from the Enable acquisition. Revenue from the Enable acquisition includes hosting and transaction fees, administrative fees and professional services. The hosting, transaction fees and administrative fees are included in our EC Solutions segment, while the professional services are include in our EC Services segment. Goodwill and intangible assets are deductible for tax purposes. The results of operations of Enable are consolidated with the results of operations of the Company subsequent to the acquisition date. The acquisition of Enable was made to strengthen the Company’s web based trading technology offering and customer base.

3. Repurchase of Preferred and Common Stock

     On December 14, 2006, two subsidiaries of 3V Capital LLC (3V Capital Fund Ltd. and Distressed/High Yield Trading Opportunities, Ltd. (collectively, the “3V Entities”)) acquired from Omega Liquidating Trust, the liquidating trust for the bankrupt Cable & Wireless USA, 10,000 shares of the series C preferred stock and 381,111 shares of the class A common stock of Internet Commerce Corporation (“ICC” or the “Company”). Thereafter, on December 20, 2006, ICC entered into a Stock Purchase Agreement with each of the 3V Entities, pursuant to which ICC reacquired a total of 5,000 shares of its series C preferred stock and 190,555 shares of its class A common stock for an aggregate purchase price of $2,875,000. Following this reacquisition of shares by ICC, the 3V Entities together continue to own the remaining 5,000 shares of ICC’s series C preferred stock and 190,556 shares of ICC’s class A common stock. The repurchased shares were retired during the second quarter of fiscal year 2007.

4. Business Segment Information

     The Company’s two reportable segments are:

     - Electronic Commerce Solutions (“EC Solutions”) segment, which includes ICC.NET VAN services, browser-based and hosted applications, and desktop software; and

     - Electronic Commerce Services (“EC Services”) segment, which is comprised of the EC service center, EC outsourcing, mapping and professional services.

     The Company changed its reportable segments as of August 1, 2006 to coincide with management’s realignment of the business operations to follow our service and product lines. The EC Solutions segment was formed to consolidate the services and products offered with direct or indirect connections to our VAN. The EC Services segment was formed and consolidates all of our professional, managed and outsourcing services. Specifically, professional service revenue and mapping revenue were moved from the old ICC.NET segment to the EC Services segment. Hosted applications and desktop software were moved to the EC Solutions segment from the old EC Service Bureau segment. The browser-based and hosted applications acquired from Enable were also added to the EC Solutions segment. In addition, the Company will no longer allocate 100% of its operating expenses to the reporting segments. Only those expenses that are directly related to the development and delivery of a reporting segment’s products and services will be allocated. The Company has restated the previous period’s reporting segments for comparability purposes between the periods.

     The tables below summarize information about operations for the three and nine month periods ended April 30, 2007 and 2006.

	EC SOLUTIONS	EC SERVICES	TOTAL
THREE MONTHS - APRIL 30, 2007
Revenues from external customers	$4,105,042	$1,285,228	$5,390,270
Segment operating income	$2,500,988	$196,210	$2,697,198

     The following is a reconciliation of operating segment income to net income for the three month period ending April 30, 2007:

Segment operating income	$2,697,198
Corporate expenses	(2,062,251)
Operating income	634,947
Other income (expense), net	51,353
Income before income taxes	686,300
Income tax expense	135,097
NET INCOME	$551,203

	EC SOLUTIONS	EC SERVICES	TOTAL
NINE MONTHS - APRIL 30, 2007
Revenues from external customers	$11,921,704	$4,578,761	$16,500,465
Segment operating income	$7,132,291	$1,370,740	$8,503,031

     The following is a reconciliation of operating segment income to net income for the nine month period ending April 30, 2007:

Segment operating income	$8,503,031
Corporate expenses	(6,607,646)
Operating income	1,895,385
Other income (expense), net	153,189
Income before income taxes	2,048,574
Income tax expense	219,367
NET INCOME	$1,829,207

	EC SOLUTIONS	EC SERVICES	TOTAL
THREE MONTHS - APRIL 30, 2007
Revenues from external customers	$3,209,472	$1,325,844	$4,535,316
Segment operating income	$2,283,066	$443,406	$2,726,472

     The following is a reconciliation of operating segments income to net income for the three month period ending April 30, 2006:

Segment operating income	$2,726,472
Corporate expenses	(2,244,226)
Operating income	482,246
Other income (expense), net	78,633
Income before income taxes	560,879
Income tax expense	10,723
NET INCOME	$550,156

	EC SOLUTIONS	EC SERVICES	TOTAL
NINE MONTHS - APRIL 30, 2007
Revenues from external customers	$9,580,218	$4,985,170	$14,565,388
Segment operating income	$6,544,843	$2,146,733	$8,691,576

     The following is a reconciliation of operating segments income to net income for the nine month period ending April 30, 2006:

Segment operating income	$8,691,576
Corporate expenses	(7,072,200)
Operating income	1,619,376
Other income (expense), net	53,123
Income before income taxes	1,672,499
Income tax expense	27,895
NET INCOME	$1,644,604

5. Recent Accounting Pronouncements

     In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 describes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and will be effective for the Company in fiscal 2008. The Company is currently evaluating the impact of this new accounting interpretation on its financial statements.

     In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

     In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of assessing materiality. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 on its financial statements.

     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to measure financial instruments and certain other items at fair value. The objective of this statement is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement for accounting for financial instruments. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS No. 159 on its financial statements.

6. Income Taxes

     A provision for income taxes has been provided for the three and nine months ended April 30, 2007 and 2006 for estimated federal alternative minimum taxes and certain state income taxes, as the Company has sufficient net operating loss carryforwards to offset regular taxable income. As of April 30, 2007, the Company released a portion of the valuation allowance to cover current tax liabilities, but continues to maintain a valuation allowance against the total net deferred tax asset balance. The Company will continue to evaluate its prospects going forward. If the Company’s operations continue at current levels and future business projections indicate continued profitability, the Company will review the valuation allowance and, in the near future, will consider releasing a portion of the deferred tax asset valuation reserve.

7. Subsequent Events

     On May 3, 2007, ICC and Jets Acquisition Sub, Inc., a wholly-owned subsidiary of ICC (“MergerSub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire EasyLink Services Corporation (NASDAQ:EASY), a Delaware corporation (“EasyLink”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into EasyLink, and EasyLink will become a wholly-owned subsidiary of ICC. The transaction has been approved by both the ICC Board of Directors and the EasyLink Board of Directors. Under the terms of the Merger Agreement, ICC will pay $5.80 per share in cash in exchange for each share of class A common stock of EasyLink, for an estimated aggregate purchase price of approximately $67 million. The transaction is expected to close in the third calendar quarter of 2007, subject to customary closing conditions, regulatory approvals, and stockholder approval by both companies

     EasyLink has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding the operation of the business of EasyLink and its subsidiaries prior to the closing and covenants prohibiting EasyLink from soliciting or initiating discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a Superior Proposal (as defined in the Merger Agreement). If EasyLink’s Board of Directors withdraws its support for the Merger, or if EasyLink terminates the Merger Agreement to accept a Superior Proposal made by a third party, EasyLink will be required to pay a termination fee of $2.5 million to ICC. If ICC stockholders approval is not obtained, ICC will pay EasyLink a termination fee of $2.5 million and will be required to expense all costs incurred for the merger as of the date of the termination.

     Also on May 3, 2007, ICC entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several purchasers (the “Purchasers”) affiliated with York Capital Management, LLC (“York Capital”) pursuant to which the Purchasers will purchase Series A Senior Secured Convertible Notes (the “Series A Notes”), Series B Senior Secured Convertible Notes (the “Series B Notes”), warrants to purchase shares of ICC’s class A common stock (the “Warrants”) and additional investment rights to acquire additional notes on the same terms as the Series A Notes (the “Additional Investment Rights”), all as more fully described in the Purchase Agreement, for an aggregate purchase price of up to $60 million. Contemporaneously with the closing of the Merger, and subject to the terms and conditions set forth in the Purchase Agreement, the Purchasers will purchase from ICC in the aggregate not less than $20,000,000 and not more than $30,000,000 of the Series A Notes (as may be determined by ICC) and $30,000,000 of the Series B Notes. The Series A Notes bear interest at the prime rate plus 75 basis points (0.75%) less an interest factor based on the performance of ICC’s class A common stock, as more fully described in the Series A Notes, and interest is payable quarterly. The Series A Notes have a term of four years, are repayable in 30 equal monthly installments of principal beginning 18 months after issuance, and can be prepaid subject to a 25% prepayment penalty and certain other conditions. The Series B Notes bear interest at the prime rate plus 300 basis points (3.00%) less an interest factor based on the performance of ICC’s class A common stock, as more fully described in the Series B Notes, and interest is payable quarterly. The Series B Notes have a term of four years, are repayable in 30 equal monthly installments of principal beginning 18 months after issuance, and can be prepaid subject to a 25% prepayment penalty and certain other conditions, provided that ICC can prepay up to $15,000,000 of the Series B Notes from the proceeds of sales of assets subject to a 12.5% prepayment penalty.

     The Warrants will entitle the Purchasers to acquire an aggregate number of shares equal to 30% of the principal amount of the Series B Notes divided by the lesser of (i) the arithmetic average of the volume weighted average price (as defined in the Purchase Agreement) for the ten trading days prior to the closing of the Merger, (ii) the closing price on the trading day immediately preceding the closing of the Merger, and (iii) $2.53. The Warrants are exercisable from the closing of the Merger until the fifth anniversary of the date a registration statement covering the resale of the shares issuable upon exercise of the Warrants is declared effective by the Securities and Exchange Commission. The Additional Investment Rights entitle the Purchasers to purchase an aggregate of $10,000,000 of additional notes having terms similar to the Series A Notes.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Quarterly Report on Form 10-Q contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specifically, all statements other than statements of historical facts included in this Quarterly Report regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this Report, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “hope,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors including, without limitation, those factors discussed in Item 1 (Business) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our Annual Report on Form 10-K filed on October 30, 2006, Item 2 and Item 1A of Part II of our Quarterly Reports. You should carefully review those risks, as well as additional risks described in other documents we file from time to time with the Securities and Exchange Commission.

     Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Quarterly Report as anticipated, believed, estimated, expected or intended.

OVERVIEW

     Internet Commerce Corporation creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With our VAN, desktop software and hosted applications, managed services, consulting and professional services, we are a trusted provider of e-commerce solutions to connect businesses, regardless of their size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC’s broad line of solutions, expertise and customer service to help meet the unique requirements for trading partner compliance, coordination and collaboration.

     We pioneered the use of the Internet for electronic data interchange (“EDI”) business-to-business (B2B) solutions and continue to lead as new technologies and requirements emerge for more efficient business communication. Organizationally, our two segments of business are known as the:

     - EC Solutions segment, which includes ICC.NET VAN services, browser-based and hosted applications, and desktop software; and

     - EC Services segment, whose operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners. The EC Services segment includes the EC service center, EC outsourcing, mapping and professional services.

     These segments compliment one another and give us the ability to provide solutions to many different kinds of enterprises, from sole proprietorships to large corporations, operating in a variety of industries.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. We consider certain accounting policies related to revenue recognition, valuation of acquired intangibles and impairment of long-lived assets including goodwill, stock-based compensation, and income taxes to be critical policies due to the estimation process involved in each. Management discusses its estimates and judgments with the Audit Committee of our Board of Directors.

     For a more detailed description on the application of these and other accounting policies, see Note 2 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2006. Reference is also made to the discussion of the application of these critical accounting policies and estimates contained in Management’s Discussion and Analysis in our Annual Report on Form 10-K for fiscal 2006. During the nine months ended April 30, 2007, there were no significant or material changes in the application of critical accounting policies that would require an update to the information provided in the Form 10-K for fiscal 2006.

THREE MONTHS ENDED APRIL 30, 2007 COMPARED WITH THREE MONTHS ENDED APRIL 30, 2006.

Results of Operations - EC Solutions

     Our EC Solutions segment uses the Internet and our proprietary technology to deliver our customers’ documents and data files to members of their trading communities. The following table summarizes operating results for our EC Solutions services for the three months ended April 30, 2007 and 2006:

	THREE MONTHS ENDED
	APRIL 30,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$4,105,042	$3,209,471	895,571	28
Expenses:
Cost of services	1,113,769	726,814	386.955	53
Product development and enhancement	420,274	153,652	266,622	174
General and administrative	70,010	45,939	24,071	52
Total expenses	1,604,054	926,405	677,649	73
Segment operating income	$2,500,988	$2,283,065	217,923	10

Revenues - EC Solutions

     Revenue from our EC Solutions segment was 76% of consolidated revenues for the quarter ended April 30, 2007 (“2007 Quarter”) compared with 71% for the quarter ended April 30, 2006 (“2006 Quarter”). Revenue for the 2007 Quarter compared with the 2006 Quarter increased primarily due to the browser-based and hosted services revenue acquired from Enable. VAN related transaction and monthly fee revenue grew approximately 4% in the 2007 Quarter compared with the 2006 Quarter. The growth is attributable to a monthly fee increase implemented in the 2007 Quarter and higher transaction volumes.

Cost of services - EC Solutions

     Costs of services relating to our EC Solutions segment was 27% of EC Solutions revenue for the 2007 Quarter compared with 23% for the 2006 Quarter. Cost of services consists primarily of salaries and employee benefits, connectivity fees, amortization, allocation of product and development expenses and rent. Costs of services increased primarily as a result of higher acquired technology and customer list amortization expense of $262,000 resulting from recent acquisitions and higher product development allocation of $199,000, offset by a reduction in telephone and connectivity fees of $186,000.

Product development and enhancement - EC Solutions

     Product development and enhancement costs relating to our EC Solutions segment consist primarily of salaries and employee benefits. Product development and enhancement costs increased $267,000 in the 2007 Quarter compared with the 2006 Quarter. The increase is primarily related to the additional staff, consulting and rent expenses from the acquired Enable operations.

General and administrative - EC Solutions

     General and administrative expenses supporting our EC Solutions segment consist primarily of depreciation, telephone, and computer maintenance expenses. General and administrative costs increased $24,000 in the 2007 Quarter compared with the 2006 Quarter. The increase was primarily due to higher computer maintenance expenses.

Operating Income - EC Solutions

     Operating income from EC Solutions increased $218,000, or 10%, for the 2007 Quarter compared with the 2006 Quarter, due mainly to the increased revenue from the Enable acquisition, offset by higher acquired technology and customer list amortization, and additional staff, consulting and rent expenses from the Enable operations.

Results of Operations - EC Services

     Our EC Services operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners through our EC Service center, E-Commerce outsourcing and professional services. The following table summarizes operating results for our EC Services segment for the three months ended April 30, 2007 and 2006:

	THREE MONTHS ENDED
	APRIL 30,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$1,285,228	$1,325,844	(40,616)	(3)
Expenses:
Cost of services	885,348	852,011	33,337	4
Product development and enhancement	143,123	38,438	104,685	272
General and administrative	60,547	(8,010)	68,557	(856)
Total expenses	1,089,018	882,439	206,579	23
Segment operating income	$196,210	$443,405	(247,195)	(56)

Revenue - EC Services

     Revenue from our EC Services was 24% of consolidated revenues for the 2007 Quarter compared with 29% for the 2006 Quarter. Revenue for the 2007 Quarter compared with the 2006 Quarter decreased slightly due to lower revenues as a result of customer attrition from our MEC and Kodiak acquisitions. This erosion appears to have stabilized.

Cost of services - EC Services

     Cost of services relating to our EC Services segment was 69% of EC Services revenue in the 2007 Quarter, compared with 64% in the 2006 Quarter. Cost of services consists primarily of salaries and employee benefits, amortization, connectivity fees and rent. Costs of services increased $33,000 for the 2007 Quarter compared to the 2006 Quarter as a result of the reclassification of ECS, MEC and Kodiak customer list amortization of $68,000 from Corporate Sales and Marketing, offset by lower salary and benefit expenses.

Product development and enhancement - EC Services

     Product development and enhancement costs consist primarily of salaries and employee benefits. Product development and enhancement costs incurred by our EC Services segment increased $105,000 in the 2007 Quarter compared with the 2006 Quarter. The increase was primarily the result of increased salary and benefits expense of approximately $197,000 from a recent realignment of our product development department, offset by a higher allocation of product development to other departments of $101,000.

General and administrative - EC Services

     General and administrative expenses relating to our EC Services segment consist primarily of office expenses, depreciation, computer maintenance expense, telephone and rent. General and administrative expenses incurred by our EC Services segment increased $69,000 in the 2007 Quarter compared with the 2006 Quarter. The increase is primarily due to higher depreciation and computer maintenance expenses related to recent investments in capital expenditures.

Operating Income - EC Services

     Operating income from EC Services for the 2007 Quarter compared with the 2006 Quarter decreased $247,000, or 56%, primarily as a result of higher expenses from the reallocation of our product development department and increased depreciation and computer maintenance expenses.

Corporate Expenses

     Our Corporate expenses represent the general, administrative, corporate and executive expenses not directly related to our EC Solutions or EC Services segments. The following table summarizes operating and other expenses for our corporate expenses for the three months ended April 30, 2007 and 2006:

	THREE MONTHS ENDED
	APRIL 30,		VARIANCE
	2007	2006	$	%
Expenses:
Product development and enhancement	$32,439	$—	32,439	—
Selling and marketing	379,589	566,795	(187,206)	(33)
General and administrative	1,650,223	1,677,431	(27,208)	(2)
Total expenses	$2,062,251	$2,244,226	(181,975)	(8)
Other:
Other income	$51,353	$78,633	(27,280)	(35)
Provision for income taxes	$135,097	$10,723	124,374	1,160

Product development and enhancement - Corporate

     Product development and enhancement costs included in our corporate expenses consist primarily of salaries and employee benefits. Product development and enhancement costs increased $32,000 in the 2007 Quarter compared with the 2006 Quarter. The increase is primarily a result of unallocable salary and benefit costs not directly related to the EC Solutions or EC Services segments.

Selling and marketing - Corporate

     Selling and marketing costs included in our Corporate expenses consist primarily of salaries and employee benefits and travel. Selling and marketing expenses decreased $187,000 in the 2007 Quarter compared with the 2006 Quarter. The decrease is primarily due to lower salary, benefits and commission expense of approximately $103,000 and the reclassification of ECS, MEC and Kodiak customer list amortization of $68,000 to cost of sales in the EC Services segment.

General and administrative - Corporate

     General and administrative costs included in our Corporate expenses consist primarily of salaries and employee benefits, office expenses, legal and accounting expenses, depreciation, computer maintenance expenses, telephone and rent. General and administrative expenses decreased in the 2007 Quarter by $27,000 primarily due to lower rent due to fewer office locations and bad debt expense as a result of increased collection activity.

Other income - Corporate

     Other income costs consist primarily of interest income, interest expense and other non-operating expenses. Other income decreased in the 2007 Quarter compared with the 2006 Quarter mainly due to a one-time legal settlement during the 2006 Quarter.

Provision for income taxes - Corporate

     Provision for income taxes consist primarily of federal and state income tax expense. The provision for income taxes increased $124,000 in the 2007 Quarter compared with the 2006 Quarter. The increase is due to current year state income taxes of $78,000 which were not covered by our existing state net loss carryforwards and a true up of past years’ state income tax timing differences of $80,000 as a result of changing the tax year-end from December 31 to July 31.

Reduction in Force

     During the 2007 Quarter, we completed a reduction in our work force eliminating redundancy from acquisitions and streamlining operations. We experienced no cost savings during the 2007 Quarter due to employee severance payments, but anticipate future savings of approximately $326,000 per quarter and $1,304,000 annually.

NINE MONTHS ENDED APRIL 30, 2007 COMPARED WITH NINE MONTHS ENDED APRIL 30, 2006.

Results of Operations - EC Solutions

     Our EC Solutions segment uses the Internet and our proprietary technology to deliver our customers’ documents and data files to members of their trading communities. The following table summarizes operating results for our EC Solutions services for the nine months ended April 30, 2007 and 2006:

	NINE MONTHS ENDED
	APRIL 30,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$11,921,704	$9,580,219	2,341,485	24
Expenses:
Cost of services	3,169,720	2,565,028	604,692	24
Product development and enhancement	1,411,012	332,941	1,078,071	324
General and administrative	208,681	137,407	71,274	52
Total expenses	4,789,413	3,035,376	1,754,037	58
Segment operating income	$7,132,291	$6,544,843	587,448	9

Revenues - EC Solutions

     Revenue from our EC Solutions segment was 72% of consolidated revenues for the nine months ended April 30, 2007 (“2007 Nine Months”) compared with 66% for the nine months ended April 30, 2006 (“2006 Nine Months”). The increase in revenue is primarily related to the browser-based and hosted services revenue acquired from Enable.

Cost of services - EC Solutions

     Costs of services relating to our EC Solutions segment was 27% of EC Solutions revenue for the 2007 Nine Months compared with 27% for the 2006 Nine Months. Cost of services consists primarily of salaries and employee benefits, connectivity fees, amortization, allocation of product and development expenses and rent. Costs of services increased mainly as a result of higher technology and customer list amortization expense of $518,000 from our recent acquisitions, higher product development allocation of $348,000, offset by the reduction in telephone and connectivity fees of $349,000.

Product development and enhancement - EC Solutions

     Product development and enhancement costs relating to our EC Solutions segment consist primarily of salaries and employee benefits. Product development and enhancement costs increased $1,078,000 in the 2007 Nine Months compared with the 2006 Nine Months primarily due to the additional staff, consulting and rent expenses from the Enable operations.

General and administrative - EC Solutions

     General and administrative expenses supporting our EC Solutions segment consist primarily of depreciation, telephone, and computer maintenance expenses. General and administrative costs increased $71,000 in the 2007 Nine Months compared with the 2006 Nine Months mainly due to higher computer maintenance expenses.

Operating Income - EC Solutions

     Operating income from EC Solutions increased $587,000, or 9%, for the 2007 Nine Months compared with the 2006 Nine Months, due mainly to the increased revenue from the Enable acquisition, offset principally by higher acquired technology and customer list amortization, additional staff, consulting and rent expenses from the Enable operations.

Results of Operations - EC Services

     Our EC Services operations primarily focus on facilitating the EDI communications of small and mid-sized businesses with their trading partners through our EC service center, E-Commerce outsourcing and professional services. The following table summarizes operating results for our EC Services segment for the nine months ended April 30, 2007 and 2006:

	NINE MONTHS ENDED
	APRIL 30,		VARIANCE
	2007	2006	$	%
Revenues:
Services	$4,578,761	$4,985,170	(406,409)	(8)
Expenses:
Cost of services	2,658,373	2,669,376	(11,003)	—
Product development and enhancement	374,795	169,060	205,735	122
General and administrative	174,853	—	174,853	—
Total expenses	3,208,021	2,838,436	369,585	13
Segment operating income	$1,370,740	$2,146,734	(775,994)	(36)

Revenue - EC Services

     Revenue from our EC Services was 28% of consolidated revenue for the 2007 Nine Months compared to 34% for the 2006 Nine Months and decreased by $406,000. Our EC service center revenues decreased approximately $821,000 due to the customer attrition experienced mainly during the first six months of fiscal 2007, offset by increased revenues from our EC outsourcing services of $311,000 due to a full nine months of revenue from our Kodiak acquisition included in the period and the increase in non-recurring professional services of $284,000 related to our browser-based application development.

Cost of services - EC Services

     Costs of services relating to our EC Services segment was 58% for the 2007 Nine Months compared with 54% for the 2006 Nine Months. Cost of services consists primarily of salaries and employee benefits, connectivity fees, amortization, allocation of product and development expenses and rent. Costs of services decreased $11,000 in the 2007 Nine Months compared with the 2006 Nine Months.

Product development and enhancement - EC Services

     Product development and enhancement costs relating to our EC Services segment consist primarily of salaries and employee benefits. Product development and enhancement costs increased $206,000 in the 2007 Nine Months compared with the 2006 Nine Months primarily due to increased salary and benefits expenses.

General and Administrative - EC Services

     General and administrative expenses relating to our EC Services segment consist primarily of office expenses, depreciation, computer maintenance expense, telephone and rent. General and administrative expenses increased $175,000 in the 2007 Nine Months compared with the 2006 Nine Months as a result of higher depreciation and computer maintenance expenses related to ongoing investments in capital expenditures.

Operating Income - EC Services

     Operating income from EC Services for the 2007 Nine Months compared with the 2006 Nine Months decreased $776,000, or 36%, due to the combination of decreased revenues from the MEC and Kodiak acquisition related customer attrition experienced in the first six months of fiscal 2007 and higher product development salary and benefit expense and deprecation and computer maintenance expenses.

Corporate Expenses

     Our Corporate expenses represent the general, administrative, corporate and executive expenses not directly related to our EC Solutions or EC Services segments. The following table summarizes operating and other expenses for our corporate expenses for the nine months ended April 30, 2007 and 2006:

	NINE MONTHS ENDED
	APRIL 30,		VARIANCE
	2007	2006	$	%
Expenses:
Product development and enhancement	$112,369	$—	112,369	—
Selling and marketing	1,268,904	1,559,452	(290,548)	19
General and administrative	5,226,371	5,512,748	(286,377)	(5)
Total expenses	$6,607,646	$7,072,200	(464,554)	(7)
Other:
Other income	$153,189	$53,123	100,066	188
Provision for income taxes	$219,367	$27,895	191,472	686

Product development and enhancement - Corporate

     Product development and enhancement costs included in our corporate expenses consist primarily of salaries and employee benefits. Product development and enhancement costs increased $112,000 in the 2007 Nine Months compared with the 2006 Nine Months. The increase is primarily a result of unallocable salary and benefit costs not directly related to the EC Solutions or EC Services segments.

Selling and marketing - Corporate

     Selling and marketing costs included in our Corporate expenses consist primarily of salaries and employee benefits and travel. Selling and marketing expenses decreased $291,000 in the 2007 Nine Months compared with the 2006 Nine Months. The decrease is due to lower salary, benefits and commission expense of approximately $95,000 due to fewer headcount and the reclassification of ECS, MEC and Kodiak customer list amortization of $185,000 to cost of sales in the EC Services segment.

General and administrative - Corporate

     General and administrative costs included in our Corporate expenses consist primarily of salaries and employee benefits, office expenses, legal and accounting expenses, depreciation, computer maintenance expenses, telephone and rent. General and administrative expenses decreased by $286,000 for the 2007 Nine Months compared with the 2006 Nine Months primarily due to lower bad debt expense of $232,000 as a result of stronger collection activity and reduced general office expenses.

Other income - Corporate

     Other income costs consist primarily of interest income, interest expense and other non-recurring, non-operating expenses. Other income increased in the 2007 Nine Months compared with the 2006 Nine Months mainly due to lower interest expense related to the assumed lease liability from our MEC acquisition and higher levels in interest income due to higher levels of cash for the 2007 Nine Months.

Provision for income taxes - Corporate

     Provision for income taxes consists primarily of federal and state income tax expense. The provision for income taxes increased $191,000 in the 2007 Nine Months compared with the 2006 Nine Months. The increase is due to current year state income taxes of $78,000 which were not covered by our existing state net loss carryforwards, a true up of past years’ state income tax timing differences of $80,000 as a result of changing the tax year-end from December 31 to July 31, and current year federal alternative minimum tax of $61,000.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal sources of liquidity, which consist of unrestricted cash and cash equivalents, increased to $7,047,000 as of April 30, 2007 from $6,989,000 as of July 31, 2006. We believe these resources will provide us with sufficient liquidity to continue in operation through April 30, 2008.

     The principal uses of cash for the nine month period ended April 30, 2007 were for the repurchase of our series C preferred stock of $2,261,000 and our class A common stock of $614,000. Additionally, we used $300,000 for the acquisition of certain assets of Stewart Technical Services, Inc. and $205,000 in capital expenditures to upgrade and relocate the equipment from our Enable data center.

     The principal sources of cash during the period were cash generated from continued operations of $3,240,000, proceeds from the exercise of 71,200 warrants that were originally issued in a private placement that closed in October 2004 of $248,000, and proceeds from the exercise of 299,687 stock options of $128,000.

     The Company has net operating loss carryforwards for tax purposes of approximately $71.1 million as of April 30, 2007. These carryforwards expire from 2011 to 2025.

     The Internal Revenue Code and Income Tax Regulations contain provisions which limit the use of available net operating loss carryforwards in any given year should significant changes (greater than 50%) in ownership interests occur. Due to the private placement of series A preferred stock in April 1999, the net operating loss carryover of approximately $19.6 million incurred prior to the private placement is subject to an annual limitation of approximately $1.4 million until that portion of the net operating loss is utilized or expires. Due to a 100% ownership change of an acquired company in November 2000, the purchased net operating loss of approximately $6.5 million incurred prior to the ownership change is subject to an annual limitation of approximately $1.1 million until that portion of the net operating loss is utilized or expires. Additionally, this transaction created an ownership change for the Company as defined by IRC Section 382. As such, its net operating loss of approximately $49.4 million incurred prior to the ownership change is subject to an annual limitation of approximately $2.8 million until that portion of the net operating loss is utilized or expires. Finally, due to a 100% ownership change of an acquired company in June 2004, the purchased net operating loss of approximately $1.2 million incurred prior to the ownership change is subject to an annual limitation of approximately $128,000 until that portion of the net operating loss is utilized or expires.

OFF BALANCE SHEET ARRANGEMENTS

     We provide indemnifications of varying scope and amount to certain customers against claims of intellectual property infringement made by third parties arising from the use of our products and services. We evaluate estimated losses for such indemnification under Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, as interpreted by Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. We consider factors such as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, we have not encountered material costs as a result of such obligations and have not accrued any material liabilities related to such indemnifications in our financial statements.

CONTRACTUAL OBLIGATIONS

     Our contractual obligations are comprised of future minimum rental payments due under non-cancelable operating leases. The following table is a summary of our contractual obligations as of April 30, 2007:

FISCAL YEAR	AMOUNT
2007	$400,022
2008	$1,524,649
2009	$1,429,073
2010	$1,188,485
2011	$335,924

     The minimum future rental payments have not been reduced by $2,551,636 of sublease rentals to be received in the future under our non-cancelable sublease.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

     We may invest our cash in a variety of financial instruments. If invested, we account for our investment instruments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”). All of the cash equivalents and investments are treated as available-for-sale under SFAS No. 115. Investments that are classified as cash and cash equivalents have original maturities of three months or less. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may vary widely due to changes in interest rates, or we may suffer losses in principal if forced to sell securities that have seen a decline in market value due to changes in interest rates. For the quarter ended April 30, 2007, our cash investments consisted entirely of overnight cash sweep accounts invested in a fund composed primarily of triple A rated commercial paper and government agency bonds. As of April 30, 2007, the interest rate for this investment was 4.63%.

ITEM 4.  CONTROLS AND PROCEDURES

     Our management, including our chief executive officer and chief financial officer, has carried out an evaluation of the effectiveness of our disclosure controls and procedures as of April 30, 2007, as required by paragraph (b) of Exchange Act Rules 13(a)-15 and 15(d)-15. Based upon that evaluation, our chief executive officer and chief financial officer have concluded that as of such date, our disclosure controls and procedures are effective. There was no change in our internal control over financial reporting during the quarter ended April 30, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     We are party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, we do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on our consolidated financial position, results of operations or cash flow.

ITEM 1A.  RISK FACTORS

     The following Risk Factor disclosure updates the risk factors as disclosed in our 2006 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission.

RISKS RELATING TO OUR COMPANY

We may not remain profitable in the future.

     We have incurred significant losses since the Company was founded in 1991, and, as of April 30, 2007, we had an accumulated deficit of approximately $80.9 million. We realized profitability and have done so for the past 9 consecutive quarters. However, there can be no assurances that we may not incur losses again in the future.

We must continue to grow our business in order to remain competitive.

     Over the past year, the VAN business has remained significantly price competitive. Our major competitors appear to be restructuring their VAN operations to reduce their overhead and other costs to better compete against Internet-based networks such as our ICC.NET service. While we have been successful in maintaining our margins and we have increased the volume of data transmitted through our VAN, we have experienced price erosion in competing for larger customers. Although we expect to continue to add new customers and increase the volume of data transmitted through our service, we do not expect our revenue from VAN services to continue to grow rapidly as in the past. If our revenues grow at a slower rate than we anticipate, or decrease and we are unable to adjust spending in a timely manner or if our expenses increase without commensurate increases in revenues, our operating results will suffer and we may again report losses.

If we are not successful in selling our products and services, our results of operations will suffer.

     While our primary focus in the past has been on growing our ICC.NET VAN service, we have attempted to diversify by acquiring Electronic Commerce Systems in June 2004, the MEC operations of Inovis International, Inc. in March 2005, Enable Corp. in May 2006 and certain assets of Stewart Technical Services, Inc. in January 2007. However, the success of our services depends to a large extent on the future of business-to-business electronic commerce and our ability to effectively compete in the marketplace. In particular, our success depends on the number of customers that subscribe to our services, the volume of the data, documents or other information they send or retrieve and the price we are able to charge for these services in light of competitive pressures. In connection with the assimilation of our new customers acquired from the MEC operation and the Enable acquisition, we expect to see attrition to these newly acquired customer bases due to the seasonal trends, integration difficulties, and customer defections to alternative EDI solutions. As a result, a portion of our revenues may be adversely affected. While we are learning to manage these new customers, there is no assurance that we will accurately assess the trends of these new customers. Accordingly, the value of these new customers, the volume of our services subscribed by them and the possibility of payment collection may differ materially from our current expectation. Further, since our operating expense levels are based significantly on our expectations of future revenue, our inability to assess the trends may render us vulnerable in the case of a significant shortfall in revenues or orders from these new customers, in which case we may not be able to reduce our operating expenses quickly in response. Therefore, any significant shortfall in revenue or orders could have an immediate adverse effect on our operating results.

We may not be successful in competing against our competitors.

     We face a significant number of competitors, ranging from very large enterprises or divisions of very large companies to a number of relatively small organizations. These competitors are diverse in terms of their histories, business models, corporate strategies, financial strength, name recognition, company reputation, customer base and breadth of offerings. Many of our large competitors have more history, significantly greater financial resources, larger customer bases and more easily recognized names than we do. As a result, our competitors may be able to respond more quickly to changing technology and changes in customer requirements or be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers and employees, or be able to devote greater resources to the development, promotion and sale of their services than we can. New competition is emerging in the form of web services networks, collaborative applications, application service providers, e-marketplaces and integration broker suites. We have enhanced our technologies to communicate with these web-based technologies. However, there can be no assurance that our product and service offerings will compete effectively and generate any significant revenues. We believe that the high cost of implementation and the ongoing costs of supporting a company’s trading partners may be a barrier to the wider acceptance of our new product offerings in the marketplace. As a result, we may not be successful in competing against our competitors.

If we are unable to maintain or replace our existing interconnect arrangements, our results of operations would suffer.

     We rely on many of our competitors to interconnect with our service to promote an “open community” so all businesses can take advantage of the efficiencies of EDI, no matter what network they choose as their provider. Although we have interconnect agreements with the major VAN providers, there can be no assurances that these agreements will not be terminated or will continue with acceptable terms. If terminated, we would have to find an acceptable alternative. If available, such an alternative could add significant operating costs to our business.

We must continue to develop new products and services.

     If we do not keep pace with rapid technological changes, customer demands and intense competition, we will not be successful. Our market is characterized by rapidly changing technology, customer demands and intense competition. The satisfactory performance, reliability and availability of our network infrastructure, customer support and document delivery systems and our web site are critical to our reputation and our ability to attract customers and maintain adequate customer service levels. If we cannot keep pace with these changes and maintain the performance and reliability of our network and customer service levels, our business will suffer. The intense competition in our industry requires us to continue to develop strategic business and Internet solutions that enhance and improve the customer service features, functions and responsiveness of our products and services and we must constantly keep pace with continuing changes in information technology and customer requirements. While we actively search for ways to expand our business and our products and services to keep pace with the rapidly changing technology, customer demands and intense competition, there can be no assurance that we will be able to keep pace with these changes. If we are not successful in developing and marketing enhancements to our products and services that respond to technological change or customer demands, our business will suffer.

We may need to obtain additional financing on satisfactory terms to continue to compete successfully. If we are unable to obtain necessary future capital, our business will suffer.

     We may need to raise additional funds if competitive pressures or technological changes are greater than anticipated, if we are unable to increase revenue at anticipated rates, if our expenses increase significantly or if our customers delay payment of our receivables or if we identify a suitable acquisition candidate that requires a cash outlay in order to complete the transaction. We cannot assure you that any additional financing will be available on reasonable terms or at all. Raising additional funds in the future by issuing securities could adversely affect our stockholders and negatively impact our publicly traded share price. If we raise additional funds through the issuance of debt securities, the holders of the debt securities will have a claim to our assets that will have priority over any claim of our stockholders. The interest on these debt securities would increase our costs and negatively impact our operating results. If we raise additional funds through the issuance of common stock or securities convertible into or exchangeable for common stock, the percentage ownership of our then-existing stockholders will decrease and they may experience additional and substantial dilution. In addition, any convertible or exchangeable securities may have rights, preferences and privileges more favorable to the holders than those of the common stock.

Failure of our third-party providers to provide adequate internet and telecommunications service could result in significant losses of revenue.

     Our operations depend upon third parties for Internet access and telecommunications service. Frequent or prolonged interruptions of these services could result in significant losses of revenues. We have experienced outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our internal activities in the future. These types of occurrences could also cause users to perceive our services as not functioning properly and therefore cause them to use other methods to deliver and receive information. We have limited control over these third parties and cannot assure you that we will be able to maintain satisfactory relationships with any of them on acceptable commercial terms or that the quality of services that they provide will remain at the levels needed to enable us to conduct our business effectively.

We may suffer systems failures and business interruptions that would harm our business.

     Our success depends in part on the efficient and uninterrupted operation of our VAN service and Enable’s web hosting sites. Almost all of our network operating systems are located in third party co-location facilities. Although these facilities are designed to prevent operational interrupts, our systems are vulnerable to events such as damage from fire, power loss, telecommunications failures, break-ins and earthquakes. This could lead to interruptions or delays in our service, loss of data or the inability to accept, transmit and confirm customer documents and data. Although we have implemented network security measures, our servers may be vulnerable to computer viruses, electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptions.

If we are unable to successfully integrate acquisitions, our financial results will suffer.

     Our ability to implement our business plan successfully requires effective planning and strong execution skills. If we cannot manage the integration of anticipated acquisitions, our business and financial results will suffer. We expect that we will need to continue to manage and to expand multiple relationships with customers, Internet service providers and other third parties. We also expect that we will need to continually improve our financial systems, procedures and controls and will need to expand, train and manage our workforce, particularly our information technology and sales and marketing staffs.

If we lose our net operating loss carryforward of approximately $71.1 million, our financial results will suffer.

     Section 382 of the Internal Revenue Code contains rules designed to discourage persons from buying and selling the net operating losses of companies. These rules generally operate by focusing on ownership changes among stockholders owning directly or indirectly 5% or more of the common stock of a company or any change in ownership arising from a new issuance of stock by a company. In general, the rules limit the ability of a company to utilize net operating losses after a change of ownership of more than 50% of its common stock over a three-year period. Purchases of our class A common stock in amounts greater than specified levels could create a limitation on our ability to utilize our net operating losses for tax purposes in the future. We are currently subject to certain limitations on the utilization of portions of our net operating loss carryforward.

If we cannot hire and retain highly qualified employees, our business and financial results will suffer.

     We are substantially dependent on the continued services and performance of our executive officers and other key employees. If we are unable to attract, assimilate and retain highly qualified employees, our management may not be able to effectively manage our business, exploit opportunities and respond to competitive challenges and our business and financial results will suffer. Many of our competitors may be able to offer more lucrative compensation packages and higher-profile employment opportunities than we can.

We depend on our intellectual property, which may be difficult and costly to protect.

     If we fail to adequately protect our proprietary rights, competitors could offer similar products relying on technologies we developed, potentially harming our competitive position and decreasing our revenues. We attempt to protect our intellectual property rights by limiting access to the distribution of our software, documentation and other proprietary information and by relying on a combination of copyright, trademark and trade secret laws. In addition, we enter into confidentiality agreements with our employees and certain customers, vendors and strategic partners. In some circumstances, however, we may, if required by a business relationship, provide our licensees with access to our data model and other proprietary information underlying our licensed applications. Despite the precautions we take, it may be possible for unauthorized third parties to copy aspects of our current or future products or to obtain and use information that we regard as proprietary. Policing unauthorized use of software is difficult, and some foreign laws do not protect proprietary rights to the same extent as United States laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, any of which could be costly and adversely affect our operating results.

Intellectual property infringement claims against us could harm our business.

     It is possible our products and service may infringe upon the proprietary rights of others and other parties may assert infringement claims against us. Any such claims and any resulting litigation could subject us to significant liability for damages and could invalidate our proprietary rights. We could be required to enter into royalty and licensing agreements, which may be costly or otherwise burdensome or which may not be available on terms acceptable to us.

We must comply in the future with new and costly reporting requirements.

     Under current Securities and Exchange Commission (“SEC”) regulations, we are considered a non-accelerated filer as our market capitalization as of January 31, 2007 was under $75 million. We will have to be compliant with Section 404(a), management’s assertion portion of the Sarbanes-Oxley Act of 2002 (“SOX”) by July 31, 2008 and compliant with Section 404(b), the independent audit requirement of SOX by July 31, 2009. The costs of implementing the requirements of the SOX have ranged from approximately $500,000 to over $1 million for smaller companies. Although we have begun our SOX compliance efforts, there can be no assurance that we can be in full compliance when required for reasonable costs.

RISKS RELATING TO THE INTERNET AND ONLINE COMMERCE ASPECTS OF OUR BUSINESS

If internet usage does not continue to grow or if its infrastructure fails, our business will suffer.

     We cannot be certain that the infrastructure or complementary services necessary to maintain the Internet as a useful and easy means of transferring documents and data will continue to develop. The Internet infrastructure may not support the demands that growth may place on it and the performance and reliability of the Internet may decline.

Privacy concerns may prevent customers from using our services.

     Concerns about the security of online transactions and the privacy of users may inhibit the growth of the Internet as a means of delivering business documents and data. We may need to incur significant expenses to protect against the threat of security breaches or to alleviate problems caused by security breaches. We rely upon encryption and authentication technology to provide secure transmission of confidential information. If our security measures do not prevent security breaches, we could suffer operating losses, damage to our reputation, litigation and possible liability. Advances in computer capabilities, new discoveries in the field of cryptography or other developments that render current encryption technology outdated may result in a breach of our encryption and authentication technology and could enable an outside party to steal proprietary information or interrupt our operations.

Government regulation and legal uncertainties relating to the internet could harm our business.

     Changes in the regulatory environment in the United States and other countries could decrease our revenues and increase our costs. The Internet is largely unregulated and the laws governing the Internet remain unsettled. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy and taxation apply to the Internet. In addition, because of increasing popularity and use of the Internet, any number of laws and regulations may be adopted in the United States and other countries relating to the Internet or other online services covering issues such as user privacy, security, pricing and taxation, contents and distribution.

The cost of transmitting documents and data over the internet could increase.

     We may not be able to increase our prices to cover these rising costs. Also, foreign and state laws and regulations relating to the provision of services over the Internet are still developing. If individual states or foreign countries impose taxes or laws that negatively impact services provided over the Internet, our cost of providing our ICC.NET and other services may increase.

RISKS RELATING TO OUR CLASS A COMMON STOCK

The market price of our class A common stock is likely to be highly volatile.

     The market price of our class A common stock has been very volatile in the past, ranging from a low of $2.21 to a high of $3.98 during fiscal 2007 and is likely to fluctuate substantially in the future. If our class A common stock falls under $1.00 per share and fails to maintain a minimum bid price of $1.00 for 30 consecutive trading days, it may no longer be eligible for trading in the Nasdaq Capital Market, which would adversely affect the ability of investors to sell their shares of our class A common stock.

Shares eligible for future sale by our existing stockholders may adversely affect our stock price making it difficult to sell class A common stock.

     Between January 1, 2003 and May 2006, we registered the resale under the Securities Act of 1933 of an aggregate of 10,676,141 shares of our class A common stock, which includes 3,016,917 shares of class A common stock issuable upon the exercise of warrants to purchase shares of class A common stock and 192,307 shares of class A common stock issuable upon conversion of our series D preferred. The market price of our class A common stock could be materially and adversely affected by sales of even a small percentage of these shares or the perception that these sales could occur.

The market for our class A common stock on the Nasdaq capital market may be illiquid, which would restrict the ability to sell shares of class A common stock and could result in increased volatility in the trading prices for our class A common stock.

     The price at which our class A common stock will trade in the future cannot be predicted and will be determined by the market. The price may be influenced by many factors, including investors’ perceptions of our business, our financial condition, operating results and prospects, the use of the Internet for business purposes and general economic and market conditions.

Our board of directors can issue preferred stock with rights adverse to the holders of class A common stock.

     Our Board of Directors is authorized, without further stockholder approval, to determine the provisions of and to issue up to 4,994,750 shares of preferred stock. Issuance of preferred shares with rights to dividends and other distributions, voting rights or other rights superior to the class A common stock could be adverse to the holders of class A common stock. In addition, issuance of preferred shares could have the effect of delaying, deterring or preventing an unsolicited change in control of our company, or could impose various procedural and other requirements that could make it more difficult for holders of our class A common stock to effect certain corporate actions, including the replacement of incumbent directors and the completion of transactions opposed by the incumbent Board of Directors. The rights of the holders of our class A common stock would be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

We may have to use significant resources indemnifying our officers and directors or paying for damages caused by their conduct.

     The Delaware General Corporation Law provides for broad indemnification by corporations of their officers and directors and permits a corporation to exculpate its directors from liability for their actions. Our bylaws and certificate of incorporation implement this indemnification and exculpation to the fullest extent permitted under this law as it currently exists or as it may be amended in the future. Consequently, subject to this law and to some limited exceptions in our certificate of incorporation, none of our directors will be liable to us or to our stockholders for monetary damages resulting from conduct as a director.

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

     On March 21, 2007, the Company announced that our Board of Directors approved the repurchase of up to $2 million in common shares. No shares have been repurchased to date, and as a result of the pending purchase by the Company of EasyLink Services Corporation, the amount and timing of future purchases is uncertain.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

ITEM 5.  OTHER INFORMATION

     None.

ITEM 6.  EXHIBITS

31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.*

-

In accordance with Release No. 34-47986, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2007

INTERNET COMMERCE CORPORATION

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT
Exhibit 31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
Exhibit 31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
Exhibit 32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
____________________

*

In accordance with Release No. 34-47986, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

EXHIBIT 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Thomas J. Stallings, certify that:

1.	I have reviewed this report on Form 10-Q of Internet Commerce Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 5, 2007

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Glen E. Shipley, certify that:

1.	I have reviewed this report on Form 10-Q of Internet Commerce Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 5, 2007

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OF THE
SECURITIES EXCHANGE ACT, AS AMENDED

     This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Internet Commerce Corporation (the “Company”), hereby each certify that, to the undersigned’s knowledge:

     The Quarterly Report on Form 10-Q of the Company for the nine months ended April 30, 2007 (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of March, 2007.

By:	/s/ THOMAS J. STALLINGS
THOMAS J. STALLINGS
Chief Executive Officer

By:	/s/ GLEN E. SHIPLEY
GLEN E. SHIPLEY
Chief Financial Officer

     In accordance with SEC Release No. 34-47986, this Exhibit is furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

ANNEX H

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Easylink Services Corporation on Forms S-3 (File No. 333-41154, 333-41156, 333-43060, 333-59776 and 333-76578) and Forms S-8 (File No. 333-135334, 333-96151, 333-31356, 333-39586, 333-97437 and 333-107737) of our report dated September 28, 2006, relating to the financial statements of Internet Commerce Corporation (the “Company”) as of, and for the years ended, July 31, 2006 and 2005, appearing in this Proxy Statement.

/s/ TAUBER & BALSER, P.C.

Atlanta, Georgia
July 12, 2007

REVOCABLE	REVOCABLE
PROXY	PROXY

PROXY

EASYLINK SERVICES CORPORATION

SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING

August 16, 2007

9:00 a.m.

Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF EASYLINK SERVICES CORPORATION

The undersigned hereby constitutes and appoints Thomas Murawski and Michael Doyle (collectively, the “Named Proxies”), or either of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the special meeting of stockholders of EasyLink Services Corporation (“EasyLink”) to be held on August 16, 2007, and at any adjournment thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN EASYLINK’S PROXY STATEMENT.

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by EasyLink Services Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EasyLink Services Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE NAMED PROXIES INTEND TO VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. HOWEVER, NO PROXY VOTED AGAINST PROPOSAL 2 WILL BE VOTED IN FAVOR OF PROPOSAL 4.		Please Mark Here for Address Change SEE REVERSE SIDE	☐

1. Election of Directors: (1) Robert Casale (2) Stephen Duff (3) Peter Holzer (4) George Knapp (5) Thomas Murawski (6) John Petrillo (7) Dennis Raney (8) Eric Zahler	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

2. To adopt and approve the Agreement and Plan of Merger, dated as of May 3, 2007 (as it may be amended from time to time, the “Merger Agreement”), among EasyLink, Internet Commerce Corporation (“ICC”) and Jets Acquisition Sub, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to ratify Grant Thornton LLP as EasyLink’s independent registered public accounting firm for 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on August 16, 2007, the Proxy Statement relating thereto and the enclosed additional documents of EasyLink.

Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

Please indicate if you plan to attend the Special Meeting in person. ☐	PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

	Date:	, 2007
Signature
	Date:	, 2007
Signature (Joint Owners)

▲ FOLD AND DETACH HERE ▲